FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-206847-05

BACM 2017-BNK3

Free Writing Prospectus

Structural and Collateral Term Sheet

$977,092,638

(Approximate Total Mortgage Pool Balance)

$824,971,000

(Approximate Offered Certificates)

Banc of America Merrill Lynch Commercial Mortgage Inc.

as Depositor

Wells Fargo Bank, National Association

Morgan Stanley Mortgage Capital Holdings LLC

Bank of America, National Association

as Sponsors and Mortgage Loan Sellers

Commercial Mortgage Pass-Through Certificates

Series 2017-BNK3

January 26, 2017

BofA MERRILL LYNCH Co-Lead Bookrunning Manager	MORGAN STANLEY Co-Lead Bookrunning Manager	WELLS FARGO SECURITIES Co-Lead Bookrunning Manager

Drexel Hamilton
Co-Manager

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the SEC (File No. 333-206847) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, the depositor or any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll free 1-800-294-1322 or by email to dg.Prospectus_Requests@baml.com.

This is not a research report and was not prepared by any Underwriter’s research department. It was prepared by the Underwriters’ sales, trading, banking or other non-research personnel. Please see additional important information and qualifications at the end of this Term Sheet.

Neither this Term Sheet nor anything contained herein shall form the basis for any contract or commitment whatsoever. The information contained herein is preliminary as of the date hereof. This Term Sheet is subject to change, completion or amendment from time to time. The information contained herein will be superseded by similar information delivered to you as part of the Preliminary Prospectus. The information contained herein supersedes any such information previously delivered. The information contained herein should be reviewed only in conjunction with the entire Preliminary Prospectus. All of the information contained herein is subject to the same limitations and qualifications contained in the Preliminary Prospectus. The information contained herein does not contain all relevant information relating to the underlying mortgage loans or mortgaged properties. Such information is described in the Preliminary Prospectus. The information contained herein will be more fully described in the Preliminary Prospectus. The information contained herein should not be viewed as projections, forecasts, predictions or opinions with respect to value. Prior to making any investment decision, prospective investors are strongly urged to read the Preliminary Prospectus in its entirety. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Term Sheet is truthful or complete. Any representation to the contrary is a criminal offense.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of, or attached to, the email communication to which this Term Sheet may have been attached are not applicable to this Term Sheet and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of this Term Sheet having been sent via Bloomberg or another email system.

IMPORTANT NOTICE REGARDING THE CONDITIONS FOR THIS OFFERING OF ASSET-BACKED SECURITIES

THE ASSET-BACKED SECURITIES REFERRED TO IN THIS TERM SHEET ARE BEING OFFERED WHEN, AS AND IF ISSUED. IN PARTICULAR, YOU ARE ADVISED THAT THE ASSET-BACKED SECURITIES, AND THE ASSET POOL BACKING THEM, ARE SUBJECT TO MODIFICATION OR REVISION (INCLUDING, AMONG OTHER THINGS, THE POSSIBILITY THAT ONE OR MORE CLASSES OF SECURITIES MAY BE SPLIT, COMBINED OR ELIMINATED), AT ANY TIME PRIOR TO ISSUANCE OR AVAILABILITY OF A FINAL PROSPECTUS. AS A RESULT, YOU MAY COMMIT TO PURCHASE SECURITIES THAT HAVE CHARACTERISTICS THAT MAY CHANGE, AND YOU ARE ADVISED THAT ALL OR A PORTION OF THE SECURITIES MAY NOT BE ISSUED THAT HAVE THE CHARACTERISTICS DESCRIBED IN THIS TERM SHEET. OUR OBLIGATION TO SELL SECURITIES TO YOU IS CONDITIONED ON THE SECURITIES AND THE UNDERLYING TRANSACTION HAVING THE CHARACTERISTICS DESCRIBED IN THIS TERM SHEET. IF WE DETERMINE THAT THE FOREGOING CONDITION IS NOT SATISFIED IN ANY MATERIAL RESPECT, WE WILL NOTIFY YOU, AND NEITHER THE ISSUING ENTITY NOR ANY UNDERWRITER WILL HAVE ANY OBLIGATION TO YOU TO DELIVER ALL OR ANY PORTION OF THE SECURITIES WHICH YOU HAVE COMMITTED TO PURCHASE, AND THERE WILL BE NO LIABILITY BETWEEN US AS A CONSEQUENCE OF THE NON-DELIVERY.

BACM 2017-BNK3	Structural Overview

Offered Certificates

Class	Expected Ratings (DBRS/Fitch/Moody’s)(1)	Approximate Initial Certificate Principal Balance or Notional Amount(2)	Approximate Initial Credit Support(3)	Pass-Through Rate Description	Expected Weighted Average Life (Years)(4)	Principal Window (Months)(4)	Certificate Principal UW NOI Debt Yield(5)	Certificate Principal to Value Ratio(6)
Class A-1	AAA(sf)/AAAsf/Aaa(sf)	$27,490,000	30.000%	(7)	2.87	1 – 60	16.6%	40.7%
Class A-2	AAA(sf)/AAAsf/Aaa(sf)	$52,680,000	30.000%	(7)	5.00	60 – 60	16.6%	40.7%
Class A-SB	AAA(sf)/AAAsf/Aaa(sf)	$33,360,000	30.000%	(7)	7.28	60 – 112	16.6%	40.7%
Class A-3	AAA(sf)/AAAsf/Aaa(sf)	$110,000,000	30.000%	(7)	9.69	112 – 117	16.6%	40.7%
Class A-4	AAA(sf)/AAAsf/Aaa(sf)	$426,236,000	30.000%	(7)	9.82	117 – 119	16.6%	40.7%
Class X-A	AAA(sf)/AAAsf/Aaa(sf)	$649,766,000(8)	N/A	Variable IO(9)	N/A	N/A	N/A	N/A
Class X-B	AA(high)(sf)/AA-sf/NR	$139,236,000(8)	N/A	Variable IO(9)	N/A	N/A	N/A	N/A
Class A-S	AAA(sf)/AAAsf/Aa3(sf)	$92,824,000	20.000%	(7)	9.91	119 – 119	14.5%	46.6%
Class B	AA(sf)/AA-sf/NR	$46,412,000	15.000%	(7)	9.91	119 – 119	13.6%	49.5%
Class C	A(sf)/A-sf/NR	$35,969,000	11.125%	(7)	9.91	119 – 119	13.1%	51.7%

Privately Offered Certificates(10)

Class	Expected Ratings (DBRS/Fitch/Moody’s)(1)	Approximate Initial Certificate Principal Balance or Notional Amount(2)	Approximate Initial Credit Support(3)	Pass-Through Rate Description	Expected Weighted Average Life (Years)(4)	Principal Window (Months)(4)	Certificate Principal UW NOI Debt Yield(5)	Certificate Principal to Value Ratio(6)
Class X-D	BBB(high)(sf)/BBB-sf/NR	$38,290,000(8)	N/A	Variable IO(9)	N/A	N/A	N/A	N/A
Class D	BBB(sf)/BBB-sf/NR	$38,290,000	7.000%	(7)	9.91	119 – 119	12.5%	54.1%
Class E	BB(high)(sf)/BB+sf/NR	$16,244,000	5.250%	(7)	9.95	119 – 120	12.2%	55.1%
Class F	B(high)(sf)/Bsf/NR	$13,924,000	3.750%	(7)	10.00	120 – 120	12.1%	56.0%
Class G	NR/NR/NR	$34,809,005	0.000%	(7)	10.00	120 – 120	11.6%	58.2%

Non-Offered Eligible Vertical Interest(10)

RR Interest	NR/NR/NR	$48,854,631.88	N/A	WAC(7)	9.27	1 – 120	N/A	N/A

(1)	Ratings shown are those of DBRS, Inc. (“DBRS”), Fitch Ratings, Inc. (“Fitch”) and Moody’s Investors Service, Inc. (“Moody’s”). Certain nationally recognized statistical rating organizations that were not hired by the depositor may use information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, or otherwise to rate the certificates. There can be no assurance as to what ratings a non-hired nationally recognized statistical rating organization would assign. See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded” and “Ratings” in the Preliminary Prospectus, expected to be dated January 26, 2017 (the “Preliminary Prospectus”). Capitalized terms used but not defined herein have the meanings assigned to such terms in the Preliminary Prospectus.

(2)	Approximate, subject to a permitted variance of plus or minus 5%. In addition, the notional amounts of the Class X-A, Class X-B and Class X-D certificates may vary depending upon the final pricing of the classes of principal balance certificates whose certificate balances comprise such notional amounts, and, if as a result of such pricing the pass-through rate of any class of the Class X-A, Class X-B or Class X-D certificates, as applicable, would be equal to zero at all times, such class of certificates will not be issued on the closing date of this securitization.

(3)	The approximate initial credit support percentages set forth for the certificates are approximate and, for the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates, are represented in the aggregate. The RR Interest only provides credit support to the limited extent that losses incurred on the underlying mortgage loans are allocated to it, which such losses are allocated to it, on the one hand, and to the Offered Certificates and the Non-Offered Certificates, on the other hand, pro rata in accordance with their respective Percentage Allocation Entitlements.

(4)	The Expected Weighted Average Life and Principal Window during which distributions of principal would be received as set forth in the foregoing table with respect to each class of certificates having a certificate balance are based on the assumptions set forth under “Yield and Maturity Considerations—Weighted Average Life” in the Preliminary Prospectus and on the assumptions that there are no prepayments, modifications or losses in respect of the mortgage loans and that there are no extensions or forbearances of maturity dates or anticipated repayment dates of the mortgage loans.

(5)	Certificate Principal UW NOI Debt Yield for any class of principal balance certificates (other than the RR Interest) is calculated as the product of (a) the weighted average UW NOI Debt Yield for the mortgage pool, multiplied by (b) a fraction, the numerator of which is the total initial certificate balance of all the principal balance certificates (other than the RR Interest), and the denominator of which is the total initial certificate balance of the subject class of principal balance certificates and all other classes of principal balance certificates (other than the RR Interest), if any, that are senior to such class. The Certificate Principal UW NOI Debt Yields of the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates are calculated in the aggregate for those classes as if they were a single class.

(6)	Certificate Principal to Value Ratio for any class of principal balance certificates (other than the RR Interest) is calculated as the product of (a) the weighted average Cut-off Date LTV Ratio of the mortgage pool, multiplied by (b) a fraction, the numerator of which is the total initial certificate balance of the subject class of principal balance certificates and all other classes of principal balance certificates (other than the RR Interest), if any, that are senior to such class, and the denominator of which is the total initial certificate balance of all the principal balance certificates (other than the RR Interest). The Certificate Principal to Value Ratios of the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates are calculated in the aggregate for those classes as if they were a single class.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

BACM 2017-BNK3	Structural Overview

(7)	The pass-through rate for each class of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-S, Class B, Class C, Class D, Class E, Class F and Class G certificates (which, together with the RR Interest, are referred to as the “principal balance certificates”) will be one of the following: (i) a fixed rate per annum, (ii) a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, (iii) a variable rate per annum equal to the lesser of (a) a fixed rate and (b) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date or (iv) a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date minus a specified percentage. The RR Interest will have a pass-through rate equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the net mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(8)	The Class X-A, Class X-B and Class X-D certificates (collectively referred to as the “Class X certificates”) are notional amount certificates and will not be entitled to distributions of principal. The notional amount of the Class X-A certificates will be equal to the aggregate certificate balance of the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates. The notional amount of the Class X-B certificates will be equal to the aggregate certificate balance of the Class A-S and Class B certificates. The notional amount of the Class X-D certificates will be equal to the certificate balance of the Class D certificates.

(9)	The pass-through rate for the Class X-A certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates for the related distribution date, weighted on the basis of their respective certificate balances outstanding immediately prior to that distribution date. The pass-through rate for the Class X-B certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-S and Class B certificates for the related distribution date, weighted on the basis of their respective certificate balances outstanding immediately prior to that distribution date. The pass-through rate for the Class X-D certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the pass-through rate for the related distribution date of the Class D certificates. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the net mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(10)	Not offered pursuant to the Preliminary Prospectus or this Term Sheet. Information provided in this Term Sheet regarding the characteristics of these certificates is provided only to enhance your understanding of the offered certificates. The privately offered certificates also include the Class R certificates, which do not have a certificate balance, notional amount, pass-through rate, rating or rated final distribution date, and which are not shown in the chart. The Class R certificates represent the beneficial ownership of the residual interest in each of the real estate mortgage investment conduits, as further described in the Preliminary Prospectus.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

BACM 2017-BNK3	Structural Overview

Issue Characteristics

Offered Certificates:	$824,971,000 (approximate) monthly pay, multi-class, commercial mortgage pass-through certificates, consisting of eight principal balance classes (Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-S, Class B and Class C) and two interest-only classes (Class X-A and Class X-B)

Co-Lead Bookrunning Managers:	Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. LLC and Wells Fargo Securities, LLC

Co-Managers:	Drexel Hamilton, LLC

Mortgage Loan Sellers:	Wells Fargo Bank, National Association, Morgan Stanley Mortgage Capital Holdings LLC and Bank of America, National Association

Rating Agencies:	DBRS, Inc., Fitch Ratings, Inc. and Moody’s Investors Service, Inc.

Master Servicer:	Wells Fargo Bank, National Association

Special Servicer:	Midland Loan Services, a Division of PNC Bank, National Association

Certificate Administrator/ Certificate Registrar/Custodian:	Wells Fargo Bank, National Association

Trustee:	Wilmington Trust, National Association

Operating Advisor:	Park Bridge Lender Services LLC

Asset Representations Reviewer:	Park Bridge Lender Services LLC

Initial Directing Certificateholder:	An affiliated fund of, or an entity controlled by affiliated funds of, Blackrock Realty Advisors, Inc.

Risk Retention Consultation Party:	Bank of America, National Association

U.S. Credit Risk Retention:	For a discussion on the manner in which the credit risk retention requirements, are being addressed by Bank of America, National Association, as the retaining sponsor, see “Credit Risk Retention” in the Preliminary Prospectus.

EU Risk Retention:	For a discussion of the manner in which each of Bank of America, National Association, Morgan Stanley Bank, N.A. and Wells Fargo Bank, National Association will covenant and represent to each other, the issuing entity and the trustee to retain a material net economic interest in the securitization for the purpose of the EU risk retention requirements and due diligence requirements, see “EU Securitization Risk Retention Requirements” in the Preliminary Prospectus.

Cut-off Date:	The mortgage loans will be considered part of the trust fund as of their respective cut-off dates. The cut-off date with respect to each mortgage loan is the respective due date for the monthly debt service payment that is due in February 2017 (or, in the case of any mortgage loan that has its first due date after February 2017, the date that would have been its due date in February 2017 under the terms of that mortgage loan if a monthly debt service payment were scheduled to be due in that month).

Expected Pricing Date:	Week of January 30, 2017

Expected Closing Date:	On or around February 16, 2017

Determination Dates:	The 11th day of each month or, if the 11th day is not a business day, then the business day immediately following such 11th day.

Distribution Dates:	The 4th business day following each determination date. The first distribution date will be in March 2017.

Rated Final Distribution Date:	The distribution date in February 2050

Interest Accrual Period:	Preceding calendar month

Payment Structure:	Sequential pay

Tax Treatment:	REMIC

Optional Termination:	1.00% clean-up call

Minimum Denominations:	$10,000 for each class of Offered Certificates (other than Class X-A and Class X-B certificates); $1,000,000 for the Class X-A and Class X-B certificates

Settlement Terms:	DTC, Euroclear and Clearstream

Legal/Regulatory Status:	Each class of Offered Certificates is expected to be eligible for exemptive relief under ERISA. No class of Offered Certificates is SMMEA eligible.

Analytics:	The certificate administrator is expected to make available all distribution date statements, CREFC® reports and supplemental notices received by it to certain modeling financial services as described in the Preliminary Prospectus.

Bloomberg Ticker:	BACM 2017-BNK3<MTGE><GO>

Risk Factors:	THE CERTIFICATES INVOLVE CERTAIN RISKS AND MAY NOT BE SUITABLE FOR ALL INVESTORS. SEE THE “RISK FACTORS” SECTION OF THE PRELIMINARY PROSPECTUS.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

BACM 2017-BNK3	Structural Overview

Structural Overview

Allocation Between the RR Interest and the Non-Retained Certificates:	Amounts available for distributions to the holders of the Certificates (including the RR Interest) will be allocated between amounts available for distribution to the holders of the RR Interest, on the one hand, and to all other Certificates, referred to herein as the “Non-Retained Certificates”, on the other hand. The portion of such amount allocable to (a) the RR Interest will at all times be the product of such amount multiplied by 5% and (b) the Non-Retained Certificates will at all times be the product of such amount multiplied by the difference between 100% and the percentage set forth in clause (a) (each, the respective “Percentage Allocation Entitlement”).

Accrual:	Each class of Offered Certificates will accrue interest on a 30/360 basis.

Amount and Order of Distributions:

On each distribution date, the Non-Retained Certificates’ Percentage Allocation Entitlement of funds available for distribution from the mortgage loans, net of (i) specified expenses of the issuing entity, including fees payable to, and costs and expenses reimbursable to, the master servicer, any primary servicer, the special servicer, the certificate administrator, the trustee, the operating advisor, the asset representations reviewer and CREFC® and (ii) any yield maintenance charges and prepayment premiums will be distributed in the following amounts and order of priority:

First, to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class X-A, Class X-B and Class X-D certificates, in respect of interest, up to an amount equal to, and pro rata in accordance with, the interest entitlements for those classes;

Second, to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates as follows, to the extent of funds allocated to principal and available for distribution: either (i)(a) first, to principal on the Class A-SB certificates, until the certificate balance of the Class A-SB certificates is reduced to the planned principal balance for the related distribution date set forth in Annex E to the Preliminary Prospectus, and (b) second, to principal on each class of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates, in that order, in each case until the certificate balance of such class of certificates has been reduced to zero, or (ii) if the certificate balance of each class of principal balance certificates other than the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates and the RR Interest has been reduced to zero as a result of the allocation of losses on the mortgage loans to those certificates, to principal on the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates, pro rata, without regard to the distribution priorities described above or the planned principal balance of the Class A-SB certificates;

Third, to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates, up to an amount equal to, and pro rata based on, any previously unreimbursed losses (plus interest thereon) on the mortgage loans allocable to principal that were previously borne by each such class;

Fourth, to each class of the Class A-S, Class B and Class C certificates, in that order, as follows: (a) to interest on such class of certificates in the amount of its interest entitlement; (b) to the extent of funds allocable to principal remaining after distributions in respect of principal to each class with a higher priority (as set forth in this clause or prior enumerated clauses set forth above), to principal on such class of certificates until its certificate balance has been reduced to zero; and (c) to reimburse such class of certificates, for any previously unreimbursed losses on the mortgage loans (plus interest thereon) that were previously allocated to those certificates;

Fifth, to the non-offered certificates (other than the Class X-D and Class R certificates) in the amounts and order of priority described in “Description of the Certificates—Distributions” in the Preliminary Prospectus; and

Sixth, to the Class R certificates, any remaining amounts.

Interest and Principal Entitlements:

The interest entitlement of each class of Offered Certificates on each distribution date generally will be the interest accrued during the related interest accrual period on the related certificate balance or notional amount at the related pass-through rate, net of any prepayment interest shortfalls allocated to that class for such distribution date as described below. If prepayment interest shortfalls arise from voluntary prepayments on serviced mortgage loans during any collection period, the master servicer is required to make a limited compensating interest payment to offset those shortfalls. See “Description of the Certificates—Prepayment Interest Shortfalls” in the Preliminary Prospectus. The remaining amount of prepayment interest shortfalls will be allocated between the RR Interest, on one hand, and the Non-Retained Certificates, on the other hand, in accordance with their respective Percentage Allocation Entitlements. The prepayment interest shortfalls allocated to the Non-Retained Certificates (other than the Class R Certificates) will be allocated among such classes of certificates entitled to interest, on a pro rata basis, based on their respective amounts of accrued interest for the related distribution date, to reduce the interest entitlement on each such class of certificates. If a class receives less than the entirety of its interest entitlement on any distribution date, then the shortfall (excluding any shortfall due to prepayment interest shortfalls), together with interest thereon, will be added to its interest entitlement for the next succeeding distribution date.

Prepayment interest shortfalls for each distribution date with respect to a serviced AB whole loan will generally be allocated first to the related subordinate companion loan and then to the related mortgage loan and any related serviced pari passu companion loans on a pro rata basis

The principal distribution amount for each distribution date generally will be the aggregate amount of principal received or advanced in respect of the mortgage loans, net of any non-recoverable advances and interest thereon and any workout-delayed reimbursement amounts that are reimbursed to the master servicer or the trustee during the related collection period. Non-recoverable advances and interest thereon are reimbursable from principal collections before reimbursement from other amounts. Workout-delayed reimbursement amounts will be reimbursable from principal collections. The Non-Retained Certificates will be entitled to the portion of the aggregate principal distribution amount equal to their Percentage Allocation Entitlement.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

BACM 2017-BNK3	Structural Overview

Special Servicer Compensation:

The principal compensation to be paid to the special servicer in respect of its special servicing activities will be the special servicing fee, the workout fee and the liquidation fee.

The special servicing fee for each distribution date is calculated based on the outstanding principal balance of each serviced mortgage loan that is a specially serviced mortgage loan (and any related serviced companion loan) or as to which the related mortgaged property has become an REO property at the special servicing fee rate, which will be a rate equal to 0.25% per annum. The special servicing fee will be payable monthly, first, from liquidation proceeds, insurance and condemnation proceeds, and other collections in respect of the related specially serviced mortgage loan or REO property and, then, from general collections on all the mortgage loans and any REO properties.

The special servicer will also be entitled to (i) liquidation fees generally equal to 1.0% (or, if such rate would result in an aggregate liquidation fee less than $25,000, then the liquidation fee rate will be equal to the lesser of (i) 3.0% and (ii) such lower rate as would result in an aggregate liquidation fee equal to $25,000) of liquidation proceeds and certain other collections in respect of a specially serviced mortgage loan (and any related serviced companion loan) or related REO property and of amounts received in respect of mortgage loan repurchases by the related mortgage loan sellers and (ii) workout fees generally equal to 1.0% of interest and principal payments made in respect of a rehabilitated mortgage loan (and any related serviced companion loan), subject to a floor of $25,000 with respect to any mortgage loan, whole loan or related REO property, and in the case of each of clause (i) and (ii), subject to certain adjustments and exceptions as described in the Preliminary Prospectus under “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Special Servicer Compensation”.

With respect to any non-serviced mortgage loan, the related special servicer under the related other pooling and servicing agreement pursuant to which such mortgage loan is being serviced will be entitled to similar compensation as that described above with respect to such non-serviced mortgage loan under such other pooling and servicing agreement as further described in the Preliminary Prospectus, although any related fees may accrue at a different rate and there may be a higher (or no) cap on liquidation and workout fees.

Prepayment Premiums/Yield Maintenance Charges:

If any yield maintenance charge or prepayment premium is collected during any collection period with respect to any mortgage loan, then on the immediately succeeding distribution date, the certificate administrator will pay that yield maintenance charge or prepayment premium in the following manner: (i)(a) to the holders of each class of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-S, Class B, Class C and Class D certificates, the product of (x) the Non-Retained Certificates’ Percentage Allocation Entitlement of such yield maintenance charge or prepayment premium, (y) the related Base Interest Fraction for such class, and (z) a fraction, the numerator of which is equal to the amount of principal distributed to such class for that distribution date, and the denominator of which is the total amount of principal distributed to such classes of principal balance certificates for that distribution date, (b) to the holders of the Class X-A certificates, the excess, if any, of (x) the product of (1) the Non-Retained Certificates’ Percentage Allocation Entitlement of such yield maintenance charge or prepayment premium and (2) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates for that distribution date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-S, Class B, Class C and Class D certificates for that distribution date, over (y) the amount of such yield maintenance charge or prepayment premium distributed to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 Certificates as described above, and (c) to the holders of the Class X-B certificates, any remaining portion of the Non-Retained Certificates’ Percentage Allocation Entitlement of such yield maintenance charge or prepayment premium not distributed as described above, and (ii) to the RR Interest, its Percentage Allocation Entitlement of such yield maintenance charge or prepayment premium.

No prepayment premiums or yield maintenance charges will be distributed to the holders of the Class X-D, Class E, Class F, Class G or Class R Certificates.

“Base Interest Fraction” means, with respect to any principal prepayment of any mortgage loan that provides for the payment of a yield maintenance charge or prepayment premium, and with respect to any class of principal balance certificates (other than the RR Interest), a fraction (A) the numerator of which is the greater of (x) zero and (y) the difference between (i) the pass-through rate on that class, and (ii) the applicable discount rate and (B) the denominator of which is the difference between (i) the mortgage interest rate on the related mortgage loan and (ii) the applicable discount rate; provided, that: under no circumstances will the Base Interest Fraction be greater than one; if the discount rate referred to above is greater than or equal to both the mortgage interest rate on the related mortgage loan and the pass-through rate on that class, then the Base Interest Fraction will equal zero; and if the discount rate referred to above is greater than or equal to the mortgage interest rate on the related mortgage loan and is less than the pass-through rate on that class, then the Base Interest Fraction will be equal to 1.0.

Consistent with the foregoing, the Base Interest Fraction is equal to:

(Pass-Through Rate – Discount Rate)
(Mortgage Rate – Discount Rate)

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

BACM 2017-BNK3	Structural Overview

Realized Losses:	On each distribution date, immediately following the distributions to be made to the certificateholders on that date, the certificate administrator is required to calculate the amount, if any, by which (i) the aggregate stated principal balance of the mortgage loans, including any successor REO loans, expected to be outstanding immediately following that distribution date is less than (ii) the then aggregate certificate balance of the principal balance certificates after giving effect to distributions of principal on that distribution date. The Non-Retained Certificates’ Percentage Allocation Entitlement of such amount will be applied to the Class G, Class F, Class E, Class D, Class C, Class B and Class A-S certificates, in that order, in each case until the related certificate balance has been reduced to zero, and then to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates, pro rata based upon their respective certificate balances, until their respective certificate balances have been reduced to zero.

Serviced Whole Loans:

Each of the following mortgaged properties secures a mortgage loan and one or more pari passu promissory notes or, in the case of the Platform whole loan (the “serviced AB whole loan”), a subordinate promissory note (each such pari passu or subordinate promissory note, a “serviced companion loan”) that will be serviced pursuant to the related intercreditor agreement and (subject to the discussion in the next paragraph) the pooling and servicing agreement for this transaction: The Summit Birmingham, KOMO Plaza, JW Marriott Desert Springs, FedEx Ground Portfolio, Platform and Rio West Business Park. With respect to each such mortgaged property, the related mortgage loan, together with the related serviced companion loan(s), is referred to herein (for so long as it is serviced under the pooling and servicing agreement for this transaction) as a “serviced whole loan.” Each serviced companion loan is not part of the mortgage pool and may be contributed to one or more future securitization transactions (if not already securitized) or may be otherwise transferred at any time, subject to compliance with the related intercreditor agreement. See the tables below entitled “Mortgage Loans with Pari Passu Companion Loans” and “Mortgage Loans with Subordinate Debt,” as well as “Description of the Mortgage Pool—The Whole Loans” in the Preliminary Prospectus, for additional information regarding each such whole loan.

With respect to the KOMO Plaza whole loan (the “servicing shift whole loan”), the pooling and servicing agreement for this transaction will govern servicing of such whole loan until the securitization of the related control note; however, servicing of such whole loan will generally be directed by the holder of such control note (which is not included in this securitization), and such holder will have the right to replace the special servicer with respect to the related whole loan with or without cause. After the securitization of the related control note, the servicing shift whole loan will cease to be a serviced whole loan and will be serviced pursuant to the pooling and servicing agreement for another securitization transaction (see “Non-Serviced Whole Loans” below).

Non-Serviced Whole Loans:	Each of the following mortgaged properties secures a mortgage loan (each, a “non-serviced mortgage loan”), one or more pari passu promissory notes and, in some cases, one or more generally subordinate promissory notes (each such pari passu or generally subordinate promissory note, a “non-serviced companion loan”) that will be serviced pursuant to the related intercreditor agreement and the pooling and servicing agreement or trust and servicing agreement (referred to herein as a related “pooling and servicing agreement”) for another securitization transaction: KOMO Plaza (after the securitization of KOMO Plaza control note), 85 Tenth Avenue, 191 Peachtree, Potomac Mills and Fremaux Town Center. With respect to each such mortgaged property, the related mortgage loan, together with the related non-serviced companion loan(s), is referred to herein (for so long as it is serviced under the pooling and servicing agreement for another securitization transaction) as a “non-serviced whole loan.” Each non-serviced companion loan is not part of the mortgage pool and may be contributed to one or more future securitization transactions (if not already securitized) or may be otherwise transferred at any time, subject to compliance with the related intercreditor agreement. Servicing of each non-serviced whole loan will generally be directed by the holder of the related control note (or, if such control note is included in a securitization, the directing certificateholder thereunder (or other party designated to exercise the rights of such control note)), and such holder will have the right to replace the special servicer with respect to the related whole loan with or without cause. See the tables below entitled “Mortgage Loans with Pari Passu Companion Loans” and “Mortgage Loans with Subordinate Debt” as well as “Description of the Mortgage Pool—The Whole Loans” in the Preliminary Prospectus, for additional information regarding each such whole loan.

Directing Certificateholder/ Controlling Class:

The “Directing Certificateholder” will be (i) with respect to the servicing shift mortgage loan, the Loan-Specific Directing Certificateholder, and (ii) with respect to each other mortgage loan, the Controlling Class Certificateholder (or its representative) selected by more than 50% (by certificate balance) of the Controlling Class Certificateholders; provided, that (1) absent that selection, (2) until a Directing Certificateholder is so selected or (3) upon receipt of a notice from a majority of the Controlling Class Certificateholders that a Directing Certificateholder is no longer designated, the Controlling Class Certificateholder that owns the largest aggregate certificate balance of the Controlling Class (or its representative) will be the Directing Certificateholder; provided, that (i) in the case of clause (3), if no one holder owns the largest aggregate certificate balance of the Controlling Class, then there will be no Directing Certificateholder until appointed in accordance with the terms of the pooling and servicing agreement, and (ii) the certificate administrator and the other parties to the pooling and servicing agreement will be entitled to assume that the identity of the Directing Certificateholder has not changed until such parties receive written notice of a replacement of the Directing Certificateholder from a party holding the requisite interest in the Controlling Class (as confirmed by the certificate registrar), or the resignation of the then current Directing Certificateholder.

The “Loan-Specific Directing Certificateholder” with respect to the servicing shift mortgage loan is the “controlling holder”, the “directing certificateholder”, the “directing holder”, “directing lender” or any analogous concept under the related intercreditor agreement. Prior to the securitization of the related control note, the Loan-Specific Directing Certificateholder with respect to the servicing shift mortgage loan will be the holder of the related control note. On and after the securitization of the related control note, there will be no Loan-

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

BACM 2017-BNK3	Structural Overview

Specific Directing Certificateholder with respect to such servicing shift mortgage loan.

The “Controlling Class” will be, as of any time of determination, the most subordinate class of Control Eligible Certificates then outstanding that has an aggregate certificate balance (as notionally reduced by any Cumulative Appraisal Reduction Amounts (as defined below)) at least equal to 25% of the initial certificate balance thereof; provided, that if at any time the certificate balances of the certificates other than the Control Eligible Certificates and the RR Interest have been reduced to zero as a result of principal payments on the mortgage loans, then the Controlling Class will be the most subordinate class of Control Eligible Certificates that has a certificate balance greater than zero without regard to any Cumulative Appraisal Reduction Amounts. The Controlling Class as of the closing date will be the Class G certificates.

The “Control Eligible Certificates” will be any of the Class E, Class F and Class G certificates.

Control Rights:

Subject to the rights of the subordinate companion loan solely with respect to the serviced AB whole loan, described under “Description of the Mortgage Pool—The Whole Loans—The Serviced Whole Loans—The Platform Whole Loan” in the Preliminary Prospectus, prior to a Control Termination Event, the Directing Certificateholder will have certain consent and consultation rights under the pooling and servicing agreement with respect to certain major decisions and other matters. A “Control Termination Event” will occur when (i) the Class G certificates have an aggregate certificate balance (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the certificate balance thereof) of less than 25% of the initial aggregate certificate balance of such class; or (ii) a holder of the Class G certificates is the majority controlling class certificateholder has irrevocably waived its right, in writing, to exercise any of the rights of the controlling class certificateholder and such rights have not been reinstated to a successor controlling class certificateholder; provided, however, that a Control Termination Event will not be deemed continuing in the event that the certificate balances of the principal balance certificates other than the Control Eligible Certificates and the RR Interest have been reduced to zero as a result of principal payments on the mortgage loans.

After the occurrence of a Control Termination Event but prior to the occurrence of a Consultation Termination Event, the Directing Certificateholder will not have any consent rights, but the Directing Certificateholder and the operating advisor will each have certain non-binding consultation rights under the pooling and servicing agreement with respect to certain major decisions and other matters. A “Consultation Termination Event” will occur when (i) there is no class of Control Eligible Certificates that has a then-outstanding certificate balance at least equal to 25% of the initial certificate balance of that class, in each case, without regard to the application of any Cumulative Appraisal Reduction Amounts; or (ii) a holder of the Class G certificates is the majority controlling class certificateholder and has irrevocably waived its right, in writing, to exercise any of the rights of the controlling class certificateholder and such rights have not been reinstated to a successor controlling class certificateholder (provided that no Consultation Termination Event resulting solely from the operation of clause (ii) will be deemed to have existed or be in continuance with respect to a successor holder of the Class G certificates that has not irrevocably waived its right to exercise any of the rights of the controlling class certificateholder); provided, however, that a Control Termination Event will not be deemed continuing in the event that the certificate balances of the principal balance certificates other than the Control Eligible Certificates and the RR Interest have been reduced to zero as a result of principal payments on the mortgage loans.

After the occurrence of a Consultation Termination Event, the Directing Certificateholder will not have any consent or consultation rights, except with respect to any rights expressly set forth in the pooling and servicing agreement, and the operating advisor will retain certain non-binding consultation rights under the pooling and servicing agreement with respect to certain major decisions and other matters.

Notwithstanding the proviso to the definitions of “Control Termination Event” and “Consultation Termination Event,” a Control Termination Event and a Consultation Termination Event will be deemed to have occurred with respect to any Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, and neither the Directing Certificateholder nor any Controlling Class Certificateholder will have any consent or consultation rights with respect to the servicing of such Excluded Loan.

An “Excluded Loan” (a) with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, means a mortgage loan or whole loan with respect to which, as of any date of determination, the Directing Certificateholder or the holder of the majority of the Controlling Class is a Borrower Party or (b) with respect to the Risk Retention Consultation Party or the holder of the majority of the RR Interest, a mortgage loan or whole loan with respect to which, as of any date of determination, the Risk Retention Consultation Party or the holder of the majority of the RR Interest is a Borrower Party. It is expected that there will be no Excluded Loans as of the Closing Date with respect to this securitization.

“Borrower Party” means a borrower, a mortgagor, a manager of a mortgaged property, the holder of a mezzanine loan that has been accelerated or as to which foreclosure or enforcement proceedings have been commenced against the equity collateral pledged to secure the related mezzanine loan, or any Borrower Party Affiliate.

“Borrower Party Affiliate” means, with respect to a borrower, a mortgagor, a manager of a mortgaged property or the holder of a mezzanine loan that has been accelerated or as to which foreclosure or enforcement proceedings have been commenced against the equity collateral pledged to secure the related mezzanine loan, (a) any other person controlling or controlled by or under common control with such borrower, mortgagor, manager or mezzanine lender, as applicable, or (b) any other person owning, directly or indirectly, 25% or more of the beneficial interests in such borrower, mortgagor, manager or mezzanine lender, as applicable. For the purposes of this definition, “control” when used with respect to any specified person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

BACM 2017-BNK3	Structural Overview

Notwithstanding any of the foregoing to the contrary, if any mortgage loan is part of a whole loan, the consent and/or consultation rights of a controlling class certificateholder with respect thereto may be limited as described in the Preliminary Prospectus. In particular, with respect to each non-serviced whole loan and the servicing shift whole loan, the Directing Certificateholder (other than the Loan-Specific Directing Certificateholder) will only have certain consultation rights with respect to certain major decisions and other matters related to such whole loan, in each case only prior to a Control Termination Event or Consultation Termination Event, as applicable, and the Loan-Specific Directing Certificateholder will be entitled to similar consent and/or consultation rights with respect to such whole loan.

Appraisal Reduction Amounts and Collateral Deficiency Amounts:

An “Appraisal Reduction Amount” generally will be created in the amount, if any, by which the principal balance of a required appraisal loan (which is a mortgage loan with respect to which certain defaults, modifications or insolvency events have occurred as further described in the Preliminary Prospectus) plus other amounts overdue or advanced in connection with such mortgage loan exceeds 90% of the appraised value of the related mortgaged property plus certain escrows and reserves (including letters of credit) held with respect to the mortgage loan.

A mortgage loan will cease to be subject to an Appraisal Reduction Amount when it has been brought current for at least three consecutive months, no additional event of default is foreseeable in the reasonable judgment of the special servicer and no other circumstances exist that would cause such mortgage loan or any related companion loan to be a specially serviced loan; however, a “Collateral Deficiency Amount” may exist with respect to any mortgage loan that is modified into an AB loan structure (an “AB Modified Loan”) and remains a corrected mortgage loan and, if so, will generally equal the excess of (i) the stated principal balance of such AB Modified Loan (taking into account the related junior note(s) and any pari passu notes included therein), over (ii) the sum of (in the case of a whole loan, solely to the extent allocable to the subject mortgage loan) (x) the appraised value of the related mortgaged property plus (y) any capital or additional collateral contributed by the related borrower at the time the loan became an AB Modified Loan plus (z) certain escrows or reserves (including letters of credit) in addition to any amounts set forth in the immediately preceding clause (y) held with respect to the mortgage loan.

As used herein, a “Cumulative Appraisal Reduction Amount” will be the sum of any Appraisal Reduction Amounts and any Collateral Deficiency Amounts.

Any Appraisal Reduction Amount in respect of any non-serviced mortgage loan generally will be calculated in accordance with the other servicing agreement pursuant to which such mortgage loan is being serviced, which calculations are expected to be generally similar to those provided for in the pooling and servicing agreement for this transaction.

If any mortgage loan is part of a whole loan, any Appraisal Reduction Amount or Collateral Deficiency Amount will (or effectively will) be calculated in respect of such whole loan taken as a whole and allocated, to the extent provided in the related intercreditor agreement and the related pooling and servicing agreement, first to any related subordinate companion loan, and second, to the related mortgage loan and any pari passu companion loan on a pro rata basis by unpaid principal balance.

Appraisal Reduction Amounts will proportionately reduce the interest portion of debt service advances required to be made in respect of the related mortgage loan. Appraisal Reduction Amounts and Collateral Deficiency Amounts (to the extent of the Non-Retained Certificates’ Percentage Allocation Entitlement thereof) will be taken into account in determining the identity of the controlling class entitled to appoint the Directing Certificateholder and the existence of a Control Termination Event or Consultation Termination Event (see “—Directing Certificateholder/Controlling Class” above).

Appraised-Out Class:

An “Appraised-Out Class” is any class of Control Eligible Certificates that is determined at any time of determination to no longer be the Controlling Class as a result of the application of any Appraisal Reduction Amounts or Collateral Deficiency Amounts to notionally reduce the certificate balance of the constituent classes. Any Appraised-Out Class may not exercise any direction, control, consent and/or similar rights of the Controlling Class until such time, if any, as such class is reinstated as the Controlling Class, and the rights of the Controlling Class will be exercised by the next most senior class of Control Eligible Certificates that is not an Appraised-Out Class, if any, during such period.

With respect to the serviced AB whole loan, the holder of the related subordinate companion loan may in certain circumstances post collateral to avoid a change of control as described in “Description of the Mortgage Pool—The Whole Loans—The Serviced Whole Loans—The Platform Whole Loan” in the Preliminary Prospectus.

Appraisal Remedy:

The holders of the majority (by certificate balance) of an Appraised-Out Class (such holders, the “Requesting Holders”) will have the right, at their sole expense, to require the special servicer to order a (or, with respect to a non-serviced mortgage loan, require the master servicer to request from the applicable non-serviced special servicer) second appraisal of any mortgage loan (or serviced whole loan) for which an appraisal reduction event has occurred or as to which there exists a Collateral Deficiency Amount. With respect to any serviced mortgage loan, the special servicer will be required to use its reasonable efforts to cause such appraisal to be (i) delivered within 30 days from receipt of the Requesting Holders’ written request and (ii) prepared on an “as-is” basis by an MAI appraiser. With respect to any such non-serviced mortgage loan, the master servicer will be required to use commercially reasonable efforts to obtain such second appraisal from the applicable non-serviced special servicer and to forward such second appraisal to the special servicer. Upon receipt of such supplemental appraisal, the master servicer (for Collateral Deficiency Amounts on non-serviced mortgage loans), the non-serviced special servicer (for Appraisal Reduction Amounts on non-serviced mortgage loans to extent provided for in the applicable non-serviced pooling and servicing agreement and applicable intercreditor agreement) and the special servicer (for any mortgage loan other than any non-serviced mortgage loan) will be required to determine, in accordance with the servicing standard, whether, based on its assessment of such supplemental appraisal, any recalculation of the applicable Appraisal Reduction Amount

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

BACM 2017-BNK3	Structural Overview

or Collateral Deficiency Amount is warranted and, if so warranted, such person will be required to recalculate such Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, based upon such supplemental appraisal and (for any mortgage loan other than any non-serviced mortgage loan) receipt of information requested by the special servicer from the master servicer. If required by any such recalculation, the applicable Appraised-Out Class will be reinstated as the Controlling Class and each Appraised-Out Class will, if applicable, have its related certificate balance notionally restored to the extent required by such recalculation of the Appraisal Reduction Amount or Collateral Deficiency Amount, if applicable. The certificate administrator, the operating advisor and the special servicer will be entitled to conclusively rely on the master servicer’s calculation or determination of any Collateral Deficiency Amount with respect to non-serviced mortgage loans.

Sale of Defaulted Loans:

Pursuant to the pooling and servicing agreement, under certain circumstances the special servicer may offer to sell a defaulted serviced mortgage loan, in which event it is required to use reasonable efforts to solicit offers for such defaulted serviced mortgage loan (and any related companion loan (to the extent provided under the related intercreditor agreement) and/or related REO properties).

The Directing Certificateholder will not have a right of first refusal to purchase a defaulted loan.

If the special servicer does not receive an offer at least equal to the outstanding principal balance plus all accrued and unpaid interest and outstanding costs and expenses and certain other amounts specified in the pooling and servicing agreement (the “Par Purchase Price”), the special servicer may purchase the defaulted loan or REO property at the Par Purchase Price or may accept the first offer received from any person that is determined to be a fair price for such defaulted loan or REO property. If multiple offers are received during the period designated by the special servicer for receipt of offers, the special servicer is generally required to select the highest offer. The special servicer will be required to determine whether any cash offer constitutes a fair price for any defaulted loan or REO property if the highest offeror is a person other than a party to the pooling and servicing agreement for this transaction (the “PSA”), the Directing Certificateholder, the Risk Retention Consultation Party, any sponsor, any Borrower Party, any independent contractor engaged by the special servicer, a holder of any related companion loan or mezzanine loan, the depositor, the master servicer, the special servicer (or any independent contractor engaged by such special servicer), or the trustee for the securitization of a companion loan or any known affiliate of any of the preceding entities (each, an “Interested Person”). If an offer is made by an Interested Person, the trustee will be required to determine (based upon the most recent appraisal conducted in accordance with the terms of the PSA) whether the offer constitutes a fair price for the defaulted loan or REO property unless (i) the offer is equal to or greater than the applicable Par Purchase Price and (ii) the offer is the highest offer received. Absent an offer at least equal to the Par Purchase Price, no offer from an Interested Person will constitute a fair price unless (x) it is the highest offer received and (y) at least two other offers are received from independent third parties, and the trustee will be entitled to rely on the opinion of an independent appraiser or other independent expert retained by the trustee in connection with making such determination. Neither the trustee nor any of its affiliates may make an offer for or purchase any specially serviced loan or REO property.

Notwithstanding any of the foregoing to the contrary, the special servicer is not required to accept the highest offer and may accept a lower offer for a defaulted loan or REO property if the special servicer determines (with respect to any mortgage loan other than an Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, in consultation with the Directing Certificateholder and the Risk Retention Consultation Party (in each case unless a Consultation Termination Event exists) and, in the case of a serviced whole loan or an REO property related to a serviced whole loan, the related companion loan holder(s)), in accordance with the Servicing Standard (and subject to the requirements of any related intercreditor agreement), that a rejection of such offer would be in the best interests of the certificateholders as a collective whole as if such Certificateholders constituted a single lender, so long as such lower offer was not made by the special servicer or any of its affiliates.

If title to any mortgaged property is acquired by the trust fund, the special servicer will be required to sell such mortgaged property prior to the close of the third calendar year beginning after the year of acquisition, unless (a) the IRS grants or has not denied an extension of time to sell such mortgaged property or (b) the special servicer, trustee and the certificate administrator receive an opinion of independent counsel to the effect that the holding of the property by the trust longer than the above-referenced three-year period will not result in the imposition of a tax on any REMIC of the trust fund or cause any REMIC of the trust fund to fail to qualify as a REMIC.

The foregoing applies to mortgage loans serviced under the PSA. With respect to any non-serviced whole loan, if the special servicer under the applicable pooling and servicing agreement or trust and servicing agreement determines to sell the related controlling companion loan if it becomes a defaulted loan, then the applicable special servicer will be required to sell the related whole loan, including the related mortgage loan included in the BACM 2017-BNK3 securitization trust and the related pari passu companion loan(s) and, under certain circumstances, any subordinate companion loan(s), as a single loan. In connection with any such sale, the special servicer under the applicable pooling and servicing agreement will be required to follow procedures similar to those set forth above.

In connection with any such sale involving the serviced AB whole loan, the special servicer will also have the right, but not the obligation, to sell the related subordinate companion loan if the special servicer determines that such sale is in accordance with the Servicing Standard (taking into account the subordinate nature of the applicable subordinate companion loan). See “Description of the Mortgage Pool—The Whole Loans—The Serviced Whole Loans—The Platform Whole Loan”.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

BACM 2017-BNK3	Structural Overview

Risk Retention Consultation Party:	A risk retention consultation party may be appointed by the holder or holders of more than 50% of the RR Interest, by certificate balance. The majority RR Interest holder will have a continuing right to appoint, remove or replace the risk retention consultation party in its sole discretion. This right may be exercised at any time and from time to time. Except with respect to an Excluded Loan as to such party, the risk retention consultation party will be entitled to consult with the special servicer, upon request of the risk retention consultation party, with respect to certain material servicing actions proposed by the special servicer.

Appointment and Replacement of Special Servicer:

The Directing Certificateholder will appoint the initial special servicer as of the closing date. Prior to the occurrence and continuance of a Control Termination Event, the special servicer may generally be replaced by the Directing Certificateholder with or without cause at any time.

Notwithstanding the foregoing, with respect to a serviced AB whole loan, prior to the occurrence of a Control Appraisal Period with respect to the related subordinate companion loan, the Directing Certificateholder will not be entitled to exercise the above-described rights and the holder of such subordinate companion loan will be entitled to replace the special servicer with or without cause in accordance with the PSA and the related intercreditor agreement. However, during a Control Appraisal Period with respect to a serviced AB whole loan, the Directing Certificateholder will have generally similar (although not necessarily identical) rights (including the rights described above) with respect to such serviced AB whole loan as it does for the other mortgage loans in the issuing entity. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Whole Loans—The Platform Whole Loan” in the Preliminary Prospectus.

After the occurrence and during the continuance of a Control Termination Event and upon (a) the written direction of holders of principal balance certificates evidencing not less than 25% of the voting rights of all classes of certificates (other than the RR Interest) entitled to principal (taking into account the application of Appraisal Reduction Amounts to notionally reduce the certificate balances of classes to which such Appraisal Reduction Amounts are allocable) requesting a vote to replace the special servicer with a replacement special servicer, (b) payment by such requesting holders to the certificate administrator of all reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote and (c) delivery by such holders of a rating agency confirmation from each applicable rating agency, the certificate administrator will be required to promptly post such notice on its internet website and by mail and conduct the solicitation of votes of all certificates in such regard, which requisite affirmative votes must be received within 180 days of the posting of such notice. Upon the written direction of holders of at least 66 2/3% of a Certificateholder Quorum, the trustee will be required to immediately replace the special servicer with a qualified replacement special servicer designated by such holders of certificates.

After the occurrence of a Consultation Termination Event, if the operating advisor determines that the special servicer is not performing its duties as required under the pooling and servicing agreement or is otherwise not acting in accordance with the servicing standard, the operating advisor may also recommend the replacement of the special servicer. The operating advisor’s recommendation to replace the special servicer must be confirmed by an affirmative vote of holders of principal balance certificates evidencing at least a majority of the aggregate voting rights (taking into account the application of any Appraisal Reduction Amounts to notionally reduce the respective certificate balances) of all principal balance certificates on an aggregate basis.

Notwithstanding the foregoing, the operating advisor will not be permitted to recommend the replacement of the special servicer with respect to a serviced AB whole loan unless a Control Appraisal Period has occurred and is continuing with respect to such serviced AB whole loan under the related intercreditor agreement and a Control Termination Event has occurred and is continuing.

A “Certificateholder Quorum” means, in connection with any solicitation of votes in connection with the replacement of the special servicer or the asset representations reviewer, the holders of certificates evidencing at least 50% of the aggregate voting rights (taking into account the application of realized losses and, other than with respect to the termination of the asset representations reviewer, any Appraisal Reduction Amounts to notionally reduce the certificate balance of the certificates) of all classes of certificates entitled to principal on an aggregate basis.

With respect to each serviced whole loan, any holder of a related pari passu companion loan, following a servicer termination event with respect to the special servicer that affects such holder, will be entitled to direct the trustee (and the trustee will be required) to terminate the special servicer solely with respect to such serviced whole loan. A replacement special servicer will be selected by the trustee or, prior to a Control Termination Event, by the Directing Certificateholder; provided, that any successor special servicer appointed to replace the special servicer with respect to such whole loan can generally not be the entity (or its affiliate) that was terminated at the direction of the holder of the related pari passu companion loan.

Notwithstanding any of the foregoing to the contrary, with respect to the servicing shift whole loan, the holder of the related control note will be entitled to replace the special servicer with respect to such whole loan at any time, with or without cause, and while it is a serviced whole loan, no other party may replace the special servicer for such whole loan unless there is a servicer termination event with respect thereto.

With respect to any non-serviced whole loan, the BACM 2017-BNK3 trust, as holder of the related mortgage loan, has the right to terminate the special servicer under the related pooling and servicing agreement if a servicer termination event occurs, with respect to such special servicer that affects the trust in its capacity as such holder. Such rights may be exercised by the Directing Certificateholder prior to a Control Termination Event (or the special servicer (consistent with the servicing standard), following the occurrence and during the continuance of a Control Termination Event). The successor special servicer will be selected pursuant to the applicable pooling and servicing agreement by the related directing holder prior to a control termination event under such pooling and servicing agreement.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

BACM 2017-BNK3	Structural Overview

Servicing Standard:	Each of the master servicer and the special servicer is obligated to service and administer the mortgage loans (and, if applicable, the serviced companion loans) in accordance with the definition of the “Servicing Standard” described in the Preliminary Prospectus and the terms of the pooling and servicing agreement, provided that each non-serviced mortgage loan, if any, will be serviced by another master servicer or special servicer under the pooling and servicing agreement with respect to the securitization of the related companion loan, which entities will be obligated to service and administer such non-serviced mortgage loan pursuant to a similar standard set forth in the related pooling and servicing agreement.

Excluded Special Servicer:	If the special servicer obtains knowledge that it has become a Borrower Party with respect to any mortgage loan (an “Excluded Special Servicer Loan”), the special servicer will be required to resign as special servicer of that Excluded Special Servicer Loan. Prior to the occurrence of a Control Termination Event, the Directing Certificateholder will be required to appoint (and may remove and replace with or without cause) a separate special servicer that is not a Borrower Party (an “Excluded Special Servicer”) with respect to any Excluded Special Servicer Loan, unless such Excluded Special Servicer Loan is also an Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class. After the occurrence and during the continuance of a Control Termination Event, if at any time the applicable Excluded Special Servicer Loan is also an Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class or if the Directing Certificateholder is entitled to appoint the Excluded Special Servicer but does not so appoint within 30 days of notice of such resignation, the resigning special servicer will be required to use reasonable efforts to select the related Excluded Special Servicer. Any Excluded Special Servicer will be required to perform all of the obligations of the special servicer and will be entitled to all special servicing compensation with respect to such Excluded Special Servicer Loan earned while the related mortgage loan is an Excluded Special Servicer Loan.

Liquidated Loan Waterfall:	On liquidation of any mortgage loan, all net liquidation proceeds related to the mortgage loan (but not any related companion loan) will be applied so that amounts allocated as a recovery of accrued and unpaid interest will not, in the first instance, include any delinquent interest that was not advanced as a result of Appraisal Reduction Amounts or accrued on the portion of the stated principal balance thereof equal to any related Collateral Deficiency Amount in effect from time to time and as to which no advance was made. After the adjusted interest amount is so allocated, any remaining liquidation proceeds will be allocated to offset certain advances and to pay principal on the mortgage loan until the unpaid principal amount of the mortgage loan has been reduced to zero. Any remaining liquidation proceeds will then be allocated to pay delinquent interest that was not advanced as a result of Appraisal Reduction Amounts or that accrued on the portion of the stated principal balance thereof equal to any related Collateral Deficiency Amount in effect from time to time and as to which no advance was made.

Operating Advisor:

The operating advisor will be required to perform certain review duties if a Control Termination Event has occurred and is continuing, which will generally include a limited annual review of, and the preparation of a report regarding, certain actions of the special servicer with respect to the resolution and/or liquidation of specially serviced loans. The review and report generally will be based on any asset status reports and additional information delivered to the operating advisor by the special servicer. In addition, if a Control Termination Event has occurred and is continuing, the special servicer must consult with the operating advisor (in addition to the Directing Certificateholder if no Consultation Termination Event has occurred and is continuing) in connection with major decisions with respect to mortgage loans. Furthermore, under certain circumstances, but only if a Consultation Termination Event has occurred and is continuing, the operating advisor may recommend the replacement of the special servicer as described above under “—Appointment and Replacement of Special Servicer”; however, the operating advisor will not have any rights or obligations with respect to a non-serviced whole loan or servicing shift whole loan.

Notwithstanding the foregoing, the operating advisor will not be permitted to recommend the replacement of the special servicer with respect to a serviced AB whole loan unless a Control Appraisal Period has occurred and is continuing with respect to such serviced AB whole loan under the related intercreditor agreement and a Control Termination Event has occurred and is continuing.

If a Consultation Termination Event has occurred and is continuing, the operating advisor may be removed and replaced without cause upon the affirmative direction of certificates owners holding not less than 75% of the voting rights of all certificates (taking into account the application of Appraisal Reduction Amounts), following a proposal from certificate owners holding not less than 25% of the voting rights of all certificates (taking into account the application of Appraisal Reduction Amounts). The certificateholders who initiate a vote on a termination and replacement of the operating advisor without cause must cause the payment of the fees and expenses incurred in the replacement. In addition, in the event there are no classes of certificates outstanding other than the Control Eligible Certificates, the RR Interest and the Class R certificates, then all of the rights and obligations of the operating advisor under the PSA will terminate without payment of any penalty or termination fee (other than any rights or obligations that accrued prior to the date of such termination (including accrued and unpaid compensation) and other than indemnification rights arising out of events occurring prior to such termination). See “Pooling and Servicing Agreement—The Operating Advisor—Termination of the Operating Advisor Without Cause” in the Preliminary Prospectus.

Operating Advisor Expenses:	In addition to the Operating Advisor Fee and the Operating Advisor Consulting Fee, the operating advisor will be entitled to reimbursement of Operating Advisor Expenses in accordance with the terms of the PSA. “Operating Advisor Expenses” for each distribution date will equal any unreimbursed indemnification amounts or additional trust fund expenses payable to the operating advisor pursuant to the PSA (other than the Operating Advisor Fee and the Operating Advisor Consulting Fee).

Asset Representations Reviewer:	The asset representations reviewer will be required to review certain delinquent mortgage loans after a specified delinquency threshold has been met and the required percentage of certificateholders vote to direct

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

BACM 2017-BNK3	Structural Overview

a review as described below. The asset representations reviewer will be entitled to the Asset Representations Reviewer Fee with respect to such review. See “Pooling and Servicing Agreement—The Asset Representations Reviewer” in the Preliminary Prospectus.

The certificate administrator will be required to notify certificateholders if the specified delinquency threshold has been met as described in the Preliminary Prospectus under “—The Asset Representations Reviewer”.

If certificateholders evidencing not less than 5.0% of the voting rights request a vote to commence an asset review, and if subsequently (i) a majority of those certificateholders who cast votes and (ii) a majority of an Asset Review Quorum authorizes an asset review within 150 days of the request for a vote, the asset representations reviewer will be required to conduct an asset review of delinquent loans.

The asset representations reviewer may be terminated and replaced without cause. Upon (i) the written direction of certificateholders evidencing not less than 25% of the voting rights (without regard to the application of any Appraisal Reduction Amounts) requesting a vote to terminate and replace the asset representations reviewer with a proposed successor asset representations reviewer that is an eligible asset representations reviewer, and (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote, the certificate administrator will be required to promptly provide notice to all certificateholders and the asset representations reviewer of such request by posting such notice on its internet website, and by mailing such notice to all certificateholders and the asset representations reviewer. Upon the written direction of certificateholders evidencing at least 75% of a Certificateholder Quorum (without regard to the application of any Appraisal Reduction Amounts), the trustee will be required to terminate all of the rights and obligations of the asset representations reviewer under the pooling and servicing agreement (other than any rights or obligations that accrued prior to the date of such termination and other than indemnification rights arising out of events occurring prior to such termination) by written notice to the asset representations reviewer, and the proposed successor asset representations reviewer will be appointed. See “Pooling and Servicing Agreement—The Asset Representations Reviewer” in the Preliminary Prospectus.

An “Asset Review Quorum” means, in connection with any solicitation of votes to authorize an Asset Review as described above, the holders of certificates evidencing at least 5.0% of the aggregate voting rights represented by all certificates that have voting rights.

Dispute Resolution Provisions:

The mortgage loan sellers will be subject to the dispute resolution provisions set forth in the PSA to the extent those provisions are triggered with respect to any mortgage loan sold to the depositor by a mortgage loan seller, and such mortgage loan seller will be obligated under the related mortgage loan purchase agreement to comply with all applicable provisions and to take part in any mediation or arbitration proceedings that may result. Generally, in the event that a Repurchase Request is not “Resolved” within 180 days after the related mortgage loan seller receives such Repurchase Request, then the enforcing servicer will be required to send a notice to the first certificateholder (or beneficial owner) to deliver a certificateholder repurchase request with respect to the mortgage loan (the “Initial Requesting Certificateholder”) (if any) and to the certificate administrator (which will be required to make such notice available to certificateholders via the certificate administrator’s website) indicating the enforcing servicer’s intended course of action with respect to the Repurchase Request. If (a) the enforcing servicer’s intended course of action with respect to the Repurchase Request does not involve pursuing further action to exercise rights against the related mortgage loan seller with respect to the Repurchase Request and the Initial Requesting Certificateholder, if any, or any other certificateholder or certificate owner wishes to exercise its right to refer the matter to mediation (including nonbinding arbitration) or arbitration, or (b) the enforcing servicer’s intended course of action is to pursue further action to exercise rights against the related mortgage loan seller with respect to the Repurchase Request but the Initial Requesting Certificateholder, if any, or any other certificateholder or certificate owner does not agree with the dispute resolution method selected by the enforcing servicer, then the Initial Requesting Certificateholder, if any, or such other certificateholder or certificate owner may deliver a written notice to the special servicer indicating its intent to exercise its right to refer the matter to either mediation or arbitration.

“Resolved” means, with respect to a Repurchase Request, (i) that the related material defect or breach has been cured, (ii) the related mortgage loan has been repurchased in accordance with the related mortgage loan purchase agreement, (iii) a mortgage loan has been substituted for the related mortgage loan in accordance with the related mortgage loan purchase agreement, (iv) the applicable mortgage loan seller has made a loss of value payment, (v) a contractually binding agreement has been entered into between the enforcing servicer, on behalf of the issuing entity, and the related mortgage loan seller that settles the related mortgage loan seller’s obligations under the related mortgage loan purchase agreement, or (vi) the related mortgage loan is no longer property of the issuing entity as a result of a sale or other disposition in accordance with the pooling and servicing agreement. See “Pooling and Servicing Agreement—Dispute Resolution Provisions” in the Preliminary Prospectus.

Investor Communications:	The certificate administrator is required to include on any Form 10-D any request received from a certificateholder to communicate with other certificateholders related to certificateholders exercising their rights under the terms of the PSA. Any certificateholder wishing to communicate with other certificateholders regarding the exercise of its rights under the terms of the PSA will be able to deliver a written request signed by an authorized representative of the requesting investor to the certificate administrator.

Deal Website:	The certificate administrator will be required to maintain a deal website which will include, among other items: (a) summaries of asset status reports prepared by the special servicer, (b) inspection reports, (c) appraisals, (d) various “special notices” described in the Preliminary Prospectus, (e) the “Investor Q&A Forum” and (f) a voluntary “Investor Registry”. Investors may access the deal website following execution of a certification and confidentiality agreement.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

BACM 2017-BNK3	Collateral Overview

Mortgage Loan Sellers	No. of Mortgage Loans	No. of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Pool(1)
Wells Fargo Bank, National Association	34	41	$344,126,067	35.2%
Morgan Stanley Mortgage Capital Holdings LLC	15	19	$327,160,559	33.5%
Bank of America, National Association	14	34	$305,806,011	31.3%
Total:	63	94	$977,092,638	100.0%

Pool Statistics

Aggregate Cut-off Date Balance:	$977,092,638
Number of Mortgage Loans:	63
Average Cut-off Date Balance per Mortgage Loan:	$15,509,407
Number of Mortgaged Properties:	94
Average Cut-off Date Balance per Mortgaged Property:	$10,394,603
Weighted Average Mortgage Rate:	4.5591%
% of Pool Secured by 5 Largest Mortgage Loans:	30.2%
% of Pool Secured by 10 Largest Mortgage Loans:	48.9%
% of Pool Secured by ARD Loans(2):	0.0%
Weighted Average Original Term to Maturity (months)(2):	116
Weighted Average Remaining Term to Maturity (months)(2):	115
Weighted Average Seasoning (months):	2
% of Pool Secured by Single Tenant Mortgaged Properties:	9.9%
% of Pool Secured by Refinance Loans:	58.7%
% of Pool Secured by Acquisition Loans:	41.3%

Additional Debt

% of Pool with Pari Passu Mortgage Debt:	40.5%
% of Pool with Subordinate Mortgage Debt:	11.0%
% of Pool with Mezzanine Debt:	15.6%

Credit Statistics(3)

Weighted Average UW NOI DSCR:	2.26x
Weighted Average UW NOI Debt Yield:	11.6%
Weighted Average UW NCF DSCR:	2.09x
Weighted Average UW NCF Debt Yield:	10.6%
Weighted Average Cut-off Date LTV Ratio(4):	58.2%
Weighted Average Maturity Date LTV Ratio(2)(4):	53.7%

Footnotes are set forth on the following page.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

BACM 2017-BNK3	Collateral Overview

Amortization

Weighted Average Original Amortization Term (months):	350
Weighted Average Remaining Amortization Term (months):	349
% of Pool Interest Only through Maturity(2):	54.0%
% of Pool Amortizing Balloon:	25.3%
% of Pool Interest Only followed by Amortizing Balloon:	20.7%

Lockboxes

% of Pool with Hard Lockboxes:	47.3%
% of Pool with Springing Lockboxes:	40.4%
% of Pool with No Lockboxes:	7.1%
% of Pool with Soft Lockboxes:	5.2%

Reserves

% of Pool Requiring Tax Reserves:	69.5%
% of Pool Requiring Insurance Reserves:	32.6%
% of Pool Requiring Replacement Reserves:	69.4%
% of Pool Requiring TI/LC Reserves(5):	70.6%

Call Protection

% of Pool with lockout period, followed by defeasance until open period:	87.9%
% of Pool with lockout period, followed by the greater of a prepayment premium and yield maintenance until open period:	9.9%
% of Pool with lockout period, followed by defeasance or the greater of a prepayment premium and yield maintenance until open period:	2.2%

(1)	Unless otherwise indicated, all references to “% of Pool” in this Term Sheet reflect a percentage of the aggregate principal balance of the mortgage pool as of the Cut-off Date, after application of all payments of principal due during or prior to February 2017.

(2)	With respect to any ARD Loan, unless otherwise indicated, references in this Term Sheet to the applicable “maturity date” or “maturity” refer to the applicable anticipated repayment date with respect to such ARD Loan, and such applicable anticipated repayment date is treated as its maturity date for all purposes hereof. There are no ARD Loans in the mortgage pool.

(3)	With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, all LTV, DSCR and Debt Yield calculations in this Term Sheet include any related pari passu companion loans and exclude any subordinate companion loans, as applicable. Additionally, LTV, DSCR and Debt Yield figures in this Term Sheet are calculated for mortgage loans without regard to any additional indebtedness that may be incurred at a future date. With respect to any cross-collateralized mortgage loans, unless otherwise indicated, all balance per SF/Unit, LTV ratio, DSCR and Debt Yield statistics in this Term Sheet are calculated on an aggregate basis. With respect to any leased fee loans, the SF/Unit and Balance per SF/Unit figures in this Term Sheet are based on the size of the non-collateral improvements.

(4)	The LTV ratios set forth in this Term Sheet are generally based on the “as-is” values of the related mortgaged properties; provided that the “as-is” value for a portfolio of mortgaged properties may include a premium relating to the valuation of the mortgaged properties as a whole rather than as the sum of individually valued mortgaged properties; provided, further, that such LTV ratios may be based on “as-stabilized”, “as complete” or other contingent values in certain cases in which reserves have been established at origination for the applicable condition or circumstance that is expected to result in stabilization. See the definition of “Appraised Value” under “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Preliminary Prospectus.

(5)	Excludes hospitality, multifamily, manufactured housing, other (leased fee and net lease) and self-storage properties.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

BACM 2017-BNK3	Characteristics of the Mortgage Loans

Top 10 Mortgage Loans

Loan No.	Mortgage Loan Seller	Property Name	City	State	Property Type	Cut-off Date Balance	% of Pool	SF/Units	Cut-off Date Balance per SF/Unit	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV	Maturity Date LTV
1	BANA	The Summit Birmingham(1)	Birmingham	AL	Retail	$73,325,000	7.5%	681,245	$305.32	1.68x	8.7%	54.3%	54.3%
2	MSMCH	KOMO Plaza(1)	Seattle	WA	Mixed Use	$69,500,000	7.1%	291,151	$477.42	2.47x	11.3%	50.0%	50.0%
3	MSMCH	JW Marriott Desert Springs(1)	Palm Desert	CA	Hospitality	$60,000,000	6.1%	884	$130,090.50	2.31x	20.3%	71.4%	66.1%
4	WFB	85 Tenth Avenue(1)	New York	NY	Office	$50,000,000	5.1%	632,584	$403.11	3.66x	14.5%	30.5%	30.5%
5	BANA	FedEx Ground Portfolio(1)	Various	Various	Industrial	$42,500,000	4.3%	751,118	$226.33	3.16x	13.4%	44.2%	44.2%
6	BANA	Storbox Self Storage	Pasadena	CA	Self Storage	$41,500,000	4.2%	174,761	$237.47	1.84x	9.0%	63.8%	63.8%
7	MSMCH	191 Peachtree(1)	Atlanta	GA	Office	$40,500,000	4.1%	1,222,142	$143.60	2.69x	11.5%	64.9%	64.9%
8	WFB	Platform(1)	Culver City	CA	Mixed Use	$37,000,000	3.8%	74,305	$497.95	1.88x	10.1%	49.3%	49.3%
9	MSMCH	Calabasas Tech Center	Calabasas	CA	Office	$33,000,000	3.4%	282,434	$116.84	1.98x	11.4%	64.1%	64.1%
10	BANA	East Market	Fairfax	VA	Retail	$30,000,000	3.1%	89,313	$335.90	2.25x	10.1%	48.4%	48.4%
		Total/Wtd. Avg.				$477,325,000	48.9%			2.39x	12.2%	54.1%	53.4%

(1)	With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, all LTV, DSCR, Debt Yield and Balance per SF/Unit calculations in this Term Sheet include any related pari passu companion loans and exclude any subordinate companion loans, as applicable. Additionally, LTV, DSCR, Debt Yield and Balance per SF/Unit figures in this Term Sheet are calculated for mortgage loans without regard to any additional indebtedness that may be incurred at a future date. With respect to any cross-collateralized mortgage loans, unless otherwise indicated, all balance per SF/Unit, LTV ratio, DSCR and Debt Yield statistics in this Term Sheet are calculated on an aggregate basis. With respect to any leased fee loans, the SF/Unit and Balance per SF/Unit figures in this Term Sheet are based on the size of the non-collateral improvements.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

BACM 2017-BNK3	Characteristics of the Mortgage Loans

Mortgage Loans with Pari Passu Companion Loans
Loan No.	Mortgage Loan Seller	Property Name	Mortgage Loan Cut-off Date Balance	Aggregate Pari Passu Companion Loan Cut-off Date Balance	Combined Cut-off Date Balance	Lead Servicing Agreement	Master Servicer	Special Servicer	Control Rights	Combined UW NCF DSCR(1)	Combined UW NOI Debt Yield(1)	Combined Cut-off Date LTV(1)
1	BANA	The Summit Birmingham	$73,325,000	$134,675,000	$208,000,000	BACM 2017-BNK3	Wells Fargo	Midland	BACM 2017-BNK3	1.68x	8.7%	54.3%
2	MSMCH	KOMO Plaza	$69,500,000	$69,500,000	$139,000,000	BACM 2017-BNK3(2)	Wells Fargo(2)	Midland(2)	(2)	2.47x	11.3%	50.0%
3	MSMCH	JW Marriott Desert Springs	$60,000,000	$55,000,000	$115,000,000	BACM 2017-BNK3	Wells Fargo	Midland	BACM 2017-BNK3	2.31x	20.3%	71.4%
4	WFB	85 Tenth Avenue	$50,000,000	$205,000,000	$255,000,000	DBWF 2016-85T	Wells Fargo	AEGON	DBWF 2016-85T	3.66x	14.5%	30.5%
5	BANA	FedEx Ground Portfolio	$42,500,000	$127,500,000	$170,000,000	BACM 2017-BNK3	Wells Fargo	Midland	BACM 2017-BNK3	3.16x	13.4%	44.2%
7	MSMCH	191 Peachtree	$40,500,000	$135,000,000	$175,500,000	MSC 2016-UBS12	Midland	Rialto	MSC 2016-UBS12	2.69x	11.5%	64.9%
13	WFB	Rio West Business Park	$21,500,000	$20,000,000	$41,500,000	BACM 2017-BNK3	Wells Fargo	Midland	BACM 2017-BNK3	1.54x	9.7%	64.8%
14	BANA	Potomac Mills	$20,750,000	$270,250,000	$291,000,000	CFCRE 2016-C6	Wells Fargo	AEGON	CFCRE 2016-C6	4.39x	13.9%	38.0%
18	WFB	Fremaux Town Center	$17,713,607	$54,124,909	$71,838,516	WFCM 2016-C37	Wells Fargo	LNR	WFCM 2016-C37	1.32x	9.0%	62.5%

(1)	DSCR, Debt Yield and LTV calculations include any related pari passu companion loans and exclude any subordinate companion loans, as applicable.

(2)	With respect to the KOMO Plaza whole loan, the holder of the related control note (UBS AG, by and through its branch office at 1285 Avenue of the Americas, New York, New York) will be the controlling noteholder. No such control note is included in this securitization. Upon a securitization of such control note, servicing of the related whole loan will be governed by the pooling and servicing agreement entered into in connection with such securitization, and the representative of the controlling class under such pooling and servicing agreement is expected to have certain consent and control rights regarding servicing of the related whole loan similar to those of the BACM 2017-BNK3 directing certificateholder with respect to the mortgage loans serviced under the pooling and servicing agreement for this securitization. The master servicer and the special servicer under the pooling and servicing agreement for any such future securitization of a related control note may not be the same as the entities listed above with respect to the related whole loan. See “Description of the Mortgage Loans—The Whole Loans” in the Preliminary Prospectus.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

BACM 2017-BNK3	Characteristics of the Mortgage Loans

Mortgage Loans with Subordinate Debt
Loan No.	Mortgage Loan Seller	Property Name	Mortgage Loan Cut-off Date Balance	Cut-off Date Balance per Unit/SF	Subordinate Debt Cut-off Date Balance	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV	Total Mortgage Debt UW NCF DSCR(1)	Total Mortgage Debt UW NOI Debt Yield(1)	Total Mortgage Debt Cut-off Date LTV(1)
4	WFB	85 Tenth Avenue	$50,000,000	$403.11	$141,000,000	3.66x	14.5%	30.5%	2.36x	9.3%	47.4%
8	WFB	Platform	$37,000,000	$497.95	$10,000,000	1.88x	10.1%	49.3%	1.38x	8.0%	62.6%
14	BANA	Potomac Mills	$20,750,000	$199.32	$125,000,000	4.39x	13.9%	38.0%	2.65x	9.7%	54.4%

(1)	Total Mortgage Debt UW NCF DSCR, Total Mortgage Debt UW NOI Debt Yield and Total Mortgage Debt Cut-off Date LTV figures shown above are calculated based on any related pari passu notes and the related subordinate note(s).

Mortgage Loans with Mezzanine Debt
Loan No.	Mortgage Loan Seller	Property Name	Mortgage Loan Cut-off Date Balance	Cut-off Date Balance per Unit/SF	Subordinate Debt Cut-off Date Balance	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV	Total Debt UW NCF DSCR(1)	Total Debt UW NOI Debt Yield(1)	Total Debt Cut-off Date LTV(1)
3	MSMCH	JW Marriott Desert Springs	$60,000,000	$130,090.50	$16,000,000	2.31x	20.3%	71.4%	1.89x	17.8%	81.4%
4	WFB	85 Tenth Avenue	$50,000,000	$403.11	$229,000,000	3.66x	14.5%	30.5%	1.26x	5.9%	74.9%
5	BANA	FedEx Ground Portfolio	$42,500,000	$226.33	$50,000,000	3.16x	13.4%	44.2%	2.16x	10.3%	57.2%

(1)	Total Debt UW NCF DSCR, Total Debt UW NOI Debt Yield and Total Debt Cut-off Date LTV figures shown above are calculated based on any related pari passu notes and the related mezzanine debt.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

BACM 2017-BNK3	Characteristics of the Mortgage Loans

Prior Securitization History(1)
Loan No.	Mortgage Loan Seller	Property Name	City	State	Property Type	Cut-off Date Balance	% of Pool	SF/Units	Cut-off Date Balance per SF/Unit	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV	Maturity Date LTV	Prior Securitization
4	WFB	85 Tenth Avenue	New York	NY	Office	$50,000,000	5.1%	632,584	$403.11	3.66x	14.5%	30.5%	30.5%	CD 2007-CD5 & COMM 2007-C9
6	BANA	Storbox Self Storage	Pasadena	CA	Self Storage	$41,500,000	4.2%	174,761	$237.47	1.84x	9.0%	63.8%	63.8%	WBCMT 2007-C30
10	BANA	East Market	Fairfax	VA	Retail	$30,000,000	3.1%	89,313	$335.90	2.25x	10.1%	48.4%	48.4%	BACM 2007-4
13	WFB	Rio West Business Park	Tempe	AZ	Office	$21,500,000	2.2%	296,663	$139.89	1.54x	9.7%	64.8%	59.5%	JPMCC 2006-CB17
16	WFB	CarMax Sterling	Sterling	VA	Retail	$18,458,532	1.9%	80,662	$228.84	1.72x	11.3%	49.4%	40.5%	MLCFC 2006-4
19	MSMCH	McHenry Center	Madison	TN	Retail	$16,000,000	1.6%	190,810	$83.85	1.61x	11.5%	72.7%	64.5%	JPMCC 2003-CIBC6
20	MSMCH	Marsh Creek Corporate Center	Various	Various	Various	$15,700,000	1.6%	172,915	$90.80	1.35x	10.0%	71.0%	61.0%	CSMC 2007-C1
21.01	MSMCH	The Central West End Portfolio - Gerhardt Building	Saint Louis	MO	Mixed Use	$10,390,000	1.1%	37,700	$171.83	1.77x	9.1%	62.0%	62.0%	CFCRE 2011-C2
22	WFB	Fort Worth Residence Inn	Fort Worth	TX	Hospitality	$14,139,819	1.4%	111	$127,385.76	1.77x	12.5%	64.9%	53.6%	JPMCC 2007-CB18
24	WFB	Central Self Storage Portfolio	Various	Various	Self Storage	$13,250,000	1.4%	504,644	$26.26	2.95x	14.1%	44.7%	44.7%	WBCMT 2006-C29
25	MSMCH	Holiday Inn Express King Of Prussia	King Of Prussia	PA	Hospitality	$12,062,168	1.2%	155	$77,820.44	2.01x	14.5%	69.7%	57.5%	LBUBS 2006-C4
30	BANA	Pine Creek - Colorado Springs	Colorado Springs	CO	Mixed Use	$9,862,500	1.0%	82,800	$119.11	1.53x	11.1%	74.7%	66.6%	MSBAM 2014-C14
32	BANA	Storage King USA - Newark, NJ	Newark	NJ	Self Storage	$9,725,000	1.0%	72,368	$134.38	1.96x	9.6%	61.9%	61.9%	CSMC 2007-C5
35	WFB	Mini U Storage - VA	Herndon	VA	Self Storage	$9,000,000	0.9%	93,150	$96.62	1.57x	9.6%	58.2%	53.2%	GCCFC 2007-GG9
37	MSMCH	166 Waterbury	Prospect	CT	Office	$7,976,832	0.8%	49,711	$160.46	1.31x	10.6%	68.5%	52.2%	BACM 2007-1
42	WFB	1350 Carlback Avenue	Walnut Creek	CA	Office	$6,300,000	0.6%	29,000	$217.24	1.55x	9.6%	56.1%	51.2%	GSMS 2007-GG10
44	WFB	American Mini Storage - Plano, TX	Plano	TX	Self Storage	$5,993,847	0.6%	71,742	$83.55	1.41x	9.4%	61.2%	50.7%	BACM 2007-4
45	WFB	Shoppes At Cranberry Commons II	Cranberry Township	PA	Retail	$5,721,102	0.6%	15,036	$380.49	1.52x	9.7%	72.0%	58.4%	CD 2007-CD4
49	WFB	Buena Park Self Storage	Buena Park	CA	Self Storage	$4,490,881	0.5%	36,575	$122.79	1.27x	8.5%	66.6%	55.4%	CD 2007-CD4
51	WFB	Greenbrier Industrial Portfolio	Chesapeake	VA	Industrial	$4,400,000	0.5%	60,287	$72.98	1.58x	10.6%	68.3%	60.5%	GECMC 2007-C1
52	WFB	Merrifalls Plaza	Falls Church	VA	Retail	$4,284,776	0.4%	18,215	$235.23	1.41x	9.0%	72.6%	59.5%	JPMCC 2006-CB17
57	BANA	Parkwood Patio Apartments	Palmdale	CA	Multifamily	$3,147,687	0.3%	52	$60,532.44	1.49x	9.3%	74.1%	59.8%	WBCMT 2006-C28
58	WFB	Reno Airport Center	Reno	NV	Retail	$2,993,535	0.3%	16,547	$180.91	1.56x	11.0%	61.4%	50.6%	BSCMS 2007-T26
60	WFB	The Devonshire Shops	Salem	OR	Retail	$2,342,641	0.2%	12,147	$192.86	1.37x	9.8%	57.1%	47.5%	JMPCC 2007-CB18
63	WFB	940 East County Line Road	Ridgeland	MS	Retail	$1,595,409	0.2%	7,526	$211.99	1.36x	10.6%	65.1%	49.7%	MSC 2007-T25
		Total				$320,834,730	32.8%

(1)	Includes mortgage loans for which all or a portion of the previously existing debt was most recently securitized in conduit securitizations, based on information provided by the related borrower or obtained through searches of a third-party database. The information has not otherwise been confirmed by the mortgage loan sellers. With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, all LTV, DSCR, Debt Yield and Cut-off Date Balance per SF/Unit calculations include any related pari passu companion loans and exclude any related subordinate companion loans, as applicable.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

BACM 2017-BNK3	Characteristics of the Mortgage Loans

Mortgage Loans with Scheduled Balloon Payments and Related Classes(1)

Class A-2 ($52,680,000)
Loan No.	Mortgage Loan Seller	Property Name	State	Property Type	Cut-off Date Balance	% of Pool	Maturity Date Balance	% of Class A-2 Certificate Principal Balance	SF/ Units	Cut-off Date Balance per SF/Unit	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV	Maturity Date LTV	Rem. IO Period (mos.)	Rem. Term to Maturity (mos.)
3	MSMCH	JW Marriott Desert Springs	CA	Hospitality	$60,000,000	6.1%	$55,535,211	105.4%	884	$130,090.50	2.31x	20.3%	71.4%	66.1%	0	60
		Total/Wtd. Avg.			$60,000,000	6.1%	$55,535,211	105.4%			2.31x	20.3%	71.4%	66.1%	0	60

(1)	The table above reflects the mortgage loans whose balloon payments will be applied to pay down the Class A-2 certificates, assuming (i) that none of the mortgage loans experience prepayments, defaults or losses; (ii) there are no extensions of maturity dates; and (iii) each mortgage loan is paid in full on its stated maturity date or, in the case of any mortgage loan with an anticipated repayment date, on such anticipated repayment date. The table above is otherwise based on the Structuring Assumptions set forth under “Yield and Maturity Considerations—Weighted Average Life” in the Preliminary Prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

BACM 2017-BNK3	Characteristics of the Mortgage Loans

Property Type Distribution(1)
Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Pool	Wtd. Avg. Mortgage Rate	Wtd. Avg. UW NCF DSCR	Wtd. Avg. UW NOI Debt Yield	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. Maturity Date LTV
Retail	36	$288,906,055	29.6%	4.3943%	1.94x	10.1%	57.2%	52.4%
Anchored	7	$109,513,607	11.2%	4.3028%	1.77x	10.4%	61.2%	53.6%
Lifestyle Center	1	$73,325,000	7.5%	4.7620%	1.68x	8.7%	54.3%	54.3%
Free-Standing	18	$46,568,532	4.8%	4.3457%	2.08x	10.6%	54.0%	50.5%
Unanchored	7	$28,306,276	2.9%	4.7953%	1.50x	10.0%	65.7%	53.9%
Super Regional Mall	1	$20,750,000	2.1%	2.9882%	4.39x	13.9%	38.0%	38.0%
Shadow Anchored	2	$10,442,641	1.1%	4.6948%	1.39x	9.0%	65.2%	58.7%
Office	10	$206,350,909	21.1%	4.2990%	2.32x	11.6%	56.9%	53.1%
Suburban	6	$98,235,138	10.1%	4.6320%	1.67x	10.5%	64.8%	59.4%
CBD	2	$90,500,000	9.3%	3.7810%	3.23x	13.2%	45.9%	45.9%
Medical	2	$17,615,771	1.8%	5.1038%	1.30x	9.9%	69.2%	55.1%
Mixed Use	7	$142,462,500	14.6%	4.6945%	2.10x	10.5%	52.9%	52.4%
Office/Data Center/Retail	1	$69,500,000	7.1%	4.2993%	2.47x	11.3%	50.0%	50.0%
Retail/Office	1	$37,000,000	3.8%	5.1427%	1.88x	10.1%	49.3%	49.3%
Office/Retail/Multifamily	1	$14,000,000	1.4%	5.0800%	1.56x	8.3%	53.8%	53.8%
Retail/Multifamily	3	$12,100,000	1.2%	4.7300%	1.77x	9.1%	62.0%	62.0%
Office/Retail	1	$9,862,500	1.0%	5.2070%	1.53x	11.1%	74.7%	66.6%
Hospitality	6	$121,618,979	12.4%	5.1454%	2.07x	17.1%	69.4%	59.8%
Resort	1	$60,000,000	6.1%	5.1500%	2.31x	20.3%	71.4%	66.1%
Limited Service	3	$29,583,727	3.0%	4.9131%	1.95x	14.2%	68.6%	54.8%
Full Service	1	$17,895,432	1.8%	5.6290%	1.71x	14.6%	67.5%	51.9%
Extended Stay	1	$14,139,819	1.4%	5.0000%	1.77x	12.5%	64.9%	53.6%
Self Storage	19	$109,751,446	11.2%	4.7839%	1.85x	10.0%	61.9%	58.1%
Self Storage	19	$109,751,446	11.2%	4.7839%	1.85x	10.0%	61.9%	58.1%
Industrial	10	$77,058,501	7.9%	4.4531%	2.37x	11.8%	55.1%	51.0%
Distribution Warehouse	4	$52,850,000	5.4%	4.2884%	2.82x	12.7%	49.0%	47.2%
Flex	6	$24,208,501	2.5%	4.8126%	1.39x	10.0%	68.3%	59.4%
Multifamily	3	$15,947,687	1.6%	4.7224%	1.96x	10.9%	57.2%	54.4%
Garden	2	$12,647,687	1.3%	4.7205%	2.01x	11.3%	56.0%	52.4%
Low-Rise	1	$3,300,000	0.3%	4.7300%	1.77x	9.1%	62.0%	62.0%
Manufactured Housing	3	$14,996,561	1.5%	4.0000%	2.11x	13.6%	45.8%	33.3%
Recreational Vehicle Community	3	$14,996,561	1.5%	4.0000%	2.11x	13.6%	45.8%	33.3%
Total/Wtd. Avg.	94	$977,092,638	100.0%	4.5591%	2.09x	11.6%	58.2%	53.7%

(1)	All numerical information concerning the mortgage loans is approximate and, in the case of mortgage loans secured by multiple properties, is based on allocated loan amounts with respect to such properties. All weighted average information regarding the mortgage loans reflects the weighting of the mortgage loans based on their outstanding principal balances as of the Cut-off Date or, in the case of mortgage loans secured by multiple properties, allocated loan amounts. The sum of numbers and percentages in columns may not match the “Total” due to rounding. With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, all LTV, DSCR and Debt Yield calculations include any related pari passu companion loans and exclude any related subordinate companion loans, as applicable. With respect to any cross-collateralized mortgage loans, unless otherwise indicated, all balance per SF/Unit, LTV ratio, DSCR and Debt Yield statistics in this Term Sheet are calculated on an aggregate basis.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

BACM 2017-BNK3	Characteristics of the Mortgage Loans

Geographic Distribution(1)
State or Other Jurisdiction	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Pool	Wtd. Avg. Mortgage Rate	Wtd. Avg. UW NCF DSCR	Wtd. Avg. UW NOI Debt Yield	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. Maturity Date LTV
California	16	$278,580,561	28.5%	4.8686%	1.88x	12.6%	63.0%	58.2%
California – Southern(2)	11	$216,235,129	22.1%	4.9198%	1.97x	13.0%	61.9%	58.9%
California – Northern(2)	5	$62,345,432	6.4%	4.6909%	1.58x	11.3%	66.8%	55.8%
New York	4	$89,199,696	9.1%	3.9724%	3.38x	13.9%	37.4%	36.9%
Virginia	6	$86,893,308	8.9%	4.1095%	2.50x	11.2%	49.3%	45.9%
Washington	3	$80,450,000	8.2%	4.3674%	2.35x	11.1%	52.1%	50.8%
Alabama	5	$80,149,078	8.2%	4.7380%	1.70x	8.8%	55.0%	54.6%
Texas	11	$77,106,110	7.9%	4.7436%	1.74x	11.4%	62.6%	53.4%
Pennsylvania	5	$40,573,967	4.2%	4.6378%	1.89x	11.9%	66.1%	56.7%
Georgia	1	$40,500,000	4.1%	3.7320%	2.69x	11.5%	64.9%	64.9%
Arizona	5	$33,225,138	3.4%	4.6335%	1.56x	10.2%	66.2%	59.0%
Missouri	7	$21,400,000	2.2%	4.6655%	2.10x	10.5%	57.1%	57.1%
Louisiana	3	$21,203,125	2.2%	3.7585%	1.48x	9.2%	61.6%	47.2%
Illinois	6	$18,585,103	1.9%	4.4959%	1.79x	9.7%	63.6%	57.3%
Tennessee	2	$18,092,279	1.9%	4.9427%	1.61x	11.4%	71.9%	63.2%
Nevada	2	$13,343,535	1.4%	4.8523%	1.47x	10.1%	67.1%	57.3%
Colorado	3	$12,031,001	1.2%	5.2021%	1.48x	10.9%	71.0%	62.0%
South Carolina	2	$10,508,435	1.1%	4.4521%	2.05x	12.5%	65.7%	56.3%
New Jersey	1	$9,725,000	1.0%	4.7480%	1.96x	9.6%	61.9%	61.9%
Michigan	1	$9,500,000	1.0%	4.8700%	2.18x	12.0%	50.0%	50.0%
North Carolina	2	$9,165,336	0.9%	5.0397%	1.49x	10.1%	68.3%	56.4%
Connecticut	1	$7,976,832	0.8%	5.3500%	1.31x	10.6%	68.5%	52.2%
Kansas	3	$7,250,000	0.7%	4.5000%	2.95x	14.1%	44.7%	44.7%
Utah	1	$5,250,000	0.5%	4.8500%	1.41x	10.1%	67.3%	59.5%
Oregon	1	$2,342,641	0.2%	5.2300%	1.37x	9.8%	57.1%	47.5%
Mississippi	1	$1,595,409	0.2%	5.4000%	1.36x	10.6%	65.1%	49.7%
Wisconsin	1	$1,465,369	0.1%	4.0605%	2.32x	10.1%	57.0%	57.0%
Iowa	1	$980,714	0.1%	4.0605%	2.32x	10.1%	57.0%	57.0%
Total/Wtd. Avg.	94	$977,092,638	100.0%	4.5591%	2.09x	11.6%	58.2%	53.7%

(1)	All numerical information concerning the mortgage loans is approximate and, in the case of mortgage loans secured by multiple properties, is based on allocated loan amounts with respect to such properties. All weighted average information regarding the mortgage loans reflects the weighting of the mortgage loans based on their outstanding principal balances as of the Cut-off Date or, in the case of mortgage loans secured by multiple properties, allocated loan amounts. The sum of numbers and percentages in columns may not match the “Total” due to rounding. With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, all LTV, DSCR and Debt Yield calculations include any related pari passu companion loans and exclude any related subordinate companion loans, as applicable. With respect to any cross-collateralized mortgage loans, unless otherwise indicated, all balance per SF/Unit, LTV ratio, DSCR and Debt Yield statistics in this Term Sheet are calculated on an aggregate basis.

(2)	“California – Northern” includes zip codes above 93600, and “California – Southern” includes zip codes at or below 93600.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

BACM 2017-BNK3	Collateral Statistics

Collateral Statistics(1)

Cut-off Date Balance ($)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
1,595,409 - 5,000,000	15	49,952,032	5.1
5,000,001 - 10,000,000	20	150,886,047	15.4
10,000,001 - 15,000,000	7	85,401,988	8.7
15,000,001 - 25,000,000	10	185,417,571	19.0
25,000,001 - 50,000,000	8	302,610,000	31.0
50,000,001 - 73,325,000	3	202,825,000	20.8
Total:	63	$977,092,638	100.0%
Min: $1,595,409 Max: $73,325,000 Avg: $15,509,407

State or Other Jurisdiction

	No. of Mortgaged Properties	Aggregate Cut-off Date Balance ($)	% of Pool
California	16	278,580,561	28.5
California – Southern(2)	11	216,235,129	22.1
California – Northern(2)	5	62,345,432	6.4
New York	4	89,199,696	9.1
Virginia	6	86,893,308	8.9
Washington	3	80,450,000	8.2
Alabama	5	80,149,078	8.2
Texas	11	77,106,110	7.9
Pennsylvania	5	40,573,967	4.2
Georgia	1	40,500,000	4.1
Arizona	5	33,225,138	3.4
Missouri	7	21,400,000	2.2
Louisiana	3	21,203,125	2.2
Illinois	6	18,585,103	1.9
Tennessee	2	18,092,279	1.9
Nevada	2	13,343,535	1.4
Colorado	3	12,031,001	1.2
South Carolina	2	10,508,435	1.1
New Jersey	1	9,725,000	1.0
Michigan	1	9,500,000	1.0
North Carolina	2	9,165,336	0.9
Connecticut	1	7,976,832	0.8
Kansas	3	7,250,000	0.7
Utah	1	5,250,000	0.5
Oregon	1	2,342,641	0.2
Mississippi	1	1,595,409	0.2
Wisconsin	1	1,465,369	0.1
Iowa	1	980,714	0.1
Total:	94	$977,092,638	100.0%

Property Type

	No. of Mortgaged Properties	Aggregate Cut-off Date Balance ($)	% of Pool
Retail	36	288,906,055	29.6
Anchored	7	109,513,607	11.2
Lifestyle Center	1	73,325,000	7.5
Free-Standing	18	46,568,532	4.8
Unanchored	7	28,306,276	2.9
Super Regional Mall	1	20,750,000	2.1
Shadow Anchored	2	10,442,641	1.1
Office	10	206,350,909	21.1
Suburban	6	98,235,138	10.1
CBD	2	90,500,000	9.3
Medical	2	17,615,771	1.8
Mixed Use	7	142,462,500	14.6
Office/Data Center/Retail	1	69,500,000	7.1
Retail/Office	1	37,000,000	3.8
Office/Retail/Multifamily	1	14,000,000	1.4
Retail/Multifamily	3	12,100,000	1.2
Office/Retail	1	9,862,500	1.0
Hospitality	6	121,618,979	12.4
Resort	1	60,000,000	6.1
Limited Service	3	29,583,727	3.0
Full Service	1	17,895,432	1.8
Extended Stay	1	14,139,819	1.4
Self Storage	19	109,751,446	11.2
Self Storage	19	109,751,446	11.2
Industrial	10	77,058,501	7.9
Distribution Warehouse	4	52,850,000	5.4
Flex	6	24,208,501	2.5
Multifamily	3	15,947,687	1.6
Garden	2	12,647,687	1.3
Low-Rise	1	3,300,000	0.3
Manufactured Housing	3	14,996,561	1.5
Recreational Vehicle Community	3	14,996,561	1.5
Total:	94	$977,092,638	100.0%

Mortgage Rate (%)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
2.9882 - 4.5000	20	396,054,487	40.5
4.5001 - 5.0000	28	395,635,883	40.5
5.0001 - 5.5000	14	167,506,835	17.1
5.5001 - 5.6290	1	17,895,432	1.8
Total:	63	$977,092,638	100.0%
Min: 2.9882% Max 5.6290% Wtd Avg: 4.5591%

Original Term to Maturity or ARD (mos.)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
60	1	60,000,000	6.1
120	62	917,092,638	93.9
Total:	63	$977,092,638	100.0%
Min: 60 mos. Max: 120 mos. Wtd Avg: 116 mos.

Remaining Term to Maturity or ARD (mos.)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
60 - 60	1	60,000,000	6.1
112 - 120	62	917,092,638	93.9
Total:	63	$977,092,638	100.0%
Min: 60 mos. Max: 120 mos. Wtd Avg: 115 mos.

Original Amortization Term (mos.)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
Interest Only	16	528,060,000	54.0
300	9	72,096,342	7.4
360	38	376,936,296	38.6
Total:	63	$977,092,638	100.0%
Min: 300 mos. Max: 360 mos. Wtd Avg: 350 mos.

Remaining Amortization Term (mos.)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
Interest Only	16	528,060,000	54.0
292 - 300	9	72,096,342	7.4
356 - 360	38	376,936,296	38.6
Total:	63	$977,092,638	100.0%
Min: 292 mos. Max: 360 mos. Wtd Avg: 349 mos.

Mortgage Loan Sellers

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
Wells Fargo Bank, National Association	34	344,126,067	35.2
Morgan Stanley Mortgage Capital Holdings LLC	15	327,160,559	33.5
Bank of America, National Association	14	305,806,011	31.3
Total:	63	$977,092,638	100.0%

Amortization Type

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
Interest Only	16	528,060,000	54.0
Amortizing Balloon	28	247,220,138	25.3
Partial Interest Only	19	201,812,500	20.7
Total:	63	$977,092,638	100.0%

Cut-off Date LTV Ratio (%)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
30.5 - 40.0	2	70,750,000	7.2
40.1 - 60.0	19	381,022,295	39.0
60.1 - 65.0	13	250,465,808	25.6
65.1 - 70.0	18	137,839,030	14.1
70.1 - 75.0	11	137,015,504	14.0
Total:	63	$977,092,638	100.0%
Min: 30.5% Max: 75.0% Wtd Avg: 58.2%

Maturity Date or ARD LTV Ratio (%)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
30.5 - 35.0	4	64,996,561	6.7
35.1 - 45.0	5	97,127,033	9.9
45.1 - 55.0	23	369,979,854	37.9
55.1 - 60.0	16	168,502,251	17.2
60.1 - 66.6	15	276,486,939	28.3
Total:	63	$977,092,638	100.0%
Min: 30.5% Max: 66.6% Wtd Avg: 53.7%

UW DSCR (x)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
1.27 - 1.30	4	18,703,485	1.9
1.31 - 1.40	8	63,428,489	6.5
1.41 - 1.50	7	40,895,724	4.2
1.51 - 1.60	12	122,798,198	12.6
1.61 - 1.70	5	119,917,279	12.3
1.71 - 1.80	5	69,684,176	7.1
1.81 - 2.50	17	374,665,288	38.3
2.51 - 3.00	2	53,750,000	5.5
3.01 - 4.39	3	113,250,000	11.6
Total:	63	$977,092,638	100.0%
Min: 1.27x Max: 4.39x Wtd Avg: 2.09x

UW NOI Debt Yield (%)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
8.3 - 8.5	2	18,490,881	1.9
8.6 - 9.0	7	151,328,546	15.5
9.1 - 9.5	7	56,074,748	5.7
9.6 - 10.0	8	80,638,743	8.3
10.1 - 11.0	15	184,952,086	18.9
11.1 - 12.0	9	210,742,093	21.6
12.1 - 13.0	4	30,316,486	3.1
13.1 - 15.0	10	184,549,053	18.9
15.1 – 20.3	1	60,000,000	6.1
Total:	63	$977,092,638	100.0%
Min: 8.3% Max: 20.3% Wtd Avg: 11.6%

(1)	All numerical information concerning the mortgage loans is approximate and, in the case of mortgage loans secured by multiple properties, is based on allocated loan amounts with respect to such properties. All weighted average information regarding the mortgage loans reflects the weighting of the mortgage loans based on their outstanding principal balances as of the Cut-off Date or, in the case of mortgage loans secured by multiple properties, allocated loan amounts. The sum of numbers and percentages in columns may not match the “Total” due to rounding. With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, all LTV, DSCR and Debt Yield calculations include any related pari passu companion loans and exclude any related subordinate companion loans, as applicable. With respect to any cross-collateralized mortgage loans, unless otherwise indicated, all balance per SF/Unit, LTV ratio, DSCR and Debt Yield statistics in this Term Sheet are calculated on an aggregate basis.

(2)	“California – Northern” includes zip codes above 93600, and “California – Southern” includes zip codes at or below 93600.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

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BACM 2017-BNK3	The Summit Birmingham

Mortgage Loan No. 1 – The Summit Birmingham

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

BACM 2017-BNK3	The Summit Birmingham

Mortgage Loan No. 1 – The Summit Birmingham

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

BACM 2017-BNK3	The Summit Birmingham

Mortgage Loan No. 1 – The Summit Birmingham

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

BACM 2017-BNK3	The Summit Birmingham

Mortgage Loan No. 1 – The Summit Birmingham

The Summit Birmingham
214 Summit Boulevard
Birmingham, AL 35243
BIRMINGHAM
Mountain Brook
Homewood
Vestavia Hills
Hoover
Irondale
Indian Springs Village
JEFFERSON COUNTY
SHELBY COUNTY
East Birmingham
Downtown
College Hills
West End Manor
Birmingham-Shuttlesworth Intl. Airport
Birmingham-Jefferson Conv. Ctr.
Regions-Harbert Plaza
Wells Fargo Tower
McWane Science Ctr.
BIRMINGHAM AMTRAK
Regions Field
University of Alabama - Birmingham
Birmingham Southern College
Legion Field
Baptist Medical Ctr. Princeton
Vulcan Park & Museum
George Ward Park
Avondale Park
Trinity Medical Ctr.
Village East Shopping Center
Festival Shopping Center
Eastwood Shopping Plaza
Birmingham Golf Course
Botanical Gardens & Zoo
Birmingham Zoo
Mountain Brook Club
Old Overton Country Club
Colonial Brookwood Village
Brookwood Medical Ctr.
Samford University
Vestavia Country Club
Wildwood North Shopping Center
Wildwood Centre
The Vestavia Hills City Center
Little Valley Mountain
Grandview Medical Ctr.
River Ridge
Inverness Plaza
Brook Highland Plaza
Hoover Country Club
Moss Rock Preserve
Riverchase Promenade
Riverchase Galleria
Patton Creek Shopping Center
The Plaza at Riverchase
Colonial Promenade
Indian Valley Lake
AMTRAK
27th Ave N.
26th St
Finley Blvd
1st Ave N.
3rd Ave S.
6th Ave S.
Crestwood Blvd
Oporto Madrid Blvd
Ruffner Rd
Montclair Rd
Montevallo Rd
Old Leeds Rd
Overton Rd
Sicard Hollow Rd
Green Valley Rd
Lakeshore Pkwy
Dennison Ave
Valley Ave
MLK Jr Dr
Oxmoor Rd
Shades Crest Rd
Montgomery Hwy
Columbiana Rd
Rocky Ridge Rd
Altadena Rd
Cahaba River Rd
Alford Ave
Tyler Rd
Chapel Rd
Lorna Rd
Valley Dale Rd
John Hawkins Pkwy
65
20
59
459
31
280
78
11
149
113
115
42
62
64
CHATTANOOGA
HUNTSVILLE
Decatur
Dalton
Tupelo
Hamilton
Jasper
Attalla
Gadsden
Rome
Roswell
Marietta
Decatur
ATLANTA
MISSISSIPPI
Winona
Columbus
BIRMINGHAM
Bessemer
Anniston
Louisville
Tuscaloosa
Hoover
Sylacauga
LaGrange
Macon
Demopolis
Auburn
Meridian
MONTGOMERY
COLUMBUS
ALABAMA
GEORGIA
Laurel
Waynesboro
Greenville
Troy
Eufaula
Albany
Monroeville
Ozark
Enterprise
Hattiesburg
Atmore
Dothan
MOBILE
Crestview
Milton
Biloxi
Gulfport
Pascagoula
Pensacola
Destin
FLORIDA
Panama City
TALLAHASSEE
Gulf of Mexico

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

BACM 2017-BNK3	The Summit Birmingham

Mortgage Loan No. 1 – The Summit Birmingham

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	BANA			Single Asset/Portfolio:	Single Asset
Original Balance(1):	$73,325,000			Location:	Birmingham, AL 35243
Cut-off Date Balance(1):	$73,325,000			General Property Type:	Retail
% of Initial Pool Balance:	7.5%			Detailed Property Type:	Lifestyle Center
Loan Purpose:	Refinance			Title Vesting:	Fee
Sponsor:	JDJ Birmingham Company, L.L.C., Institutional Mall Investors LLC			Year Built/Renovated:	1997/2009
Mortgage Rate:	4.7620%			Size:	681,245 SF
Note Date:	12/20/2016			Cut-off Date Balance per SF(1):	$305
First Payment Date:	2/1/2017			Maturity Date Balance per SF(1):	$305
Maturity Date:	1/1/2027			Property Manager:	Bayer Properties, L.L.C. (borrower-related)
Original Term to Maturity:	120 months
Original Amortization Term:	0 months			Underwriting and Financial Information
IO Period:	120 months			UW NOI:	$18,070,330
Seasoning:	1 month			UW NOI Debt Yield(1):	8.7%
Prepayment Provisions(2):	LO (25); DEF (88); O (7)			UW NOI Debt Yield at Maturity(1):	8.7%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NCF DSCR(1):	1.68x
Additional Debt Type(3):	Pari Passu			Most Recent NOI:	$17,296,891 (12/31/2016)
Additional Debt Balance(3):	$134,675,000			2nd Most Recent NOI(5):	$19,589,779 (12/31/2015)
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI(5):	$19,415,128 (12/31/2014)
Reserves(4)				Most Recent Occupancy(6):	98.5% (12/14/2016)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy(7):	97.8% (12/31/2015)
RE Tax:	$0	Springing	N/A	3rd Most Recent Occupancy(7):	96.4% (12/31/2014)
Insurance:	$0	Springing	N/A	Appraised Value (as of):	$383,000,000 (11/7/2016)
Recurring Replacements:	$0	Springing	$225,984	Cut-off Date LTV Ratio(1):	54.3%
TI/LC:	$1,989,285	Springing	$2,146,872	Maturity Date LTV Ratio(1):	54.3%
Other:	$852,850	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount(1):	$208,000,000	100.0%	Loan Payoff:	$155,905,651	75.0%
			Reserves:	$2,842,135	1.4%
			Closing Costs:	$2,260,319	1.1%
			Return of Equity:	$46,991,895	22.6%
Total Sources:	$208,000,000	100.0%	Total Uses:	$208,000,000	100.0%

(1)	The Summit Birmingham Mortgage Loan is part of The Summit Birmingham Whole Loan, which is comprised of four pari passu promissory notes with an aggregate principal balance of $208,000,000. The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the aggregate principal balance of the promissory notes comprising The Summit Birmingham Whole Loan.

(2)	Defeasance is permitted at any time after the earlier to occur of (a) the end of the two-year period commencing on the closing date of the securitization of the last The Summit Birmingham Whole Loan promissory note to be securitized and (b) February 1, 2020.

(3)	See “The Mortgage Loan” and “Additional Secured Indebtedness (not including trade debts)” below for further discussion of additional debt.

(4)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(5)	Historical NOI includes income and expenses from Phase IB (non-collateral) of The Summit.

(6)	Most Recent Occupancy includes three tenants (2.0% of NRA) with executed leases but who are not yet in occupancy at The Summit Birmingham Property. The lender has reserved 100.0% of the rent associated with each tenant from the Note Date through each lease’s scheduled commencement date. See “Escrows and Reserves” below for further details.

(7)	Historical occupancy includes tenants at Phase IB (non-collateral) of The Summit.

The Mortgage Loan. The largest mortgage loan (the “The Summit Birmingham Mortgage Loan”) is part of a whole loan (the “The Summit Birmingham Whole Loan”) evidenced by four pari passu promissory notes in the aggregate original principal amount of $208,000,000, which are secured by a first priority fee mortgage encumbering a 681,245 SF portion of The Summit, an upscale mixed-use development in Birmingham, Alabama (the “The Summit Birmingham Property”). Promissory Note A-2 in the original principal amount of $73,325,000 represents The Summit Birmingham Mortgage Loan and will be included in the BACM 2017-BNK3 Trust. Promissory Note A-1 in the original principal amount of $61,875,000 is currently held by Bank of America, National Association, or an affiliate thereof, Promissory Notes A-3 and A-4 in the aggregate original principal amount of $72,800,000 are currently held by Barclays Bank PLC, or an affiliate thereof. Promissory Notes A-1, A-3 and A-4 (collectively, the “The Summit Birmingham Serviced Pari Passu Companion Loans”) are expected to be contributed to one or more future transactions. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Whole Loans—The Summit Birmingham Whole Loan” in the Preliminary Prospectus. The Summit Birmingham Whole Loan will be serviced pursuant to the pooling and servicing agreement for this securitization transaction.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

BACM 2017-BNK3	The Summit Birmingham

The proceeds of The Summit Birmingham Whole Loan were used to refinance previous mortgage loans secured by The Summit Birmingham Property in the amount of approximately $156 million, to pay closing costs, reserve escrows and to return equity to The Summit Birmingham sponsor. The Summit Birmingham Mortgage Loan sponsor was the original developer of The Summit Birmingham Property.

The Borrower and the Sponsor. The borrower is BRC Holding Company, L.L.C. (“The Summit Birmingham Borrower”), a single-purpose Delaware limited liability company structured to be bankruptcy-remote, with at least two independent managers. Equity ownership in The Summit Birmingham Borrower is indirectly held by The Summit Birmingham Mortgage Loan sponsors, JDJ Birmingham Company, L.L.C. (51%) and Institutional Mall Investors LLC (49%).

JDJ Birmingham Company, L.L.C. is an entity indirectly owned by Jeffery A. Bayer, David L. Silverstein and Jon W. Rotenstreich, and their family trusts. Jeffery A. Bayer, David L. Silverstein and Jon W. Rotenstreich are non-recourse carve out guarantors for The Summit Birmingham Mortgage Loan. Jeffery A. Bayer is CEO and President and David Silverstein and Jon Rotenstreich are and Principals of Bayer Properties, LLC. Bayer Properties, LLC is a Birmingham, Alabama based real estate management and development firm with a national portfolio of over 22 properties comprising approximately 10 million SF, with seven properties in Alabama, including The Summit Birmingham Property.

Institutional Mall Investors LLC (“IMI”) is an additional non-recourse carve out guarantor for The Summit Birmingham Mortgage Loan and is 99% owned by California Public Employees’ Retirement System (“CalPERS”), the nation’s largest public pension fund. IMI is an investment platform focused on high quality, market dominant, fashion oriented retail properties. As of October 2016, IMI’s portfolio included approximately 20.1 million SF of retail space and over 1.1 million SF of prime office space.

The Property. The Summit Birmingham Property consists of a 681,245 SF portion of The Summit. The Summit is an upscale mixed-use development comprised of a total of 1,036,240 SF of retail and office space, built in phases between 1997 and 2009. Phases IA and IB (non-collateral) were opened in 1997 with over 400,000 SF featuring tenants including Barnes & Noble, Banana Republic, Williams-Sonoma, Ann Taylor, Victoria’s Secret, P.F. Chang’s and Macaroni Grill. Phase II was opened in 2000 and brought new-to-the-market retailers including California Pizza Kitchen, Everything But Water, Pottery Barn and Pottery Barn Kids and also allowed Gap to relocate and add Gap Kids and Gap Body to its offerings. Phase III opened in 2001, bringing Saks Fifth Avenue to open its first and only store in the state of Alabama, adding J. Crew, Fleming’s and Panera Bread, and allowing Chico’s and Talbots to expand its stores. Phase IV opened in 2005 bringing The Cheesecake Factory, Anthropologie, Vera Bradley and Swoozie’s as first-time retailers in the state of Alabama. Phase VI opened in 2009 with 50,000 SF of office and 50,000 SF of retail space including tenants Banana Republic, Charming Charlie and Michael Kors. Phase V (non-collateral) is an unimproved 2.1 acre parcel which as with Phase IB (non-collateral) may be developed or redeveloped in the future by The Summit Birmingham Mortgage Loan sponsor.

Access to The Summit is available from seven points of ingress and eight points of egress all controlled by stop signs or traffic lights. The Summit is located at the intersection of Highway 280 (73,970 average daily traffic count) leading northwest through the affluent suburbs of Mountain Brook, Vestavia Hills and Homewood to the Birmingham central business district, and I-459 (101,020 average daily traffic count) leading southwest to the wealthy suburb of Hoover. Highway 280 and I-459 are the area’s primary commercial thoroughfares and, according to the appraiser, the intersection of these roadways is the center of the growth corridor of the Birmingham metropolitan area.

The Summit is Birmingham’s single largest generator of sales tax revenue, comprising over 10% of the city’s sales tax revenues. Due to this success, the City of Birmingham has continued to support the development of The Summit and has invested an additional $7.5 million in infrastructure improvements and expansions through tax sharing arrangements. Approximately 50 of The Summit’s retailers are exclusive to the property in Alabama or Birmingham including Saks Fifth Avenue, Trader Joe’s, Art of Shaving, Apple, Pottery Barn, Restoration Hardware and lululemon athletica. Historical occupancy at The Summit has averaged 97.6% for the period 2012 to 2015.

The Summit Birmingham Property is contained across 19 buildings. Included in the collateral are 3,474 parking spaces (approximately 5.10 spaces per 1,000 SF). The Summit Birmingham Property is anchored by Belk and Saks Fifth Avenue (non-collateral), with other large retail tenants including Gap, Barnes & Noble, Trader Joe’s and Gus Mayer. No other retail tenant occupies more than 1.8% of NRA or represents more than 2.0% of base rent. Other noteworthy tenants include: Apple, Anthropologie, The Cheesecake Factory, J Crew, lululemon athletica, Madewell, Pottery Barn, Restoration Hardware, Sephora, Vineyard Vines and West Elm. The two office tenants representing 7.5% of NRA and 8.2% of base rent are RSM US LLP, an audit, tax and consulting firm, and Brownell Travel, a luxury travel agency.

The Summit Birmingham Property was 98.5% leased as of December 2016 to 102 retail, restaurant and office tenants. Total inline sales at The Summit Birmingham Property for the trailing 12 months ending August 31, 2016 were approximately $213.77 million with an average of $603 PSF ($513 PSF excluding Apple), resulting in an occupancy cost of 8.0% (9.4% excluding Apple).

The following table presents a summary of historical comparable in-line sales at The Summit Birmingham Property.

Historical Sales Summary(1)
	Comparable In-line Tenant Sales PSF		Total Comparable In-line Sales
Year	w/ Apple	w/o Apple
2014	$601	$516	$200,392,424
2015	$604	$518	$215,735,275
8/31/2016 TTM	$603	$513	$213,766,482

(1)	Information as provided by the sponsor and only include tenants reporting comparable sales.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

BACM 2017-BNK3	The Summit Birmingham

Major Tenants.

Belk (163,480 SF, 24.0% NRA, 5.3% underwritten base rent). The anchor retail tenant at The Summit Birmingham Property is Belk, Inc. (“Belk”). Belk is a private department store company based in Charlotte, North Carolina, with 293 stores located in 16 Southern states and a retail website offering national brands and private label fashion apparel, shoes, accessories, cosmetics, a wedding registry and home merchandise. Belk is a portfolio company of Sycamore Partners, a private equity firm based in New York. Belk occupies 163,480 SF located in Phase IA, under an initial lease dated November 1997, expiring January 2018 with six remaining five-year extension options with nine month notices and $0.50 PSF rental increases at each extension. Belk’s lease requires percentage rent of 2% on the amount by which its gross sales exceed $30,000,000 annually. For the trailing 12-month period ending August 31, 2016, December 31, 2015 and December 31, 2014, Belk achieved gross sales of $40,030,397 ($245 PSF), $40,395,908 ($247 PSF) and $40,673,824 ($249 PSF), respectively.

RSM US LLP (35,724 SF, 5.2% NRA, 6.2% underwritten base rent). The largest office tenant at The Summit Birmingham Property is RSM US LLP (“RSM”). RSM is the fifth largest audit, tax and consulting firm in the United States with approximately 8,829 employees across 86 cities in 28 states in the United States. RSM is the U.S. member of RSM International, which includes more than 38,000 employees in 120 countries. RSM occupies 35,724 SF located in Phase VI, under an initial lease dated September 2009, expiring October 2021 with three five-year extension options at market rent with nine month notices at each extension and an expansion right for 2,000-11,661 SF exercisable between May 1, 2018 and September 30, 2018.

The following table presents certain information relating to the major tenants at The Summit Birmingham Property.

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(2)	Tenant SF(3)	Approx. % of SF(3)	Annual UW Rent		Annual UW Rent PSF(4)	Sales (TTM 8/31/2016)(5)		Occ. Cost %	Lease Expiration
					% of Annual UW Rent		$	PSF(6)
Major Retail Tenants(7)
Belk	NR/B2/B	163,480	24.0%	$1,047,986	5.3%	$6.41	$40,030,397	$245	3.2%	1/31/2018
Gap	BB+/Baa2/BB+	17,522	2.6%	$702,507	3.6%	$40.09	$4,678,549	$267	17.5%	3/31/2020
Barnes & Noble	NR/NR/NR	25,397	3.7%	$532,575	2.7%	$20.97	N/A	N/A	N/A	2/1/2018
Trader Joe’s	NR/NR/NR	12,922	1.9%	$465,192	2.4%	$36.00	N/A	N/A	N/A	9/30/2025
Gus Mayer	NR/NR/NR	16,410	2.4%	$383,760	2.0%	$23.39	$10,498,746	$711	5.2%	1/31/2019
Subtotal/Wtd. Avg.		235,731	34.6%	$3,132,020	15.9%	$13.29
Other Retail Tenants		384,236	56.4%	$14,920,610	75.9%	$38.83
Vacant Space		10,428	1.5%
Retail Subtotal/Wtd. Avg.		630,395	92.5%
Office Tenants
RSM US LLP		35,724	5.2%	$1,208,900	6.2%	$33.84				10/31/2021
Brownell Travel		15,126	2.2%	$393,276	2.0%	$26.00				3/31/2018
Office Subtotal/Wtd. Avg.		50,850	7.5%	$1,602,176	8.2%	$31.51
Collateral Total/Wtd. Avg.		681,245	100.0%	$19,654,807		$29.30
Non-Collateral Retail Tenants
Saks Fifth Avenue							NAV	NAV	NAV	6/30/2052
PF Chang’s							NAV	NAV	NAV	12/31/2047

(1)	Information is based on the underwritten rent roll.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Tenant SF includes storage space.

(4)	Wtd. Avg. Annual UW Rent PSF excludes vacant space.

(5)	Sales $ and Sales PSF represent trailing 12 months ending August 31, 2016 as provided by the sponsor and only include tenants reporting comparable sales.

(6)	Sales PSF excludes storage space.

(7)	Major Tenants are ordered by Annual UW Rent.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

BACM 2017-BNK3	The Summit Birmingham

The following table presents certain information relating to the lease rollover at The Summit Birmingham Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling(3)	SF Rolling	Annual UW Rent PSF Rolling(4)	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM	3	3,486	$27.03	0.5%	0.5%	$94,217	0.5%	0.5%
2017	13	47,241	$33.17	6.9%	7.4%	$1,567,170	8.0%	8.5%
2018	12	235,982	$13.39	34.6%	42.1%	$3,159,659	16.1%	24.5%
2019	12	65,570	$35.10	9.6%	51.7%	$2,301,694	11.7%	36.2%
2020	6	40,535	$39.78	6.0%	57.7%	$1,612,627	8.2%	44.4%
2021	9	78,078	$36.19	11.5%	69.1%	$2,825,302	14.4%	58.8%
2022	7	25,290	$42.20	3.7%	72.8%	$1,067,334	5.4%	64.2%
2023	11	55,727	$36.98	8.2%	81.0%	$2,060,614	10.5%	74.7%
2024	10	39,789	$41.51	5.8%	86.9%	$1,651,661	8.4%	83.1%
2025	8	37,072	$42.79	5.4%	92.3%	$1,586,300	8.1%	91.2%
2026	4	7,295	$53.75	1.1%	93.4%	$392,140	2.0%	93.2%
2027	6	32,752	$37.92	4.8%	98.2%	$1,242,087	6.3%	99.5%
2028 & Beyond	1	2,000	$47.00	0.3%	98.5%	$94,000	0.5%	100.0%
Vacant	0	10,428	$0.00	1.5%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.	102	681,245	$29.30	100.0%		$19,654,807	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.

(3)	Certain tenants may have leases for storage space, which are not counted as separate leases for purposes of this Lease Rollover Schedule.

(4)	Wtd. Avg. Annual UW Rent PSF Rolling excludes vacant space.

The Market. The Summit Birmingham Property is located in Birmingham, Alabama. According to the Birmingham business alliance, the Birmingham metropolitan area has a current population of over 1.1 million and contains over 70% of the total jobs in North Central Alabama. Corporations headquartered in the Birmingham metropolitan area include Alabama Power, Associated Grocers of the South, Inc., BBVA Compass, Books-A-Million, Cadence Bank, Hibbett Sports, Liberty National Life Insurance Company, Ready Mix USA, Regions and Thompson/CAT. There are over 23 universities, colleges, technical and professional schools in the Birmingham metropolitan area employing nearly 20,000 and enrolling nearly 100,000 people, with higher education generating an economic impact of more than $1 billion annually to the area. The 2015 unemployment rate for the Birmingham metropolitan area was 5.5%, the lowest rate since 2008.

The Summit Birmingham Property is located approximately five miles southeast of the Birmingham central business district (“CBD”). The Birmingham CBD is home to the four largest area employers including the University of Alabama at Birmingham (23,000 employees), Regions Bank (7,000 employees), St. Vincent’s Health System (4,644 employees) and Children’s of Alabama (4,578 employees). Just west of the Birmingham CBD and adjacent to The Summit Birmingham Property lay three of Birmingham’s most affluent suburbs including Mountain Brook, Vestavia Hills and Homewood, with the wealthy city of Hoover to the south.

According to the appraisal, the estimated 2016 population within a three-, five- and ten-mile radius around The Summit Birmingham Property was 38,765, 134,309 and 403,058, respectively. The estimated 2016 average household income within a three-, five- and ten-mile radius was $115,309, $114,008 and $81,258, respectively.

According to the appraisal, as of the third quarter 2016, the Birmingham retail market consisted of 100,229,766 SF with a vacancy rate of 5.5%, the lowest rate in the last ten years. There is no proposed new competitive supply noted by the appraisal.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

BACM 2017-BNK3	The Summit Birmingham

The following table presents certain competitive regional properties to The Summit Birmingham Property:

Competitive Property Summary
Property, Location	Type	Year Built/ Renovated	Size (SF)	Occupancy	Comparable In-line Sales PSF	Anchor Tenants	Distance to Subject (mi.)
The Summit Birmingham Property	Lifestyle Center	1997/2009	681,245	98.5%(1)	$603(2)	Saks (non-collateral), Belk, Restoration Hardware, Apple, Trader Joe’s	N/A
Riverchase Galleria Hoover, AL	Super Regional Mall	1986/2014	762,541	92%	$450	Belk, JCPenney (non-collateral), Macy’s (non-collateral), Sears (non-collateral), Von Maur	8.1
Colonial Brookwood Village Birmingham, AL	Regional Mall	1973/2002	688,000	89%	N/A	Macy’s, Belk, Books A Million	3.9
Shoppes at East Chase Montgomery, AL	Lifestyle Center	2002/N/A	431,635	98%	$245	DSW Shoe Warehouse, Books A Million, Versona	97.4
Bridge Street Town Centre(3) Huntsville, AL	Lifestyle Center	2007/N/A	622,862	98%	$565	Belk, Barnes & Noble, Apple, BB&B	104.0
Avalon Alpharetta, GA	Lifestyle Center	2014/2017	495,907	99%	$490	Regal, Whole Foods, Crate & Barrel, Anthropologie	167.0
Total/Wtd. Avg. (4)			3,000,945	95%

Source: Appraisal

(1)	Occupancy as of December 14, 2016 including three tenants (2.0% of NRA) with executed leases but who are not yet in occupancy at The Summit Birmingham Property.

(2)	Comparable inline sales shown as of August 31, 2016. Comparable inline sales excluding Apple for that period were $513 per SF.

(3)	Bridge Street Town Centre is also owned by Bayer Properties, LLC, one of The Summit Birmingham sponsors.

(4)	Total/Wtd. Avg. excludes The Summit Birmingham Property.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at The Summit Birmingham Property:

Cash Flow Analysis
	2013(1)	2014(1)	2015(1)	2016	UW	UW PSF
Base Rent	$20,815,763	$21,292,859	$21,886,070	$19,370,283	$20,333,193(2)	$29.85
Vacant Space	$0	$0	$0	$0	$557,813	$0.82
Total Recoveries	$4,613,871	$4,492,764	$4,656,167	$3,878,724	$4,075,464	$5.98
Specialty Leasing	$163,190	$162,542	$178,150	$168,497	$120,292	$0.18
Other Income(3)	$460,762	$417,690	$405,592	$357,847	$366,658	$0.54
Less Vacancy	($79,446)	$15,402	($191,313)	($479,711)	($1,248,324)	(5.0%)
Effective Gross Income	$25,974,140	$26,381,257	$26,934,666	$23,295,640	$24,205,097	$35.53
Total Operating Expenses	$6,813,961	$6,966,130	$7,344,888	$5,998,750	$6,134,767	$9.01
Net Operating Income	$19,160,179	$19,415,127	$19,589,778	$17,296,891	$18,070,330	$26.53
Capital Expenditures	$0	$0	$0	$0	$112,991	$0.17
TI/LC	$0	$0	$0	$0	$1,073,437	$1.58
Net Cash Flow	$19,160,179	$19,415,127	$19,589,778	$17,296,891	$16,883,902	$24.78

Occupancy %	98.9%(4)	96.4%(4)	97.8%(4)	98.5%(5)	95.0%
NOI DSCR(6)	1.91x	1.93x	1.95x	1.72x	1.80x
NCF DSCR(6)	1.91x	1.93x	1.95x	1.72x	1.68x
NOI Debt Yield(6)	9.2%	9.3%	9.4%	8.3%	8.7%
NCF Debt Yield(6)	9.2%	9.3%	9.4%	8.3%	8.1%

(1)	Historical NOI includes income and expenses from Phase IB (non-collateral) of The Summit.

(2)	UW Base Rent includes contractual rent steps through January 2018.

(3)	Other income includes income from media, events, sponsorships, gift card fees and other miscellaneous income.

(4)	Historical occupancy includes tenants at Phase IB (non-collateral) of The Summit.

(5)	Occupancy as of December 14, 2016 includes three tenants (2.0% of NRA) with executed leases but who are not yet in occupancy at The Summit Birmingham Property.

(6)	Debt service coverage ratios and debt yields are based on The Summit Birmingham Whole Loan.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

BACM 2017-BNK3	The Summit Birmingham

Escrows and Reserves. The Summit Birmingham Borrower deposited at closing (i) $1,989,285 to a rollover reserve, (ii) $346,727 to a gap rent reserve relating to three tenants, to be released provided no event of default is continuing upon the respective tenants commencing full rental payments, and (iii) $506,123 to an overage rent reserve, to be released provided no event of default is continuing upon receipt of evidence of resolution of any disputed overage rent from the tenant Gap, Inc.

So long as real estate taxes are paid prior to any assessment of late payments and delinquency, monthly reserves for real estate taxes will not be required, however, during a Collection Reserve Period (as defined below) or during the continuance of an event of default, The Summit Birmingham Borrower is required to deposit monthly 1/12th of the estimated annual real estate taxes. Also during a Collection Reserve Period or during the continuance of an event of default, The Summit Birmingham Borrower is required to deposit monthly (i) 1/12th of the estimated annual insurance premiums, except to the extent that the insurance required is maintained under a blanket insurance policy, (ii) $9,416, subject to a cap of $225,984, for replacement reserves, and (iii) $89,453, subject to an aggregate reserve cap of $2,146,872, for rollover reserves, provided The Summit Birmingham Whole Loan guarantors may guaranty the amount due to the rollover reserve in lieu of making monthly deposits as long as no event of default is continuing and no DSCR Trigger Period exists.

A “Collection Reserve Period” will commence upon the debt service coverage ratio based on the trailing four calendar quarters being less than 1.50x for two consecutive quarters and will end upon the debt service coverage ratio based on the trailing four calendar quarters being at least 1.50x for two consecutive quarters.

Lockbox and Cash Management. A hard lockbox is in place with respect to The Summit Birmingham Whole Loan. Upon the occurrence of a Lockbox Event (as defined below), The Summit Birmingham Borrower is required to establish a cash management account under the sole control of the lender, to which all amounts in the lockbox account shall be automatically transferred weekly for the payment of, among other things, debt service, monthly escrows and operating expenses pursuant to an approved annual budget, with all excess cash being deposited to an excess cash reserve to be held as additional collateral for The Summit Birmingham Whole Loan, until the Lockbox Event is cured.

A “Lockbox Event” will occur upon (i) an event of default, (ii) a bankruptcy action involving The Summit Birmingham Borrower or Bayer Retail Company, L.L.C., Bayer Retail Company II, L.L.C., Bayer Retail Company III, L.L.C., Bayer Retail Company IV, L.L.C., or Bayer Retail Company VI, L.L.C. (collectively, the “Loan Parties”), (iii) a bankruptcy action involving Bayer Properties, L.L.C. (iv) a DSCR Trigger Period, or (v) a Belk Trigger Event (as defined below).

A Lockbox Event will end, provided no event of default shall be continuing, upon (i) the lender’s acceptance of a cure of the event of default (ii) Bayer Properties, L.L.C. being replaced within 60 days with a qualified manager or the bankruptcy action involving Bayer Properties, L.L.C. being discharged or dismissed within 90 days (iv) the end of a DSCR Trigger Period, or (v) the end of a Belk Trigger Event. A Lockbox Event may not be cured more than a total of five times during The Summit Birmingham Whole Loan term and may not be cured if triggered by a bankruptcy action of the Loan Parties.

A “DSCR Trigger Period” will occur upon the debt service coverage ratio based on the trailing four calendar quarter period being less than 1.30x for two consecutive quarters and will end upon the debt service coverage ratio based on the trailing four calendar quarter period being at least 1.30x for two consecutive quarters.

A “Belk Trigger Event” will occur upon the earliest of Belk (i) vacating or giving notice to vacate or terminate its lease (a “Belk Termination Trigger”), (ii) failing to exercise its option to extend its lease term by the latest date required under its lease (a “Belk Extension Option Trigger”), (iii) defaulting in rent or (iv) being subject to any bankruptcy proceeding.

A Belk Trigger Event will end upon (i) if caused by a Belk Termination Trigger or Belk Extension Option Trigger, either Belk’s space being leased to a replacement tenant or the excess cash flow reserve account being at least $1,634,800, (ii) if caused by a Belk Extension Trigger, Belk exercising its extension option or extending its lease through a lease amendment prior to its lease expiration, (iii) Belk curing its payment default, or (iv) if caused by a Belk bankruptcy proceeding, the Belk lease being assumed or Belk’s assets no longer being subject to the jurisdiction of bankruptcy court with the Belk lease remaining unaltered.

Additional Secured Indebtedness (not including trade debts). The Summit Birmingham Property also secures The Summit Birmingham Serviced Pari Passu Companion Loans, which have an aggregate Cut-off Date principal balance of $134,675,000. The promissory notes evidencing The Summit Birmingham Serviced Pari Passu Companion Loans include Promissory Note A-1 in the original principal amount of $61,875,000 currently held by Bank of America, National Association, or an affiliate thereof, and Promissory Notes A-3 and A-4 in the aggregate original principal amount of $72,800,000, currently held by Barclays Bank PLC, or an affiliate thereof. The Summit Birmingham Serviced Pari Passu Companion Loans accrue interest at the same rate as The Summit Birmingham Mortgage Loan. The Summit Birmingham Mortgage Loan is entitled to payments of principal and interest on a pro rata and pari passu basis with The Summit Birmingham Serviced Pari Passu Companion Loans. The holders of The Summit Birmingham Mortgage Loan and The Summit Birmingham Serviced Pari Passu Companion Loans have entered into a co-lender agreement which sets forth the allocation of collections on The Summit Birmingham Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Whole Loans—The Summit Birmingham Whole Loan” in the Preliminary Prospectus.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. Not permitted.

Terrorism Insurance. The Summit Birmingham Borrower is required to obtain and maintain property insurance, public liability insurance and rental loss and/or business interruption insurance that covers perils of terrorism and acts of terrorism, provided that The Summit Birmingham Whole Loan documents provide for an annual terrorism premium cap of two times the cost of the premiums for property insurance required under the related The Summit Birmingham Whole Loan documents (on a stand-alone basis), but excluding the wind, flood and earthquake components of such premiums.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

BACM 2017-BNK3	KOMO Plaza

Mortgage Loan No. 2 – KOMO Plaza

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

BACM 2017-BNK3	KOMO Plaza

Mortgage Loan No. 2 – KOMO Plaza

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

BACM 2017-BNK3	KOMO Plaza

Mortgage Loan No. 2 – KOMO Plaza

KOMO Plaza
100-140 4th Avenue North
Seattle, WA 98109
SEATTLE
Queen Anne
Lake Union
Lake Union Park
Museum of History & Industry
SEATTLE CENTER
Key Arena
Memorial Stadium
Cornish Playhouse
Marion Oliver McCaw Hall
Seattle Repertory Theatre
Theater Puget Sound
Seattle Center
Space Needle
Pacific Science Center
The Bill & Melinda Gates Foundation
Midtown
Denny Park
Thomas Street Park
KING COUNTY
REI Flagship Store
Amazon Headquarters
Westin Building Exchange
Westin Seattle Tower
Olympic Sculpture Park
Argosy University Seattle
The Seattle School of Theology & Psychology
The Art Institute of Seattle
Pier 69
Puget Sound
Bell Harbor Intl. Conference Center
World Trade Center Seattle
ALASKAN WAY VIADUCT TUNNEL (Under Construction)
Battery St Tunnel
Alaskan Way Viaduct
MONORAIL
STREETCAR
SOUNDER - EVERETT/SEATTLE LINE
RETAIL CORRIDOR
Pacific Place
Nordstrom
Washington State Convention Center
The Paramount Theatre
University Link
PIKE PLACE MARKET
Seattle Aquarium
Waterfront Park
Seattle Great Wheel
Seattle Art Museum
Benaroya Hall
Russell Investment Center
Freeway Park
First Hill
Virginia Mason Medical Ctr.
Seattle Public Library
Downtown
Elliott Bay
SEATTLE FERRY TERMINAL
SEATTLE-VASHON FERRY
Sea-Tac Intl. Airport 12 Miles
PIONEER SQUARE
Smith Tower
Central Link Light Rail
Denny Way
Mercer St
Harrison St
Republican St
John St
Thomas St
Valley St
Roy St
Aloha St
Ward St
W Prospect St
W Mercer St
Aurora Ave N
Dexter Ave N
Westlake Ave N
Fairview Ave N
Eastlake Ave E
Yale Ave N
Pike St
Pine St
Union St
University St
Seneca St
Spring St
Madison St
Marion St
Columbia St
Cherry St
James St
Yesler Way
Alaskan Way
Elliott Ave
Western Ave
1st Ave
2nd Ave
3rd Ave
4th Ave
5th Ave
6th Ave
7th Ave
8th Ave
SEATTLE
Everett
Marysville
Shoreline
Redmond
Kirkland
Bellevue
Renton
Kent
Federal Way
Auburn
TACOMA
Lakewood
CASCADE RANGE

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

BACM 2017-BNK3	KOMO Plaza

Mortgage Loan No. 2 – KOMO Plaza

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Single Asset
Original Balance(1):	$69,500,000			Location:	Seattle, WA 98109
Cut-off Date Balance(1):	$69,500,000			General Property Type:	Mixed Use
% of Initial Pool Balance:	7.1%			Detailed Property Type:	Office/Data Center/Retail
Loan Purpose:	Acquisition			Title Vesting:	Fee
Sponsor:	California Public Employees’ Retirement System			Year Built/Renovated:	2000/2007
				Size:(5)	291,151 SF
Mortgage Rate:	4.2993%			Cut-off Date Balance per SF(1):	$477
Note Date:	12/20/2016			Maturity Date Balance per SF(1):	$477
First Payment Date:	2/6/2017			Property Manager:	Hines Interests Limited Partnership
Maturity Date:	1/6/2027
Original Term to Maturity:	120 months
Original Amortization Term:	0 months
IO Period:	120 months			Underwriting and Financial Information
Seasoning:	1 month			UW NOI:	$15,699,467
Prepayment Provisions(2):	LO (25); DEF (91); O (4)			UW NOI Debt Yield(1):	11.3%
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NOI Debt Yield at Maturity(1):	11.3%
Additional Debt Type(3):	Pari Passu			UW NCF DSCR(1):	2.47x
Additional Debt Balance(3):	$69,500,000			Most Recent NOI:	$14,886,268 (10/31/2016 TTM)
Future Debt Permitted (Type):	No (N/A)			2nd Most Recent NOI:	$14,450,665 (12/31/2015)
Reserves(4)				3rd Most Recent NOI:	$15,534,334 (12/31/2014)
Type	Initial	Monthly	Cap	Most Recent Occupancy:	91.1% (12/1/2016)
RE Tax:	$0	Springing	N/A	2nd Most Recent Occupancy:	90.9% (12/31/2015)
Insurance:	$0	Springing	N/A	3rd Most Recent Occupancy:	91.5% (12/31/2014)
Recurring Replacements:	$0	Springing	$117,491	Appraised Value (as of):	$278,000,000 (10/26/2016)
TI/LC:	$0	Springing	$1,982,657	Cut-off Date LTV Ratio(1):	50.0%
				Maturity Date LTV Ratio(1):	50.0%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount(1):	$139,000,000	50.2%	Purchase Price:	$276,000,000	99.7%
Borrower Equity:	$137,931,677	49.8%	Closing Costs:	$931,677	0.3%
Total Sources:	$276,931,677	100.0%	Total Uses:	$276,931,677	100.0%

(1)	The KOMO Plaza Mortgage Loan is part of the KOMO Plaza Whole Loan, which is comprised of five pari passu promissory notes with an aggregate original principal balance of $139,000,000. The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the aggregate principal balance of the promissory notes comprising the KOMO Plaza Whole Loan.

(2)	Defeasance is permitted at any time after the earlier to occur of (a) the end of the two-year period commencing on the closing date of the securitization of the last KOMO Plaza Whole Loan promissory note to be securitized and (b) February 6, 2020.

(3)	See “The Mortgage Loan” and “Additional Secured Indebtedness (not including trade debts)”, for further discussion of additional debt.

(4)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(5)	The NRA (SF) consists of 120,925 SF (41.5% of NRA) of office space, 93,115 SF (32.0% of NRA) of data center and co-location space, 34,629 SF (11.9% of NRA) of retail space, 30,692 SF (10.5% of NRA) of communications space, and 11,790 SF (4.0% of NRA) of other space including storage.

The Mortgage Loan. The second largest mortgage loan (the “KOMO Plaza Mortgage Loan”) is part of a whole loan (the “KOMO Plaza Whole Loan”) evidenced by five pari passu promissory notes in the aggregate original principal amount of $139,000,000, all of which are secured by a first priority fee interest encumbering a 291,151 SF mixed use building, containing office, retail, data center, co-location, and communications space one and a half miles north of the central business district (“CBD”) of Seattle, Washington (the “KOMO Plaza Property”). The KOMO Plaza Whole Loan was co-originated by Morgan Stanley Bank, N.A. and UBS AG, by and through its branch office at 1285 Avenue of the Americas, New York, New York (“UBS AG”). Promissory Note A-5, in the original principal amount of $69,500,000, represents the KOMO Plaza Mortgage Loan and is expected to be included in the BACM 2017-BNK3 securitization trust. Promissory Note A-1, in the original principal amount of $30,000,000, Promissory Note A-2, in the original principal amount of $20,000,000, Promissory Note A-3, in the original principal amount of $15,000,000 and Promissory Note A-4, in the original principal amount of $4,500,000, collectively represent pari passu companion loans (the “KOMO Plaza Pari Passu Companion Loans”) are currently being held by UBS AG or an affiliate thereof, and are expected to be contributed to one or more future securitizations or may be otherwise transferred at any time. The KOMO Plaza Whole Loan will initially be serviced pursuant to the pooling and servicing agreement for the BACM 2017-BNK3 securitization trust and, from and after the securitization of the KOMO Pari Passu Companion Loan represented by Promissory Note A-1, will be serviced pursuant to the pooling and servicing agreement for the securitization transaction to which such KOMO Plaza Pari Passu Companion Loan is contributed. See “Description of the Mortgage Pool—The Whole Loans—The Servicing Shift Whole Loan—The KOMO Plaza Whole Loan” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans—Servicing of the KOMO Plaza Mortgage Loan” in the Preliminary Prospectus.

The proceeds of the KOMO Plaza Whole Loan, together with $137,931,677 of borrower equity, were used to acquire the KOMO Plaza Property and pay closing costs.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

BACM 2017-BNK3	KOMO Plaza

The Borrower and the Sponsors. The borrower is GI TC Seattle LLC (the “KOMO Plaza Borrower”), a single-purpose Delaware limited liability company with two independent directors. The loan sponsor is California Public Employees’ Retirement System (“CalPERS”), and the non-recourse carveout guarantor is TechCore, LLC, a California limited liability company. The KOMO Plaza Borrower is wholly owned by TechCore, LLC, a real estate fund that is capitalized by CalPERS and GIP Co-Investor (Techcore) LLC (“GI Partners”).

CalPERS is the largest public pension fund in the United States. Its pension fund serves more than 1.8 million members in the CalPERS retirement system and administers benefits for more than 1.4 million members and their families in its health program. CalPERS’ total fund market value was approximately $288.9 billion as of their December 31, 2015 fund statement.

GI Partners is a private equity investment manager established in 2001 that currently manages approximately $12 billion in capital commitments through its private equity and real estate platforms for institutional investors that include state and sovereign pension funds across North America, Europe, Australia, Asia and the Middle East.

The Property. The KOMO Plaza Property is a 291,151 SF mixed-use facility containing Class A office and retail, data center, co-location, and communications space located near the CBD of Seattle, Washington. The KOMO Plaza Property is located nearby to the Space Needle, the Seattle Center and the Bill and Melinda Gates Foundation headquarters. The KOMO Plaza Property was built in 2000, renovated in 2007, and consists of two six-story buildings: the east building (191,232 SF), which is 100.0% leased and the west building (99,919 SF), which is 74.1% leased. The KOMO Plaza Property consists of 120,925 SF (41.5% of NRA) of office space, 93,115 SF (32.0% of NRA) of data center and co-location space, 34,629 SF (11.9% of NRA) of retail space, 30,692 SF (10.5% of NRA) of communications space, and 11,790 SF (4.0% of NRA) of other space including storage. Improvements include 516 parking spaces (1.77 spaces per 1,000 SF) in a four-story subterranean parking garage.

The following table present certain information related to the tenant spaces at the KOMO Plaza Property:

Property Space Types
Tenant Type	Total SF	% of Total SF	Number of Suites	UW Base Rent	% of UW Base Rent	UW Base Rent PSF
Data Center	89,521	30.7%	23	$7,806,660	50.5%	$87.20
Office	120,925	41.5%	15	$2,795,226	18.1%	$26.55
Retail	34,629	11.9%	12	$779,209	5.0%	$22.50
Broadcast	27,504	9.4%	3	$771,936	5.0%	$28.07
Colocation	3,594	1.2%	3	$1,653,740	10.7%	$460.14
Carrier	3,188	1.1%	28	$1,539,676	10.0%	$482.96
Storage	1,525	0.5%	13	$107,075	0.7%	$70.21
Antenna	0	0.0%	2	$6,892	0.0%	$0.00
Other	10,265	3.5%	3	$1,800	0.0%	$0.00
Total	291,151	100.0%	102	$15,462,215	100.0%	$58.29

The KOMO Plaza Property offers diverse connectivity through the Meet Me Room with approximately 15 telecommunications and internet service providers, rooftop satellite and antenna facilities, as well as interconnection to other networks including the Pacific Northwest Gigapop and via one of four core switches for the Seattle Internet Exchange, a neutral and independent peering point and the 4th most active internet exchange in the United States. The KOMO Plaza Property has 14 MW of utility power, with nine generators providing 16.5 megawatts of backup power. It can support power densities of more than 150 watts per SF. The KOMO Plaza Property also has close proximity to transpacific subsea cables for low latency service to Asia.

As of December 1, 2016, the KOMO Plaza Property was 91.1% leased by 39 tenants. The three largest tenants at the KOMO Plaza Property, Sinclair Broadcast Group (41.6% of NRA), Internap Corporation (12.2% of NRA) and TierPoint Seattle Holdings (10.2% of NRA) total 64.0% of the NRA at the KOMO Plaza Property with no other tenant occupying more than 4.6% of the NRA.

The KOMO Plaza Property will be managed by Hines Interests Limited Partnership, an affiliate of Hines, a global diversified real estate firm. Hines currently has a property and asset management portfolio of over 199 million SF across more than 480 properties. Hines Global REIT is the seller of the KOMO Plaza Property to the KOMO Plaza Borrower.

Major Tenants.

Sinclair Broadcast Group (121,213 SF, 41.6% of NRA, 24.1% of base rent). Sinclair Broadcast Group (“Sinclair”) was founded in 1986 and produces broadcasting equipment for sports and news programming. With 154 stations serving nearly 80 markets, Sinclair is the largest television station operator in the United States according to the appraisal. The KOMO Plaza Property was originally purpose-built for Sinclair (formerly known as Fisher Communications) in 2000. Sinclair sold the KOMO Plaza Property to Hines Global REIT in November 2011 in a sale-leaseback transaction. Sinclair leases 41.6% of NRA through December 2023 and has occupied its space since December 2011. Sinclair currently leases 85,766 SF of office space, 27,504 SF of broadcast space, 6,418 SF of data center space and 1,525 SF of storage space. Sinclair has three, five-year renewal options remaining with 3.0% annual rent increases per renewal option. Sinclair has a one-time right to terminate up to 20% of its contiguous areas, excluding the studio space on the fifth floor, as of January 1, 2021, upon twelve months’ notice and the payment of a termination fee approximately equal to the sum of (i) an amount equal to six months of the applicable base rent and (ii) the tenant’s pro rata share of operating expenses, water charges, room fees and all other charges and amounts due and owning under its lease for the same six month period. Sinclair also has the right to terminate all or any portion of its storage space at any time with at least 30 days’ notice.

Internap Corporation (35,609 SF, 12.2% of NRA, 25.5% of base rent). Internap Corporation (“Internap”) leases 12.2% of NRA through February 2019 and has been in occupancy at the KOMO Plaza Property since May 2000. Internap is an internet infrastructure provider, providing services at 51 data centers across North America, Europe and the Asia-Pacific region and through 86 Internet Protocol service points. Internap leases 27,398 SF of data center space, 5,459 SF of office space and 2,752 SF of co-location space. Internap has one, five year renewal option remaining. Internap has the right to terminate 2,353 SF of its co-location space (representing 7.5% of underwritten base rent) at any time with six months’ notice.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

BACM 2017-BNK3	KOMO Plaza

TierPoint Seattle Holdings (29,793 SF, 10.2% of NRA, 16.8% of base rent). TierPoint Seattle Holdings (“TierPoint”) leases 10.2% of NRA through June 2023 and has been in occupancy at the KOMO Plaza Property since July 2003. TierPoint leases 23,694 SF of data center space and 6,099 SF of office space. TierPoint has two, five-year renewal options remaining.

The following table presents certain information relating to the major tenants at the KOMO Plaza Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(2)	Tenant SF	Approximate % of SF	Annual UW Rent(3)	% of Total Annual UW Rent	Annual UW Rent PSF(3)(4)	Lease Expiration
Sinclair Broadcast Group(5)	NR/Ba3/BB-	121,213	41.6%	$3,723,354	24.1%	$30.72	12/31/2023
Internap Corporation(6)	NR/B3/B	35,609	12.2%	$3,948,616	25.5%	$110.89	2/28/2019
TierPoint Seattle Holdings	NR/B3/NR	29,793	10.2%	$2,591,770	16.8%	$86.99	6/30/2023
Amazon Corp	NR/Baa1/AA-	13,483	4.6%	$1,209,515	7.8%	$89.71	12/31/2017
Verizon Global Networks	A-/Baa1/BBB+	10,416	3.6%	$486,502	3.1%	$46.71	1/31/2019
Subtotal/Wtd. Avg.		210,514	72.3%	$11,959,757	77.3%	$56.81

Other Tenants		54,731	18.8%	$3,502,458	22.7%	$63.99
Vacant Space		25,906	8.9%
Total/Wtd. Avg.		291,151	100.0%	$15,462,215	100.0%	$58.29

(1)	Information is based on the underwritten rent roll.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Base Rent PSF and Base Rent does not include $631,911 of underwritten rent attributable to rent steps based on the minimum contractual rent increases occurring through January 2018.

(4)	Wtd. Avg. UW Rent PSF excludes vacant space.

(5)	Sinclair has a one-time right to terminate up to 20% of its contiguous areas, excluding the studio space on the fifth floor, as of January 1, 2021 upon 12 months’ notice and the payment of a termination fee approximately equal to the sum of (i) an amount equal to six months of the applicable base rent and (ii) the tenant’s pro rata share of operating expenses, water charges, room fees and all other charges and amounts due and owning under its lease. Sinclair also has the right to terminate all or any portion of the storage space at any time with at least 30 days’ notice.

(6)	Internap has the right to terminate 2,353 SF of its co-location space (representing 7.5% of underwritten base rent) at any time with six months’ notice.

The following table presents certain information relating to the lease rollover at the KOMO Plaza Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	UW Base Rent PSF Rolling(3)	Total UW Base Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM	4	2,243	0.8%	0.8%	$14.42	$32,346	0.2%	0.2%
2017	22	20,655	7.1%	7.9%	$99.64	$2,058,044	13.3%	13.5%
2018	12	13,371	4.6%	12.5%	$95.95	$1,282,931	8.3%	21.8%
2019	16	63,798	21.9%	34.4%	$77.38	$4,936,808	31.9%	53.7%
2020	5	3,429	1.2%	35.5%	$122.89	$421,396	2.7%	56.5%
2021	8	1,439	0.5%	36.0%	$105.00	$151,098	1.0%	57.4%
2022	0	0	0.0%	36.0%	$0.00	$0	0.0%	57.4%
2023	28	158,758	54.5%	90.6%	$40.98	$6,505,823	42.1%	99.5%
2024	0	0	0.0%	90.6%	$0.00	$0	0.0%	99.5%
2025	1	195	0.1%	90.6%	$378.31	$73,770	0.5%	100.0%
2026	0	0	0.0%	90.6%	$0.00	$0	0.0%	100.0%
2027	0	0	0.0%	90.6%	$0.00	$0	0.0%	100.0%
2028 & Beyond	1	1,357	0.5%	91.1%	$0.00	$0	0.0%	100.0%
Vacant	0	25,906	8.9%	100.0%	$0.00	$0	0.0%	100.0%
Total/Wtd. Avg.	97	291,151	100.0%		$58.29	$15,462,215	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the related lease and that are not considered in the lease rollover schedule.

(3)	Wtd. Avg. UW Base Rent PSF Rolling excludes vacant space.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

BACM 2017-BNK3	KOMO Plaza

The Market. The KOMO Plaza Property is located in Seattle, King County, Washington, within the Seattle central business district (“CBD”). Situated on Elliott Bay, the eastern shoreline of Puget Sound, the Seattle CBD is the commercial and financial center of western Washington. The KOMO Plaza Property is located across from the Seattle Center, at the cross section of the South Lake Union, Belltown and Denny Triangle neighborhoods. According to the appraisal, the Seattle CBD is the center of development within the greater Seattle-Bellevue market. Eight Fortune 500 companies are headquartered in Seattle including Costco, Amazon, Microsoft, Starbucks, Paccar, Nordstrom, Weyerhaeuser and Expeditors Int. In addition, several large technology companies own and occupy offices near the KOMO Plaza Property, including Amazon’s headquarters, Google and Facebook.

The Seattle Center, originally built for the 1962 World’s Fair, is a 74-acre park and arts and entertainment center. Its landmark feature is the Space Needle. Other attractions at the Seattle Center include Key Arena, home of the Seattle University Redhawks men’s basketball team and the Seattle Storm of the WNBA, the International Fountain, the Seattle Center Armory, the Center House Theater, home to Seattle Shakespeare Company and Book-It Repertory Theatre, the Children’s Museum, the EMP Museum, the Mural Amphitheater, the Pacific Science Center, the Boeing IMAX Theater, PACCAR IMAX Theater, and the Seattle Laser Dome.

According to the appraisal, the Seattle CBD is comprised of four office submarkets. As of the third quarter of 2016, the total Seattle CBD office market comprised approximately 47.3 million SF of office space with an overall vacancy rate of 6.7% and average Class A office rents of $39.75 per SF. The Financial District submarket has the largest inventory of office space with approximately 23.4 million SF, a vacancy rate of 7.7%, and Class A office rent of $48.53 PSF for the same period. The Denny Regrade office submarket has the lowest vacancy rate of 4.5% and Class A asking rent of $41.72 per SF for the same period. According to the appraisal, the KOMO Plaza Property is located in the Lower Queen Anne/Lake Union office submarket, which has a 6.9% vacancy rate as of the third quarter of 2016 and Class A asking rent of $40.30 per SF. The appraisal identified nine directly competitive office leases across seven properties built between 1984 and 2016 and leases ranging in size from approximately 1,172 to 286,000 SF. Asking rents for the comparable office leases range from $21.50 to $38.00 per SF.

As of the third quarter of 2016, the Downtown Seattle retail submarket comprised approximately 2.2 million SF of retail space with an overall vacancy rate of 1.7% and average retail rents of $25.94 per SF. The appraisal identified six directly competitive retail leases with properties built between 2004 and 2015 and leases ranging in size from approximately 1,661 to 11,229 SF. Asking rents for the comparable retail leases range from $25.00 to $34.00 per SF.

According to a third party market research report, the estimated 2015 population within a one-, three-, and five-mile radius of the KOMO Plaza Property is 41,469, 212,572 and 424,473, respectively. Between 2010 and 2015, the population within a one-, three-, and five-mile radius of the KOMO Plaza Property has experienced an average annual growth rate of 2.49%, 1.98% and 1.85%, respectively. According to a third party market research report, the estimated 2015 average household income within a one-, three-, and five-mile radius of the KOMO Plaza Property is $88,941, $96,032 and $101,539, respectively. Comparatively, the average household income for Seattle, King County and the state of Washington are $97,881, $104,176 and $82,441, respectively.

The following table presents recent leasing data at competitive office buildings with respect to the KOMO Plaza Property:

Competitive Property Summary
Property Name/Address	Year Built	Class	Size (SF)	Tenant Name	Lease Size (SF)	Lease Date	Lease Term (Mnths.)	Initial Rent/SF	Rent Steps/SF
World Trade Center East 2211 Elliott Avenue Seattle, WA	1999	A	186,112	Hawthorn, Inc.	3,366	1Q 2016	61	$21.50	$1.00
Market Place Tower 2025 1st Avenue Seattle, WA	1988	A	194,687	Dernbach and Harris, PLLC	1,172	1Q 2016	66	$38.00	$1.00
3131 Elliott 3131 Elliott Avenue Seattle, WA	1986	A	189,220	Twinstrand Biosciences, Inc.	5,374	3Q 2016	60	$32.00	$1.00
3131 Elliott 3131 Elliott Avenue Seattle, WA	1986	A	189,220	Fox Commerce, Inc.	3,042	2Q 2016	60	$26.00	$1.00
3101 Western 3101 Western Avenue Seattle, WA	1984	A	187,074	Merrick, Hofstedt & Lindsey, P.S.	8,309	3Q 2016	84	$29.00	$1.00
Third & Battery 2400 Third Avenue Seattle, WA	2016	A	75,120	Antioch University	50,825	4Q 2015	180	$26.25	$1.00
Third & Battery 2401 Third Avenue Seattle, WA	2016	A	75,120	Sound Community Bank	17,322	3Q 2015	144	$27.75	$1.00
Urban Union 501 Fairview Avenue North Seattle, WA	2016	A	291,000	Amazon.com	286,000	1Q 2016	192	$35.17	2.5%
400 Fairview 400 Fairview Avenue North Seattle, WA	2015	A	345,452	Delta Dental	62,000	3Q 2016	144	$37.75	3.0%

Source: Appraisal

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

BACM 2017-BNK3	KOMO Plaza

The following table presents recent leasing data at comparable data centers within the United States with respect to the KOMO Plaza Property:

Comparable Lease Summary
U.S. Market	Date	Size (SF)	Term	Rent/SF	Lease Type
Northeast	2Q 2016	10,000	240	$47.00	NNN
Northeast	2Q 2016	50,000	240	$62.50	NNN
Northeast	2Q 2016	38,000	120	$65.50	NNN
Northeast	4Q 2015	7,500	120	$45.00	NNN
Northeast	4Q 2015	50,000	120	$55.00	NNN
Northeast	4Q 2015	1,000	240	$60.00	NNN
Northwest	4Q 2015	4,000	60	$78.79	NNN
Northwest	3Q 2015	19,000	60	$50.00	NNN
Northwest	3Q 2015	15,000	120	$86.00	NNN
Northwest	3Q 2015	12,000	60	$77.00	NNN
Northeast	3Q 2015	2,150	120	$98.00	NNN
Northeast	2Q 2015	14,500	60	$95.00	NNN
Northeast	4Q 2014	64,000	60	$85.00	NNN
Northwest	2Q 2014	2,000	60	$95.00	NNN
Northeast	3Q 2013	45,000	240	$60.00	NNN
Northeast	3Q 2013	27,500	240	$205.00	NNN
Northeast	3Q 2012	12,000	240	$65.00	NNN
Northeast	2Q 2013	30,000	180	$71.00	NNN
Northeast	2Q 2013	11,000	240	$85.00	NNN
Northwest	2Q 2013	8,500	60	$75.00	NNN
Northwest	1Q 2013	8,000	144	$75.00	NNN
Max		64,000	240	$205.00
Min		1,000	60	$45.00
Average		20,531	144	$77.89

Source: Appraisal

The following table presents recent comparable sales with respect to the KOMO Plaza Property:

Comparable Sales Summary
Property Name/Address	Property Type	Date of Sale	Year Built /Renovated	No. of Stories	Size (SF)	% Telecom Revenue	Sales Price	Sales $/SF	Occ. at Sale	NOI per RSF
KOMO Plaza 100/140 4th Avenue Seattle, WA	Carrier Hotel	Dec. 2016	2000/2007	6	291,151	73.00%	$276,000,000	$928.27	91.3%	$49.43
New World Tower 100 Biscayne Boulevard Miami, FL	Carrier Hotel	Oct. 2016	1963/1979 & 2005	30	291,565	45.0%	$84,000,000	$288.10	78.3%	$23.80
Garland 1200 W 7th St. Los Angeles, CA	Carrier Hotel	Jun. 2016	1983	12	733,000	40.0%	$210,000,000	$286.49	85.0%	$20.05
Fiber Depot 274 Brannan Street San Francisco, CA	Carrier Hotel	Apr. 2016	1923/1984	6	105,225	50.0%	$71,000,000	$674.74	65.0%	$36.41
Confidential Major Southern Market	Carrier Hotel	Feb. 2015	1983/2009	25	785,000	50.0%	$200,000,000	$254.78	80.0%	$17.80
302 E Carson St 302 E Carson St Las Vegas, NV	Carrier Hotel	Jan. 2015	1965/2010	11	160,700	25.0%	$37,000,000	$230.24	84.4%	$19.84
One Wilshire 624 S. Grand Avenue Los Angeles, CA	Carrier Hotel	Jul. 2013	1966	30	663,169	60.0%	$435,000,000	$655.94	93.0%	$37.10
Average(1)			1964	19	456,443		$172,833,333	$398.38	81.0%	$25.83

Source: Appraisal

(1)	Does not include the KOMO Plaza Property.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

BACM 2017-BNK3	KOMO Plaza

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the KOMO Plaza Property:

Cash Flow Analysis
	2013	2014	2015	10/31/2016 TTM	UW	UW PSF
Gross Potential Rent(1)	$14,978,034	$16,143,463	$15,119,777	$15,372,527	$17,589,855	$60.41
Total Recoveries	$4,730,189	$4,939,604	$4,597,346	$4,609,579	$5,200,102	$17.86
Other Income(2)	$925,681	$1,139,839	$1,271,030	$1,291,699	$1,287,692	$4.42
Less Vacancy & Credit Loss	$0	$0	$0	$0	($2,027,916)	($6.97)
Effective Gross Income	$20,633,904	$22,222,906	$20,988,153	$21,273,805	$22,049,734	$75.73
Total Operating Expenses	$6,554,290	$6,688,572	$6,537,488	$6,387,537	$6,350,267	$21.81
Net Operating Income	$14,079,614	$15,534,334	$14,450,665	$14,886,268	$15,699,467	$53.92
Capital Expenditures	$0	$0	$0	$0	$58,230	$0.20
TI/LC	$0	$0	$0	$0	$657,796	$2.26
Net Cash Flow	$14,079,614	$15,534,334	$14,450,665	$14,886,268	$14,983,440	$51.46

Occupancy %	96.2%	91.5%	90.9%	91.1%	91.1%
NOI DSCR(3)	2.32x	2.56x	2.38x	2.46x	2.59x
NCF DSCR(3)	2.32x	2.56x	2.38x	2.46x	2.47x
NOI Debt Yield(3)	10.1%	11.2%	10.4%	10.7%	11.3%
NCF Debt Yield(3)	10.1%	11.2%	10.4%	10.7%	10.8%

(1)	UW Gross Potential Rent consists of in-place rents as of September 30, 2016 and includes underwritten contractual rent increases of $631,911 through January 2018. 2014 Gross Potential Rent is higher than other historical periods primarily due to an approximately $1.2 million increase in Telecomm/Riser income caused by an increase in power consumption by the data center tenants.

(2)	Other Income is primarily comprised of parking income, contractual revenue from a third party parking operator.

(3)	Debt service coverage ratios and debt yields are based on the KOMO Plaza Whole Loan.

Escrows and Reserves. No upfront escrows were taken at origination.

Tax Escrows - The requirement for the KOMO Plaza Borrower to make monthly deposits into the tax escrow is waived (i) if CalPERS is the sponsor, so long as no Lockbox Trigger Period (as defined below) or Cash Sweep Period (as defined below) has occurred and is continuing or (ii) if CalPERS is not the sponsor, so long as (a) no Lockbox Trigger Period or Cash Sweep Period has occurred and is continuing and (b) the KOMO Plaza Borrower provides proof of payment of such taxes to the lender within five business days of such request from the lender.

Insurance Escrows - The requirement for the KOMO Plaza Borrower to make deposits to the insurance escrow is waived (i) if CalPERS is the sponsor, so long as the KOMO Plaza Property is insured under one or more blanket insurance policies in accordance with the KOMO Plaza Whole Loan documents as part of the master policy of CalPERS or (ii) if CalPERS is not the sponsor, so long as (a) either (x) no Lockbox Trigger Period or Cash Sweep Period has occurred and is continuing or (y) the KOMO Plaza Property is insured under one or more blanket insurance policies in accordance with the KOMO Plaza Whole Loan documents, and (b) the KOMO Plaza Borrower provides the lender with evidence that all insurance premiums have been paid within five business days of such request from the lender.

Capital Expenditures Reserves - The requirement for the KOMO Plaza Borrower to make monthly deposits into the capital expenditures reserve is waived so long as no Lockbox Trigger Period or Cash Sweep Period exists. Following the occurrence and during the continuance of a Lockbox Trigger Period or Cash Sweep Period, the KOMO Plaza Borrower is required to deposit $4,895 per month (approximately $0.20 per SF annually) for capital expenditures reserves. The reserve is subject to a cap of $117,491 (approximately $0.40 per SF).

Leasing Reserves - The requirement for the KOMO Plaza Borrower to make monthly deposits into the leasing reserve is waived so long as no Lockbox Trigger Period or Cash Sweep Period exists. Following the occurrence and during the continuance of a Lockbox Trigger Period or Cash Sweep Period, the KOMO Plaza Borrower is required to deposit $55,074 per month (approximately $2.27 per SF annually) and certain termination fees for leasing reserves. The reserve is subject to a cap of $1,982,657 (approximately $6.81 per SF).

Specified Tenant Sweep Reserves - The requirement for the KOMO Plaza Borrower to deposit all excess cash flow into the specified tenant sweep reserve is waived so long as no Cash Sweep Period exists due solely to the continuance of a Specified Tenant Sweep Event (as defined below). Following the occurrence and during the continuance of a Cash Sweep Period that exists solely due to the continuance of a Specified Tenant Sweep Event, the KOMO Plaza Borrower is required to deposit all excess cash flow and all termination fees relating to a Specified Tenant (as defined below) (up to $40.00 per SF of terminated space) into the specified tenant sweep reserve. The reserve is subject to a cap of $40.00 per SF multiplied by the total square footage demised to the applicable Specified Tenant that caused the Specified Tenant Sweep Event (as defined below).

Cash Flow Shortfall Reserves - The KOMO Plaza Borrower is required to deposit any termination fees to the extent they are in excess of $750,000 (if CalPERS is the sponsor) or $500,000 (if CalPERS is not the sponsor) and any termination fees received during the continuance of a Cash Sweep Period or an event of default that are in any case in excess of $40 per SF of terminated space into the cash flow shortfall reserve. Funds in the cash flow shortfall reserve are available for tenant improvements and leasing commissions and in some circumstances as set forth in the loan documents, to pay for operating cash shortfalls (including, monthly debt service payments, deposits into reserves, operating expenses, and other expenses approved by the lender).

Flexible Excess Cash Flow Reserves - The requirement for the KOMO Plaza Borrower to deposit excess cash flow generated by the KOMO Plaza Property for the immediately preceding interest period into the flexible excess cash flow reserve is waived so long as no Cash Sweep Period exists due

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

BACM 2017-BNK3	KOMO Plaza

solely to the debt yield as calculated in the loan documents based on the most recent three-month period annualized being less than 6.75% (a “Low Debt Yield Sweep Period”) solely because of the exclusion from the debt yield calculation of rents from tenants that are not open for business or are not in actual physical occupancy of their demised space. Following the occurrence and during the continuance of a Cash Sweep Period that exists solely due to the reason in the immediately preceding sentence, the KOMO Plaza Borrower is required to deposit excess cash flow generated by the KOMO Plaza Property for the immediately preceding interest period into the flexible excess cash flow reserve. Funds in the flexible excess cash flow reserve are available for tenant improvements and leasing commissions and in some circumstances as set forth in the loan documents, to pay for operating cash shortfalls (including, monthly debt service payments, deposits into reserves, operating expenses, and other expenses approved by the lender).

Verizon Reserve - At closing the KOMO Plaza Borrower granted to lender a collateral assignment of its rights to certain sums up to $2,500,000 (the “Verizon Funds”) which the KOMO Plaza Borrower may be entitled to receive pursuant to an escrow agreement in connection with the potential extension of the existing lease with the tenant known as Verizon Global Networks, Inc. (“Verizon”). Any of the Verizon Funds that are paid to the KOMO Plaza Borrower pursuant to the escrow agreement are required to be deposited with the lender. If Verizon executes or finalizes its lease extension within six months after the closing date, (a) to the extent the KOMO Plaza Borrower is required to pay Verizon or a third party funds for tenant improvement allowances, leasing commissions or similar concessions that are due and payable at the time the lender receives the Verizon Funds, the amount of Verizon Funds necessary to pay such costs are required to be disbursed to Verizon or such third party to pay such costs, (b) to the extent the KOMO Plaza Borrower is obligated to expend such funds after the date the lender receives the Verizon Funds, that portion of the Verizon Funds will be held by the lender and disbursed to the KOMO Plaza Borrower to pay such costs as they are incurred, and (c) to the extent any of the Verizon Funds represent the difference between the rent under the existing lease with Verizon and the rent that would have been due and payable under the lease extension through the date such extension is executed, so long as no Cash Sweep Period then exists, disbursed to the KOMO Plaza Borrower, and if a Cash Sweep Period is continuing, deposited into the cash management account.

However, if Verizon does not execute or finalize its lease within six months after the closing date, (a) $77,784 will be disbursed either, if no Cash Sweep Period is continuing, to the KOMO Plaza Borrower, or if a Cash Sweep Period is continuing, into the cash management account, (b) $723,000 into an account to be held by the lender to be used to pay for tenant improvement and leasing commissions applicable to the releasing of the space previously occupied by Verizon, (c) $246,315 will be held by the lender and disbursed on a monthly basis in equal amounts of $12,964 either, if no Cash Sweep Period is continuing, to the KOMO Plaza Borrower, or if a Cash Sweep Period is continuing, into the cash management account, (d) the balance of the Verizon Funds will be held by the lender and available to the KOMO Plaza Borrower to pay for tenant improvement and leasing commissions at the KOMO Plaza Property but only to the extent that there are no other reserve funds being held by the lender that are available to pay such costs.

Lockbox and Cash Management. The loan is structured with a springing lockbox and springing cash management. Upon the occurrence of a Lockbox Trigger Period or a Cash Sweep Period the KOMO Plaza Borrower (i) is required to establish a lockbox account and (ii) send tenant direction letters to each tenant then occupying space at the KOMO Plaza Property, instructing them to deposit all rents and payments into the lockbox account controlled by the lender. During the continuance of a Lockbox Trigger Period that is not a Cash Sweep Period, all funds in the lockbox account are required to be transferred to or at the direction of the KOMO Plaza Borrower unless a Cash Sweep Period exists, in which case all funds in the lockbox account are required to be swept on each business day to a segregated cash management account under the control of the lender to be applied through the waterfall set forth in the loan documents, with all excess cash being retained by the lender and held as additional collateral for the KOMO Plaza Whole Loan (until all Cash Sweep Periods are cured pursuant to the loan documents, at which time such excess cash is returned to the KOMO Plaza Borrower).

A “Lockbox Trigger Period” means any period commencing on the debt yield as calculated in the loan documents based on the most recent three-month period annualized being less than 7.5% and terminating on the date that the debt yield is equal to or greater than 7.5% for two calendar quarters.

A “Cash Sweep Period” means a period commencing upon the occurrence of (i) an event of default, (ii) any bankruptcy or insolvency proceeding of the KOMO Plaza Borrower or guarantor, (iii) a Low Debt Yield Sweep Period and (iv) a Specified Tenant Sweep Event (as defined below) and terminating upon, in the case of clause (i), the cure or waiver of such event of default, in the case of clause (ii), such bankruptcy action, if involuntary, is discharged, stayed or dismissed, in the case of clause (iii) the debt yield is at least 7.0% for two calendar quarters, and in the case of clause (iv) the Specified Tenant Sweep Event is cured as described below.

A “Specified Tenant Sweep Event” means the occurrence of (i) the Specified Tenant’s (as defined below) lease terminating or no longer being in full force or effect, (ii) any bankruptcy or insolvency proceeding of the Specified Tenant or (iii) the Specified Tenant failing to give notice of its intent to renew or extend its lease. In the case of each of the foregoing clauses (i) through (iii), the KOMO Plaza Borrower can prevent the occurrence of a Specified Tenant Sweep Event by depositing with the lender, $40.00 per SF of space demised to the Specified Tenant that caused the Specified Tenant Sweep Event, within the time period set forth in the loan documents. A Specified Tenant Sweep Event may be cured, in the case of clause (i), upon rescission of the applicable termination; in the case of clause (ii), upon the tenant no longer being bankrupt or insolvent and having affirmed its lease; in the case of clause (iii) upon the tenant having renewed its lease in accordance with its terms or other terms reasonably acceptable to the lender; and in the case of any of clauses (i) through (iii) upon all or substantially all of the applicable space being relet on terms reasonably acceptable to the lender.

A “Specified Tenant” means (i) any tenant under a non-data center lease (other than Sinclair) that together with its affiliates, accounts for 25.0% or more of the total in-place base rent at the KOMO Plaza Property, (ii) any tenant under a data center lease (other than Sinclair) that together with its affiliates, leases accounts for 35.0% or more of the total in-place base rent at the KOMO Plaza Property and (iii) any lease(s) with Sinclair, which together with leases with its affiliates, accounts for 27.5% or more of the total in-place base rent at the KOMO Plaza Property.

Additional Secured Indebtedness (not including trade debts). The KOMO Plaza Property also secures the KOMO Plaza Pari Passu Companion Loans, which have a Cut-Off Date principal balance of $69,500,000. The KOMO Plaza Pari Passu Companion Loans accrue interest at the same rate as the KOMO Plaza Mortgage Loan. The KOMO Plaza Mortgage Loan is entitled to payments of interest and principal on a pro rata and pari passu basis with the KOMO Plaza Companion Loans. The holders of the KOMO Plaza Mortgage Loan and KOMO Plaza Companion Loans have entered into a co-lender agreement which sets forth the allocation of collections on the KOMO Plaza Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Servicing Shift Whole Loan” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the Preliminary Prospectus.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. No material partial releases permitted.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

BACM 2017-BNK3	KOMO Plaza

Terrorism Insurance. The KOMO Plaza Whole Loan documents require that the “all risk” insurance policy required to be maintained by the KOMO Plaza Borrower provide coverage for terrorism in an amount equal to the full replacement cost of the KOMO Plaza Property and 18 months of business interruption insurance provided such coverage is available at a cost which does not exceed the Terrorism Premium Cap (defined below). Notwithstanding the foregoing, if the Terrorism Risk Insurance Act of 2002, as extended and modified by the Terrorism Risk Insurance Program Reauthorization Act of 2015 (“TRIPRA”) (as amended and as it may be amended from time to time or any renewal, replacement, reauthorization or extension thereof, in each case as it may be amended from time to time) is no longer in effect and such coverage with respect to terrorist acts is not included as a part of the “all risk” property policy required as described above, the KOMO Plaza Borrower is required to obtain a stand-alone policy covering terrorism, provided the KOMO Plaza Borrower is not required to pay insurance premiums with respect to such terrorism insurance in excess of the Terrorism Premium Cap (defined below) but must obtain the maximum amount of terrorism insurance available for the Terrorism Premium Cap. “Terrorism Premium Cap” means an amount equal to two times the amount of the then-current property casualty insurance premium that is payable in respect of the KOMO Plaza Property and business interruption/rental loss insurance required under the KOMO Plaza Whole Loan documents (without giving effect to the cost of terrorism and earthquake components of such property and business interruption/rental insurance) obtained as of the date the applicable new terrorism insurance is being obtained.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

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BACM 2017-BNK3	JW Marriott Desert Springs

Mortgage Loan No. 3 – JW Marriott Desert Springs

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

BACM 2017-BNK3	JW Marriott Desert Springs

Mortgage Loan No. 3 – JW Marriott Desert Springs

JOSHUA TREE NATIONAL PARK
LITTLE SAN BERNARDINO MOUNTAINS
Dillon Rd
Desert Dunes Golf Course
Los Angeles 106 miles
Palm Dr
Varner Rd
10
RIVERSIDE COUNTY
PALM SPRINGS
E. Vista Chino
Desert Princess Country Club
Landau Blvd
28th Ave
Thousand Palms
30th Ave
Palm Springs International Airport
Cathedral City
Palm Springs Mall
E. Ramon Rd
Date Palm Dr
Da Vall Dr
Agua Caliente Casino
Tri Palm Golf Club
COACHELLA VALLEY
Demuth Park
Oasis Water Park
Pete Dye Golf Course
Dinah Shore Dr
Washington St
Tahquitz Creek Golf Resort
Cathedral City Marketplace
Arnold Palmer Golf Course
Monterey Marketplace
Ivey Ranch Country Club
111
Palm Canyon Dr
Desert IMAX Theater
Children's Discovery Museum
Gerald Ford Dr
Rancho Mirage
PALM DESERT
Mountain Vista Golf Course at Sun City Palm Desert
Frank Sinatra Dr
Avenue 38
Bighorn Sheep Preserve
The Club at Morningside
Eisenhower Memorial Hospital
Desert Willow Golf Resort
Palm Valley Country Club
AGUA CALIENTE INDIAN RESERVATION
Bob Hope Dr
Country Club Dr
Avenue 40
Bermuda Dunes Airport
Indian Ridge Country Club
Woodhaven Country Club
Hovley Ln E.
42nd Ave
Monterey Country Club
Portola Ave
Cook St
Bermuda Dunes
Bermuda Dunes Country Club
Indio
JW Marriott Desert Springs
74-855 Country Club Drive
Palm Desert, CA 92260
College of the Desert
Fred Waring Dr
Westfield Palm Desert
Indian Wells Tennis Garden
The Shops on El Paseo
The Village at Indian Wells
Indian Wells
Adams St
Jefferson St
One Eleven La Quinta Shopping Center
Pines to Palms Hwy
The Vintage Club
Avenue 48
SANTA ROSA-SAN JACINTO MOUNTAINS
The Living Desert Nature Preserve
Rancho La Quinta Golf Club
74
South Ironwood Country Club
La Quinta Resort Mountain Course
Avenue 50
Big Horn Golf Course
Eisenhower Dr
La Quinta CC Citrus Course
Coachella Valley Music and Arts Festival
Avenue 52
La Quinta
Avenue 54
Lake Cahuilla Recreation Area
SAN BERNARDINO NATIONAL FOREST
PGA West Resort Golf Course
Madison St
San Diego 108 miles
North Las Vegas
LAS VEGAS
Henderson
Boulder City
NEVADA
DEATH VALLEY NATL. PARK
Ridgecrest
BAKERSFIELD
CALIFORNIA
Kingman
Barstow
Lancaster
Needles
Palmdale
Victorville
MOJAVE DESERT
Lake Havasu City
Thousand Oaks
SAN BERNARDINO
LOS ANGELES
RIVERSIDE
Palm Desert
JOSHUA TREE NATL. PARK
LONG BEACH
ANAHEIM
SANTA ANA
Palm Springs
Indio
Blythe
ARIZONA
Oceanside
Carlsbad
Pacific Ocean
Poway
SAN DIEGO
El Cajon
El Centro
Yuma
Chula Vista
TIJUANA
MEXICALI
U.S. MEXICO

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

BACM 2017-BNK3	JW Marriott Desert Springs

Mortgage Loan No. 3 – JW Marriott Desert Springs

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Single Asset
Original Balance(1):	$60,000,000			Location:	Palm Desert, CA 92260
Cut-off Date Balance(1):	$60,000,000			General Property Type:	Hospitality
% of Initial Pool Balance:	6.1%			Detailed Property Type:	Resort
Loan Purpose:	Acquisition			Title Vesting:	Fee / Leasehold
Sponsor:	Kam Sang Company			Year Built/Renovated:	1987/2016
Mortgage Rate:	5.1500%			Size:	884 Rooms
Note Date:	1/11/2017			Cut-off Date Balance per Room(1):	$130,091
First Payment Date:	3/1/2017			Maturity Date Balance per Room(1):	$120,410
Maturity Date:	2/1/2022			Property Manager:	Marriott Hotel Services, Inc.
Original Term to Maturity:	60 months
Original Amortization Term:	360 months			Underwriting and Financial Information
IO Period:	0 months			UW NOI:	$23,328,181
Seasoning:	0 months			UW NOI Debt Yield(1):	20.3%
Prepayment Provisions(2):	LO (24); DEF (32); O (4)			UW NOI Debt Yield at Maturity(1):	21.9%
Lockbox/Cash Mgmt Status:	Hard/In-place			UW NCF DSCR(1):	2.31x
Additional Debt Type(3):	Pari Passu/Mezzanine			Most Recent NOI(5):	$24,283,061 (11/30/2016 TTM)
Additional Debt Balance(3):	$55,000,000/$16,000,000			2nd Most Recent NOI(5):	$17,274,307 (12/31/2015)
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI:	$16,490,495 (12/31/2014)
Reserves(4)				Most Recent Occupancy:	65.8% (11/30/2016)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	60.8% (12/31/2015)
RE Tax:	$0	Springing	N/A	3rd Most Recent Occupancy:	61.5% (12/31/2014)
Insurance:	$0	Springing	N/A	Appraised Value (as of):	$161,000,000 (11/10/2016)
Recurring Replacements:	$0	Springing	N/A	Cut-off Date LTV Ratio(1):	71.4%
PIP:	$12,000,000	Springing	N/A	Maturity Date LTV Ratio(1):	66.1%
Seasonality Reserve:	$0	Springing	$3,073,550

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount(1):	$115,000,000	66.2%	Purchase Price:	$160,000,000	92.1%
Borrower Equity:	$42,708,329	24.6%	Reserves:	$12,000,000	6.9%
Mezzanine Loan:	$16,000,000	9.2%	Closing Costs:	$1,708,329	1.0%
Total Sources:	$173,708,329	100.0%	Total Uses:	$173,708,329	100.0%

(1)	The JW Marriott Desert Springs Mortgage Loan is part of the JW Marriott Desert Springs Whole Loan, which is comprised of three pari passu promissory notes with an aggregate principal balance of $115,000,000. The Cut-off Date Balance per Room, Maturity Date Balance per Room, UW NCF DSCR, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the aggregate principal balance of the promissory notes comprising the JW Marriott Desert Springs Whole Loan. The Cut-off Date Balance per Room, UW NOI Debt Yield, UW NCF DSCR and Cut-off Date LTV Ratio numbers based on the combined balance of the JW Marriott Desert Springs Whole Loan and mezzanine loan are $148,190, 17.8%, 1.89x, and 81.4%, respectively.

(2)	Defeasance is permitted at any time on or after the earlier to occur of (a) the end of the two-year period commencing on the closing date of the securitization of the last JW Marriott Desert Springs Whole Loan promissory note to be securitized and (b) January 11, 2020.

(3)	See “The Mortgage Loan”, “Additional Secured Indebtedness (not including trade debts)” and “Mezzanine Loan and Preferred Equity”, for further discussion of additional debt.

(4)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(5)	The increase in NOI in November 30, 2016 TTM over 2015 is attributable to an increase in Occupancy and ADR at the JW Marriott Desert Springs Property during 2016.

The Mortgage Loan. The third largest mortgage loan (the “JW Marriott Desert Springs Mortgage Loan”) is part of a whole loan (the “JW Marriott Desert Springs Whole Loan”) evidenced by three pari passu promissory notes in the aggregate original principal amount of $115,000,000. The JW Marriott Desert Springs Whole Loan is secured by a first priority fee and leasehold mortgage encumbering the 884-room JW Marriott Desert Springs Resort & Spa located in Palm Desert, California (the “JW Marriott Desert Springs Property”). Promissory Note A-1, in the original principal amount of $60,000,000, represents the JW Marriott Desert Springs Mortgage Loan and will be included in the BACM 2017-BNK3 securitization trust. Promissory Note A-2, in the original principal amount of $30,000,000, and Promissory Note A-3, in the original principal amount of $25,000,000, are expected to be held by Morgan Stanley Bank, N.A., or an affiliate thereof on the closing date of this transaction, and are expected to be contributed to one or more future securitization transactions or may be otherwise transferred at any time. Promissory Note A-2 and Promissory Note A-3 represent the serviced pari passu companion loans (the “JW Marriott Desert Springs Serviced Pari Passu Companion Loans”). The JW Marriott Desert Springs Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BACM 2017-BNK3 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Whole Loans—The JW Marriott Desert Springs Whole Loan” and “The Pooling and Servicing Agreement” in the Preliminary Prospectus.

The proceeds of the JW Marriott Desert Springs Whole Loan, together with $42,708,329 of borrower equity and a $16,000,000 mezzanine loan, were used to acquire the JW Marriott Desert Springs Property, fund reserves and pay closing costs.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

BACM 2017-BNK3	JW Marriott Desert Springs

The Borrower and the Sponsor. The borrower is Newage Desert Springs, LLC (the “JW Marriott Desert Springs Borrower”), a special-purpose, newly formed Delaware limited liability company with two independent directors. The JW Marriott Desert Springs Borrower is 53.5% owned by Newage JWDS, LLC, which is controlled by Ronnie Lam, the nonrecourse carve-out guarantor.

Ronnie Lam founded Kam Sang Company, a privately held real estate development, construction and management firm, in 1979 and serves as both President and CEO. Ronnie Lam and Kam Sang Company have a portfolio of $500 million of real estate holdings throughout California. Ronnie Lam has thirty seven years of real estate experience with investments including commercial, retail shopping centers, malls, and apartment buildings. Ronnie Lam also owns and manages the Ritz-Carlton Rancho Mirage, located approximately 6.5 miles from the JW Marriott Desert Springs Property, which opened in May 2014.

The Property. The JW Marriott Desert Springs Property is a golf resort and spa centrally located between California State Route 111 and Interstate-10 in Palm Desert, California. The JW Marriott Desert Springs Property sits on an approximately 280-acre site, of which all but the 18-hole Valley Golf Course comprising 25 acres is fee-owned. The JW Marriott Desert Springs Property offers 884 guestrooms, including 422 king rooms, 411 queen/queen rooms, and 51 one-bedroom suites. The JW Marriott Desert Springs Property offers a variety of resort-style amenities and services, including four restaurants, two lounges, a nightclub, a coffee shop, five swimming pools, two outdoor whirlpools, two 18-hole golf courses, twenty tennis courts, a fitness center, a full-service spa, a leased salon, leased gift-shop, leased retail outlets and 1,232 surface and garage parking spaces. The JW Marriott Desert Springs Property offers 142,954 SF of meeting and function space, comprised of approximately 68,854 SF of indoor meeting and banquet facilities and 74,100 SF of outdoor space. Indoor meeting and banquet space includes four ballrooms, which are divisible into several smaller separate rooms, and several Directors’ Suites. The outdoor function space includes both lawn and patio space.

The JW Marriott Desert Springs Property was initially constructed in 1987 and has undergone approximately $100 million ($113,122 per room) in capital expenditures since 2004, $42 million ($47,511 per room) of which were completed between 2011 and 2016. Recent renovations include improvements to the lobby, spa and health club, elevators and escalators, golf courses, food and beverage outlets and guestrooms. The JW Marriott Desert Springs Borrower purchased the JW Marriott Desert Springs Property in January 2017 for $160 million and plans to invest approximately $12 million for a franchisor-mandated property improvement plan (the “PIP”) to be completed by 2019, all of which was escrowed at closing. Negotiations for the PIP budget are ongoing and may include significant additional items that have not been reserved for. The PIP primarily includes guestroom renovations and upgrades.

The JW Marriott Desert Springs Property is brand-managed by Marriott Hotel Services, Inc. (“Marriott”) under its JW Marriott flag and operates under a management agreement with Marriott through 2032 with four 10-year renewal options.

A portion of the JW Marriott Desert Springs Property encompassing the 25-acre, 18-hole Valley Golf Course is comprised of a leasehold interest with Marriott’s Desert Springs Development Corporation under a fully extended term through December 2061. The initial 24-year term initially expired December 31, 2011 and has five 10-year extension options with flat annual ground rent payments of $100,000.

The following table presents historical Occupancy, ADR and RevPAR at the JW Marriott Desert Springs Property.

Historical Occupancy, ADR, RevPAR(1)
	Competitive Set(2)			JW Marriott Desert Springs Property(3)			Penetration Factor(4)
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2013	56.0%	$192.60	$107.88	62.9%	$189.33	$119.09	112.3%	98.3%	110.4%
2014	56.7%	$198.76	$112.63	61.5%	$197.46	$121.47	108.6%	99.3%	107.8%
2015	57.8%	$218.51	$126.38	60.8%	$200.78	$122.14	105.2%	91.9%	96.6%
11/30/2016 TTM	60.7%	$230.82	$140.12	65.8%	$210.31	$138.40	108.4%	91.1%	98.8%

Source: Industry Report

(1)	Variances between the underwriting, the appraisal and the above table with respect to Occupancy, ADR and RevPAR at the JW Marriott Desert Springs Property are attributable to variances in reporting methodologies and/or timing differences.

(2)	Data provided by an industry report. The competitive set contains the following properties: Omni Rancho Las Palmas Resort & Spa, Waldorf Astoria La Quinta Resort & Club, Renaissance Indian Wells Resort & Spa, Westin Mission Hills Golf Resort & Spa, Hyatt Regency Indian Wells Resort & Spa and Ritz-Carlton Rancho Mirage.

(3)	Based on operating statements provided by the JW Marriott Desert Springs Borrower.

(4)	Penetration Factor is calculated based on data provided by an industry report for the competitive set and borrower-provided operating statements for the JW Marriott Desert Springs Property.

The Market. The JW Marriott Desert Springs Property is located in Palm Desert, Riverside County, California within the Riverside-San Bernardino-Ontario, California Metropolitan Statistical Area (MSA), approximately two and a half miles south of Interstate-10. The JW Marriott Desert Springs Property is located approximately 13 miles from the Palm Springs Convention Center and the Palm Springs International Airport, the primary airport serving the local market. Palm Desert, a resort community centrally located within the 45-mile region known as Coachella Valley, is approximately 120 miles east of downtown Los Angeles and approximately 125 miles northeast of San Diego, California. Coachella Valley is a popular tourist destination with multiple resorts, spas, cultural venues, golf courses, restaurants, retail and recreational attractions. Coachella is host to numerous signature events such as major tennis and golf tournaments and music and arts festivals that serve as some of the major demand drivers for the market. The Coachella Valley experiences increased demand during the months of January through May, when the warmer desert temperatures attract both tourists and retirees who own second homes in the region. According to the appraisal, many resorts and resort-related businesses remain open year-round supporting a more stable local labor market and economy. According to the appraisal the estimated number of households in the San Bernardino/Riverside market increased approximately 1.2% from 2014 to 2015 to 1.40 million and is projected to grow approximately 1.5% annually over the next five years. Palm Desert and Riverside County experienced a declining unemployment rate since 2010, following the same trend at the state and national level according to the appraisal. The unemployment rate for Palm Desert in 2015 was 4.8%, below the unemployment rate of 6.7% for Riverside County and 6.2% for the state of California.

The Coachella Valley lodging market encompasses approximately 11,500 guestrooms in nearly 170 properties. Within the larger Coachella Valley market, the JW Marriott Desert Springs Property competes within a submarket comprised of Palm Desert, Rancho Mirage, La Quinta and Indian Wells. The appraisal has identified 1,292 rooms under construction in the broader Palm Springs market, with 260 rooms under construction in Palm Desert.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

BACM 2017-BNK3	JW Marriott Desert Springs

The appraiser does not consider the new supply directly competitive with the JW Marriott Desert Springs Property, as the new supply largely consists of smaller, non-flagged, non-resort style facilities with fewer amenities.

Primary competitive properties to the JW Marriott Desert Springs Property are shown in the table below:

Competitive Property Summary(1)
Property Name	No. of Rooms	Year Built	Transient	Meeting & Group	Estimated 2016 Occupancy	Estimated 2016 ADR	Estimated 2016 RevPAR	RevPAR Penetration
JW Marriott Desert Springs(2)	884	1987	45%	55%	65.0%	$205.00	$133.25	98.4%
Primary Competitors
Renaissance Esmeralda Indian Wells Resort & Spa	560	1989	50%	50%	55-60%	$180-190	$105-110	75-80%
Omni Rancho Las Palmas Resort & Spa	444	1979	55%	45%	60-65%	$190-200	$120-125	85-90%
Westin Mission Hills Resort & Spa	512	1991	45%	55%	55-60%	$180-190	$110-115	80-85%
Total/Wtd. Avg.	2,400		48%	52%	61.6%	$194.94	$119.94	88.6%
Secondary Competitors(3)	1,570		56%	44%	60.6%	$275.30	$166.95	123.3%
Total/Wtd. Avg.	3,970		51%	49%	61.3%	$220.84	$135.41	100.0%

Source: Appraisal

(1)	Variances between the underwriting, the appraisal and the Historical Occupancy, ADR, RevPAR table with respect to Occupancy, ADR and RevPAR at the JW Marriott Desert Springs Property are attributable to variances in reporting methodologies and/or timing differences.

(2)	Estimated 2016 Occupancy, Estimated 2016 ADR and Estimated 2016 RevPAR are based on the appraisal’s estimated 2016 year-end figures.

(3)	Secondary Competitors, as identified by the appraiser, include Hyatt Regency Indian Wells Resort & Spa, La Quinta Resort & Club, A Waldorf Astoria Resort, and Ritz-Carlton Rancho Mirage (owned by the borrower sponsor).

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the JW Marriott Desert Springs Property.

Cash Flow Analysis
	2013	2014	2015	11/30/2016 TTM	UW	UW per Room
Occupancy(1)	62.9%	61.5%	60.8%	65.8%	65.8%
ADR(1)	$189.33	$197.46	$200.78	$210.31	$210.31
RevPAR(1)	$119.09	$121.47	$122.14	$138.40	$138.40

Rooms Revenue	$38,427,054	$39,192,103	$39,411,054	$44,777,440	$44,655,098	$50,514.82
Food & Beverage	$40,755,889	$39,300,867	$38,836,779	$46,521,906	$46,394,797	$52,482.80
Golf	$6,408,007	$6,563,373	$6,061,199	$6,027,797	$6,011,328	$6,800.14
Spa	$5,025,497	$5,017,055	$4,237,485	$4,625,640	$4,613,001	$5,218.33
Other Income(2)	$4,589,917	$4,264,893	$5,353,078	$5,503,814	$5,488,776	$6,209.02
Total Revenue	$95,206,364	$94,338,291	$93,899,595	$107,456,596	$107,162,999	$121,225.11
Total Expenses	$79,009,375	$77,847,796	$76,625,288	$83,173,535	$83,834,818	$94,835.77
Net Op. Income(3)	$16,196,989	$16,490,495	$17,274,307	$24,283,061	$23,328,181	$26,389.35
FF&E	$5,253,377	$5,197,956	$5,160,790	$5,910,113	$5,893,965	$6,667.38
Net Cash Flow	$10,943,612	$11,292,539	$12,113,517	$18,372,949	$17,434,217	$19,721.96

NOI DSCR(4)	2.15x	2.19x	2.29x	3.22x	3.10x
NCF DSCR(4)	1.45x	1.50x	1.61x	2.44x	2.31x
NOI Debt Yield(4)	14.1%	14.3%	15.0%	21.1%	20.3%
NCF Debt Yield(4)	9.5%	9.8%	10.5%	16.0%	15.2%

(1)	Occupancy, ADR and RevPAR figures are based on the underwriting, which have been taken from financial statements provided by the JW Marriott Desert Springs Borrower. Variances between the underwriting, the appraisal and the Historical Occupancy, ADR, RevPAR table with respect to Occupancy, ADR and RevPAR at the JW Marriott Desert Springs Property are attributable to variances in reporting methodologies and/or timing differences.

(2)	Other Income includes parking garage, telephone, leisure/recreational income, business center, tennis, retail and other miscellaneous items. Retail revenue is inclusive of reimbursements associated with shared common area maintenance, tax and marketing expenses. Related expenses attributable to the retail component are included in undistributed Operating Expenses for the overall property.

(3)	The increase in Net Op. Income in the November 30, 2016 TTM over 2015 is attributable to an increase in Occupancy and ADR at the subject during 2016.

(4)	Debt service coverage ratios and debt yields shown are based on the JW Marriott Desert Springs Whole Loan.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

BACM 2017-BNK3	JW Marriott Desert Springs

Escrows and Reserves. The JW Marriott Desert Springs Borrower deposited $12,000,000 at closing for renovations, repairs and improvements required to be made pursuant to a property improvement plan imposed by the property manager (“PIP”).

The requirement for the JW Marriott Desert Springs Borrower to make monthly deposits to a tax escrow is waived so long as the JW Marriott Desert Springs Borrower has reserved such amounts with the property manager pursuant to the management agreement. In the event that the JW Marriott Desert Springs Borrower is no longer required to reserve such amounts with the property manager, on each payment date the JW Marriott Desert Springs Borrower will be required to deposit 1/12 of annual estimated taxes.

The requirement for the JW Marriott Desert Springs Borrower to make monthly deposits to an insurance escrow is waived so long as the JW Marriott Desert Springs Borrower has reserved such amounts with the property manager pursuant to the management agreement. In the event that the JW Marriott Desert Springs Borrower is no longer required to reserve such amounts with the property manager, on each payment date the JW Marriott Desert Springs Borrower will be required to deposit 1/12 of annual estimated insurance premiums upon the occurrence of (i) an event of default under the JW Marriott Desert Springs Whole Loan, (ii) the liability and casualty policies maintained by the JW Marriott Desert Springs Borrower are not part of a blanket or umbrella policy approved by the lender in its reasonable discretion, (iii) the JW Marriott Desert Springs Borrower does not provide the lender with evidence of renewal of certain insurance policies or (iv) the JW Marriott Desert Springs Borrower does not provide the lender with paid receipts for the payment of the insurance premiums within ten days prior to the expiration dates of the policies.

The requirement for the JW Marriott Desert Springs Borrower to make monthly deposits for furniture, fixtures and equipment (“FF&E”) is waived so long as the JW Marriott Desert Springs Borrower has reserved such amounts with the property manager pursuant to the management agreement. In the event the JW Marriott Desert Springs Borrower is no longer required to reserve such amounts with the property manager, the JW Marriott Desert Springs Borrower will be required to make monthly deposits into an FF&E escrow equal to the greater of (i) 1/12 of 5.50% of the gross operating income for the JW Marriott Desert Springs Property for the preceding calendar year; provided that, starting with the first full fiscal year following completion of all replacements, repairs or improvements required to be made pursuant to any PIP, such percentage shall be adjusted as follows: Year 1: 3.50%, Year 2: 4.0%, Year 3: 4.5%; Year 4: 5.0%, and Year 5 and thereafter: 5.50%; and (ii) the amount (if any) of the deposit required by the property manager for the JW Marriott Desert Springs Property on account of FF&E pursuant to the related management agreement.

On each payment date when the amount on deposit in a seasonality reserve account (the “Seasonality Reserve”) is less than the Seasonality Reserve Cap, excess cash flow, to the extent available, is required to be deposited into the Seasonality Reserve in an amount sufficient to cause the balance in the Seasonality Reserve to equal the then applicable Seasonality Reserve Cap. To the extent that the balance in the Seasonality Reserve is less than the Seasonality Reserve Cap as of May 30 of each year, the JW Marriott Desert Springs Borrower is required to deposit with the lender by June 30 of such year an amount sufficient to bring the balance on deposit equal to the then applicable Seasonality Reserve Cap. Provided no event of default has occurred and is continuing, the lender is required to disburse amounts from the Seasonality Reserve Funds to the JW Marriott Desert Springs Borrower for payment of debt service or for distribution to the mezzanine borrower for payment on the mezzanine loan. At the end of each calendar year, at the request of the JW Marriott Desert Springs Borrower, any remaining amounts constituting Seasonality Reserve Funds are required to be released to the JW Marriott Desert Springs Borrower.

“Seasonality Reserve Cap” means, (A) for calendar year 2017, for the period (1) from the loan closing date to but excluding the monthly payment date in October 2017, an amount equal to the sum of (a) four months of debt service, plus (b) four months of debt service on the mezzanine loan, and (2) for the remainder of calendar year 2017, an amount equal to the sum of (a) two months of debt service, plus (b) two months of debt service on the mezzanine loan, and (B) for each calendar year thereafter, for the period commencing on the monthly payment date in January of such calendar year through but excluding the monthly payment date in October of such calendar year, an amount equal to the sum of (a) four months of debt service, plus (b) four months of debt service on the mezzanine loan, and (2) for the remainder of each such calendar year, an amount equal to the sum of (a) two months of debt service, plus (b) two months of debt service on the mezzanine loan.

Lockbox and Cash Management. The loan is structured with a hard lockbox and in-place cash management. For so long as Marriott is providing property management services for the JW Marriott Desert Springs Property pursuant to the property management agreement, funds shall first be deposited into accounts maintained by Marriott for the JW Marriott Desert Springs Borrower (as to which the JW Marriott Desert Springs Borrower, Marriott, and the bank maintaining such accounts have executed a control agreement with the lender), and Marriott is required to deposit into a lockbox account for the benefit of the lender (the “Deposit Account”) the funds that remain after Marriott has paid all operating expenses of the JW Marriott Desert Springs Property, including without limitation management fees, working capital reserves and other amounts payable pursuant to the terms of the management agreement (“Remaining Revenues”). All Remaining Revenues (or if Marriott is no longer providing property management services, all revenues) are required to be deposited into the Deposit Account. All revenues in the Deposit Account are required to be deposited into an account established by the lender (the “Cash Management Account”). The cash management bank will be required to apply funds in the Cash Management Account to fund the required reserves deposits described above under “Escrows and Reserves,” debt service on the JW Marriott Desert Springs Whole Loan, to disburse monthly operating expenses as referenced in the approved annual budget, to pay extraordinary expenses not referenced in the approved annual budget and approved by the lender, to pay debt service on the related mezzanine loan, and all remaining cash shall be distributed (i) if no Cash Sweep Event Period (as defined below) is in effect, and (a) the lender has received notice of an event of default under the related mezzanine loan, to the mezzanine lender, or (b) if the lender has not received such notice, but the Seasonality Reserve Cap has not been met, to the Seasonality Reserve until the Seasonality Reserve Cap has been met, (ii) if a Cash Sweep Event Period is in effect, first into the Seasonality Reserve until the Seasonality Reserve Cap has been met, with any remaining funds deposited into an excess cash flow account to be held as security for the JW Marriott Desert Springs Whole Loan during the continuance of such Cash Sweep Event Period, and (iii) if any funds remain thereafter and no Cash Sweep Event Period is in effect, to the JW Marriott Desert Springs Borrower.

A “Cash Sweep Event Period” will commence upon the occurrence of any of the following: (i) an event of default; (ii) if, as of any calculation date, the aggregate debt service coverage ratio under the JW Marriott Desert Springs Whole Loan and the related mezzanine loan is less than 1.20x for 12 consecutive calendar months tested quarterly (a “DSCR Event”); (iii) a management agreement default event where there has been a default by the JW Marriott Desert Springs Borrower under the management agreement or that the property is not being operated and maintained in accordance with the manager’s standards, resulting in the JW Marriott Desert Springs Borrower no longer being in good standing with the manager and such default is not cured within the later of 30 days and the grace/cure period in the management agreement or as otherwise provided for in writing by the franchisor, (iv) a management agreement termination event; and (v) JW Marriott Desert Spring Borrower’s failure to comply with the terms of Section 6.5.1 of the loan agreement for the JW Marriott Desert Spring Whole Loan requiring funding in connection with a PIP (a “6.5.1 Event”) and continuing until such time, if any, as the lender gives notice to the cash management bank that the Cash Sweep Event Period has ended.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

BACM 2017-BNK3	JW Marriott Desert Springs

The lender is required to give notice that a Cash Sweep Event Period has ended if (A) with respect to a Cash Sweep Event Period described in clause (i) above, such event of default has been cured and accepted by the lender in its sole and absolute discretion, (B) with respect to a DSCR Event, the lender has determined that the JW Marriott Desert Springs Property has achieved an aggregate debt service coverage ratio under the JW Marriott Desert Springs Whole Loan and the related mezzanine loan of at least 1.30x for the immediately preceding 12 consecutive calendar months, (C) with respect to a management agreement default event, (x) such default has been remedied to the satisfaction of the lender and manager as evidenced by an estoppel certificate delivered to the lender from the manager, in form and substance reasonably acceptable to the lender and (y) there has been no default by the JW Marriott Desert Springs Borrower under the management agreement for 60 consecutive days, (D) with respect to a management agreement termination event, (x) the JW Marriott Desert Springs Borrower has entered into a new management agreement (or franchise agreement) with a hotel operator (“Replacement Management Agreement”) each acceptable to the lender in its sole discretion, and (y) the hotel operations at the JW Marriott Desert Springs Property have been operating for 60 consecutive days under the Replacement Management Agreement, without the occurrence of any default by the JW Marriott Desert Springs Borrower or manager thereunder or (E) with respect to a 6.5.1 Event, the lender has confirmed that the JW Marriott Desert Springs Borrower is in compliance with the terms of Section 6.5.1 of the loan agreement.

Additional Secured Indebtedness (not including trade debts). The JW Marriott Desert Springs Property also secures the JW Marriott Desert Springs Serviced Pari Passu Companion Loans, which have a Cut-off Date principal balance of $55,000,000. The JW Marriott Desert Springs Serviced Pari Passu Companion Loans accrue interest at the same rate as the JW Marriott Desert Springs Mortgage Loan. The JW Marriott Desert Springs Mortgage Loan is entitled to payments of interest and principal on a pro rata and pari passu basis with the JW Marriott Desert Springs Serviced Pari Passu Companion Loans. The holders of the JW Marriott Desert Springs Loan and the JW Marriott Desert Springs Serviced Pari Passu Companion Loans have entered into a co-lender agreement which sets forth the allocation of collections on the JW Marriott Desert Springs Whole Loan. See “Description of the Mortgage Pool—The Whole Loans— The Serviced Whole Loans” in the Preliminary Prospectus.

Mezzanine Loan and Preferred Equity. The “JW Marriott Desert Springs Mezzanine Loan” refers to a loan in the original principal amount of $16,000,000 made to Newage Desert Springs Holding, LLC, a Delaware limited liability company, by Morgan Stanley Mortgage Capital Holdings LLC , secured by 100% of the direct or indirect equity interest in the JW Marriott Desert Springs Borrower and put in place simultaneously with the origination of the JW Marriott Desert Springs Whole Loan. The JW Marriott Desert Springs Mezzanine Loan has an interest rate of 10.39%, is interest-only, and is co-terminus with the JW Marriott Desert Springs Whole Loan. The JW Marriott Desert Springs Mezzanine Loan and the JW Marriott Desert Springs Whole Loan are subject to an intercreditor agreement between Morgan Stanley Bank, National Association, as senior lender, and Morgan Stanley Mortgage Capital Holdings LLC, as mezzanine lender. It is anticipated that the mezzanine loan will be sold to a third party.

Release of Property. Not permitted.

Terrorism Insurance. The JW Marriott Desert Springs Whole Loan documents require that the “all risk” insurance policy required to be maintained by the JW Marriott Desert Springs Borrower provide coverage for terrorism in an amount determined by the lender, but in no event more than the full replacement cost of the JW Marriott Desert Springs Property and 18 months of business interruption insurance; provided that if the Terrorism Risk Insurance Program Reauthorization Act of 2015 or subsequent statute, extension or reauthorization thereof (“TRIPRA”) is in effect and continues to cover both foreign and domestic acts of terrorism, the lender is required to accept terrorism insurance with coverage against “covered acts” within the meaning of TRIPRA.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

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BACM 2017-BNK3	85 Tenth Avenue

Mortgage Loan No. 4 – 85 Tenth Avenue

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

BACM 2017-BNK3	85 Tenth Avenue

Mortgage Loan No. 4 – 85 Tenth Avenue

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

BACM 2017-BNK3	85 Tenth Avenue

Mortgage Loan No. 4 – 85 Tenth Avenue

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

BACM 2017-BNK3	85 Tenth Avenue

Mortgage Loan No. 4 – 85 Tenth Avenue

85 Tenth Avenue
85 Tenth Avenue
New York, NY 10011
West Side
Garment District
HERALD SQUARE
Jacob Javits Convention Center
Manhattan Center
Macy's
Empire State Building
One Penn Plaza
Herald Center
LONG ISLAND RAILROAD
Hudson River Greenway
HUDSON YARDS
NJ TRANSIT
General Post Office
Madison Square Garden
Manhattan Mall
PENN STATION
Pennsylvania Station (LI Railroad, Amtrak, NJ Transit)
Port Authority-West 30th Street Midtown Heliport
Highline Elevated Park
Chelsea Park
Starret-Lehigh Building
Fashion Institute of Technology
CUE Art Foundation
The Museum at FIT
Chelsea
School of Visual Arts Theater
Tiffany & Company
Madison Square Park
Chelsea Waterside Park
CHELSEA GALLERIES
High Line Elevated Park
Clement Clarke Moore Park
MANHATTAN
Flatiron Building
Pier 62 Skatepark
Chelsea Art Museum
Atlantic Theater Company
Flatiron District
Chelsea Piers Sports & Entertainment Complex
The Joyce Theater
IAC Building
Hudson River
Chelsea Market
Google Corporate Office Campus
Pier 57
Meatpacking District
Forbes Galleries
Hudson Park Library
Greenwich Village
West Village
Washington Square Arch
Washington Square
NYU School of Law
New York University
NYU Skirball Center for the Performing Arts
James Walker Park
U.S. Dept of Veterans Affairs
SoHo
12th Ave.
11th Ave.
10th Ave.
9th Ave.
8th Ave.
7th Ave.
6th Ave.
5th Ave.
Broadway
W. 35th St.
W. 34th St.
W. 33rd St.
W. 32nd St.
W. 31st St.
W. 30th St.
W. 29th St.
W. 28th St.
W. 27th St.
W. 26th St.
W. 25th St.
W. 24th St.
W. 23rd St.
W. 22nd St.
W. 21st St.
W. 20th St.
W. 19th St.
W. 18th St.
W. 17th St.
W. 16th St.
W. 15th St.
W. 14th St.
W. 13th St.
W. 12th St.
W. 11th St.
W. 10th St.
W. 9th St.
W. 8th St.
Waverly Pl.
Washington Pl.
W. 4th St.
W. 3rd St.
Bleecker St.
W. Houston St.
Gansevoort St.
Greenwich St.
Hudson St.
Horatio St.
Jane St.
Bethune St.
Washington St.
Bank St.
Perry St.
Charles St.
Christopher St.
Barrow St.
Morton St.
Leroy St.
Clarkson St.
King St.
Charlton St.
Varick St.
West St.
Greenwich Ave.
7th Ave. South
Bedford St.
Carmine St.
Downing St.
Macdougal St.
Sullivan St.
Prince St.
PATH
9A
Upper West Side
Upper East Side
Astoria
West New York
QUEENS
North Bergen
Central Park
East Side
Long Island City
Weehawken
West Side
Midtown
Union City
Chelsea
MANHATTAN
Williamsburg
Greenwich Village
Hoboken
NEW JERSEY
SoHo
Chinatown
Tribeca
Financial District
JERSEY CITY
BROOKLYN
Brooklyn Heights
Park Slope

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

BACM 2017-BNK3	85 Tenth Avenue

Mortgage Loan No. 4 – 85 Tenth Avenue

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	WFB			Single Asset/Portfolio:	Single Asset
Credit Assessment (DBRS/Fitch/Moody’s):	BBB(low)/BBBsf/a1			Location:	New York, NY 10011
Original Balance(1):	$50,000,000			General Property Type:	Office
Cut-off Date Balance(1):	$50,000,000			Detailed Property Type:	CBD
% of Initial Pool Balance:	5.1%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	1913/1999;2002
Sponsors:	Related Special Assets LLC; Vornado Realty L.P.			Size:	632,584 SF
Mortgage Rate:	3.8206%			Cut-off Date Balance per SF (1):	$403
Note Date:	12/1/2016			Maturity Date Balance per SF(1):	$403
First Payment Date:	1/6/2017			Property Manager:	Related Management Company, L.P. (borrower-related)
Final Maturity Date:	12/6/2026
Original Term to Maturity:	120 months
Original Amortization Term:	0 months
IO Period:	120 months
Seasoning:	2 months			Underwriting and Financial Information
Prepayment Provisions(2):	LO (26); DEF (89); O (5)			UW NOI:	$36,948,186
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI Debt Yield(1):	14.5%
Additional Debt Type(3):	Pari Passu/Subordinate Debt/Mezzanine			UW NOI Debt Yield at Maturity(1):	14.5%
Additional Debt Balance(3):	$205,000,000/$141,000,000/$229,000,000			UW NCF DSCR(1):	3.66x
Future Debt Permitted (Type):	No (N/A)			Most Recent NOI(5):	$27,269,500 (9/30/2016 TTM)
Reserves(4)				2nd Most Recent NOI:	$20,566,988 (12/31/2015)
Type	Initial	Monthly	Cap	3rd Most Recent NOI:	$19,917,738 (12/31/2014)
RE Tax:	$0	Springing	N/A	Most Recent Occupancy(6):	99.6% (11/30/2016)
Insurance:	$0	Springing	N/A	2nd Most Recent Occupancy:	100.0% (6/30/2015)
Recurring Replacements:	$0	$10,543	$253,032	3rd Most Recent Occupancy:	90.2% (6/30/2014)
TI/LC:	$0	$52,715	$1,265,160	Appraised Value (as of):	$835,000,000 (11/4/2016)
Tenant Specific TI/LC:	$11,063,417	$0	N/A	Cut-off Date LTV Ratio(1):	30.5%
Free Rent:	$1,130,833	$0	N/A	Maturity Date LTV Ratio(1):	30.5%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount(1):	$396,000,000	63.4%	Loan Payoff(7):	$559,219,752	89.5%
Mezzanine Loans(3):	$229,000,000	36.6%	Reserves:	$12,194,250	2.0%
			Closing Costs:	$19,335,900	3.1%
			Return of Equity:	$34,250,099	5.5%
Total Sources:	$625,000,000	100.0%	Total Uses:	$625,000,000	100.0%

(1)	The 85 Tenth Avenue Mortgage Loan is part of the 85 Tenth Avenue Whole Loan, which is comprised of six pari passu senior notes and two subordinate notes with an aggregate original principal balance of $396,000,000. The 85 Tenth Avenue pari passu senior notes have a combined original principal balance of $255,000,000 and the subordinate notes have a combined original principal balance of $141,000,000. The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NCF DSCR, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the senior notes totaling $255,000,000 without regard to the subordinate notes. The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NCF DSCR, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, Cut-off Date LTV Ratio and Maturity Date LTV Ratio based on the aggregate note balance of the 85 Tenth Avenue Whole Loan (including the subordinate notes) are $626, $626, 2.36x, 9.3%, 9.3%, 47.4% and 47.4%, respectively. The Cut-off Date Balance per SF, UW NOI Debt Yield, UW NCF DSCR and Cut-off Date LTV Ratio numbers based on the combined balance of the 85 Tenth Avenue Whole Loan and mezzanine loan are $988 , 5.9%, 1.26x, and 74.9%, respectively.
(2)	Defeasance is permitted at any time after the earlier to occur of (a) the end of the two-year period commencing on the closing date of the securitization of the last 85 Tenth Avenue Whole Loan promissory note to be securitized and (b) December 1, 2019.
(3)	See “The Mortgage Loan,” “Additional Secured Indebtedness (not including trade debts)” and “Mezzanine Loan and Preferred Equity” below for further discussion of additional debt.
(4)	See “Escrows and Reserves” below for further discussion of reserve requirements.
(5)	See “Operating History and Underwritten Net Cash Flow” below for further discussion.
(6)	Includes one tenant (1.7% of NRA) that has signed a lease but has not yet taken occupancy at the 85 Tenth Avenue Property. The tenant is in a free rent period for which $1,130,833 was reserved with lender at loan origination. See “Escrows and Reserves” below for further details.
(7)	Previous financing on the 85 Tenth Avenue Property consists of (i) $270.0 million of mortgage debt that was contributed to the COMM 2007-C9 and CD 2007-CD5 securitization trusts, (ii) approximately $75.0 million of senior mezzanine debt held by Landesbank Baden-Wurttemberg, (iii) approximately $83.5 million of junior mezzanine debt/preferred equity (estimated balance as of November 2016) held by Vornado Realty Trust and (iv) approximately $111.4 million of preferred equity (estimated balance as of November 2016) held by Vornado Realty Trust.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

BACM 2017-BNK3	85 Tenth Avenue

The Mortgage Loan. The fourth largest mortgage loan (the “85 Tenth Avenue Mortgage Loan”) is part of a non-serviced pari passu whole loan (the “85 Tenth Avenue Whole Loan”) evidenced by (i) six pari passu senior notes in the aggregate original principal amount of $255,000,000 and (ii) two subordinate notes in the original principal amount of $141,000,000, all of which are secured by the same fee mortgage encumbering the office building known as 85 Tenth Avenue in New York, New York (the “85 Tenth Avenue Property”). The 85 Tenth Avenue Mortgage Loan is evidenced by two pari passu notes (Note A-2-C1 and Note A-2-C2) with an outstanding principal balance as of the Cut-off Date of $50,000,000.

Promissory notes A-1-C1, A-1-C2, A-1-S and A-2-S in the aggregate original principal amount of $205,000,000 represent non-serviced pari passu companion loans (the “85 Tenth Avenue Non-Serviced Pari Passu Companion Loans”), and are pari passu with the 85 Tenth Avenue Mortgage Loan. Promissory notes B-1 and B-2 in the aggregate original principal amount of $141,000,000 (the “85 Tenth Avenue Non-Serviced Subordinate Companion Loans”) are generally subordinate to the 85 Tenth Avenue Mortgage Loan and the 85 Tenth Avenue Non-Serviced Pari Passu Companion Loans. See “Description of the Mortgage Pool—The Whole Loans—the Non-Serviced Whole Loans—the 85 Tenth Avenue Whole Loan” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the Preliminary Prospectus.

The 85 Tenth Avenue Mortgage Loan will be included in the BACM 2017-BNK3 Trust. The 85 Tenth Avenue Non-Serviced Pari Passu Companion Loans represented by promissory Notes A-1-S and Note A-2-S and the 85 Tenth Avenue Non-Serviced Subordinate Companion Loans were contributed to the DBWF 2016-85T securitization trust. The 85 Tenth Avenue Non-Serviced Pari Passu Companion Loans represented by Note A-1-C1 and Note A-1-C2 are expected to be contributed to the CD 2017-CD3 securitization trust. The 85 Tenth Avenue Whole Loan is being serviced pursuant to the terms of the DBWF 2016-85T trust and servicing agreement.

Note Summary

Notes	Original Balance	Note Holder	Controlling Interest
A-1-C1	$50,000,000	CD 2017-CD3(1)	No
A-1-C2	$25,000,000	CD 2017-CD3(1)	No
A-2-C1	$25,000,000	BACM 2017-BNK3	No
A-2-C2	$25,000,000	BACM 2017-BNK3	No
A-1-S	$78,000,000	DBWF 2016-85T	Yes
A-2-S	$52,000,000	DBWF 2016-85T	Yes
B-1	$84,600,000	DBWF 2016-85T	Yes
B-2	$56,400,000	DBWF 2016-85T	Yes
Total	$396,000,000

(1)	Expected to be contributed to the CD 2017-CD3 transaction.

The Borrower and the Sponsor. The borrower is 85 Tenth Avenue Associates, L.L.C. (the “85 Tenth Avenue Borrower”), a single-purpose Delaware limited liability company structured to be bankruptcy-remote, with two independent directors. The sponsors and the nonrecourse carve-out guarantors of the 85 Tenth Avenue Borrower are Related Special Assets LLC and Vornado Realty L.P. (the “85 Tenth Avenue Sponsors”). The liability of Vornado Realty L.P. under the non-recourse carveout guaranty for bankruptcy-related non-recourse carveouts is limited to 30.0% of the original principal balance of the 85 Tenth Avenue Whole Loan.

The Related Companies, L.P. (“Related”) is a privately owned real estate firm. Founded by Stephen M. Ross in 1972, Related describes itself as a fully integrated, highly diversified industry leader with experience in development, acquisition, management, finance, marketing and sales. Headquartered in New York City, Related has offices and major developments in Boston, Chicago, Los Angeles, San Francisco, South Florida, Abu Dhabi, Sao Paulo and Shanghai, and has a team of approximately 3,000 professionals.

Vornado Realty L.P. (“Vornado”) is a fully integrated, publicly traded real estate investment trust (NYSE: VNO) which owns (wholly, or partially through joint ventures) more than 20.2 million SF across 36 office properties in Manhattan.

The Property. The 85 Tenth Avenue Property consists of the fee interest in an 11-story, 99.6% leased, office building totaling 632,584 SF. The 85 Tenth Avenue Property is located at the crossroads of Manhattan’s Chelsea neighborhood and the Meatpacking District, directly adjacent to the High Line aerial park, directly across from the Chelsea Market, and has views of the Hudson River. The 85 Tenth Avenue Borrower acquired the 85 Tenth Avenue Property in 2007 for $430.0 million ($680 PSF) and has since undertaken selective strategic leasing and capital improvement programs to modernize the profile of the building including. The 85 Tenth Avenue Property features retroindustrial décor with a brick structure along with floors with ceiling heights ranging from 14 feet to approximately 19 feet and open floor plates.

The 85 Tenth Avenue Property was originally constructed in 1913 as an expansion of the Nabisco Factory. In 1996, the 85 Tenth Avenue Property was redeveloped into a mixed-use facility and in 1999 was acquired by Level 3 Communications and converted it into a telecom facility. According to the appraiser, Level 3 Communications invested in excess of $150.0 million to install state of the art mechanical, back-up power and cooling systems to support their mission critical network. Level 3 Communications also added a story to the building along with several new elevator shafts. Somerset Partners purchased the 85 Tenth Avenue Property in 2005 and redeveloped the asset as a mixed use office and retail building. Somerset Partners added new oversized windows, a new entranceway and lobby with modern art, new elevators, electrical upgrades, and a new heating system. The 85 Tenth Avenue Sponsors acquired the 85 Tenth Avenue Property in 2007 and have since repositioned the tenancy to include Google as the anchor tenant with flexibility to expand into the rest of the building.

The 85 Tenth Avenue Property has a 10-year average historical occupancy of 98.6% and currently 65.4% of the NRA is leased by investment grade credit tenants, including Google, GSA, and Moet. The five largest tenants comprise 588,576 SF, representing 93.0% of the NRA and 94.2% of base rent. The 85 Tenth Avenue Property also serves as the North American headquarters for Moet and features award-winning ground floor restaurants including Michelin Star-rated Del Posto and Toro. The 85 Tenth Avenue Property is located within Google’s expanding Manhattan campus and is situated two blocks west of Google’s east coast headquarters (111 Eighth Avenue). Google also occupies space one block to the east of the 85 Tenth Avenue Property at Chelsea Market and signed a lease for 263,835 SF at Pier 57, one block to the west of the 85 Tenth Avenue Property, in late 2015.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

BACM 2017-BNK3	85 Tenth Avenue

Major Tenants.

Google (179,948 SF, 28.4% of NRA, 30.9% of underwritten base rent). Google leases 179,948 SF at the 85 Tenth Avenue Property. The initial lease began October 31, 2014 and has a lease expiration date of February 28, 2026. Google is a leading global technology company that generates the majority of its revenues through search and display ads on its own websites and its network of third-party websites. Google’s platform spans across a number of form factors including desktop, mobile and tablets.

GSA (178,065 SF, 28.1% of NRA, 32.8% of underwritten base rent). GSA leases 178,065 SF at the 85 Tenth Avenue Property. The initial lease began December 1, 2003 and has a lease expiration date of September 30, 2020. The GSA space houses the Federal Bureau of Investigation Joint Terrorism Task Force, a partnership between various American law enforcement agencies charged with the task of investigating terrorism.

Level 3 Communications, LLC (113,012 SF, 17.9% of NRA, 12.9% of underwritten base rent). Level 3 Communications, LLC (“Level 3”) leases 113,012 SF at the 85 Tenth Avenue Property. The leases began December 31, 2002 and have lease expiration dates of January 31, 2023 (1,012 SF), February 1, 2023 (56,000 SF) and February 28, 2026 (56,000 SF). Level 3 (NASDAQ: LVLT) is an operator of one of the world’s largest fiber-optic communications networks, connecting customers in 60 countries. The company services include broadband Internet access, wholesale voice origination and termination, enterprise voice, content distribution, broadband transport, and collocation services. Wholesale customers include ISPs, telecom carriers, cable-TV operators, wireless providers, and the US government.

The following table presents certain information relating to the major tenants at the 85 Tenth Avenue Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(2)	Tenant SF	Approximate % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF(3)	Lease Expiration
Google(4)	NR/Aa2/AA	179,948	28.4%	$13,792,185	30.9%	$76.65	2/28/2026
GSA	AAA/Aaa/AA+	178,065	28.1%	$14,624,478	32.8%	$82.13	9/30/2020(5)
Level 3	BB-/Ba3/BB	113,012(6)	17.9%	$5,775,664(6)	12.9%	$51.11(6)	Various(6)(7)
Telehouse	NR/NR/NR	61,551	9.7%	$5,370,907	12.0%	$87.26	1/31/2026
Moet	NR/NR/A+	56,000	8.9%	$2,469,600	5.5%	$44.10	3/31/2021
Subtotal/Wtd. Avg.		588,576	93.0%	$42,032,834	94.2%	$71.41

Other Tenants		41,650	6.6%	$2,607,735	5.8%	$62.61
Vacant Space		2,358	0.4%	$0	0.0%	$0.00
Total/Wtd. Avg.		632,584	100.0%	$44,640,569	100.0%	$70.83

(1)	Information is based on the underwritten rent roll.
(2)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.
(3)	Wtd. Avg. Annual UW Rent PSF excludes vacant space.
(4)	Google has existing as-of-right expansion options on any three of floors 5, 8, 9, and 10, which are coterminous to and coincide with the below market, fixed rate rent schedule of its existing premises on floors 3, 4, and 11. If Google elects to expand on all four of the expansion spaces, one of the four floors (at landlord’s discretion) shall be leased at fair market value (“FMV”). Google has a FMV right of first offer on all other office space in the building. Google has two five year renewal options at fair market value upon 18 months written notice for all or a portion of their space so long as Google occupies 75% of the 85 Tenth Avenue Mortgaged Property. Google has no termination options.
(5)	GSA has the right to terminate its space beginning on June 30, 2019, upon 180 days prior written notice. GSA has been reducing its space at the 85 Tenth Avenue Property and consolidating to government owned space.
(6)	Level 3 has 1,012 SF at an Annual UW Rent of $12.00 PSF expiring in January 31, 2023, 56,000 SF at an Annual UW Rent of $60.92 PSF expiring on February 1, 2023 and 56,000 SF at an Annual UW Rent of $42.00 PSF February 28, 2026. Level 3’s Rent for the 5th floor has been underwritten based on Level 3’s in place rent.
(7)	Level 3 has given notice of its intent to vacate its space on the 5th floor and is obligated to do so no later than its lease expiration date for that space of June 30, 2017. However, the tenant has extended its lease for five years on the 6th floor through January 2023.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

BACM 2017-BNK3	85 Tenth Avenue

The following table presents certain information relating to the lease rollover at the 85 Tenth Avenue Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Annual UW Rent PSF Rolling(3)	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
2017(4)	1	56,000	$42.00	8.9%	8.9%	$2,352,000	5.3%	5.3%
2018	0	0	$0.00	0.0%	8.9%	$0	0.0%	5.3%
2019	0	0	$0.00	0.0%	8.9%	$0	0.0%	5.3%
2020	3	178,065	$82.13	28.1%	37.0%	$14,624,478	32.8%	38.0%
2021	2	56,200	$45.18	8.9%	45.9%	$2,539,156	5.7%	43.7%
2022	0	0	$0.00	0.0%	45.9%	$0	0.0%	43.7%
2023	2	57,012	$60.05	9.0%	54.9%	$3,423,664	7.7%	51.4%
2024	3	10,747	$69.76	1.7%	56.6%	$749,748	1.7%	53.1%
2025	0	0	$0.00	0.0%	56.6%	$0	0.0%	53.1%
2026	7	241,499	$79.35	38.2%	94.8%	$19,163,092	42.9%	96.0%
2027	0	0	$0.00	0.0%	94.8%	$0	0.0%	96.0%
2028 & Beyond	4	30,703	$58.25	4.9%	99.6%	$1,788,431	4.0%	100.0%
Vacant	0	2,358	$0.00	0.4%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.	22	632,584	$70.83	100.0%		$44,640,569	100.0%

(1)	Information is based on the underwritten rent roll.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.
(3)	Wtd. Avg. Annual UW Rent PSF Rolling excludes vacant space.
(4)	Level 3 has given notice of its intent to vacate its space on the 5th floor and is obligated to do so no later than its lease expiration date for that space of June 30, 2017. However, the tenant has extended its lease for five years on the 6th floor through January 2023.

The Market. The 85 Tenth Avenue Property is located on the entire block bounded by Tenth Avenue, Eleventh Avenue, West 15th and West 16th Streets in the Chelsea neighborhood of Manhattan. Approximately three-square miles, Chelsea is bordered on the north by the Penn Station district, the Convention Center area and the Hudson Yards neighborhood. To the east are the neighborhoods of Gramercy Park, Union Square and the Flatiron district. Greenwich Village and the West Village are to the south of Chelsea.

According to the appraisal, the 85 Tenth Avenue Property is located within Manhattan’s Midtown South office market. The Midtown South office market is Manhattan’s smallest office market, containing approximately 66.8 million SF of office space. As of the third quarter of 2016, the Midtown South market had a vacancy rate of 6.7% and overall average asking rents of $70.29 PSF, gross. Within the Midtown South office market, the 85 Tenth Avenue Property is located on the border of the Chelsea and Hudson Square/West Village submarkets. As of third quarter of 2016, the Chelsea submarket, contained approximately 15.0 million SF of office space, had a vacancy rate of 6.7% and direct average asking rents of $62.58 PSF, gross. The Hudson Square/West Village submarket contained approximately 11.0 million SF of office space, had a vacancy rate of 10.7% and average asking rents of $82.34 PSF, gross, over the same time period.

The appraisal identified 23 comparable properties totaling approximately 11.9 million SF that exhibited a rental range of $50.00 PSF to $180.00 PSF, gross, and a weighted average occupancy rate of approximately 95.6% for direct space. Of the 23 buildings, 7 are considered directly competitive with the 85 Tenth Avenue Property in terms of the building classification, asking rents, rentable office square footage and quality. The directly competitive properties exhibited a rental range of $75.00 PSF to $89.00 PSF, gross, and a weighted average occupancy of approximately 98.5%.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

BACM 2017-BNK3	85 Tenth Avenue

The following table presents recent leasing data at comparable office buildings with respect to the 85 Tenth Avenue Property:

Competitive Property Summary
Property Name/Location	Year Built	Size SF	Tenant Name	Lease Date/Term	Lease Area (SF)	Annual In Place Rent PSF	Lease Type
85 Tenth Avenue New York, NY	1913	632,584	Google	Oct. 2014 / 11.4 Yrs	179,948	$76.65	Gross
250 Hudson Street New York, NY	1928	30,000	Lieff Cabraser Heimann & Bernstein	Sep. 2016 / 10.0 Yrs	27,778	$78.00	Gross
315 Park Avenue South New York, NY	1928	276,000	Winton Capital	Jul. 2016 / 10.0 Yrs	34,844	$100.00	Gross
315 Hudson Street New York, NY	1907	400,000	Galvanize Inc	Jun. 2016 / 10.0 Yrs	54,500	$73.00	Gross
675 Avenue of the Americas New York, NY	1900	222,000	Nielsen Holdings	Apr. 2016 / 15.0 Yrs	43,529	$65.00	Gross
229-233 Park Avenue South New York, NY	1924	132,000	Facebook	Apr. 2016 / 10.5 Yrs	41,100	$77.00	Gross
225 Park Avenue South New York, NY	1909	560,000	Facebook	Mar. 2016 / 10.5 Yrs	118,468	$89.00	Gross
200 Park Avenue South New York, NY	1908	225,000	Elizabeth Arden	Mar. 2016 / 10.0 Yrs	35,698	$64.00	Gross
770 Broadway New York, NY	1905	911,213	Facebook	Feb. 2016 / 12.0 Yrs	79,998	$105.00	Gross
90 Fifth Avenue New York, NY	1903	110,000	AltSchool	Jan. 2016 / 13.0 Yrs	12,602	$94.00	Gross

Source: Appraisal and underwritten rent roll.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the 85 Tenth Avenue Property:

Cash Flow Analysis
	2011	2012	2013	2014	2015	9/30/2016 TTM	UW	UW PSF
Base Rent(1)	$27,251,469	$26,646,844	$26,504,937	$25,649,512	$29,053,455	$36,809,756	$44,640,569	$70.57
Credit Rent Steps(2)	$0	$0	$0	$0	$0	$0	$3,356,590	$5.31
Straight Line Rent Credit(3)	$0	$0	$0	$0	$0	$0	$775,933	$1.23
Grossed Up Vacant Space	$0	$0	$0	$0	$0	$0	$88,764	$0.14
Total Recoveries	$2,394,873	$3,198,256	$4,349,995	$4,580,074	$3,644,420	$2,536,223	$3,944,963	$6.24

Other Income	$1,645,389	$2,038,977	$1,345,914	$1,538,079	$1,663,127	$2,458,831	$2,526,371	$3.99
Less Vacancy & Credit Loss	$0	$0	$0	$0	$0	$0	($2,640,341)	($4.17)
Effective Gross Income	$31,291,731	$31,884,076	$32,200,846	$31,767,665	$34,361,002	$41,804,810	$52,692,850	$83.30
Total Operating Expenses	$9,678,819	$10,204,674	$11,377,464	$11,849,927	$13,794,015	$14,535,310	$15,744,664	$24.89
Net Operating Income	$21,612,912	$21,679,402	$20,823,382	$19,917,738	$20,566,988	$27,269,500	$36,948,186	$58.41
Capital Expenditures	$0	$0	$0	$0	$0	$0	$126,517	$0.20
TI/LC	$0	$0	$0	$0	$0	$0	$632,584	$1.00
Net Cash Flow	$21,612,912	$21,679,402	$20,823,382	$19,917,738	$20,566,988	$27,269,500	$36,189,085	$57.21

Occupancy %	98.5%	98.5%	100.0%	90.2%	100.0%	99.6%(4)	94.5%
NOI DSCR(5)	2.19x	2.19x	2.11x	2.02x	2.08x	2.76x	3.74x
NCF DSCR(5)	2.19x	2.19x	2.11x	2.02x	2.08x	2.76x	3.66x
NOI Debt Yield(5)	8.5%	8.5%	8.2%	7.8%	8.1%	10.7%	14.5%
NCF Debt Yield(5)	8.5%	8.5%	8.2%	7.8%	8.1%	10.7%	14.2%

(1)	The increase between 9/30/2016 TTM Base Rent and UW Base Rent is due primarily to the L’Atelier lease (commenced in November 2016), Google’s rent commencement for their 3rd floor space (occurred in November 2016), and the inclusion of a full year’s rent for Google’s lease on the 4th floor (commenced in February 2016). The remainder is attributable to rent steps taking effect and free rent periods ending for other tenants at the 85 Tenth Avenue Property.
(2)	Rent Steps for credit tenants taken for contractual rent steps through November 1, 2017 for all tenants. Level 3 has a rent step on 1/1/2017 to $79.83 PSF. Credit given to Level 3 rent step in January 2018 to $110.00 PSF associated with the tenant’s renewal with respect to its 6th floor space, which is expected to be re-measured to 59,900 SF.
(3)	Straight Line Rent Credit given to Google, GSA, and Moet through the earlier of lease expiration or loan maturity.
(4)	Based on the underwritten rent roll. Includes one tenant (1.7% of NRA) that has signed a lease but has not yet taken occupancy at the 85 Tenth Avenue Property.
(5)	The debt service coverage ratios and debt yields are based on the 85 Tenth Avenue Whole Loan and the Initial Interest Rate.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

BACM 2017-BNK3	85 Tenth Avenue

Escrows and Reserves. The 85 Tenth Avenue Whole Loan documents provide for upfront reserves in the amount of $11,063,417 for existing and outstanding tenant improvements and leasing commissions (“TI/LCs”) relating to Google ($10,761,917) and L’Atelier ($301,500) and $1,130,833 for gap abated rent relating to L’Atelier. Pursuant to the 85 Tenth Avenue Whole Loan documents, monthly escrows for real estate taxes and insurance premiums are only required during a Trigger Period (as defined below). The 85 Tenth Avenue Borrower is required to deposit monthly into an escrow for capital expenditures ($10,543, subject to a $253,032 cap), and TI/LCs ($52,715, subject to a $1,265,160 cap).

During the continuance of a Trigger Period, the borrower is required to deposit on each monthly payment date (i) an amount equal to one-twelfth of the taxes the lender estimates will be payable in the next 12 months and (ii) an amount equal to one-twelfth of the insurance premiums the lender estimates will be payable in the next 12 months; provided that the requirement to deposit insurance premiums will be suspended if the borrower provides satisfactory evidence to the lender that the insurance coverage required by the 85 Tenth Avenue Whole Loan documents is being provided under acceptable blanket insurance policies.

Lockbox and Cash Management. The 85 Tenth Avenue Whole Loan is structured with a lender-controlled lockbox, which is already in place. The 85 Tenth Avenue Whole Loan documents require the borrower to direct all tenants to pay rent directly into such lockbox account, and also require that all rents received by the borrower or the property manager be deposited into the lockbox account within two business day of receipt. Prior to the occurrence of a Trigger Period, all funds in the lockbox account are distributed to the borrower. During a Trigger Period, all funds in the lockbox account are swept to a lender-controlled cash management account and applied as provided in the 85 Tenth Avenue Whole Loan documents (including the 85 Tenth Avenue Mezzanine Loans (as defined below) debt service when no event of default exists under the 85 Tenth Avenue Whole Loan).

A “Trigger Period” means a period:

(a) commencing upon an event of default under the 85 Tenth Avenue Whole Loan documents and ending at such time as such event of default has been cured and no other event of default is then continuing;

(b) commencing upon an event of default under the 85 Tenth Avenue Mezzanine Loans and ending at such time as such event of default has been cured and no other event of default is then continuing;

(c) commencing upon, as of the last day of any calendar quarter, (i) the debt service (on the 85 Tenth Avenue Whole Loan) falls below 2.10x or the debt service (on the 85 Tenth Avenue Whole Loan and the 85 Tenth Avenue Mezzanine Loans) falls below 1.10x, and will cease to exist if (i) the debt service is 2.10x (on the 85 Tenth Avenue Whole Loan) and (ii) the debt service (on the 85 Tenth Avenue Whole Loan and the 85 Tenth Avenue Mezzanine Loan) is 1.10x as of the last day of two consecutive quarters;

(d) commencing upon a Lease Sweep Period (as defined below) and ending at such time as (i) the assumption of the Lease Sweep Lease (as defined below) by a Lease Sweep Tenant (as defined below) in the related bankruptcy proceeding with no amendments or modifications thereto, and such assumption has become effective through a court order or a plan of reorganization which is not subject to a stay pending appeal or otherwise or (ii) the dismissal of the bankruptcy proceeding with no amendments or modifications to the Lease Sweep Lease or no less than ninety percent (90%) of the space demised under the Lease Sweep Lease has been re-tenanted pursuant to one or more leases entered into in accordance with the 85 Tenth Avenue Whole loan documents with the tenants thereunder in possession and paying rent (subject to free/abated rent that has been reserved for with lender) and, in lender’s reasonable judgment, sufficient funds have been accumulated in the Lease Sweep Reserve (as defined below), or otherwise paid by the Lease 85 Tenth Avenue borrower, to cover all anticipated TI/LCs and other landlord obligations and free and/or abated rent in connection therewith (and any operating shortfalls relating to the delay in the commencement of full rent payments). To the extent the Lease Sweep Lease has not previously been cured as described above, a Lease Sweep Period will also cease upon the deposit of the aggregate, cumulative sum of $50.00 per rentable SF under such Lease Sweep Lease into the Lease Sweep Reserve.

A “Lease Sweep Period” will commence on the first payment date following the occurrence of any of the following: (i) the early termination, early cancellation or early surrender of all or materially all of the space leased under a Lease Sweep Lease or upon the 85 Tenth Avenue borrower’s receipt of notice by a Lease Sweep Tenant of a valid early termination, early cancellation or early surrender of all or materially all of the space leased under a Lease Sweep Lease; (ii) bankruptcy or insolvency proceeding of a Lease Sweep Tenant or its parent guarantor (if applicable); (iii) September 30, 2019 (in the case of GSA) or August 31, 2024 (in the case of Google) if the applicable Lease Sweep Tenant has not yet exercised its renewal option under the applicable Lease Sweep Lease; or (iv) a Lease Sweep Tenant fails to pay base rent for two consecutive months as and when required under its Lease Sweep Lease and such failure continues beyond any applicable notice and cure period, or upon any other material defaults under the Lease Sweep Lease by the Lease Sweep Tenant beyond any applicable notice and cure period.

A “Lease Sweep Lease” means the Google Lease or the GSA Lease and any replacement lease covering all or substantially all the space currently demised under such lease.

A “Lease Sweep Tenant” means any tenant under a Lease Sweep Lease.

During the continuance of a Lease Sweep Period, all available cash will be swept into a reserve account (the “Lease Sweep Reserve”). Provided there is no event of default, the Lease Sweep Reserve will be made available to the 85 Tenth Avenue borrower to pay for certain TI/LCs and other costs incurred by the 85 Tenth Avenue borrower in connection with the re-tenanting of the space covered by the respective Lease Sweep Lease.

Additional Secured Indebtedness (not including trade debts). In addition to the 85 Tenth Avenue Mortgage Loan, the 85 Tenth Avenue Property also secures the 85 Tenth Avenue Non-Serviced Pari Passu Companion Loans and the 85 Tenth Avenue Non-Serviced Subordinate Companion Loan. The 85 Tenth Avenue Non-Serviced Pari Passu Companion Loans and the 85 Tenth Avenue Subordinate Companion Loan are coterminous with the 85 Tenth Avenue Mortgage Loan and accrue interest at the same interest rate. The holders of the 85 Tenth Avenue Mortgage Loan, the 85 Tenth Avenue Non-Serviced Pari Passu Companion Loans and the 85 Tenth Avenue Subordinate Companion Loan have entered into a co-lender agreement which sets forth the allocation of collections on the 85 Tenth Avenue Whole Loan. The 85 Tenth Avenue Mortgage Loan and the 85 Tenth Avenue Non-Serviced Pari Passu Companions Loan are pari passu in right of payment with each other and are generally senior in right of payment to the 85 Tenth Avenue Subordinate Companion Loan as and to the extent described in “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans—The 85 Tenth Avenue Whole Loan” in the Preliminary Prospectus.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

BACM 2017-BNK3	85 Tenth Avenue

Mezzanine Loan and Preferred Equity. Deutsche Bank AG, New York Branch and Wells Fargo Bank, National Association have made (i) a $129,000,000 senior mezzanine loan (the “85 Tenth Avenue Senior Mezzanine Loan”) to 85 Tenth First Mezz Associates II, L.L.C., which accrues interest at an interest rate of 5.2000% per annum, and (ii) a $100,000,000 junior mezzanine loan (the “85 Tenth Avenue Junior Mezzanine Loan”) to 85 Tenth Senior Mezz Associates II, L.L.C., which accrues interest at an interest rate of 6.6000% per annum. The 85 Tenth Avenue Senior Mezzanine Loan and the 85 Tenth Avenue Junior Mezzanine Loan (collectively the “85 Tenth Avenue Mezzanine Loans”) have the same maturity date as the 85 Tenth Avenue Whole Loan.

Release of Property. Not permitted.

Terrorism Insurance. The 85 Tenth Avenue Borrower is required to obtain insurance against acts of terrorism or other similar acts or events to the extent such insurance is available in form and substance reasonably satisfactory to lender (and in an amount not less than the sum of 100% of full replacement cost and 36 months of business interruption insurance, together with a 12-month extended period of indemnity). Notwithstanding the foregoing, for so long as the Terrorism Risk Insurance Act of 2002 and the Terrorism Risk Insurance Program Reauthorization Act of 2015 (or any extension thereof or other federal government program with substantially similar protection) is in effect, the 85 Tenth Avenue Borrower is not required to pay insurance premiums for terrorism insurance coverage in excess of the Terrorism Premium Cap (as defined below). If the insurance premiums payable with respect to such terrorism coverage exceeds the Terrorism Premium Cap, the lender may, at its option (a) purchase such standalone terrorism policy, with the borrower paying such portion of the insurance premiums with respect thereto equal to the Terrorism Premium Cap and the lender paying such portion of the insurance premiums in excess of the Terrorism Premium Cap or (b) modify the deductible amounts, policy limits and other required policy terms to reduce the insurance premiums payable with respect to such stand-alone terrorism policy to the Terrorism Premium Cap.

“Terrorism Premium Cap” means the amount that is two times the amount of aggregate insurance premiums that are payable for the property and business interruption coverage required pursuant to the 85 Tenth Avenue Loan documents (without giving effect to the cost of terrorism coverage) at the time that terrorism coverage is excluded from the applicable insurance policy (on a going forward basis after TRIPRA expires or is no longer in effect for any reason and following expiration of the applicable terrorism coverage then in place).

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

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BACM 2017-BNK3	FedEx Ground Portfolio

Mortgage Loan No. 5 – FedEx Ground Portfolio

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

BACM 2017-BNK3	FedEx Ground Portfolio

Mortgage Loan No. 5 – FedEx Ground Portfolio

Nyack
Pearl River
Tarrytown
Westchester Comm. Coll.
White Plains
Westchester County Airport
CONNECTICUT
Rye Lake
FAIRFIELD COUNTY
ROCKLAND COUNTY
Orangeburg
Hudson River
Elmsford
Montvale
Tappan Lake
Tappan
Old Tappan
St. Thomas Aquinas College
Tallman Mountain St. Park
Irvington
SUNY College at Purchase
Purchase
Pace Univ.-White Plains
Greenwich
Manhattanville College
Hartsdale
Mercy College
Dobbs Ferry
Ardsley
The Galleria at White Plains
NY-Presbyterian Hospital-Westchester
Rye Brook
Hillsdale
Northvale
NEW YORK
Port Chester
Westchester Expwy
Norwood
Hastings-on-Hudson
Scarsdale
WESTCHESTER COUNTY
Harrison
NEW JERSEY
Closter
Rye
St. Johns Riverside Hospital
Hutchinson R. Pkwy
Playland Park
Alpine
BERGEN COUNTY
YONKERS
Bronxville
Mamaroneck
Sarah Lawrence College
Iona College
Bergenfield
Tenafly
Larchmont
Long Island Sound
Teaneck
Mount Vernon
Pelham
New Rochelle
Englewood
NEW YORK CITY
College of New Rochelle

FedEx Ground Portfolio	
1 FedEx - Yonkers, NY	Yonkers, NY
2 FedEx - Elmsford, NY	Elmsford, NY
3 FedEx - Bridgeport, PA	Bridgeport, PA

Schuylkill River
Norristown
Plymouth Meeting Mall
Beidler Rd.
Henderson Rd.
E. Main St
John F. Kennedy Park
Pennsylvania Turnpike
Valley Forge Rd.
E. 4th St.
Metroplex
Bridgeport
King of Prussia
Valley Forge Center
MONTGOMERY COUNTY
Plymouth Meeting
Plymouth Square
Ridge Pike
DeKalb Pike
Church Rd.
Lockheed Martin
King of Prussia Mall
Valley Forge Memorial Gardens
Schuylkill Expwy
Gulph Rd.
Gulph Mills Golf Course
Conshohocken
Croton Rd.
Gulph Mills
West Conshohocken
Union Hill Industrial Park
King of Prussia Rd.
Upper Gulph Rd.
CALVARY CEMETERY
Philadelphia Country Club
CHESTER COUNTY
St. Davids Country Club
Cabrini University
Radnor
Gladwyne
DELAWARE COUNTY
Eastern University
Philadelphia Intl. Airport - 20 miles
Philadelphia 10 miles

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

BACM 2017-BNK3	FedEx Ground Portfolio

Mortgage Loan No. 5 – FedEx Ground Portfolio

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	BANA			Single Asset/Portfolio:	Portfolio
Original Balance(1):	$42,500,000			Location:	Various
Cut-off Date Balance(1):	$42,500,000			General Property Type:	Industrial
% of Initial Pool Balance:	4.3%			Detailed Property Type:	Distribution Warehouse
Loan Purpose:	Acquisition			Title Vesting:	Fee
Sponsor:	PA-SC Venture I LLC			Year Built/Renovated:	2016/N/A
Mortgage Rate:	4.1580%			Size:	751,118 SF
Note Date:	11/1/2016			Cut-off Date Balance per SF(1):	$226
First Payment Date:	12/1/2016			Maturity Date Balance per SF(1):	$226
Maturity Date:	11/1/2026			Property Manager:	Self-Managed
Original Term to Maturity:	120 months
Original Amortization Term:	0 months			Underwriting and Financial Information
IO Period:	120 months			UW NOI:	$22,724,302
Seasoning:	3 months			UW NOI Debt Yield(1):	13.4%
Prepayment Provisions:	LO (27); DEF (89); O (4)			UW NOI Debt Yield at Maturity(1):	13.4%
Lockbox/Cash Mgmt Status:	Hard/In Place			UW NCF DSCR(1):	3.16x
Additional Debt Type(2):	Pari Passu/Mezzanine			Most Recent NOI(4):	N/A
Additional Debt Balance(2):	$127,500,000/$50,000,000			2nd Most Recent NOI(4):	N/A
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI(4):	N/A
Reserves(3)				Most Recent Occupancy:	100.0% (2/1/2017)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy(4):	N/A
RE Tax:	$574,417	$130,987	N/A	3rd Most Recent Occupancy(4):	N/A
Insurance:	$0	Springing	N/A	Appraised Value (as of):	$384,800,000 (8/24/2016)
Other:	$3,066,110	$0	N/A	Cut-off Date LTV Ratio(1):	44.2%
				Maturity Date LTV Ratio(1):	44.2%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount(1):	$170,000,000	41.6%	Purchase Price:	$400,427,868	97.9%
Mezzanine Loan(2):	$50,000,000	12.2%	Reserves:	$3,640,527	0.9%
Borrower Equity:	$188,974,054	46.2%	Closing Costs:	$4,905,659	1.2%
Total Sources:	$408,974,054	100.0%	Total Uses:	$408,974,054	100.0%

(1)	The FedEx Ground Portfolio Mortgage Loan is part of the FedEx Ground Portfolio Whole Loan, which is comprised of four pari passu senior promissory notes with an aggregate principal balance of $170,000,000. The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the aggregate principal balance of the promissory notes comprising the FedEx Ground Portfolio Whole Loan, without regard to the mezzanine loan. The Cut-off Date Balance per SF, UW NOI Debt Yield, UW NCF DSCR and Cut-off Date LTV Ratio numbers based on the combined balance of the FedEx Ground Portfolio Whole Loan and mezzanine loan are $293, 10.3% 2.16x, and 57.2%, respectively.

(2)	See “The Mortgage Loan” and “Additional Secured Indebtedness (not including trade payables)” below for further discussion of additional pari passu debt, and “Mezzanine Loan and Preferred Equity” below for further discussion of the mezzanine loan and an intracompany loan secured by the equity interests in the mezzanine borrower.

(3)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(4)	The FedEx Ground Portfolio Properties were built in 2016, therefore prior historical information is unavailable.

The Mortgage Loan. The fifth largest mortgage loan (the “FedEx Ground Portfolio Mortgage Loan”) is part of a whole loan (the “FedEx Ground Portfolio Whole Loan”) in the total original principal amount of $170,000,000, evidenced by four pari passu senior promissory notes and secured by a first priority fee mortgage encumbering three FedEx Ground warehouse and distribution facilities in Yonkers, New York (the “FedEx Ground Yonkers Property”), Elmsford, New York (the “FedEx Ground Elmsford Property”) and Bridgeport, Pennsylvania (the “FedEx Ground Bridgeport Property”) (collectively the “FedEx Ground Portfolio Properties”). The FedEx Ground Portfolio Whole Loan was co-originated by Bank of America, N.A. and Citigroup Global Markets Realty Corp. The FedEx Ground Portfolio Mortgage Loan is evidenced by controlling Promissory Note A-1 in the original principal amount of $42,500,000. Promissory Note A-2, Promissory Note A-3 and Promissory Note A-4 constitute non-serviced companion loans (the “FedEx Ground Portfolio Serviced Pari Passu Companion Loans”). The FedEx Ground Portfolio Serviced Pari Passu Companion Loans evidenced by Promissory Notes A-2 and A-4 in the aggregate original principal amount of $85,000,000 have been contributed to the CD 2016-CD2 securitization trust. The FedEx Ground Portfolio Serviced Pari Passu Companion Loan evidenced by Promissory Note A-3 in the original principal amount of $42,500,000 has been contributed to the MSBAM 2016-C32 securitization trust. The FedEx Ground Portfolio Whole Loan will be serviced pursuant to the pooling and servicing agreement for this securitization transaction. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus. The proceeds of the FedEx Ground Portfolio Whole Loan were used to acquire the FedEx Ground Portfolio Properties, pay closing costs and fund upfront reserves. Based on the FedEx Ground Portfolio Whole Loan amount of $170,000,000, the FedEx Ground Portfolio Borrower has cash equity in the FedEx Ground Portfolio Properties of $230,427,868, with a loan to cost ratio of 42.5%.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

BACM 2017-BNK3	FedEx Ground Portfolio

The Borrowers and the Sponsor. The borrowers are PA-SC Elmsford Project LLC, PA-SC Yonkers Project LLC and PA-SC West Chester Project LLC (collectively, the “FedEx Ground Portfolio Borrower”), each a single-purpose Delaware limited liability company with at least two independent directors. Equity ownership in the FedEx Ground Portfolio Borrower is held by PA-SC Venture I Equity Sub LLC, the non-recourse carveout guarantor of the FedEx Ground Portfolio Whole Loan. PA-SC Venture I Equity Sub LLC is 100% owned by PA-SC Venture I LLC, the sponsor of the FedEx Ground Portfolio Whole Loan.

PA-SC Venture I LLC is an industrial acquisition venture formed in June 2015 between Ping An Trust (Ping An Insurance Company) and SC Venture Acquisition LLC. The venture was formed for the recapitalization of eight FedEx build-to-suit projects upon completion of construction. SC Venture Acquisition LLC is the control entity and is an affiliate of MRP Group. MRP Group is an affiliate of Black Creek Group, which is based in Denver and was co-founded by John Blumberg in 1993. Black Creek Group oversees a group of real estate investment companies including Dividend Capital Total Realty Trust, which in 2010 bought approximately 30 properties for $1.35 billion from iStar Financial Inc. Ping An Insurance Company is a Chinese insurance company, which is headquartered in Shenzhen, People’s Republic of China. Ping An Insurance Company was founded in 1988 and is a diversified financial services group, offering a wide range of insurance, banking and investment services, with over 235,000 employees and nearly 800,000 life insurance agents providing insurance, banking and investment services for 96.6 million customers.

The Properties. The FedEx Ground Portfolio Properties are secured by the fee interests in three cross-defaulted newly-built FedEx Ground warehouse and distribution facilities totaling 751,118 SF located in Yonkers, New York, Elmsford, New York and Bridgeport, Pennsylvania. The FedEx Ground Portfolio Properties are 100% leased to and occupied by FedEx Ground Package System, Inc. (“FedEx”).

FedEx serves customers in the North American small-package market, focusing on business and residential delivery of packages weighing up to 150 pounds. FedEx provides low-cost, day-certain service to any business address in the United States and Canada. It uses a large fleet of trucks which are owned by independent owner/operators and drivers who are independent contractors who control individual delivery routes and territories. FedEx Smart Post, a segment of FedEx, specializes in the consolidation and delivery of high volumes of low-weight, less time-sensitive business and consumer packages using the United States Postal Service for final delivery to any residential address or P.O. Box in the United States. FedEx invested $1.2 billion in their fiscal year 2015 in facilities and automation to support future growth. As of May 31, 2015, FedEx had 547 facilities, including 33 hubs, in the United States and Canada, approximately 47,000 owner-operated vehicles, and approximately 48,000 company-owned trailers. FedEx has approximately 62,000 employees and is headquartered in Pittsburgh, Pennsylvania.

According to its annual report dated May 31, 2016, FedEx reported total revenues of approximately $16.6 billion, an increase of 28% from the previous year. Fiscal year net earnings for 2016 totaled approximately $2.3 billion, an increase of 5% from the previous year. FedEx averages approximately 7,526 packages per day. The revenue per package for FedEx was $7.80. FedEx Ground Package System, Inc. is a subsidiary of FedEx Corporation. FedEx Corporation (FDX) is rated BBB by S&P and Baa2 by Moody’s.

The following table presents certain information relating to the FedEx Ground Portfolio Properties:

Property Summary
Property Name & Location	Allocated Cut-off Date Balance	% of Portfolio Cut-off Date Balance	Year Built/ Renovated	Occ. %	Lease Expiration Date	Net Rent. Area (SF)	% NRA	UW Base Rent PSF	% UW Base Rent	Appraised Value
FedEx Ground Yonkers Property 10 Herrmann Place Yonkers, NY 10710	$18,190,619	42.8%	2016/N/A	100.0%	7/31/2031	121,883	16.2%	$84.96	43.8%	$164,700,000
FedEx Ground Elmsford Property 300 Waterside Drive Elmsford, NY 10523	$17,218,685	40.5%	2016/N/A	100.0%	7/31/2031	323,502(1)	43.1%	$58.41(1)	39.8%	$155,900,000
FedEx Ground Bridgeport Property 601 River Road Bridgeport, PA 19405	$7,090,696	16.7%	2016/N/A	100.0%	6/30/2031	305,733	40.7%	$12.72	16.4%	$64,200,000
Total/Weighted Average	$42,500,000	100.0%		100.0%		751,118	100.0%	$44.12(1)	100.0%	$384,800,000

Information is based on the underwritten rent roll.

(1)	The FedEx Ground Elmsford Property includes 161,184 SF of warehouse and office space, and 162,318 SF of second floor parking. The UW Base Rent PSF as shown is reflective of the warehouse and office space. The blended base rent between the warehouse, office and parking space at the FedEx Ground Elmsford Property is $29.10 PSF.

FedEx Yonkers. The FedEx Ground Yonkers Property is located in Yonkers, Westchester County, New York which is approximately five miles north of Manhattan, New York. The FedEx Ground Yonkers Property is a 121,883 SF industrial warehouse/distribution facility that was constructed in 2016. The rentable area of the distribution building includes 115,773 SF of warehouse space and 6,110 SF of office space. There is also a two-level parking deck with a total of 316 spaces with 218 spaces reserved for employees and the remaining 98 surface level spaces reserved for trucks, trailers and vans totaling approximately 2.6 spaces per 1,000 SF. The FedEx Ground Yonkers Property has 28-29-foot ceilings throughout the warehouse space with 21 dock high doors and five grade level doors. FedEx’s lease commenced on July 15, 2016, expires on July 31, 2031, has two 10-year renewal options and no termination options, and is guaranteed by FedEx Corporation. FedEx is responsible for all operating costs at the FedEx Ground Yonkers Property, including real estate taxes, insurance, common area maintenance and utilities.

FedEx Elmsford. The FedEx Ground Elmsford Property is located in Elmsford, Westchester County, New York which is approximately 20 miles north of the Bronx, New York. The FedEx Ground Elmsford Property is a 323,502 SF industrial warehouse/distribution facility that was constructed in 2016. The rentable area of the distribution building includes 153,915 SF of warehouse space, 7,269 SF of office space and 162,318 SF of second floor parking. The FedEx Ground Elmsford Property has approximately 335 parking spaces for employees and another 22 surface-level spaces for trucks, trailers and

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

BACM 2017-BNK3	FedEx Ground Portfolio

vans totaling approximately 1.1 spaces per 1,000 SF. The FedEx Ground Elmsford Property has 28-29-foot ceilings throughout the warehouse space with 44 dock high doors and six grade level doors. FedEx’s lease commenced on July 15, 2016, expires on July 31, 2031, has two 10-year renewal options and no termination options and is guaranteed by FedEx Corporation. FedEx is responsible for all operating costs at the FedEx Ground Elmsford Property, including real estate taxes, insurance, common area maintenance and utilities.

FedEx Bridgeport. The FedEx Ground Bridgeport Property is located in Bridgeport, Montgomery County, Pennsylvania which is approximately 18 miles northwest of Center City Philadelphia, Pennsylvania. The FedEx Ground Bridgeport Property is a 305,733 SF industrial warehouse/distribution facility that was constructed in 2016. The rentable area of the distribution building includes 305,733 SF of warehouse space. There are two additional buildings on site which include a maintenance garage totaling 5,569 SF and a security building totaling 3,418 SF. The FedEx Ground Bridgeport Property has 1,023 parking spaces totaling approximately 3.3 spaces per 1,000 SF. The FedEx Ground Bridgeport Property has 32-foot ceilings throughout the warehouse space with 76 dock high doors and four drive-in doors. FedEx’s lease commenced on June 15, 2016, expires on June 30, 2031, has two five-year renewal options and no termination options. The FedEx Ground Bridgeport Property lease is not separately guaranteed by FedEx Corporation. FedEx is responsible for all operating costs at the FedEx Ground Bridgeport Property, including real estate taxes, insurance, common area maintenance and utilities.

The following table presents certain information relating to the lease rollover at the FedEx Ground Portfolio Properties:

Lease Rollover Schedule
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of Total SF Rolling	Total UW Rent Rolling	UW Rent PSF Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
2017	0	0	0.0%	0.0%	$0	$0.00	0.0%	0.0%
2018	0	0	0.0%	0.0%	$0	$0.00	0.0%	0.0%
2019	0	0	0.0%	0.0%	$0	$0.00	0.0%	0.0%
2020	0	0	0.0%	0.0%	$0	$0.00	0.0%	0.0%
2021	0	0	0.0%	0.0%	$0	$0.00	0.0%	0.0%
2022	0	0	0.0%	0.0%	$0	$0.00	0.0%	0.0%
2023	0	0	0.0%	0.0%	$0	$0.00	0.0%	0.0%
2024	0	0	0.0%	0.0%	$0	$0.00	0.0%	0.0%
2025	0	0	0.0%	0.0%	$0	$0.00	0.0%	0.0%
2026	0	0	0.0%	0.0%	$0	$0.00	0.0%	0.0%
2027	0	0	0.0%	0.0%	$0	$0.00	0.0%	0.0%
2028 & Beyond	3	751,118	100.0%	100.0%	$23,661,289	$31.50	100.0%	100.0%
Vacant	0	0	0.0%	100.0%	$0	$0.00	0.0%	100.0%
Total/Wtd. Avg.	3	751,118	100.0%		$23,661,289	$31.50	100.0%

Information based on the underwritten rent roll.

The Markets.

Yonkers, NY. The FedEx Ground Yonkers Property is situated within the Westchester County Industrial Market. Westchester County is located along the Interstate 95 and Interstate 87 corridors along with connections to the Interstate 84 corridor via Interstate 287 and Interstate 684. The majority of the inventory in the Westchester County Industrial Market is comprised of warehouse and distribution buildings. Construction of industrial properties over the past 10 years in Westchester County has generally been warehouses, research and development and flex buildings, with limited construction of new manufacturing facilities. According to the appraisal, the Westchester County Industrial Market totals approximately 29.4 million SF and is 95.2% leased as of the second quarter of 2016. The FedEx Ground Yonkers Property is located in the Southwest Industrial Submarket within the Westchester County Industrial Market. According to the appraisal, the Southwest Industrial Submarket totals approximately 9.0 million SF and is 94.3% leased as of the second quarter of 2016. According to the appraisal, average rental rates have been increasing in the submarket over the past few years and there have been no industrial properties built over the last five years within the submarket. There was no new supply identified in the appraisal within the submarket other than the FedEx Ground Yonkers Property.

Per the appraisal, the population within the FedEx Ground Yonkers Property’s neighborhood has moderately increased since 2000. The 2016 total population and average household income within a three-mile radius of the property are 215,042 and $98,971, respectively. The appraisal cited local property owners, a supportive local government and the location of the city and its demographics as indicators of future growth. The appraisal identified six lease comparables with rents ranging from $24.49 PSF to $65.61 PSF and concluded a market rent of $65 PSF for the FedEx Ground Yonkers Property.

Elmsford, NY. The FedEx Ground Elmsford Property is situated within the Westchester County Industrial Market. The FedEx Ground Elmsford Property is located in the West I-287 Corridor Industrial Submarket within the Westchester County Industrial Market. According to the appraisal, the West I-287 Corridor Industrial Submarket totals 4.3 million SF and is 97.3% leased as of the second quarter of 2016. According to the appraisal, average rental rates have been increasing in the submarket over the past few years and there have been no industrial properties built over the last five years within the submarket. The appraisal identified one property under construction, which is a 35,000 SF Class B industrial warehouse in Elmsford, New York. Per the appraisal, the population within the FedEx Ground Elmsford Property’s neighborhood has moderately increased since 2000. The 2016 total population and average household income within a three-mile radius of the FedEx Ground Elmsford Property are 67,748 and $128,139, respectively. The appraisal identified six lease comparables with rents ranging from $24.49 PSF to $84.96 PSF and concluded a market rent of $60 PSF for the FedEx Ground Elmsford Property.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

BACM 2017-BNK3	FedEx Ground Portfolio

Bridgeport, PA. The FedEx Ground Bridgeport Property is situated within the Southeastern Pennsylvania Market. According to the appraisal, the Southeastern Pennsylvania Market totals approximately 111.3 million SF and is 91.9% leased as of the second quarter of 2016. Through the first two quarters of 2016, the market experienced positive net absorption of 626,239 SF. The FedEx Ground Bridgeport Property is located in the Montgomery County Submarket. According to the appraisal, the submarket totals approximately 30.1 million SF and is 93.8% leased as of the second quarter of 2016. According to the appraisal, average rental rates for the submarket have been increasing each year since 2013. Additionally, the submarket has experienced 737,812 SF of positive net absorption in 2015 through the second quarter of 2016. There was one property identified as new construction in the appraisal which was the FedEx Ground Bridgeport Property. Per the appraisal, the population within the FedEx Ground Bridgeport Property’s neighborhood has been steadily increasing since 2000. The 2016 total population and average household income within a three-mile radius of the property are 92,025 and $90,646, respectively. The appraisal identified six lease comparables with rents ranging from $5.20 PSF to $13.31 PSF and concluded a market rent of $12.36 PSF for the FedEx Ground Bridgeport Property.

The following tables present certain information relating to the competitive industrial warehouse and distribution facilities to the FedEx Ground Portfolio Properties:

Competitive Property Summary

Property	Year Built	% Office	Clear Height (feet)	Tenant Name	Leased SF	Lease Type	Lease Date/Term	Rent PSF	TI/Free Rent
FedEx Ground Yonkers Property(1)	2016	5.0%	28-29	FedEx	121,883	NNN	Jul-16/15 Yrs	$84.96	$0/None
FedEx Ground Elmsford Property(1)	2016	4.5%	28-29	FedEx	323,502(2)	NNN	Jul-16/15 Yrs	$58.41(2)	$0/None
57th Ave & 43rd St Maspeth, NY	2016	2.9%	22-23	FedEx	362,474	NNN	Jan-16/15 Yrs	$39.93	$0/None
Secaucus Road Jersey City, NJ	2015	4.9%	36	FedEx	315,389	NNN	Jan-16/16 Yrs	$24.49	$0/None
830 Fountain Ave Brooklyn, NY	2015	5.0%	24-28	FedEx	273,401	NNN	Jul-15/15 Yrs	$37.05	$0/None
29-01 Borden Ave Long Island City, NY	2013	10.0%	26-28	FedEx	143,000	NNN	Aug-13/15 Yrs	$65.61	$0/None
57-54 Page Place Queens, NY	1941	6.0%	22	Bimbo Bakeries	57,000	NNN	Jan-13/14 Yrs	$42.48	$0/None
FedEx Ground Bridgeport Property	2016	6.0%	32	FedEx	305,733	NNN	Jun-16/15 Yrs	$12.72	$0/None
Brainerd Industrial Park Brainerd, MN	N/A	N/A	N/A	FedEx	53,739	NNN	Jun-16/10 Yrs	$6.28	N/A
4600 Path Road Columbus, OH	N/A	N/A	N/A	FedEx	276,787	NNN	Mar-15/10 Yrs	$7.06	N/A
7800 Turkey Hollow Road Rock Island, IL	N/A	N/A	N/A	FedEx	189,926	NNN	Nov-14/10 Yrs	$5.20	N/A
Davidson Lane New Castle, DE	N/A	N/A	N/A	FedEx	182,816	NNN	Oct-14/10 Yrs	$9.97	N/A
111-31 Fulling Mill Road Middletown, PA	N/A	N/A	N/A	FedEx	303,711	NNN	Feb-14/15 Yrs	$9.37	N/A
10 Industrial Highway Lester, PA	N/A	N/A	N/A	FedEx	212,153	NNN	Jun-13/15 Yrs	$13.31	N/A

Source: Appraisal and underwritten rent roll

(1)	The FedEx Ground Yonkers Property and The FedEx Ground Elmsford Property are located within the same submarket and are within the same competitive set.

(2)	The FedEx Ground Elmsford Property includes 161,184 SF of warehouse and office space, and 162,318 SF of second floor parking. The UW Base Rent PSF as shown is reflective of the warehouse and office space. The blended base rent between the warehouse, office and parking space at the FedEx Ground Elmsford Property is $29.10 PSF.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

BACM 2017-BNK3	FedEx Ground Portfolio

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the Underwritten Net Cash Flow at the FedEx Ground Portfolio Properties:

Cash Flow Analysis

	2013(1)	2014(1)	2015(1)	TTM(1)	UW	UW PSF
Base Rent(1)	N/A	N/A	N/A	N/A	$23,661,289	$31.50
Less Vacancy	N/A	N/A	N/A	N/A	($473,226)	(2.0%)
Effective Gross Income	N/A	N/A	N/A	N/A	$23,188,064	$30.87
Total Operating Expenses	N/A	N/A	N/A	N/A	$463,761	$0.62
Net Operating Income	N/A	N/A	N/A	N/A	$22,724,302	$30.25
Capital Expenditures	N/A	N/A	N/A	N/A	$75,112	$0.10
TI/LC	N/A	N/A	N/A	N/A	$0	$0.00
Net Cash Flow	N/A	N/A	N/A	N/A	$22,649,191	$30.15

Occupancy %	N/A	N/A	N/A	N/A	98.0%
NOI DSCR(2)	N/A	N/A	N/A	N/A	3.17x
NCF DSCR(2)	N/A	N/A	N/A	N/A	3.16x
NOI Debt Yield(2)	N/A	N/A	N/A	N/A	13.4%
NCF Debt Yield(2)	N/A	N/A	N/A	N/A	13.3%

(1)	The FedEx Ground Portfolio Properties were constructed in 2016, therefore historical information is not available. UW Base Rent is based on the in-place leases.

(2)	Debt service coverage ratios and debt yields as shown are based on the FedEx Ground Portfolio Whole Loan.

Escrows and Reserves. The FedEx Ground Portfolio Borrower deposited at origination $574,417 for real estate taxes and is currently required to deposit monthly 1/12th of the annual estimated real estate taxes due. Pursuant to the FedEx Ground Mortgage Loan documents, so long as (i) no event of default is continuing, (ii) no Cash Sweep Period (as defined below) is continuing, and (iii) FedEx is directly paying the taxes and insurance premiums and (iv) as it relates to insurance premiums, the FedEx Ground Portfolio Properties are maintained under an acceptable blanket policy, monthly deposits for real estate taxes and insurance premiums will not be required.

The FedEx Ground Portfolio Borrower deposited at origination $934,110 for the cost of completion of change order work and $1,582,000 for the estimated cost of project completion and punchlist work, which may be disbursed to the FedEx Ground Portfolio Borrower, provided (i) no event of default is continuing and (ii) (a) with respect to the change order work, the lender has received an estoppel from FedEx certifying that the change order work has been completed, or (b) with respect to the project completion and punchlist work, the lender has received a final application and certificate for payment from the contractor engaged to complete the project completion and punchlist work together with final lien waivers for all work performed on the applicable contract.

The FedEx Ground Portfolio Borrower deposited at origination $550,000 for a litigation reserve, which may be disbursed to the FedEx Ground Portfolio Borrower, provided no event of default is continuing, upon delivery to lender of evidence of a final settlement or dismissal of the litigation. See “Description of the Mortgage Pool—Litigation and Other Considerations” in the Preliminary Prospectus.

Lockbox and Cash Management. A hard lockbox with cash management is in place with respect to the FedEx Ground Portfolio Whole Loan. All sums on deposit in the lockbox account are required to be swept into a lender-controlled cash management account. During the continuance of a Cash Sweep Period, the FedEx Ground Portfolio Mortgage Loan documents require all excess cash to be deposited with the lender to be held as additional security for the FedEx Ground Portfolio Whole Loan.

A “Cash Sweep Period” will occur during (i) a FedEx Trigger Period (as defined below) or (ii) a mezzanine loan event of default.

A “FedEx Trigger Period” will commence upon (i) FedEx’s failure to initially occupy any of the individual FedEx Ground Portfolio Properties by November 1, 2017 or after taking initial occupancy, FedEx going dark, vacating or giving notice of intent to vacate the space covered by its lease(s) or terminating or giving notice to terminate its lease(s), (ii) any individual FedEx Ground Portfolio Borrower’s failure to renew its respective lease for a period of not less than five years and provide an updated tenant estoppel on or before the date of renewal for such lease, (iii) FedEx’s failure to pay rent or other expenses for which it is responsible under the applicable lease, (iv) FedEx or the guarantor of the applicable lease, or either’s assets, being subject to any bankruptcy or insolvency proceeding, or (v) a decline in the credit rating of FedEx or the guarantor of the applicable lease below BB by S&P or Ba2 by Moody’s or below the equivalent rating by any other rating agency.

A “FedEx Trigger Period” will end upon (i) as it relates to trigger (i) above, the FedEx Ground Portfolio Borrower entering into one or more acceptable replacement leases with the replacement tenant taking full occupancy and paying full rent (the “FedEx Replacement Lease Criteria”), or FedEx resuming occupancy and operations at the applicable property, (ii) as it relates to trigger (ii) above, the FedEx Ground Portfolio Borrower satisfying the FedEx Replacement Lease Criteria or the FedEx lease being renewed for at least a five-year term with delivery of an updated estoppel, (iii) as it relates to trigger (iii) above, FedEx providing evidence that it is current on its monetary obligations and absence of a material non-monetary default under the applicable lease, (iv) as it relates to trigger (iv) above, the FedEx Ground Portfolio Borrower providing evidence that the related lease has been assumed without alteration of its material terms or the assets of FedEx or such guarantor no longer being subject to the bankruptcy court and the obligations of FedEx or its guarantor under the related lease remaining materially unaltered, or (v) as it relates to trigger (v) above, restoration of the credit rating of FedEx or the guarantor of the applicable lease to at least BB by S&P or Ba2 by Moody’s or the equivalent rating by any other rating agency.

Additional Secured Indebtedness (not including trade debts). The FedEx Ground Portfolio Properties also secure the FedEx Ground Portfolio Serviced Pari Passu Companion Loans, which have an aggregate Cut-off Date principal balance of $127,500,000. The FedEx Ground Portfolio Serviced Pari Passu Companion Loans accrue interest at the same rate as the FedEx Ground Portfolio Mortgage Loan. The FedEx Ground Portfolio Mortgage Loan is entitled to payments of principal and interest on a pro rata and pari passu basis with the FedEx Ground Portfolio Serviced Pari Passu

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

BACM 2017-BNK3	FedEx Ground Portfolio

Companion Loans. The holders of the FedEx Ground Portfolio Mortgage Loan and the FedEx Ground Portfolio Serviced Pari Passu Companion Loans have entered into a co-lender agreement which sets forth the allocation of collections on the FedEx Ground Portfolio Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Whole Loans” in the Preliminary Prospectus.

Mezzanine Loan and Preferred Equity. A mezzanine loan secured by the equity interests in the FedEx Ground Portfolio Borrower in the amount of $50,000,000 exists between Athene Annuity and Life Company and American Equity Investment Life Insurance Company as the mezzanine lenders, to PA-SC Elmsford Mezz Sub LLC, PA-SC West Chester Mezz Sub LLC and PA-SC Yonkers Mezz Sub LLC, the 100% direct owners of the FedEx Ground Portfolio Borrower. The mezzanine loan has an interest rate of 6.5000%, is interest-only and is coterminous with the FedEx Ground Portfolio Whole Loan.

There is an additional loan from an affiliate of PA-SC Venture I Equity Sub LLC, the non-recourse carveout guarantor of the FedEx Ground Portfolio Borrower, to the nonmanaging member of the applicable mezzanine borrower secured by the equity interests in the applicable mezzanine borrower. Foreclosure on such intracompany loan would change ownership of the economic rights of the members of the applicable mezzanine borrower but would not change the control of the applicable mezzanine borrower. Additionally, a non-controlling minority of the membership interests of the mezzanine borrower are subject to a put/call agreement, under which the non-managing member of the applicable mezzanine borrower has the right to put its interest to the managing member of the applicable mezzanine borrower during months 16, 17 and 18 after the origination of the FedEx Ground Portfolio Whole Loan (the “Put Right”). The obligation of the managing member of the applicable mezzanine borrower to purchase the non-managing member’s interest upon exercise of the Put Right is secured by the managing member’s economic rights in the applicable borrower, but not the managing member’s right to control the borrower. If the Put Right is not exercised, the managing member of the applicable mezzanine borrower has a call right for six years after expiration of the Put Right.

Release of Property. Not permitted.

Terrorism Insurance. The FedEx Ground Portfolio Borrower is required to obtain and maintain property insurance, public liability insurance and rental loss and/or business interruption insurance that covers acts of terrorism.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

BACM 2017-BNK3	Storbox Self Storage

Mortgage Loan No. 6 – Storbox Self Storage

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

BACM 2017-BNK3	Storbox Self Storage

Mortgage Loan No. 6 – Storbox Self Storage

Storbox Self Storage
2161, 2181 and 2233 East Foothill Boulevard
Pasadena, CA 91107
SAN GABRIEL MTS.
ANGELES NATIONAL FOREST
Hahamongna Watershed Park
Loma Linda Dr.
Altadena Dr.
Lake Ave.
Lincoln Ave.
Altadena
Altadena Golf Course
Allen Ave.
Eaton Canyon Park
Woodbury Rd.
New York Dr.
Foothill Fwy
Rosemont Ave.
Washington Blvd.
Saint Luke Medical Center
Eaton Canyon Golf Course
PASADENA
Fair Oaks Ave.
Los Robles Ave.
Altadena Dr.
Victory Park
Sierra Madre
Sierra Vista Park
Sierra Madre Blvd.
Rose Bowl
Orange Grove Blvd.
Fuller Theological Seminary
Pacific Oaks College
Brookside Park
METRO GOLD LINE
Foothill Fwy
LAKE
ALLEN
Hastings Village
Baldwin Ave.
Santa Anita Ave.
Foothill Blvd.
Foothill Fwy
MEM. PARK
OLD PASADENA
CIVIC CENTER-MIDTOWN
Downtown
Colorado Blvd.
Avon Distribution Center
SIERRA MADRE VILLA
Norton Simon Museum
PASEO COLORADO
SOUTH LAKE AVENUE DISTRICT
Pasadena City College
Del Mar Blvd.
San Gabriel Blvd.
Del Mar Blvd.
Los Angeles County Arboretum
Santa Anita Park and Racetrack
Colorado Pl.
Lower Arroyo Park
DEL MAR
Shops on Lake Avenue
California Institute of Technology
California Blvd.
East Pasadena
Michillinda Ave.
Westfield Santa Anita
Arcadia County Park
Santa Anita Golf Course
Orange Grove Blvd.
FILLMORE
Huntington Memorial Hospital
Huntington Library and Botanical Gardens
Huntington Dr.
Methodist Hospital of Southern California
Los Robles Ave.
LOS ANGELES COUNTY
Huntington Dr.
Duarte Rd.
Downtown Los Angeles 8 miles
Pasadena Fwy
San Marino
Lacy Park
East San Gabriel
Arcadia
Temple City Blvd.
Baldwin Ave.
MISSION
METRO
Monterey Rd.
Huntington Dr.
Longden Ave.
South Pasadena
Fair Oaks Ave.
Mission Dr.
San Gabriel Country Club
San Gabriel
Las Tunas Dr.
Las Tunas Dr.
Live Oak Park
Atlantic Blvd.
Garfield Ave.
Main St.
San Gabriel Valley Medical Center
Rosemead Blvd.
Temple City
Huntington Dr.
Alhambra
Mission Rd.
Alhambra Golf Course
Almansor Park
Alhambra Medical Ctr.
Mission Dr.
Lower Azusa Rd.
El Monte Airport
LOS ANGELES
Garfield Ave.
Del Mar Ave.
San Gabriel Blvd.
Valley Blvd.
El Monte
Rosemead
Valley Blvd.
Fremont Ave.
Cal State University Los Angeles
San Bernardino Fwy
METROLINK SAN BERNARDINO LINE
EL MONTE
Monterey Park
210
134
110
19
10
Santa Clarita
SANTA SUSANA MTS.
SAN GABRIEL MTS.
LOS ANGELES COUNTY
Simi Valley
Chatsworth
Northridge
VENTURA COUNTY
Thousand Oaks
Burbank
Glendale
Pasadena
SAN MONICA MTS.
LOS ANGELES
Santa Monica
Pacific Ocean
Torrance
Fullerton
ANAHEIM
ORANGE COUNTY
LONG BEACH
Huntington Beach

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

BACM 2017-BNK3	Storbox Self Storage

Mortgage Loan No. 6 – Storbox Self Storage

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	BANA			Single Asset/Portfolio:	Single Asset
Original Balance:	$41,500,000			Location:	Pasadena, CA 91107
Cut-off Date Balance:	$41,500,000			General Property Type:	Self Storage
% of Initial Pool Balance:	4.2%			Detailed Property Type:	Self Storage
Loan Purpose:	Refinance			Title Vesting:	Fee
Sponsor:	Barnard Foothill I, LLC			Year Built/Renovated:	1988-2007/N/A
Mortgage Rate:	4.8080%			Size:	174,761 SF
Note Date:	1/11/2017			Cut-off Date Balance per SF:	$237
First Payment Date:	3/1/2017			Maturity Date Balance per SF:	$237
Maturity Date:	2/1/2027			Property Manager:	Self-Managed
Original Term to Maturity:	120 months
Original Amortization Term:	0 months			Underwriting and Financial Information
IO Period:	120 months			UW NOI:	$3,752,893
Seasoning:	0 months			UW NOI Debt Yield:	9.0%
Prepayment Provisions:	LO (24); YM1 (91); O (5)			UW NOI Debt Yield at Maturity:	9.0%
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NCF DSCR:	1.84x
Additional Debt Type:	None			Most Recent NOI:	$4,018,992 (12/31/2016)
Additional Debt Balance:	$0			2nd Most Recent NOI:	$3,804,606 (12/31/2015)
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI:	$3,653,917 (12/31/2014)
Reserves(1)				Most Recent Occupancy(2):	96.6% (12/31/2016)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy(2):	96.7% (12/31/2015)
RE Tax:	$0	$14,312	N/A	3rd Most Recent Occupancy(2):	97.8% (12/31/2014)
Insurance:	$11,770	$2,354	N/A	Appraised Value (as of):	$65,080,000 (11/29/2016)
Recurring Replacements:	$0	$1,742	$41,796	Cut-off Date LTV Ratio:	63.8%
				Maturity Date LTV Ratio:	63.8%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$41,500,000	100.0%	Loan Payoff:	$19,918,763	48.0%
			Reserves:	$11,770	0.0%
			Closing Costs:	$434,145	1.0%
			Return of Equity:	$21,135,323	50.9%
Total Sources:	$41,500,000	100.0%	Total Uses:	$41,500,000	100.0%

(1)	See “Escrows and Reserves” below for further discussion of reserve requirements.
(2)	Occupancy based on SF for the self storage space, excluding wine storage.

The Mortgage Loan. The sixth largest mortgage loan (the “Storbox Self Storage Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $41,500,000, and is secured by a first priority fee mortgage encumbering a Class “A-” 174,761 SF self storage facility in Pasadena, California (the “Storbox Self Storage Property”). The proceeds of the Storbox Self Storage Mortgage Loan were used to refinance a previous mortgage loan secured by the Storbox Self Storage Property, pay closing costs and to return equity to the Storbox Self Storage Mortgage Loan sponsors. The Storbox Self Storage Mortgage Loan sponsors acquired title for the Storbox Self Storage Property in 1992 and developed the Storbox Self Storage Property. The Storbox Self Storage sponsors maintain a current cost basis of approximately $18.9 million. The previous mortgage loan was securitized in the WBCMT 2007-C30 transaction.

The Borrower and the Sponsor. The borrower is Storbox Pasadena, LLC (the “Storbox Self Storage Borrower”), a single-purpose Delaware limited liability company structured to be bankruptcy-remote, with at least one independent director. The Storbox Self Storage Borrower is owned by Barnard Foothill I, LLC, the Storbox Self Storage Mortgage Loan sponsor. Barnard Foothill I, LLC is owned by Brett D. Barnard Trust (47.9%) and The Barnard Family Trust, whose Trustee is Stephen N. Barnard (34.4%) and eight other investors (17.7%). Brett Barnard and Stephen Barnard are the Storbox Self Storage Mortgage Loan non-recourse carveout guarantors. The Storbox Self Storage Mortgage Loan documents require the guarantors to maintain a minimum combined net worth of $25 million.

Brett Barnard has over 20 years of experience in real estate development, financing and marketing specifically relating to self storage, office, industrial and residential properties and in 1998 formed Barnard Investments which specializes in commercial real estate development in greater Los Angeles. Stephen Barnard has over 45 years of experience in real estate development, investment and management and in 1989 founded The Barnard Company which completed projects across nine states encompassing over five million SF for an aggregate historic value in excess of $600 million.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

BACM 2017-BNK3	Storbox Self Storage

The Property. The Storbox Self Storage Property is comprised of three three-story buildings built in phases in from 1998 through 2007, currently configured with 1,311 interior climate controlled self storage units, 46 exterior drive-up units, 38 portable containers connected by poured concrete and roofing and 13 RV spaces. The Storbox Self Storage Property also includes 969 wine storage units which are secured by bioscript fingerprint scan and range in size from eight-case lockers to 440-case walk-in cellars. The Storbox Self Storage Property markets the wine units as “The Wine Grotto”, and is one of two facilities in the market to offer wine storage. The Wine Grotto is in a portion of the facility designed to maintain stable humidity and temperature, and limit light and vibration. The Wine Grotto will receive shipments on customers’ behalf and features a wine tasting room. Additionally, the Storbox Self Storage Property includes 4,011 SF of office space including 14 executive offices that are currently 100.0% occupied and a 1,000 SF leasing office.

The following table presents the unit mix at the Storbox Self Storage Property:

Unit Mix

Unit Type	Number of Units	Occupied Units	Occupancy Rate by Unit	Average Unit Size (SF)	Total Size (SF)	% of GPR
Interior Climate Controlled	1,311	1,268	96.7%	96	125,830	77.7%
Exterior	46	45	97.8%	145	6,661	3.8%
Container	38	36	94.7%	160	6,080	3.1%
Wine Storage	969	604	62.3%	N/A	N/A	14.8%
RV	13	11	84.6%	N/A	N/A	0.5%
Total/Wtd. Avg.	2,377	1,964	91.6%(1)			100.0%

Source: Sponsor occupancy report dated January 4, 2017

(1)	Wtd. Avg. Occupancy Rate by Unit weighted by % of GPR.

Security features at the Storbox Self Storage Property include gated access at the entrances from East Foothill Boulevard and North Craig Avenue, keypad entry, individually alarmed units, recorded 24-hour 32-camera digital video surveillance and on-site managers. Additional customer amenities include 7-day access to storage counselors, complimentary use of a moving truck at move-in, five high-speed elevators and 26 parking spaces. In 2016, the Storbox Self Storage sponsors invested approximately $958,071 in capital improvements to the Storbox Self Storage Property including energy and elevator upgrades.

The Storbox Self Storage Property has double corner exposure on East Foothill Boulevard and White Street and North Craig Avenue and is less than a quarter mile from Interstate 210, within six miles of Interstate 10 and within eight miles of Interstate 605.

The Market. The Storbox Self Storage Property is located in Pasadena, California and is the largest wine storage and self storage facility in the San Gabriel Valley. Pasadena is a hub for scientific institutions and regional health care with The California Institute of Technology (Caltech) and its Jet Propulsion Laboratory, and Huntington Memorial Hospital and Kaiser Permanente as major employers in the area. Additional top employers include Kroger Co. (145,000 employees), County of Los Angeles (112,500 employees) and Los Angeles Unified School District (108,900 employees). Pasadena is headquarters to Parsons Corporation, Western Asset Management, Tetra Tech, East-West Bank and Singpoli Capital, among others. Additionally, Pasadena is a tourist destination as the host city for the Rose Parade and Rose Bowl Game and with its draws of the shopping and dining districts of Paseo Colorado, Historic Old Pasadena and South Lake Avenue.

According to the appraisal, the estimated 2016 population within a one-, three- and five-mile radius around the Storbox Self Storage Property was 22,971, 189,989 and 460,675 respectively. From 2010 to 2016, population within the same radii grew 3.5%, 4.5% and 4.3% respectively, with projected population growth from 2016-2021 of 2.5%, 3.0% and 2.8%, respectively. The estimated 2016 average household income within a one-, three- and five-mile radius was $111,327, $110,481 and $105,799 respectively. The estimated 2016 average home value within a one-, three- and five-mile radius was $728,676, $869,374 and $820,120 respectively.

In 2016, within a three-mile radius, approximately 50.9% of households were renter-occupied. The immediate area surrounding the Storbox Self Storage Property is composed of 175 multifamily properties comprising 1,976,880 SF and 1,269,689 SF of retail space with additional industrial and office uses.

The self storage vacancy rate for the Burbank/Glendale/Pasadena submarket for 2014, 2015 and 2016 was estimated at 7.1%, 7.4% and 7.8%, respectively, with average asking rents for a 10x10 climate controlled storage unit of $190.48, $197.37 and $200.33, respectively. The total self storage supply within a three-mile radius of the Storbox Self Storage Property for 2016 was 1,300,794 SF, indicating a supply ratio of 6.8:1.

The only proposed new competitive supply noted by the appraisal is the Storbox Self Storage Mortgage Loan sponsor’s adjacent Phase III expansion, which is expected to consist of a three-story, 46,300 SF building, which will not be included as collateral for the Storbox Self Storage Mortgage Loan.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

BACM 2017-BNK3	Storbox Self Storage

The following table presents certain competitive self storage rental comparables to the Storbox Self Storage Property:

Competitive Property Summary
Property	Location	Total NRA	Year Built or Converted	No. of Self Storage Units	No. of RV Units	Avg. SF/ Self Storage Unit	Occupancy %	Distance to Subject (mi.)
Storbox Self Storage Property	Pasadena, CA	174,761	1988-2007	2,364	13	74	96.7%(1)	N/A
Pouch Pasadena Self Storage	Pasadena, CA	114,840	1978	580	0	198	94.6%	0.3
Allen Avenue Self Storage	Pasadena, CA	93,960	1999	648	10	145	93.0%	0.4
So Cal Self Storage	Pasadena, CA	142,884	2002	756	0	189	91.0%	0.6
A Space Bank Mini Storage	Pasadena, CA	183,000	1990	1,500	15	122	87.0%	1.2
Arroyo Parkway Storage	Pasadena, CA	121,900	2007	1,150	0	106	93.6%	2.5
Public Storage	Pasadena, CA	127,206	2005	1,146	0	111	94.2%	2.7
Total/Wtd. Avg.(2)		783,790		5,780		136	91.7%

Source: Appraisal

(1)	Occupancy as shown is as of December 31, 2016 and represents the interior self storage units only.

(2)	Total/Wtd. Avg. excludes the Storbox Self Storage Property.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Storbox Self Storage Property:

Cash Flow Analysis
	2013	2014	2015	2016	UW	UW PSF
Base Rent	$3,792,316	$4,064,327	$4,302,159	$4,454,023	$5,026,880(1)	$28.76
Less Vacancy	$0	$0	$0	$0	($572,857)	(11.4%)
Other Income(2)	$112,738	$218,493	$213,693	$208,548	$223,015	$1.28
Commercial Income	$83,962	$83,598	$98,311	$107,225	$112,461(3)	$0.64
Effective Gross Income	$3,989,016	$4,366,418	$4,614,163	$4,769,796	$4,789,499	$27.41
Total Operating Expenses	$757,845	$712,501	$809,557	$750,804	$1,036,606	$5.93
Net Operating Income	$3,231,171	$3,653,917	$3,804,606	$4,018,992	$3,752,893	$21.47
Capital Expenditures	$0	$0	$0	$32,455	$26,206	$0.15
Net Cash Flow	$3,231,171	$3,653,917	$3,804,606	$3,986,537	$3,726,687	$21.32

Occupancy %	96.8%(4)	97.8%(4)	96.7%(4)	96.6%(4)	88.6%
NOI DSCR	1.60x	1.81x	1.88x	1.99x	1.86x
NCF DSCR	1.60x	1.81x	1.88x	1.97x	1.84x
NOI Debt Yield	7.8%	8.8%	9.2%	9.7%	9.0%
NCF Debt Yield	7.8%	8.8%	9.2%	9.6%	9.0%

(1)	UW Base Rent based on the November 2016 rent roll plus vacant units grossed up at asking rents.
(2)	Other Income includes income from the insurance program, applications and other miscellaneous income.

(3)	UW Commercial Income based on the November 2016 rent roll less a 5% vacancy.

(4)	Occupancy based on SF for the self storage space, excluding wine storage.

Escrows and Reserves. The Storbox Self Storage Borrower deposited at closing $11,770 for insurance premiums and is required to deposit monthly 1/12th of the estimated annual insurance premiums, initially equal to $2,354. The Storbox Self Storage Borrower is required to deposit monthly 1/12th of the estimated annual real estate taxes and $1,742 for replacement reserves, subject to a cap of $41,796.

Lockbox and Cash Management. Upon the occurrence of a Cash Sweep Period (as defined below), the Storbox Self Storage Borrower is required to establish a lockbox account and cash management account under the sole control of the lender, to which all amounts in the lockbox account shall be automatically transferred daily for the payment of, among other things, debt service, monthly escrows and operating expenses, with all excess cash being deposited to an excess cash reserve to be held as additional collateral for Storbox Self Storage Mortgage Loan.

A “Cash Sweep Period” will occur upon the debt service coverage ratio being less than 1.10x for two consecutive calendar quarters, and end upon the debt service coverage ratio being equal to or greater than 1.10x for two consecutive calendar quarters

Additional Secured Indebtedness (not including trade debts). Not permitted.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. Not permitted.

Terrorism Insurance. The Storbox Self Storage Borrower is required to obtain and maintain property insurance, public liability insurance and rental loss and/or business interruption insurance that covers perils of terrorism and acts of terrorism.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

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BACM 2017-BNK3	191 Peachtree

Mortgage Loan No. 7 – 191 Peachtree

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

BACM 2017-BNK3	191 Peachtree

Mortgage Loan No. 7 – 191 Peachtree

FLOOR	Tenants
50	HKS | 15,965 SF | 2/2022
49	The Commerce Club | 26,252 SF | 11/2025
48	Ogletree, Deakins | 26,255 SF | 4/2019
47	Ogletree, Deakins | 26,255 SF | 4/2019
46	Chamberlain, Hrdlicka, White, Williams & Martin | 26,246 SF | 10/2023
45	Cushing Morris Armbruster | 12,286 SF | 4/2019; Vacant | 4,449 SF; Chamberlain, Hrdlicka 4,343 SF | 10/2023; Zevin & Rosenbloum 3,851 SF | 12/2019
44	Bowden Spratt Law Firm | 8,667 SF | 4/2020; Mercer Thompson | 15,983 SF | 8/2025
43	Morgan & Morgan | 25,312 SF | 11/2026
42	Morgan & Morgan | 25,615 SF | 11/2026
41	Integral Group | 25,849 SF | 1/2024
40	Grey Global Group | 11,719 SF | 8/2017; Vacant | 13,167 SF
39	Weathington Smith | 14,722 SF | 1/2024; Tull Charitable | 2,381 SF | 7/2025; Atlanta Press Club 615 SF | 8/2020; Eric McGlothen 2,941 SF | 12/2020; YieldQuest 3,972 SF | 9/2019
38	Operation Hope | 5,757 SF | 3/2022; Vacant | 6,456 SF; Merchant & Gould | 8,557 SF | 3/2021; Kenneth Southall | 3,853 SF | 3/2021; Vacant 548 SF
37	Carlock, Copeland | 26,014 SF | 9/2022
36	Carlock, Copeland | 26,014 SF | 9/2022
35	Robert Woodruff | 8,716 SF | 9/2026; Vacant | 15,937 SF
34	Metro Atlanta Chamber of Commerce | 25,470 SF | 12/2031
33	HNTB Corporation | 25,470 SF | 3/2025
32	CST Tax Advisors 1,412 SF | 6/2018; Charles McTier 1,710 SF | 3/2018; Bey & Assoc. 2,202 SF | 2/2022; Delegation of Chamber 3,090 SF | 11/2021; David Perdue 3,026 SF | 5/2017; Vacant 7,261 SF; Rock-Tenn 1,141 SF | 8/2017; Phigenix, Inc. 1,368 SF | 11/2017; Colom and Brant 794 SF | 12/2020; Malik Law Group 1,427 SF | 11/2017; Red Rock 955 SF | 2/2018; Blitch Law 955 SF | 12/2018
31	Hall, Booth, Smith P.C. | 13,328 SF | 4/2021; Vacant | 12,161 SF
30	Hall, Booth, Smith P.C. | 25,533 SF | 4/2021
29	Hall, Booth, Smith P.C. | 25,498 SF | 4/2021
28	Dixon Hughes Goodman | 25,533 SF | 1/2030
27	Dixon Hughes Goodman | 25,533 SF | 1/2030
26	Atlanta Life Financial Group | 7,604 SF | 12/2023; Vacant | 8,858 SF; Healthcare Georgia Foundation | 8,953 SF | 8/2029
25	Atlanta Life Financial Group | 25,533 SF | 12/2023
24	Cooper Carry | 25,533 SF | 12/2022
23	Cooper Carry | 24,675 SF | 12/2022
22	Mary Ida Townson | 16,309 SF | 7/2019; HOK Group, Inc. | 8,028 SF | 9/2018
21	Winter Construction | 24,983 SF | 12/2019
20	Deloitte & Touche | 24,773 SF | 5/2024
19	Deloitte & Touche | 24,892 SF | 5/2024
18	Deloitte & Touche | 24,892 SF | 5/2024
17	Deloitte & Touche | 24,917 SF | 5/2024
16	Deloitte & Touche | 24,917 SF | 5/2024
15	Deloitte & Touche | 24,921 SF | 5/2024
14	Deloitte & Touche | 24,921 SF | 5/2024
12	Deloitte & Touche | 24,892 SF | 5/2024
11	Deloitte & Touche | 24,941 SF | 5/2024
10	The Community Foundation | 18,946 SF | 9/2030; Vacant | 5,698 SF
9	Sizmek Tech | 12,133 SF | 3/2019; Vacant | 11,951 SF
8	The Henry Grady Foundation 5,958 SF | 5/2021; Harold Dawson 3,194 SF | 3/2018; Dixon Law Firm, P.C. 793 SF | 6/2018; The Burks Companies, Inc. 6,357 SF | 12/2020; Vacant | 4,348 SF; Georgia Research Alliance 5,676 SF | 4/2025
7	Association of County Commissioners of GA | 18,478 SF | 7/2028; Vacant | 3,302 SF; Narrative Content | 5,059 SF | 10/2023
6	Deloitte & Touche | 35,932 SF | 5/2024
5	Vacant | 35,167 SF
4	Vacant | 5,389 SF; Coxe, Curry & Associates | 16,035 SF | 12/2023
3	Resolution Fitness (Corporate Sports) | 17,459 SF | 7/2018
2	Kanner & Pintaluga | 6,577 SF | 12/2026
L	Mgmt. Office 2,692 SF; Vacant 840 SF; Eneni's Garden 840 SF | 1/2023; Ha Young 556 SF | 5/2018; Alma Cocina 5,434 SF | 11/2023; Baraso 822 SF | 1/2018; Atlanta Police Foundation 4,539 SF | 3/2023; Sterling Spoon 3,277 SF | 4/2018; Jos. A. Bank 4,700 SF | 12/2021

VACANT | BUILDING | 2017 | 2018 | 2019 | 2020 | 2021+

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

BACM 2017-BNK3	191 Peachtree

Mortgage Loan No. 7 – 191 Peachtree

191 Peachtree
191 Peachtree Street Northeast
Atlanta, GA 30303
Georgia Institute of Technology
Aquatics Center
Tech Pkwy NW
Bobby Dodd Stadium
MIDTOWN
North Avenue
Fox Theatre
Georgian Terrace Hotel
The Varsity
North Ave NW
Atlanta Contemporary Art Center
Coca Cola World Headquarters
Centennial Place
One Georgia Center
Bank of America Tower
Emory Univ. Hospital Midtown
SoNo
Northyards Business Park
Bauder College
Pine St NW
ATLANTA
Centennial Hill
Civic Center
Atlanta Civic Center
Central Park
Ralph McGill Blvd NE
Ivan Allen Jr. Blvd
W Hotel
Allen Plaza
Jones Ave NW
Georgia Aquarium
New World of Coca Cola
Simpson St NW
Imagine It! Children's Museum
SunTrust Plaza
Georgia Power
Atlanta Medical Center
Baker St NE
Building B
Building C
Centennial Olympic Park
Inforum
Hyatt Regency
Marriott Marquis
Atlanta Hilton & Towers
Highland Ave NE
Vine City
GEORGIA WORLD CONGRESS CENTER
Atlanta Conv. Ctr. at AmericasMart
PEACHTREE CENTER
Peachtree Center
Intl. Blvd NE
Freedom Pkwy
Chamber of Commerce
Building A
Tabernacle/ Cotton Club
Westin Peachtree Plaza
191 Peachtree Tower
Ellis St NE
Omni Hotel
Georgia Dome
Georgia Intl. Plaza
Philips Arena
CNN Center
Georgia Pacific Center
Irwin St NE
Centennial Tower
Rialto Center for the Arts
DOWNTOWN
Martin Luther King Jr. Natl. Historic Site
Dome/GWCC/ Philips/CNN
Atlanta Journal-Constitution Bldg.
Auburn Ave NE
Woodruff Park
Apex Museum
MLK Jr Dr SW
Edgewood Ave SE
Mitchell St SW
Richard B. Russell Building
Sam Nunn Atlanta Federal Center
Five Points
Hurt Plaza
Hurt Park
Sweet Auburn Curb Market
Georgia State University
Selena Butler Park
UNDERGROUND ATLANTA
MLK Jr. Federal Bldg.
Grady Memorial Hospital
Sweet Auburn
Fulton County Gov't.
Fulton County Courthouse
Georgia State
Decatur St SE
King Memorial
Castleberry Hill
Greyhound Bus Terminal
State Capitol Building
MARTA
BLUE/GREEN LINES
RED/GOLD LINES
Oakland Cemetery
Garnett
City Hall
MLK Jr Dr SE
Memorial Dr SW
Memorial Dr SE
Woodward Ave SE
Capitol Gateway
Rawson-Washington Park
Whitehall St SW
Glenwood Ave SE
Fulton St SW
Sydney St SE
Mechanicsville
Hartsfield-Jackson Atlanta Intl. Airport 8 miles
Summerhill
Grant Park
75
85
20
154
10
19
29
41
78
278

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

BACM 2017-BNK3	191 Peachtree

Mortgage Loan No. 7 – 191 Peachtree

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Single Asset
Original Balance(1):	$40,500,000			Location:	Atlanta, GA 30303
Cut-off Date Balance(1):	$40,500,000			General Property Type:	Office
% of Initial Pool Balance:	4.1%			Detailed Property Type:	CBD
Loan Purpose:	Acquisition			Title Vesting:	Fee / Leasehold
Sponsors:	Oaktree Capital Management, L.P.; Banyan Street Capital, LLC			Year Built/Renovated:	1991/2016
				Size:	1,222,142 SF
Mortgage Rate:	3.7320%			Cut-off Date Balance per SF(1):	$144
Note Date:	10/25/2016			Maturity Date Balance per SF(1):	$144
First Payment Date:	12/5/2016			Property Manager:	BSC Realty Services, LLC (borrower-related)
Maturity Date:	11/5/2026
Original Term to Maturity:	120 months
Original Amortization Term:	0 months
IO Period:	120 months			Underwriting and Financial Information
Seasoning:	3 months			UW NOI(5):	$20,236,332
Prepayment Provisions:	LO (27); DEF (86); O (7)			UW NOI Debt Yield(1):	11.5%
Lockbox/Cash Mgmt Status:	Hard/In Place			UW NOI Debt Yield at Maturity(1):	11.5%
Additional Debt Type(2):	Pari Passu			UW NCF DSCR(1):	2.69x
Additional Debt Balance(2):	$135,000,000			Most Recent NOI:	$18,135,599 (9/30/2016 TTM)
Future Debt Permitted (Type)(3):	Yes (Mezzanine)			2nd Most Recent NOI:	$17,779,244 (12/31/2015)
Reserves(4)				3rd Most Recent NOI:	$17,893,899 (12/31/2014)
Type	Initial	Monthly	Cap	Most Recent Occupancy:	88.8% (9/1/2016)
RE Tax:	$616,031	$308,016	N/A	2nd Most Recent Occupancy:	89.3% (12/31/2015)
Insurance:	$0	Springing	N/A	3rd Most Recent Occupancy:	85.5% (12/31/2014)
Recurring Replacements:	$0	$25,461	$1,222,142	Appraised Value (as of):	$270,500,000 (10/3/2016)
TI/LC:	$7,777,741	$101,845	$6,110,710	Cut-off Date LTV Ratio(1):	64.9%
Other:	$0	Springing	N/A	Maturity Date LTV Ratio(1):	64.9%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount(1):	$175,500,000	62.4%	Purchase Price:	$267,500,000	95.0%
Borrower Equity:	$105,965,740	37.6%	Reserves:	$8,393,772	3.0%
			Closing Costs:	$5,571,968	2.0%
Total Sources:	$281,465,740	100.0%	Total Uses:	$281,465,740	100.0%

(1)	The 191 Peachtree Mortgage Loan is part of the 191 Peachtree Whole Loan, which is comprised of four pari passu promissory notes with an aggregate original principal balance of $175,500,000. The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the aggregate principal balance of the promissory notes comprising the 191 Peachtree Whole Loan.

(2)	See “The Mortgage Loan” and “Additional Secured Indebtedness (not including trade debts)”, for further discussion of additional debt.

(3)	See “Mezzanine Loan and Preferred Equity” for further discussion of permitted mezzanine debt.

(4)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(5)	Underwritten NOI includes rent steps of $702,066 through September 1, 2017, as well as three new leases that began in November and December 2016 totaling $966,728.

The Mortgage Loan. The seventh largest mortgage loan (the “191 Peachtree Mortgage Loan”) is part of a whole loan (the “191 Peachtree Whole Loan”) evidenced by four pari passu promissory notes in the aggregate original principal amount of $175,500,000, all of which are secured by a first priority fee and leasehold mortgage encumbering a 50-story office building, a 14-story parking garage, 2-story retail building and 11-story parking garage totaling 1,222,142 SF known as 191 Peachtree in Atlanta, Georgia (the “191 Peachtree Property”). Promissory Note A-2, in the original principal amount of $40,500,000, represents the 191 Peachtree Mortgage Loan and will be included in the BACM 2017-BNK3 securitization trust. Promissory Note A-1, in the original principal amount of $65,500,000 and Promissory Note A-4, in the original principal amount of $14,500,000, were contributed to the MSC 2016-UBS12 securitization trust. Promissory Note A-3 with an original principal amount of $55,000,000 was contributed to the MSBAM 2016-C32 securitization trust. Promissory Note A-1, Promissory Note A-3 and Promissory Note A-4 collectively represent non-serviced companion loans (the “191 Peachtree Non-Serviced Pari Passu Companion Loans”). The 191 Peachtree Whole Loan is serviced pursuant to the pooling and servicing agreement for the MSC 2016-UBS12 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans—The 191 Peachtree Whole Loan” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans—Servicing of the 191 Peachtree Mortgage Loan” in the Preliminary Prospectus.

The proceeds of the 191 Peachtree Whole Loan, together with $105,965,740 of borrower equity, were used to acquire the 191 Peachtree Property, fund reserves and pay closing costs.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

BACM 2017-BNK3	191 Peachtree

The Borrower and the Sponsors. The borrower is Banyan Street/GAP 191 Peachtree Owner, LLC (the “191 Peachtree Borrower”), a single-purpose Delaware limited liability company with two independent directors. The loan sponsors are Oaktree Capital Management, L.P. and Banyan Street Capital, LLC, and the non-recourse carveout guarantors are Rodolfo Prio Touzet and Oaktree Pinnacle Investment Fund, L.P. The non-recourse carveout guaranty of Oaktree Pinnacle Investment Fund, L.P. is limited solely to certain voluntary or collusive bankruptcy events and transfer of the 191 Peachtree Property and/or all or substantially all of the direct or indirect equity interests in the 191 Peachtree Borrower in contravention of the 191 Peachtree Whole Loan documents, and such guarantor is not a party to the environmental indemnity.

The 191 Peachtree Borrower is 100.0% owned by Banyan Tree/GAP 191 Peachtree Holdings, LLC, a Delaware entity, which in turn is 5% owned by Banyan Tree 191 Peachtree Holdings, LLC and 95% owned by 191 Peachtree Grand Avenue Partners, LLC. 191 Peachtree Grand Avenue Partners, LLC, through other entities, is ultimately controlled by Oaktree Pinnacle Investment Fund GP, Ltd. which is the sole director of Oaktree Capital Management, L.P., the investment manager.

Oaktree Capital Management, L.P. is an investment manager and is involved in a variety of real estate investments, including direct property investments, corporate investments, debt and real estate related equity securities.

Banyan Street Capital, LLC is a private real estate investment firm. The firm’s principals have been involved in the acquisition of real estate assets and have executed disposition strategies including the sale of operating businesses and real estate portfolios to publicly-traded REITs.

The Property. The 191 Peachtree Property consists of a 50-story, Class A, multi-tenant office building totaling 1,222,142 SF and a 14-story parking garage, an adjacent two-story retail building located at 201 Peachtree Street and an 11-story parking garage located at 221 Peachtree Street. Amenities at the 191 Peachtree Property include on-site below-grade parking, an owner-operated fitness center, a variety of eateries and access through a joined, eight-story atrium to the Ritz-Carlton Atlanta Downtown. The Peachtree Center subway station is located approximately 300 feet from the 191 Peachtree Property. The 191 Peachtree Property was constructed and developed by Cousins and Hines in 1991 and subsequently renovated in 2016. Historical capital expenditures totaled approximately $5.8 million and included primarily structural upgrades.

The 191 Peachtree Property was 88.8% leased as of September 1, 2016 to over 60 tenants primarily in the financial services, law and accounting industries and has an average occupancy of approximately 86% in the last five years. The largest tenant at the 191 Peachtree Property is Deloitte & Touche (21.3% of NRA). No other tenant occupies more than 5.3% of NRA.

The 191 Peachtree Property is located in the Atlanta Downtown submarket within the Central Business District of Atlanta, Georgia. The Atlanta Downtown submarket is defined as a four square-mile area centered near the intersection of Peachtree Street and Andrew Young International Boulevard. Georgia State University, Grady Memorial Hospital, Centennial Olympic Park, the CNN Center, Phillips Arena, the Georgia World Congress Center and the Georgia Dome are located in the area of the 191 Peachtree Property. Other nearby development includes Peachtree Center, a mixed- use development owned by an affiliate of the 191 Peachtree Borrower that consists of approximately 2.3 million SF of office space, three hotels and a three-tiered retail mall, which may compete with the 191 Peachtree Property, and AmericasMart, a permanent wholesale trade center that hosts several trade shows each year.

A portion of the 191 Peachtree Property, located under the parking garage servicing the office building at 191 Peachtree Street, is comprised of a leasehold interest (with an entity owning the Ritz Carlton Atlanta as the ground lessor) under a 99-year term ground lease which expires February 10, 2087, and has one 99-year extension, making the final maturity February 10, 2186. The annual ground rent is $97,500 through February 9, 2017 and will increase by $2,500 per year for the remainder of the term.

Major Tenants.

Deloitte & Touche (259,998 SF, 21.3% of NRA, 27.7% of underwritten rent). Deloitte & Touche (“Deloitte”) is one of the “big four” accounting firms and provides audit, consulting, tax and advisory services to many companies nationwide. The 191 Peachtree Property serves as Deloitte’s regional headquarters for the southeast, and was recently selected as the site for a new $10 million “Innovation Lab” technology development center for the firm. Deloitte has been in occupancy since 2009, has a lease expiration of May 31, 2024 and has two five-year renewal options. Deloitte has a termination option effective May 31, 2021, provided that written notice is delivered prior to November 30, 2019. The termination payment is estimated to be the unamortized portion of (i) the construction allowance, (ii) payments made by the landlord pursuant to a separate lease with the tenant which was assigned to the 191 Peachtree Borrower, and (iii) brokerage commissions, other than to one specified broker, plus all rent which would have been due for the 12-month period following the termination date.

Hall, Booth, Smith, P.C. (64,359 SF, 5.3% of NRA, 5.1% of underwritten rent). Hall, Booth, Smith, P.C. is a law firm with offices in 12 locations serving clients nationally as well as internationally, primarily in Europe. Hall, Booth, Smith, P.C. has been in occupancy since 2010, expanded in 2014 and has a lease expiration of April 30, 2021.

Ogletree, Deakins (52,510 SF, 4.3% of NRA, 5.2% of underwritten rent). Ogletree, Deakins is a law firm headquartered in Greenville, South Carolina with over 47 offices in North America and two offices in Europe. Ogletree, Deakins specializes in labor and employment law and works with a variety of companies. Ogletree, Deakins has been in occupancy since 2009, expanded in 2013 and has a lease expiration of April 30, 2019.

Carlock, Copeland & Stair (52,028 SF, 4.3% of NRA, 4.0% of underwritten rent). Carlock, Copeland & Stair is a litigation law firm specializing in medical malpractice, professional liability, trucking and transportation, construction and workers’ compensation, with offices located primarily in the southeast. Carlock, Copeland & Stair has been in occupancy since 2011 and has a lease expiration of September 30, 2022. Carlock, Copeland & Stair has a termination option of up to 26,014 SF, all of which being on one floor, effective on December 31, 2019, provided that written notice is delivered prior to December 31, 2018. The termination payment is estimated to equal certain unamortized rental concessions, brokerage commissions, and tenant improvement costs and certain costs of the borrower in refitting the terminated space.

Morgan & Morgan (51,927 SF, 4.2% of NRA, 4.1% of underwritten rent). Morgan & Morgan is a personal injury law firm with offices in 34 locations nationally. Morgan & Morgan has been in occupancy since 2007, most recently expanded in 2016 and has a lease expiration date of November 30, 2026. Morgan & Morgan has a termination option of up to 15% of its leased square footage effective January 31, 2024, provided that written notice is delivered prior to January 31, 2023. The termination payment is estimated to equal the unamortized costs of free or abated rent, certain construction allowances, and broker’s commissions.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

BACM 2017-BNK3	191 Peachtree

The following table presents certain information relating to the major tenants at the 191 Peachtree Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(2)	Tenant SF	Approximate % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF(3)	Lease Expiration
Deloitte & Touche	NR/NR/NR	259,998	21.3%	$5,823,955	27.7%	$22.40	5/31/2024(4)
Hall, Booth, Smith, P.C.	NR/NR/NR	64,359	5.3%	$1,066,429	5.1%	$16.57	4/30/2021
Ogletree, Deakins	NR/NR/NR	52,510	4.3%	$1,094,308	5.2%	$20.84	4/30/2019
Carlock, Copeland & Stair	NR/NR/NR	52,028	4.3%	$838,691	4.0%	$16.12	9/30/2022(5)
Morgan & Morgan	NR/NR/NR	51,927	4.2%	$865,818	4.1%	$16.67	11/30/2026(6)
Subtotal/Wtd. Avg.		480,822	39.3%	$9,689,201	46.0%	$20.15

Other Tenants		603,854	49.4%	$11,358,132	54.0%	$18.81
Vacant Space		137,466	11.2%	$0	0.0%	$0.00
Total/Wtd. Avg.		1,222,142	100.0%	$21,047,334	100.0%	$19.40

(1)	Information is based on the underwritten rent roll.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Wtd. Avg. Annual UW Rent PSF excludes vacant space.

(4)	Deloitte has a termination option effective May 31, 2021, provided that written notice is delivered prior to November 30, 2019. The termination payment is estimated to be the unamortized portion of (i) construction allowance, (ii) payments made by the landlord pursuant to a separate lease with the tenant which was assigned to the 191 Peachtree Borrower, and (iii) brokerage commissions, other than to a specified broker, plus all rent which would have been due for the 12-month period following the termination date.

(5)	Carlock, Copeland & Stair has a termination option of up to 26,014 SF, all of which being on one floor, effective on December 31, 2019, provided that written notice is delivered prior to December 31, 2018. The termination payment is estimated to equal certain unamortized rental concessions, brokerage commissions, and tenant improvement costs and certain costs of the borrower in refitting the terminated space.

(6)	Morgan & Morgan has a termination option of up to 15% of its leased square footage effective January 31, 2024, provided that written notice is delivered prior to January 31, 2023. The termination payment is estimated to equal the unamortized costs of free or abated rent, certain construction allowances, and broker’s commissions.

The following table presents certain information relating to the lease rollover at the 191 Peachtree Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	UW Base Rent PSF Rolling(3)	Total UW Base Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
2017	5	18,681	1.5%	1.5%	$22.37	$417,954	2.0%	2.0%
2018	8	16,997	1.4%	2.9%	$19.04	$323,559	1.5%	3.5%
2019	10	126,044	10.3%	13.2%	$19.73	$2,486,868	11.8%	15.3%
2020	5	19,374	1.6%	14.8%	$26.22	$507,952	2.4%	17.8%
2021	10	90,517	7.4%	22.2%	$18.48	$1,672,644	7.9%	25.7%
2022	7	126,160	10.3%	32.5%	$18.78	$2,369,561	11.3%	37.0%
2023	10	95,633	7.8%	40.4%	$22.08	$2,111,499	10.0%	47.0%
2024	12	300,569	24.6%	65.0%	$22.19	$6,668,599	31.7%	78.7%
2025	7	75,762	6.2%	71.2%	$17.91	$1,356,553	6.4%	85.1%
2026	8	67,220	5.5%	76.7%	$17.51	$1,176,953	5.6%	90.7%
2027	0	0	0.0%	76.7%	$0.00	$0	0.0%	90.7%
2028 & Beyond	11	147,719	12.1%	88.8%	$13.24	$1,955,191	9.3%	100.0%
Vacant	0	137,466	11.2%	100.0%	$0.00	$0	0.0%	100.0%
Total/Wtd. Avg.	93	1,222,142	100.0%		$19.40	$21,047,334	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the related lease and that are not considered in the lease rollover schedule.

(3)	Wtd. Avg. UW Base Rent PSF Rolling excludes vacant space.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

BACM 2017-BNK3	191 Peachtree

The Market. The 191 Peachtree Property is located in the heart of downtown Atlanta, Georgia. Major local thoroughfares surround the 191 Peachtree Property, connecting it to other nearby submarkets. The area is supported by the MARTA rail system and consists of both old and new commercial, retail and multi-family residential developments. Regional access is provided by Interstate 85, connecting Atlanta with North Carolina in the northeast and Alabama in the west. Interstate 85 further connects to Interstates 75 and 20; Interstate 75 connects the Atlanta area to Tennessee in the north and Florida in the south and Interstate 20 connects the Atlanta area to South Carolina in the east and to Alabama in the west.

The 191 Peachtree Property is located in the Atlanta office market. As of the second quarter in 2016, the Atlanta office market contained 138,959,309 SF of office space, with a market vacancy of 16.0% and average asking rents of $23.07 PSF. Vacancy and average asking rents for Class A office buildings in the Atlanta office market were 16.0% and $27.11 PSF, respectively. The 191 Peachtree Property is located in the Downtown office submarket within the Atlanta Central Business District. As of the second quarter in 2016, the Downtown office submarket contained 15,101,773 SF of office space, with a submarket vacancy of 22.5% and asking rents of $22.94 PSF. Vacancy and asking rents for Class A office buildings in the Downtown office submarket were 16.5% and $24.24 PSF, respectively.

According to the appraisal, approximately 3.1 million SF of new office product is being constructed in Atlanta, of which approximately 60% has been pre-leased. However, none of the new construction is taking place in the Downtown office submarket where the 191 Peachtree Property is located.

The estimated 2015 population within a one-, three- and five-mile radius of the 191 Peachtree Property is 25,731, 170,887 and 344,811, respectively, according to the appraisal. The estimated 2015 average household income within a one-, three- and five-mile radius of the 191 Peachtree Property is $55,204, $79,228 and $81,152, respectively. The 2015 average household income for the greater city of Atlanta was $82,479.

The following table presents recent leasing data at competitive office buildings with respect to the 191 Peachtree Property:

Competitive Property Summary
Property Name/Address	Year Built	Class	Size (SF)	Tenant Name	Lease Size (SF)	Lease Date	Lease Term (Yrs.)	Initial Rent/SF	Rent Steps/SF
1100 Peachtree 1100 Peachtree Street NE Atlanta, GA	1991	A	570,004	Confidential	22,144	2Q 2016	10.0	$20.00	2.75%
One Atlantic Center 1201 West Peachtree Street NW Atlanta, GA	1987	A	1,100,312	Confidential	44,696	2Q 2016	15.0	$18.75	2.75%
Ten 10th Street 10 10th Street NW Atlanta, GA	2001	A	421,417	Mandarin Oriental Management	12,655	2Q 2016	3.0	$35.00	3.0%
999 Peachtree 999 Peachtree Street NE Atlanta, GA	1987	A	621,946	Available	22,643	4Q 2016	10.0	$35.00	3.0%
Bank of America Plaza 600 Peachtree Street NE Atlanta, GA	1992	A	1,312,980	Available	25,000	4Q 2016	5.0-10.0	$30.00	Negotiable
SunTrust Plaza 303 Peachtree Street NE Atlanta, GA	1992	A	1,249,022	Available	15,872	4Q 2016	5.0	$30.00	3.0%

Source: Appraisal

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

BACM 2017-BNK3	191 Peachtree

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the 191 Peachtree Property:

Cash Flow Analysis
	2013	2014	2015	9/30/2016 TTM	UW	UW PSF
Gross Potential Rent(1)	$17,776,623	$18,176,040	$17,811,762	$17,722,426	$21,047,334	$17.22
Total Recoveries	$8,794,528	$9,420,005	$9,934,060	$10,208,281	$10,755,655	$8.80
Other Income(2)	$3,877,795	$4,240,638	$4,250,652	$4,401,483	$4,250,652	$3.48
Less Vacancy & Credit Loss	$0	$0	$0	$0	$0	$0.00
Effective Gross Income	$30,448,946	$31,836,683	$31,996,474	$32,332,190	$36,053,641	$29.50
Total Operating Expenses	$13,420,494	$13,942,784	$14,217,230	$14,196,590	$15,817,308	$12.94
Net Operating Income	$17,028,452	$17,893,899	$17,779,244	$18,135,599	$20,236,332	$16.56
Capital Expenditures	$0	$0	$0	$0	$305,536	$0.25
TI/LC	$0	$0	$0	$0	$2,096,099	$1.72
Net Cash Flow	$17,028,452	$17,893,899	$17,779,244	$18,135,599	$17,834,697	$14.59

Occupancy %	84.7%	85.5%	89.3%	88.8%(3)	88.8%(3)
NOI DSCR(4)	2.56x	2.69x	2.68x	2.73x	3.05x
NCF DSCR(4)	2.56x	2.69x	2.68x	2.73x	2.69x
NOI Debt Yield(4)	9.7%	10.2%	10.1%	10.3%	11.5%
NCF Debt Yield(4)	9.7%	10.2%	10.1%	10.3%	10.2%

(1)	Gross Potential Rent has been underwritten based on the September 1, 2016 rent roll and includes rent steps of $702,066 through September 1, 2017, as well as three new leases that began in November and December 2016 totaling $966,728.

(2)	Other Income includes storage income, roof/telecommunications revenue, parking income and other miscellaneous income. Parking income constitutes approximately 10.2% of Effective Gross Income.

(3)	Occupancy as of September 1, 2016.

(4)	Debt service coverage ratios and debt yields are based on the 191 Peachtree Whole Loan.

Escrows and Reserves. The 191 Peachtree Whole Loan documents provide for upfront reserves in the amount of $616,031 for real estate taxes, $5,386,285 for existing tenant improvements and leasing commissions owed to ten tenants, including the fifth largest tenant, Morgan & Morgan, and $2,391,456 for free rent for 14 tenants, including Morgan & Morgan (to be disbursed monthly in each month in which a free rent period applies in lieu of the rent that would have been due absent such free rent period). The 191 Peachtree Borrower is required to escrow monthly: (i) 1/12th of the annual estimated real estate taxes; (ii) from and after the expiration of the insurance policies in effect on the origination date, 1/12th of the annual estimated insurance premiums (unless (i) no event of default has occurred and is continuing, (ii) either (A) the 191 Peachtree Borrower maintains an acceptable blanket policy or (B) amounts sufficient to pay all insurance premiums have been deposited with the property manager pursuant to the property management agreement and the lender receives reasonably acceptable evidence of such deposits, and (iii) insurance premiums are paid in a timely manner). The 191 Peachtree Borrower is required to deposit monthly $25,461 into an escrow for replacements and repairs, provided that the obligation to make such deposits is suspended during any period that the amounts in such escrow equal or exceed $1,222,142. The 191 Peachtree Borrower is required to deposit monthly $101,845 into an escrow for future tenant improvements and leasing commissions (the “Rollover Reserve”), provided that the obligation to make such deposits is suspended during any period that the amount in the Rollover Reserve is equal to, or exceeds $6,110,710, excluding the upfront reserve amount.

From and after the occurrence of a Deloitte Vacancy Event (as defined below), the 191 Peachtree Borrower is required to deposit on each monthly payment date all excess cash flow into an escrow (the “Deloitte Vacancy Reserve”) for tenant improvements, tenant allowances and leasing commissions that may be incurred with respect to the re-tenanting of the Deloitte Space (as defined below) or of the Closing Date Vacant Space (as defined below) until an aggregate amount equal to $50 per leasable SF of the Deloitte Space has been so deposited. In addition, to the extent there are not sufficient funds in the Rollover Reserve, the 191 Peachtree Borrower is permitted to utilize Deloitte Vacancy Reserve funds for payment of up to 65% of the cost of tenant improvements, tenant improvement allowances and/or leasing commissions with respect to leases for space other than the Deloitte Space or Closing Date Vacant Space.

A “Deloitte Vacancy Event” will commence on the earliest to occur of (i) Deloitte LLP failing to either (A) renew its lease for all or substantially all of the Deloitte Space for its initial five year renewal term pursuant to the provisions of its lease or (B) enter into a new lease with a minimum five year term, a minimum base rent of $15.50 PSF, and in compliance with certain other requirements set forth in the 191 Peachtree Whole Loan documents, which new lease may reduce the rented space by 75,000 SF relative to the Deloitte Space on the origination date (either of (A) and (B), a “Deloitte Renewal Event”), on or before May 31, 2022, (ii) certain bankruptcy events with respect to Deloitte LLP, or (iii) the termination or cancellation of Deloitte LLP’s lease prior to May 31, 2022 without payment to the 191 Peachtree Borrower of the lease termination fee specified in such lease or a monetary default is continuing under such lease for at least 90 days, and will end upon (w) the occurrence of a Deloitte Renewal Event, (x) the execution of new leases in accordance with the terms of the 191 Peachtree Whole Loan documents with initial terms of at least five years and which are otherwise reasonably acceptable to the lender and in the aggregate demise at least 75% of the Deloitte Space, (y) with respect to a bankruptcy event of Deloitte LLP only, Deloitte LLP has assumed its lease in connection with the bankruptcy event or the bankruptcy event has been discharged or dismissed, or (z) with respect to a continuing monetary default under Deloitte LLP’s lease, the cure of all such monetary defaults.

“Deloitte Space” means the space leased to Deloitte LLP pursuant to its lease as of the origination date.

“Closing Date Vacant Space” means 89,132 SF of space identified in the 191 Peachtree Whole Loan documents that was vacant as of the origination date and has not been subsequently leased as of the date of determination.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

BACM 2017-BNK3	191 Peachtree

Lockbox and Cash Management. A hard lockbox is in place with respect to the 191 Peachtree Whole Loan. The 191 Peachtree Whole Loan has in-place cash management. All funds in the lockbox account are required to be swept on each business day to a cash management account controlled by the lender, and applied, provided that no event of default is continuing under the 191 Peachtree Whole Loan, on each monthly payment date to pay debt service on the 191 Peachtree Whole Loan, to fund the required reserves deposits as described above under “Escrows and Reserves”, to disburse, if a Cash Trap Period (as defined below) or Deloitte Vacancy Event is continuing, the monthly operating expenses referenced in the approved annual budget and extraordinary expenses approved (if more than 5% in excess of the corresponding line item in the approved annual budget) by the lender, and to disburse the remainder (i) if a Deloitte Vacancy Event is continuing, into the Deloitte Vacancy Reserve until an aggregate amount equal to $50 per leasable SF of the Deloitte Space has been so deposited, (ii) if a Cash Trap Period is continuing and no Deloitte Vacancy Reserve Period is continuing, into an account to be held by the lender as additional security for the 191 Peachtree Whole Loan during the continuance of such Cash Trap Period and (iii) if no Cash Trap Period or event of default under the 191 Peachtree Whole Loan is continuing, to the 191 Peachtree Borrower.

A “Cash Trap Period” means the period of time commencing after the cash management bank has received notice from the lender that a Trigger Period (as defined below) has commenced and is continuing until the cash management bank has received notice from the lender that such Trigger Period has ceased.

A “Trigger Period” means the period:

(i) commencing upon an event of default under the 191 Peachtree Whole Loan documents and ending upon the date that such event of default is cured or waived, or

(ii) commencing on the date upon which the combined debt service coverage ratio on the 191 Peachtree Whole Loan and any related mezzanine loan is less than 1.40x for any calendar quarter, and ending on the date the combined debt service coverage ratio on the 191 Peachtree Whole Loan and any related mezzanine loan equals or exceeds 1.45x for two consecutive calendar quarters.

Additional Secured Indebtedness (not including trade debts). The 191 Peachtree Property also secures the 191 Peachtree Non-Serviced Pari Passu Companion Loans, which have a Cut-off Date principal balance of $135,000,000. The 191 Peachtree Non-Serviced Pari Passu Companion Loans accrue interest at the same rate as the 191 Peachtree Mortgage Loan. The 191 Peachtree Mortgage Loan is entitled to payments of interest on a pro rata and pari passu basis with the 191 Peachtree Non-Serviced Pari Passu Companion Loans. The holders of the 191 Peachtree Mortgage Loan and the 191 Peachtree Non-Serviced Pari Passu Companion Loans have entered into a co-lender agreement which sets forth the allocation of collections on the 191 Peachtree Whole Loan. See “Description of the Mortgage Pool—The Whole Loans— The Non-Serviced Whole Loans” in the Preliminary Prospectus.

Mezzanine Loan and Preferred Equity. The 191 Peachtree Borrower is permitted to allow the owners of the 191 Peachtree Borrower to borrow a mezzanine loan secured by 100% of the ownership interests in the 191 Peachtree Borrower, provided that the following conditions, among others, are satisfied: (i) as of the date the mezzanine loan is made, the aggregate loan to value ratio of the 191 Peachtree Whole Loan and such mezzanine loan is not more than 65.0%, (ii) as of the date the mezzanine loan is made, the aggregate debt yield of the 191 Peachtree Whole Loan and such mezzanine loan is not less than 11.0%, (iii) the mezzanine loan has an initial maturity not earlier than the maturity date of the 191 Peachtree Whole Loan and all other terms and conditions thereof are reasonably acceptable to the lender under the 191 Peachtree Whole Loan, (iv) the mezzanine lender entering into a customary intercreditor agreement in form acceptable to the lender under the 191 Peachtree Whole Loan in its reasonable discretion, (v) the mezzanine loan is a fixed rate loan or a floating rate loan (in which case the mezzanine borrower shall be required to purchase an interest rate cap at a strike price reasonably acceptable to the lender under the 191 Peachtree Whole Loan), and (vi) receipt of a rating agency confirmation.

Release of Property. No material partial releases permitted.

Terrorism Insurance. The 191 Peachtree Whole Loan documents require that the “all risk” insurance policy required to be maintained by the 191 Peachtree Borrower provide coverage for terrorism in an amount equal to the full replacement cost of the 191 Peachtree Property and eighteen months of business interruption insurance, provided that if the Terrorism Risk Insurance Program Reauthorization Act of 2015 or an extension thereof or substantially similar program (“TRIPRA”) is in effect and continues to cover both foreign and domestic acts of terrorism, the lender is required to accept terrorism insurance with coverage against “covered acts” within the meaning of TRIPRA.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

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BACM 2017-BNK3	Platform

Mortgage Loan No. 8 – Platform

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

BACM 2017-BNK3	Platform

Mortgage Loan No. 8 – Platform

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

BACM 2017-BNK3	Platform

Mortgage Loan No. 8 – Platform

Platform
8810, 8820, 8830, 8840, 8850 Washington Boulevard
and 3920 Landmark Street
Culver City, CA 90232
LOS ANGELES
Beverly Hills
Westwood
University of California - Los Angeles
UCLA Medical Plaza
Westwood Village
Los Angeles Country Club
Westfield Century City
Century City
20th Century Fox Studios
Hillcrest Country Club
Mid-Wilshire
Hancock Park
La Brea Tar Pits
Petersen Automotive Museum
LA County Museum of Art
Little Ethiopia
Fairfax
Kaiser Permanente Medical Center-West Los Angeles
Mid-City
Cheviot Hills
West L.A.
Westside Pavilion
Helms Bakery District
Downtown Los Angeles 6 miles
Santa Monica
Palms
Downtown Culver City
Brotman Medical Ctr.
SONY Pictures Studios
Beats Electronics
Culver City
Culver City Park
Santa Monica Airport
Mar Vista Recr. Center
Mar Vista
Kenneth Hahn State Recr. Area
Jim Gilliam Recr. Center
West Los Angeles College
LOS ANGELES COUNTY
Windsor Hills
Ladera Park
Westfield Culver City
Marina del Rey Hospital
Waterside Marina del Rey
Marina del Rey
The Promenade at Howard Hughes Center
Loyola Marymount University
Playa Vista
Westchester
Del Rey Lagoon Park
Westchester Golf Course
Dockweiler State Beach
Los Angeles International Airport
METRO EXPO LINE
Santa Monica Fwy
San Diego Fwy
Marina Fwy
Wilshire Blvd
Olympic Blvd
Pico Blvd
Venice Blvd
Washington Blvd
Jefferson Blvd
Sepulveda Blvd
Overland Ave
Culver Blvd
Slauson Ave
Manchester Ave
Westchester Pkwy
Pacific Ocean

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

BACM 2017-BNK3	Platform

Mortgage Loan No. 8 – Platform

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	WFB			Single Asset/Portfolio:	Single Asset
Original Balance(1):	$37,000,000			Location:	Culver City, CA 90232
Cut-off Date Balance(1):	$37,000,000			General Property Type:	Mixed Use
% of Initial Pool Balance:	3.8%			Detailed Property Type:	Retail/Office
Loan Purpose:	Refinance			Title Vesting:	Fee
Sponsor:	Joseph Miller			Year Built/Renovated:	2016/N/A
Mortgage Rate:	5.1427%			Size:	74,305 SF
Note Date:	12/9/2016			Cut-off Date Balance per SF(1):	$498
First Payment Date:	1/11/2017			Maturity Date Balance per SF(1):	$498
Maturity Date:	12/11/2026			Property Manager:	Runyon Group, LLC (borrower-related)
Original Term to Maturity:	120 months
Original Amortization Term:	0 months			Underwriting and Financial Information
IO Period:	120 months			UW NOI:	$3,739,095
Seasoning:	2 months			UW NOI Debt Yield(1):	10.1%
Prepayment Provisions:	LO (26); DEF (90); O (4)			UW NOI Debt Yield at Maturity(1):	10.1%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NCF DSCR(1):	1.88x
Additional Debt Type(2):	Subordinate Debt			Most Recent NOI:	$1,672,510 (11/30/2016 T-11 Ann.)
Additional Debt Balance(2):	$10,000,000			2nd Most Recent NOI(4):	N/A
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI(4):	N/A
Reserves(3)				Most Recent Occupancy(5):	92.0% (12/1/2016)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy(4):	N/A
RE Tax:	$34,624	$34,624	N/A	3rd Most Recent Occupancy(4):	N/A
Insurance:	$46,730	$4,673	N/A	Appraised Value (as of):	$75,100,000 (10/24/2016)
Recurring Replacements:	$0	$1,238	$44,565	Cut-off Date LTV Ratio(1):	49.3%
TI/LC:	$389,358	$7,388	$750,000	Maturity Date LTV Ratio(1):	49.3%
Rent Reserve:	$451,171	$0	N/A
Outstanding TI/LC:	$400,000	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount(1):	$37,000,000	78.7%	Loan Payoff:	$44,974,808	95.7%
Subordinate Loan(2):	$10,000,000	21.3%	Reserves:	$1,321,883	2.8%
			Closing Costs:	$593,541	1.3%
			Return of Equity:	$109,768	0.2%
Total Sources:	$47,000,000	100.0%	Total Uses:	$47,000,000	100.0%

(1)	The Platform Mortgage Loan is part of the Platform Whole Loan (as defined below), which is comprised of one senior and one subordinate note with an aggregate principal balance of $47,000,000. The senior note has an original principal balance of $37,000,000 and the subordinate note has an original principal balance of $10,000,000. The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NCF DSCR, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the senior note totaling $37,000,000 without regard to the subordinate note. The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NCF DSCR, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, Cut-off Date LTV Ratio and Maturity Date LTV Ratio based on the aggregate note balance of the Platform Whole Loan (including the subordinate note) are $633, $633, 1.38x, 8.0%, 8.0%, 62.6% and 62.6%, respectively.

(2)	See “The Mortgage Loan” and “Additional Secured Indebtedness (not including trade debts)” and “Mezzanine Loan and Preferred Equity” below for further discussion of additional debt.

(3)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(4)	Historical operating performance and historical occupancy prior to 2016 are not available as the Platform Property was constructed in 2016.

(5)	Most Recent Occupancy of 92.0% includes tenants with executed leases but not yet in occupancy. Reformation’s retail space (2,207 SF, 3.0% of the NRA) is expected to be open for business by February 15, 2017. Norah (4,871 SF, 6.6% of the NRA) is expected to take possession of its space February 1, 2017 and anticipates opening for business by October 1, 2017. Excluding these tenants, the occupancy of the Platform Property is 82.5%.

The Mortgage Loan. The eighth largest mortgage loan (the “Platform Mortgage Loan”) is part of a whole loan (the “Platform Whole Loan”) evidenced by a promissory note in the original principal amount of $37,000,000 and is secured by a first priority fee mortgage encumbering a mixed-use retail and office property located in Culver City, California (the “Platform Property”). The Platform Property also secures a subordinate B-note in the original principal balance of $10,000,000 and is generally subordinate to the Platform Mortgage Loan. See “Description of the Mortgage Pool—The Whole Loans—the Non-Serviced Pari Passu-AB Whole Loans—The Platform Whole Loan” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the Preliminary Prospectus.

The proceeds of the Platform Whole Loan were primarily used to refinance existing debt on the Platform Property, fund reserves, pay closing costs and return equity to the Platform Borrower (as defined below).

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

BACM 2017-BNK3	Platform

The Borrower and the Sponsor. The borrower is Platform Hayden Tract, LLC (the “Platform Borrower”), a single-purpose Delaware limited liability company with one independent manager. The loan sponsor is Joseph Miller, and the non-recourse carve-out guarantor is LJM Enterprises, L.P. LJM Enterprises, L.P. is ultimately owned by Joseph Miller and various Miller family members through family trusts. Runyon Group (“Runyon”) is the original developer of the Platform Property and was co-founded by Joseph Miller with David Fishbein. Runyon is a full service commercial real estate development and management company specializing in owning, operating, branding consulting and tenancy curation of high-end retail and creative office space. With offices in Los Angeles and New York, Runyon has been involved in numerous real estate projects, including partnerships with Tishman Speyer and AEW Capital Management, among others.

The Property. The Platform Property is a newly constructed mixed-use retail and creative office development comprised of six buildings totaling 74,305 SF. The Platform Property is located in Culver City, California, approximately 3.8 miles south of Beverly Hills, 5.8 miles north of Los Angeles International Airport, 6.9 miles east of Santa Monica, and 9.4 miles west of Downtown Los Angeles.

The sponsor acquired the Platform Property parcels (a former car lot) in December 2009 and began redeveloping the site in early 2014 to contain a mix of high-end boutique retailers, restaurants and creative office space. The Platform Property was completed in 2016 and is situated along the heavily trafficked intersection of Washington Boulevard and National Boulevard, among such major companies as Apple, Beats by Dre headquarters, Sony Pictures, Culver Studios, Nike, NFL Network, and Tennis Channel, and benefits from the approximately 24,690 vehicles that drive by every day. Retail space comprises 39,153 SF (52.7% of the NRA) of the Platform Property, and the office space makes up the remaining 35,152 SF (47.3% of NRA). The Platform Property is an indoor-outdoor urban oasis that showcases high-end fashion retailers, top-chef restaurants, a skin-care apothecary, and design stores from around the world. The sponsor selected tenants that couldn’t be found elsewhere in the area, such as unique brands, retail concepts or restaurants new to the Los Angeles area. For instance, the Aesop cosmetics store is the first local store offering day spa services, and the Blue Bottle Coffee shop will include an upstairs bookshop alcove curated by New York City-based One Grand Books. Additionally, the Platform Property houses the headquarters of Sweetgreen, the West Coast headquarters of SoulCycle, and the first North American flagship store of luxury optical brand, Linda Farrow. As of December 1, 2016, the Platform Property was 92.0% leased (and 82.5% occupied) by 20 distinct tenants. The Platform Property has two parking garages totaling 315 parking spaces, which equates to a parking ratio of 4.24 parking spaces per 1,000 SF of NRA. Additionally, the Platform Property has an appraised land value of $44,700,000, resulting in a loan-to-land value ratio of 82.8% on the Platform Mortgage Loan.

Major Tenants.

Reformation (12,157 SF, 16.4% of NRA, 18.2% of underwritten base rent). Founded in 2009, Reformation produces high-end, limited-edition clothing for women using sustainable methods and materials. Reformation sources sustainable fabrics and vintage garments while incorporating better practices throughout its supply chain to make styles with a reduced environmental impact compared to conventional fashion. Reformation designs and manufactures the majority of its collections at its factory headquarters in downtown Los Angeles, which is located approximately 4.6 miles north of the Platform Property. Reformation operates retail and office space at the Platform Property. Reformation’s retail space contains 2,207 SF (3.0% of the NRA) and has a lease expiration date of June 30, 2021. Reformation’s office space totals 9,950 SF (13.4% of the NRA) and has a lease expiration date of October 31, 2023.

Sweetgreen (11,608 SF, 15.6% of NRA, 18.1% of underwritten base rent). Founded in 2007, Sweetgreen is a fast casual restaurant chain offering healthy food items. Sweetgreen prides itself in sustainability and transparency, obtaining its ingredients from local organic farmers, when possible, and listing the sources on the walls of its restaurants. Sweetgreen currently operates 57 stores and has over 1,700 employees. Sweetgreen recently moved its headquarters from Washington, D.C. to the Platform Property. Sweetgreen operates office and restaurant space at the Platform Property, with the restaurant serving as its incubator for new items. Sweetgreen’s office space contains 9,680 SF (13.0% of the NRA) and has a lease expiration date of July 31, 2023. Sweetgreen’s restaurant space totals 1,928 SF (2.6% of the NRA) and has a lease expiration date of April 30, 2026.

Criteo Corp (9,677 SF, 13.0% of NRA, 14.4% of underwritten base rent). Founded in 2005 in Paris, France, Criteo Corp (“Criteo”) has rapidly become a global leader in digital performance advertising. Using its technology and data-rich customer insights, Criteo has created an intelligent performance marketing engine trusted by 13,000 advertisers throughout 89 countries. Criteo has more than 2,200 employees throughout 30 offices worldwide. Criteo occupies 9,677 SF (13.0% of the NRA), has a lease expiration date of July 14, 2023, and has the option to terminate its lease effective March 13, 2021 with 12 months’ notice and payment of three months’ base rent and unamortized TI/LCs.

SoulCycle (9,324 SF, 12.5% of NRA, 10.0% of underwritten base rent). Founded in 2006 and based in New York, SoulCycle offers indoor cycling (“spinning”) workout classes. The indoor cycling classes feature spinning, hand weights, and choreography to create a full-body workout. SoulCycle also sells exclusive apparel, as well as an option to purchase its signature SoulCycle Bike, which is engineered with a split seat to relieve pressure and discomfort found in conventional bike seats. In 2011, SoulCycle was acquired by Equinox Fitness, a subsidiary of The Related Companies. As of 2016, SoulCycle had 85 locations in the United States. SoulCycle’s location at the Platform Property serves as the company’s West Coast headquarters. SoulCycle has office and cycling studio space at the Platform Property. SoulCycle’s office space contains 5,845 SF (7.9% of the NRA) and has a lease expiration date of January 31, 2021. SoulCycle’s cycling studio space totals 3,479 SF (4.7% of the NRA) and has a lease expiration date of February 28, 2026.

Curve (6,955 SF, 9.4% of NRA, 12.0% of underwritten base rent). Founded in 1997 and based in Los Angeles, Curve is a lifestyle boutique that features high-end clothing with a focus on the personalized shopping experience. Since its first store opened in Los Angeles, Curve has now expanded to New York, Miami, San Francisco, Malibu, and Sag Harbor. Curve’s shop at the Platform Property is a joint venture with iconic British furniture designer, Tom Dixon, and is known as “The Shop: Curve x Tom Dixon”. Curve occupies 6,955 SF (9.4% of the NRA) and has a lease expiration of March 1, 2019.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

BACM 2017-BNK3	Platform

The following table presents a summary regarding the major tenants at the Platform Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(2)	Tenant SF	Approximate % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF(3)	Lease Expiration
Reformation(4)	NR/NR/NR	12,157	16.4%	$728,880	18.2%	$59.96	Various
Sweetgreen(5)	NR/NR/NR	11,608	15.6%	$724,817	18.1%	$62.44	Various
Criteo Corp(6)	NR/NR/NR	9,677	13.0%	$580,097	14.4%	$59.95	7/14/2023
SoulCycle(7)	NR/B2/B	9,324	12.5%	$400,000	10.0%	$42.90	Various
Curve	NR/NR/NR	6,955	9.4%	$480,000	12.0%	$69.02	3/1/2019
Subtotal/Wtd. Avg.		49,721	66.9%	$2,913,795	72.6%	$58.60

Other Tenants(8)		18,632	25.1%	$1,101,210	27.4%	$59.10
Vacant Space		5,952	8.0%
Total/Wtd. Avg.		74,305	100.0%	$4,015,005	100.0%	$58.74

(1)	Information is based on the underwritten rent roll.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Wtd. Avg. Annual UW Rent PSF figures exclude vacant space.

(4)	Reformation has retail and office space. Reformation’s retail space contains 2,207 SF (3.0% of the NRA) and has a lease expiration date of June 30, 2021. Reformation anticipates opening its retail space for business by February 15, 2017. Reformation’s office space totals 9,950 SF (13.4% of the NRA) and has a lease expiration date of October 31, 2023.

(5)	Sweetgreen has office and restaurant space. Sweetgreen’s office space contains 9,680 SF (13.0% of the NRA) and has a lease expiration date of July 31, 2023. Sweetgreen’s restaurant space totals 1,928 SF (2.6% of the NRA) and has a lease expiration date of April 30, 2026.

(6)	Criteo Corp has the option to terminate its lease effective March 13, 2021 with 12 months’ notice and payment of three months’ base rent and unamortized TI/LCs.

(7)	SoulCycle has office and cycling studio space. SoulCycle’s office space contains 5,845 SF (7.9% of the NRA) and has a lease expiration date of January 31, 2021. SoulCycle’s cycling studio space totals 3,479 SF (4.7% of the NRA) and has a lease expiration date of February 28, 2026.

(8)	Norah (4,871 SF, 6.6% of the NRA) has an executed lease, anticipates delivery of its space by February 1, 2017 and expects to open for business by October 1, 2017. Rental payments commence 270 days after delivery of its space. As rental payments are not expected to commence until November 1, 2017, the lender escrowed $360,642 in gap rent reserves, which equates to approximately 13 months of Norah’s underwritten base rent.

The following table presents certain information relating to the lease rollover at the Platform Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	UW Rent PSF Rolling(3)	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
2017(4)	1	1,029	$0.00	1.4%	1.4%	$0	0.0%	0.0%
2018(5)	1	1,594	$0.00	2.1%	3.5%	$0	0.0%	0.0%
2019(6)	3	8,407	$65.53	11.3%	14.8%	$550,920	13.7%	13.7%
2020	0	0	$0.00	0.0%	14.8%	$0	0.0%	13.7%
2021	8	12,176	$56.73	16.4%	31.2%	$690,747	17.2%	30.9%
2022	0	0	$0.00	0.0%	31.2%	$0	0.0%	30.9%
2023	4	30,307	$60.31	40.8%	72.0%	$1,827,905	45.5%	76.5%
2024	0	0	$0.00	0.0%	72.0%	$0	0.0%	76.5%
2025	0	0	$0.00	0.0%	72.0%	$0	0.0%	76.5%
2026	5	9,969	$61.13	13.4%	85.4%	$609,433	15.2%	91.6%
2027	1	4,871	$68.98	6.6%	92.0%	$336,000	8.4%	100.0%
2028 & Beyond	0	0	$0.00	0.0%	92.0%	$0	0.0%	100.0%
Vacant	0	5,952	$0.00	8.0%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.	23(7)	74,305	$58.74	100.0%		$4,015,005	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the related lease and are not considered in the rollover schedule.

(3)	Wtd. Avg. UW Rent PSF Rolling figures exclude vacant space.

(4)	In lieu of base rent, IDV (1,029 SF comprising 1.4% of the NRA) pays 10.0% of sales, which is estimated to be approximately $16,582.

(5)	In lieu of base rent, Magasin (1,594 SF comprising 2.1% of the NRA) pays 10.0% of sales, which is estimated to be approximately $46,639.

(6)	In lieu of base rent, Kilter (502 SF comprising 0.7% of the NRA) pays 10.0% of sales, which is estimated to be approximately $8,711.

(7)	The Platform Property is comprised of 20 tenants totaling 23 leases.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

BACM 2017-BNK3	Platform

The Market. The Platform Property is located in Culver City, California, which has seen a resurgence of development in recent years. Seven projects, primarily multifamily, were delivered in 2016, with the largest being a six-story, 131-unit apartment complex located 0.8 miles west of the Platform Property. Developments currently under construction include one retail, two multifamily, and two office projects, the largest of which will be a 135-unit apartment building with 14,000 SF of retail located approximately 1.5 miles west of the Platform Property. Additionally, there are potentially seven development projects in various stages that have been proposed for the area, with the emphasis primarily on multifamily and office developments. The largest proposal is a mixed-use development called Ivy Station, which may include 200-300 apartment units, a 148-key hotel, approximately 210,000 SF of office space, and approximately 36,000 SF of ground-floor retail and restaurant space. Ivy Station is scheduled to break ground in April 2017 with an anticipated delivery in 2019 and will be located 0.1 east of the Platform Property.

The Platform Property is located within in the Hayden Tract neighborhood, a community that has experienced a surge of redevelopment recently and is known for its art, design, culinary and creative office populations. Hayden Tract has increasingly been recognized as Los Angeles’ design epicenter and a hub for creative industry and culinary populations, which all represent key local demand drivers. Further, the Platform Property is immediately adjacent to the newly constructed Culver City Station for the Metro Expo light rail line, which runs from Santa Monica to the west to Downtown Los Angeles to the east and has significantly improved access to the area and increased customer traffic. The Culver City Station is the westward expansion starting point of phase two of the Metro Expo Line, which opened in May 2016 and now runs from Santa Monica to Downtown Los Angeles, Pasadena, San Fernando Valley, South Bay, Long Beach and dozens of points in between. Phase two brings to close the $1.5 billion, 6.6-mile extension of the Metro Expo Line, which has been under construction for nearly a decade. The Platform Property is also located approximately 0.6 miles south of Interstate 10, the major east-west thoroughfare in the vicinity which runs east to Los Angeles and west to Santa Monica.

According to the appraisal, the Platform Property is located in the Culver City retail submarket and the Culver City office submarket, respectively, within the Los Angeles MSA. As of the year-end 2016, the Culver City retail market featured approximately 10.8 million SF of space with a vacancy rate of 2.1%, while asking rents were $30.39 per SF, triple net. As of the year-end 2016, the Culver City office submarket featured approximately 7.8 million SF of space, with Class A product comprising nearly 1.8 million SF or 23.3% of the submarket supply. The Culver City Class A office submarket reported a vacancy rate of 8.3%, while Class A asking rents were $46.62 per SF, gross.

The estimated 2016 population within a one-, three- and five-mile radius of the Platform Property was 34,691, 315,015 and 886,083 people, respectively. The estimated 2016 average household income within a one-, three- and five-mile radius of the Platform Property was $89,536, $95,278 and $96,345, respectively.

The following table reflects the recent leasing data at competitive office properties with respect to the Platform Property:

Competitive Office Property Summary

Property Name/Location	Year Built/ Renovated	Occ.	Size (SF)	Tenant Name	Lease Size (SF)	Lease Date	Lease Term (Yrs.)	Rent PSF	Lease Type
Campus at Playa Vista 12025 Waterfront Drive Playa Vista, CA	2010/ NAP	96.3%	82,112	ICANN	12,819	2Q-16	5.6	$61.20	Full Service Gross
331 North Maple Drive 331 North Maple Drive Beverly Hills, CA	2000/ NAP	61.9%	89,642	AOL, Inc.	55,000	May-16	5.4	$66.00	Full Service Gross
3301 Exposition Boulevard 3301 Exposition Boulevard Santa Monica, CA	2008/ NAP	100.0%	134,723	Beach Body	69,002	1Q-16	8.2	$64.20	Full Service Gross
5808 Sunset Boulevard 5808 Sunset Boulevard Hollywood, CA	2017/ NAP	100.0%	323,273	Netflix	200,000	Oct-16	10.0	$54.00	Full Service Gross
8500 Higuera Street 8500 Higuera Street Culver City, CA	NAV/ 2014	100.0%	30,000	Apple	30,000	Mar-15	10.6	$36.00	NNN
12015 Bluff Creek Drive 12015 Bluff Creek Drive Playa Vista, CA	2015/ NAP	100.0%	36,392	Innocean/Canvas Worldwide	36,392	Feb-16	9.8	$44.40	NNN
3515 Eastham Drive 3515 Eastham Drive Culver City, CA	NAV/ 2016	100.0%	26,400	Makers Studio	26,400	Mar-16	3.0	$35.40	NNN

Sources: Appraisal and third party market research firm

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

BACM 2017-BNK3	Platform

The following table reflects the recent leasing data at competitive retail properties with respect to the Platform Property:

Competitive Retail Property Summary
Property Name/Location	Year Built/ Renovated	Occ.	Size (SF)	Tenant Name	Lease Size (SF)	Lease Date	Lease Term (Yrs.)	Rent PSF	Lease Type
9901 Washington Blvd 9901 Washington Blvd Culver City, CA	2016/ NAP	74.8%	13,308	Pizza Rev (restaurant)	2,075	1Q-16	10	$63.00	NNN
9901 Washington Blvd 9901 Washington Blvd Culver City, CA	2016/ NAP	74.8%	13,308	Le Pain Quotidien (restaurant)	2,395	1Q-16	10	$63.00	NNN
Jefferson Blvd Jefferson Blvd Playa Vista, CA	NAV	NAV	NAV	Confidential (restaurant)	3,822	Sep-15	10	$65.52	NNN
Jefferson Blvd Jefferson Blvd Playa Vista, CA	NAV	NAV	NAV	Confidential (retail)	2,361	Feb-16	10	$66.00	NNN
Jefferson Blvd Jefferson Blvd Playa Vista, CA	NAV	NAV	NAV	Confidential (retail)	2,018	Jan-16	10	$63.96	NNN
Jefferson Blvd Jefferson Blvd Playa Vista, CA	NAV	NAV	NAV	Confidential (retail)	1,344	Jan-16	10	$66.00	NNN
Jefferson Blvd Jefferson Blvd Playa Vista, CA	NAV	NAV	NAV	Confidential (restaurant)	2,971	Feb-16	10	$65.04	NNN
3849 Overland Avenue 3849 Overland Avenue Culver City, CA	1950/ 2006	86.4%	36,843	Robeks (retail)	1,100	2016	5	$90.00	NNN
310 Wilshire Blvd 310 Wilshire Blvd Santa Monica, CA	1928	100.0%	9,300	Panini Café (restaurant)	5,538	Jan-15	5	$60.60	NNN

Sources: Appraisal and third party market research firm

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the Underwritten Net Cash Flow at the Platform Property:

Cash Flow Analysis(1)
	2013	2014	2015	T-11 Annualized YTD November 2016	UW	UW PSF
Base Rent	N/A	N/A	N/A	$1,797,805	$4,443,549	$59.80
Percentage Rent	N/A	N/A	N/A	$0	$68,932	$0.93
Total Recoveries	N/A	N/A	N/A	$129,615	$295,910	$3.98
Other Income(2)	N/A	N/A	N/A	$302,061	$236,400	$3.18
Parking Garage Income	N/A	N/A	N/A	$82,779	$301,500	$4.06
Less Vacancy & Credit Loss	N/A	N/A	N/A	$0	($428,544)	($5.77)
Effective Gross Income(3)	N/A	N/A	N/A	$2,312,260	$4,917,747	$66.18
Total Operating Expenses	N/A	N/A	N/A	$639,750	$1,178,652	$15.86
Net Operating Income	N/A	N/A	N/A	$1,672,510	$3,739,095	$50.32
Capital Expenditures	N/A	N/A	N/A	$0	$14,861	$0.20
TI/LC	N/A	N/A	N/A	$3,967	$89,245	$1.20
Net Cash Flow	N/A	N/A	N/A	$1,668,543	$3,634,989	$48.92

Occupancy %	N/A	N/A	N/A	92.0%	90.4%
NOI DSCR(4)	N/A	N/A	N/A	0.87x	1.94x
NCF DSCR(4)	N/A	N/A	N/A	0.86x	1.88x
NOI Debt Yield(4)	N/A	N/A	N/A	4.5%	10.1%
NCF Debt Yield(4)	N/A	N/A	N/A	4.5%	9.8%

(1)	Historical operating history is not available because the Platform Property was recently constructed. As such, the annualized trailing 11 months ending November 2016 is represented.

(2)	Other Income includes event income, internet reimbursements, and storage rent.

(3)	UW Effective Gross Income is more than T-11 Annualized YTD November 2016 Effective Gross Income because the Platform Property was in its lease-up phase throughout 2016, and the T-11 Annualized YTD November 2016 does not reflect all tenants currently in place and paying rent.

(4)	Debt service coverage ratios and debt yields are based on the Platform Mortgage Loan.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

BACM 2017-BNK3	Platform

Escrows and Reserves. At origination, the Platform Borrower deposited $34,624 for real estate taxes, $46,730 for insurance premiums, $389,358 for general tenant improvements and leasing commissions, $400,000 for outstanding tenant improvements related to Reformation, $20,000 for rent concessions related to Sweetgreen’s office space, and $431,171 for gap rent reserves related to Norah ($360,642), Reformation ($44,611), and Ten Over Ten ($25,918). The Platform Borrower is required to escrow monthly an amount equal to: (i) 1/12 of the estimated annual tax payments ($34,624) and (ii) 1/12 of the estimated annual insurance premiums ($4,673), unless no event of default is continuing and the borrower provides an umbrella policy and evidence of payment acceptable to lender. The Platform Borrower is also required to deposit monthly $1,238 into an escrow for replacement reserves (subject to a cap of $44,565), and $7,388 into an escrow for tenant improvements and leasing commissions (subject to a cap of $750,000).

Lockbox and Cash Management. The Platform Mortgage Loan is structured with a lender-controlled lockbox, which is already in place and requires the borrower to direct all tenants to pay rent directly into such lockbox account, and springing cash management (i.e. the Platform Mortgage Loan has cash management only upon the initial occurrence and during the continuance of a Cash Trap Event Period, as defined below). During the continuance of a Cash Trap Event Period, all sums on deposit in the lockbox account are required to be swept on a periodic basis into a cash management account for the payment of, among other things, debt service, monthly escrows and property operating expenses, with any excess cash to be held by the lender as additional security for the Platform Mortgage Loan.

A “Cash Trap Event Period” will:

(i)	commence upon the occurrence of an event of default under the Platform Mortgage Loan and continue until such event of default is no longer continuing, or

(ii)	commence upon the debt service coverage ratio, calculated based on the trailing 12 calendar months, being less than 1.10x at the end of any calendar quarter, and continue until the debt service coverage ratio, calculated based on the trailing 12 calendar months, for two consecutive calendar quarters thereafter is equal to or greater than 1.15x.

Additional Secured Indebtedness (not including trade debts). In addition to the Platform Mortgage Loan, the Platform Property also secures the Platform Subordinate Companion Loan, which is a $10,000,000 B-Note provided by Square Mile Capital and accrues interest at 7.0% per annum. Founded in 2006 in New York, New York, Square Mile Capital is an investment manager with an established history of investing in commercial real estate. Square Mile Capital’s primary investment activities include senior mortgages, mezzanine loans, preferred equity, joint venture equity, and nonperforming debt acquisitions. The Platform Subordinate Companion Loan is coterminous with the Platform Mortgage Loan and is also interest only for the full term. The Platform Subordinate Companion Loan is subject to a co-lender agreement between the lender and Square Mile Capital. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Whole Loans—The Platform Whole Loan” in the Preliminary Prospectus.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. Not permitted.

Terrorism Insurance. The Platform Borrower is required to obtain terrorism insurance for domestic and foreign acts of terrorism or other similar acts or events to the extent such insurance is available in form and substance reasonably satisfactory to lender (and in an amount not less than the sum of 100% of full replacement cost and 18 months of business interruption insurance, together with a 6-month extended period of indemnity). Notwithstanding the foregoing, for so long as the Terrorism Risk Insurance Act of 2002 and the Terrorism Risk Insurance Program Authorization Act of 2015 (or any extension thereof or other federal government program with substantially similar protection) is in effect, the Platform Borrower is required to maintain, and the lender is required to accept, terrorism insurance which covers “covered acts” (as defined by such statute or other program), as full compliance as it relates to the risks required to be covered pursuant to the preceding sentence, so long as such statute or other program covers both domestic and foreign acts of terrorism.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

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BACM 2017-BNK3	Calabasas Tech Center

Mortgage Loan No. 9 – Calabasas Tech Center

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

BACM 2017-BNK3	Calabasas Tech Center

Mortgage Loan No. 9 – Calabasas Tech Center

Calabasas Tech Center
26520-26672 Agoura Road
Calabasas, CA 91302
Simi Valley
Royal Ave
Fitzgerald Rd
Sinaloa Rd
METROLINK
Chatsworth Peak
Devonshire St
Chatsworth
Box Cyn Rd
Topanga Cyn Blvd
Chatsworth
Plummer St
Valley Circle Blvd
Nordhoff St
Chatsworth Reservoir Park
Chatsworth Reservoir
Box Canyon
LOS ANGELES
VENTURA COUNTY
SIMI HILLS
Roscoe Blvd
Valley Circle Park
Bell Canyon
Bell Canyon Park
Saticoy St
Canoga Park
Simi Peak
Upper Los Virgenes Canyon Open Space Preserve
West Hills Medical Center
Sherman Way
West Hills
Vanowen St
Westfield Topanga Mall
Pratt Whitney
Knapp Ranch Park
Fallbrook Center
Victory Blvd
WARNER CENTER
Pierce College
Westfield Promenade
Thousand Oaks
Kanan Rd
Laskey Mesa
Oxnard St
Woodland Hills
Burbank Blvd
Kaiser Permanente Hospital
Westlake Village
Hidden Hills
Parkway Calabasas Shopping Ctr.
Ventura Blvd
101
Downtown Los Angeles 23 miles
Oxnard 25 miles
Agoura Meadows Shopping Ctr.
Twin Oaks Shopping Ctr.
Ventura Fwy
Motion Picture and Television Fund Hospital
Mulholland Dr
27
Woodland Hills Country Club
Saratoga Hills
Intel
Harbor Freight Tools Corporate Office
Alcatel-Lucent, Canon Solutions America
Calabasas City Hall
The Commons at Calabasas
Calabasas Country Club
Agoura Hills
Spirent
Ixia, Informa Research Services
Agoura Hills/ Calabasas Community Ctr.
Calabasas
Mulholland Hwy
Glenview
N9
Santa Maria
Paramount Ranch
Malibu Creek State Park
Los Virgenes Rd
LOS ANGELES COUNTY
Mulholland Hwy
Malibu Lake
SANTA MONICA MTS.
Malibu Temple
Topanga State Park
Piuma Rd
Saddle Peak
Topanga Canyon Blvd
N1
Malibu Canyon Rd
Tuna Canyon Rd
Santa Monica 8 miles
Pepperdine University
Malibu
Malibu Library
Pacific Coast Hwy
Lisa Smith Wengler Ctr. for the Arts
Malibu Lumber Yard
Adamson House Museum
Pacific Ocean
LOS PADRES NATIONAL FOREST
ANGELES NATIONAL FOREST
Castaic
Ojai
Santa Clarita
Fillmore
Piru
Valencia
Newhall
Santa Paula
Ventura
Moorpark
San Fernando
Oxnard
Camarillo
Simi Valley
Thousand Oaks
Agoura Hills
Port Hueneme
Westlake Village
Calabasas
LOS ANGELES
Beverly Hills
Santa Monica
Pacific Ocean
El Segundo
Manhattan Beach
Torrance
Rancho Palos Verdes

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

BACM 2017-BNK3	Calabasas Tech Center

Mortgage Loan No. 9 – Calabasas Tech Center

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Single Asset
Original Balance:	$33,000,000			Location:	Calabasas, CA 91302
Cut-off Date Balance:	$33,000,000			General Property Type:	Office
% of Initial Pool Balance:	3.4%			Detailed Property Type:	Suburban
Loan Purpose:	Acquisition			Title Vesting:	Fee
Sponsors:	CT Calabasas, LLC			Year Built/Renovated:	1985 & 1987 / NA
Mortgage Rate:	4.8580%			Size:	282,434 SF
Note Date:	11/22/2016			Cut-off Date Balance per SF:	$117
First Payment Date:	1/1/2017			Maturity Date Balance per SF:	$117
Maturity Date:	12/1/2026			Property Manager:	Greenbrier Properties, Inc.
Original Term to Maturity:	120 months
Original Amortization Term:	0 months
IO Period:	120 months			Underwriting and Financial Information
Seasoning:	2 months			UW NOI(2):	$3,775,679
Prepayment Provisions:	LO (26); DEF (89); O (5)			UW NOI Debt Yield:	11.4%
Lockbox/Cash Mgmt Status:	Soft/Springing			UW NOI Debt Yield at Maturity:	11.4%
Additional Debt Type:	N/A			UW NCF DSCR:	1.98x
Additional Debt Balance:	None			Most Recent NOI:	$2,784,695 (10/31/2016 TTM)
Future Debt Permitted (Type):	No (N/A)			2nd Most Recent NOI:	$3,004,786 (12/31/2015)
Reserves(1)				3rd Most Recent NOI:	$2,429,345 (12/31/2014)
Type	Initial	Monthly	Cap	Most Recent Occupancy:	89.9% (11/15/2016)
RE Tax:	$229,257	$52,947	N/A	2nd Most Recent Occupancy:	75.5% (12/31/2015)
Insurance:	$9,166	$4,583	N/A	3rd Most Recent Occupancy:	77.3% (12/31/2014)
Recurring Replacements:	$0	$6,355	N/A	Appraised Value (as of):	$51,500,000 (10/14/2016)
TI/LC:	$500,000	40,018	$2,259,816	Cut-off Date LTV Ratio:	64.1%
Deferred Maintenance:	$20,025	$0	N/A	Maturity Date LTV Ratio:	64.1%
Other:	$1,301,995	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$33,000,000	60.9%	Purchase Price:	$51,500,000	95.0%
Borrower Equity:	$21,205,755	39.1%	Reserves:	$2,060,443	3.8%
			Closing Costs:	$645,312	1.2%
Total Sources:	$54,205,755	100.0%	Total Uses:	$54,205,755	100.0%

(1)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(2)	The increase in UW NOI from the October 31, 2016 TTM is primarily attributable to $619,793 of rent abatement income in the October 31, 2016 TTM period and contractual rent escalations of $132,889 through September 1, 2017 and $46,432 of straight-line average rent increases for Intel Corporation through the end of its lease term that are included in the UW Gross Potential Rent.

The Mortgage Loan. The ninth largest mortgage loan (the “Calabasas Tech Center Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $33,000,000 secured by a first priority fee mortgage encumbering a 282,434 SF multi-tenant office property known as Calabasas Tech Center in Calabasas, California (the “Calabasas Tech Center Property”). The proceeds of the Calabasas Tech Center Loan were used to acquire the Calabasas Tech Center Property, fund upfront reserves, and cover closing costs.

The Borrower and the Sponsors. The borrower is CT Calabasas, LLC (the “Calabasas Tech Center Borrower”), a newly formed single-purpose Delaware limited liability company with two independent directors. The Calabasas Tech Center Borrower is equally controlled by Arthur Travis Spitzer, Helen C. Zeff and Anthony C. Nasch via respective revocable trusts. Arthur Travis Spitzer, Helen C. Zeff and Anthony C. Nasch serve as the non-recourse guarantors.

Helen Zeff comes from a family with commercial real estate experience mainly in Southern California. Helen Zeff has managed and acquired multifamily, office, medical, industrial and retail properties throughout Southern California. Helen Zeff serves as trustee of the Helen C. Zeff Living Trust dated September 17, 2007.

Tony Nasch has worked in film and broadcast production since 1980 and has over 20 years of experience in producing/directing broadcast product, entertainment and corporate communications. As of October 20, 2016, Mr. Nasch has interests in 14 commercial properties primarily located in California.

Travis Spitzer is a principal in the investment banking firm Concordia Capital Partners, LLC. In addition to providing investment and advisory services, Concordia originates and manages private placements focused on the healthcare and health services industries as well as infrastructure software and technology companies. Mr. Spitzer’s maintains a current real estate portfolio of 12 properties.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

BACM 2017-BNK3	Calabasas Tech Center

The Property. The Calabasas Tech Center Property consists of five two-story and two one-story multitenant office buildings built in 1985 and 1987 situated on a 20.3-acre site. The Calabasas Tech Center Property offers 23 suites ranging in size from 684 SF to 57,155 SF. Office lobbies for all tenant suites provide individual access directly through exterior entryway doors in each tenant space. Most units contain a high-clearance warehouse component, which is estimated to encompass approximately 15% of the total net rentable area, according to the appraisal. Warehouse clear heights range from 20 feet to 29 feet. Onsite parking at the Calabasas Tech Center Property is comprised of 827 parking spaces, or 2.9 spaces per 1000 SF of net rentable area. Five of the seven buildings have direct roadway frontage with multiple ingresses/egresses along the south side of Agoura Road.

The Calabasas Tech Center Property was 89.9% leased as of November 15, 2016 to a mix of 17 tenants across the tech, music, fashion, government and financial industries. The four largest tenants at the Calabasas Tech Center Property comprise 49.1% of the NRA and 54.5% of underwritten rent, and include Line 6, Inc. (20.2% of NRA, 18.6% of underwritten rent), Grant & Weber (11.1% of NRA and 15.4% of underwritten rent), West Brand Fashion LLC (9.2% of NRA and 10.3% of underwritten rent) and Intel Corporation (8.6% of NRA and 10.3% of underwritten rent). Outside of the top four in-place tenants, no tenant occupies more than 5.3% of NRA or comprises more than 5.9% of underwritten rent. The Calabasas Tech Center Property has experienced positive leasing momentum with six new leases totaling 121,440 SF, or 42.9% of NRA, and two lease renewals totaling 34,744 SF, or 15.3% of NRA, signed since 2015.

Major Tenants.

Line 6, Inc (57,155 SF, 20.2% of NRA, 18.6% of underwritten base rent). Line 6, Inc, a wholly owned subsidiary of Yamaha Corporation, originally occupied 45,142 sq. ft. and expanded their premises twice in 2010 and 2012 for a total of 70,011 sq. ft. On 6/1/16, Yamaha Corporation of America split off 12,856 square feet. located in Building A and created a new, co-terminous lease. All terms, rent and rent steps remained the same. Line 6 currently occupies 57,155 sq. ft. (100%) in Building F. Both leases expire August 31, 2020 and contain two, five-year options to extend at 95% of market rent with nine to twelve months’ notice. Line 6, Inc. is a music technology company that offers amplifiers, effects pedals, guitars, multi-effects, digital wireless products, software, speakers, mixers, and audio interfaces for musicians. The company was founded in 1985 and is headquartered in Calabasas, California. In December 2013, Yamaha Corporation acquired Line 6, Inc. in order to expand Yamaha’s portfolio of modeling guitar processing products as well as pro-audio equipment.

Grant & Weber (31,224 SF, 11.1% of NRA, 15.4% of underwritten base rent). Grant & Weber has occupied four suites at the Calabasas Tech Center Property since 2013, has a lease expiration of May 31, 2024 and currently has one, five-year option to extend at market rent. Grant & Weber was founded in 1977 and provides revenue solutions and receivables management services for healthcare, credit union and financial institutions and insurance industries. Nationwide services include: consulting, insurance billing and follow-up, self-pay billing and customer service follow-up, self-pay collections, third party liability recovery, workers’ compensation recovery, pre-charge off account management, third party late stage collection services, and arbitration. The Grant & Weber California corporate office is located at the Calabasas Tech Center Property with additional offices in Rancho Cordova, California and Las Vegas, Nevada. Grant & Weber negotiated the deferral of a portion of five months of monthly base rent from February through June 2016 totaling approximately $283,946, which is required to be repaid to the landlord during the final year of the lease term.

West Brand Fashion LLC (25,906 SF, 9.2% of NRA, 10.3% of underwritten base rent). West Brand Fashion LLC, a designer of clothing and accessories for men and women in the fashion industry, occupies multiple suites at the Calabasas Tech Center Property. West Brand Fashion LLC took occupancy in January and December of 2016 and has a lease expiration of May 31, 2019 on 15,080 SF of its space and a lease expiration of March 31, 2022 on 10,826 SF of its space. West Brand Fashion LLC has one, three-year renewal option on 15,080 SF.

Intel Corporation (24,398 SF, 8.6% of NRA, 10.3% of underwritten base rent). Intel Corporation has occupied space at the Calabasas Tech Center Property since 2006, has a lease expiration of August 31, 2021, and has one, five-year option to extend at market rent. Intel Corporation designs and manufactures advanced integrated digital technology platforms for original equipment manufacturers, original design manufacturers, and industrial and communications equipment manufacturers operating within the computing and communications industries. Intel Corporation has over 190 locations across more than 60 countries globally. As of December 26, 2015, Intel had 107,300 employees globally, approximately half of which are located in the United States.

The following table presents certain information relating to the major tenants at the Calabasas Tech Center Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(2)	Tenant SF	Approximate % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF(3)	Lease Expiration
Line 6, Inc	NR/NR/NR	57,155	20.2%	$1,042,507	18.6%	$18.24	8/31/2020
Grant & Weber(4)	NR/NR/NR	31,224	11.1%	$858,660	15.4%	$27.50	5/31/2024
West Brand Fashion LLC	NR/NR/NR	25,906	9.2%	$574,389	10.3%	$22.17	Various(5)
Intel Corporation	A+/A1/A+	24,398	8.6%	$573,429	10.3%	$23.50	8/31/2021
Valley Outreach Synagogue(6)	NR/NR/NR	14,952	5.3%	$332,682	5.9%	$22.25	2/28/2027
Subtotal/Wtd. Avg.		153,635	54.4%	$3,381,667	60.5%	$22.01

Other Tenants		100,347	35.5%	$2,210,958	39.5%	$22.03
Vacant Space		28,452	10.1%	$0	0.0%	$0.00
Total/Wtd. Avg.(3)		282,434	100.0%	$5,592,626	100.0%	$22.02

(1)	Information is based on the underwritten rent roll.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Wtd. Avg. Annual UW Rent PSF excludes vacant space.

(4)	Grant & Weber negotiated the deferral of a portion of five months of monthly base rent from February 1, 2016 through June 30, 2016 totaling approximately $283,946, which is required to be repaid to the landlord during the final year of its lease term.

(5)	West Brand Fashion LLC leases three suites at the Calabasas Tech Center Property. Two suites totaling 10,826 SF have lease expirations of March 31, 2022 and one suite totaling 15,080 SF has a lease expiration of May 31, 2019.

(6)	Valley Outreach Synagogue is entitled to free rent through March 31, 2017, which has been fully reserved for under the Calabasas Tech Center Mortgage Loan.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

BACM 2017-BNK3	Calabasas Tech Center

The following table presents certain information relating to the lease rollover at the Calabasas Tech Center Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling(4)	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	UW Annual Rent PSF Rolling(3)	Total UW Annual Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
2017	1	11,361	4.0%	4.0%	$23.32	$264,893	4.7%	4.7%
2018	2	18,710	6.6%	10.6%	$22.05	$412,464	7.4%	12.1%
2019(4)	5	33,559	11.9%	22.5%	$22.74	$763,177	13.6%	25.8%
2020	3	88,035	31.2%	53.7%	$17.99	$1,583,849	28.3%	54.1%
2021	3	34,969	12.4%	66.1%	$24.14	$844,176	15.1%	69.2%
2022(4)	1	10,826	3.8%	69.9%	$22.93	$248,209	4.4%	73.6%
2023	1	10,346	3.7%	73.6%	$27.50	$284,515	5.1%	78.7%
2024	1	31,224	11.1%	84.6%	$27.50	$858,660	15.4%	94.1%
2025	0	0	0.0%	84.6%	$0.00	$0	0.0%	94.1%
2026	0	0	0.0%	84.6%	$0.00	$0	0.0%	94.1%
2027	1	14,952	5.3%	89.9%	$22.25	$332,682	5.9%	100.0%
2028 & Beyond	0	0	0.0%	89.9%	$0.00	$0	0.0%	100.0%
Vacant	0	28,452	10.1%	100%	$0.00	$0	0.0%	100.0%
Total/Wtd. Avg.	18	282,434	100.0%		$22.02	$5,592,626	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the related lease and that are not considered in the lease rollover schedule.

(3)	Wtd. Avg. UW Annual Rent PSF Rolling excludes vacant space.

(4)	West Brand Fashion LLC leases three suites at the Calabasas Tech Center Property. Two suites totaling 10,826 SF have lease expirations of March 31, 2022 and one suite totaling 15,080 SF has a lease expiration of May 31, 2019.

The Market. The Calabasas Tech Center Property is located approximately one quarter mile south of U.S. Highway 101 in Calabasas, California, within the Conejo Valley submarket. The Conejo Valley is 10 miles north of the Malibu coastline and extends from the San Fernando Valley to the Conejo Grade on the west. The Conejo Valley includes the cities of Agoura, Calabasas, Agoura Hills, Westlake Village, and Thousand Oaks. According to the appraiser, the Conejo Valley initially established itself as a largely residential area with minor supporting commercial services, but has experienced recent development that includes commercial office buildings and high tech industrial parks. The city of Calabasas is primarily served by U.S. Highway 101, the primary east-west arterial between Ventura County and the San Fernando Valley.

The Calabasas Tech Center Property has frontage along Agoura Road, a central corridor in Calabasas improved with office, office/flex, retail and other commercial uses surrounded by single family residential development. According to the appraisal, the estimated 2016 population within a one-, three- and five-mile radius of the Calabasas Tech Center Property is 4,494, 24,966 and 91,512, respectively. The estimated 2016 average household income within a one-, three- and five-mile radius of the Calabasas Tech Center Property is $134,657, $170,932 and $168,473, respectively.

The Calabasas Tech Center Property is located in the Los Angeles County office market, within the West San Fernando Valley submarket. As of the third quarter in 2016, the Los Angeles office market contained 197,498,000 SF of office space, with a market vacancy of 13.3% and average asking rents of $36.34 per SF. The Calabasas Tech Center Property is located in the West San Fernando Valley office submarket, which contains approximately 14,539,000 SF with a 14.4% vacancy rate and asking rents of $28.48 per SF for the same period. After negative absorption in 2014, positive absorption was experienced in 2015 and 2016.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

BACM 2017-BNK3	Calabasas Tech Center

The following table presents recent leasing data at competitive office buildings with respect to the Calabasas Tech Center Property:

Competitive Property Summary
Property Name/Address	Year Built	Occ.	Size (SF)	Tenant Name	Lease Size (SF)	Lease Date	Lease Term (Yrs.)	Base Rent/SF	Expense Basis
Calabasas Corporate Center 26565-26709 W. Agoura Road Calabasas, CA	1985	75%	325,169	Premier Business Centers American Travel Solutions Team Fushion AssetSmart	14,527 4,635 2,340 5,124	9/2016 7/2016 4/2016 10/2015	10.2 4.0 5.0 5.0	$27.00 $24.60 $27.60 $24.60	Full Service
Tech Park at Canwood 5126-5155 Clareton Drive Agoura Hills, CA	1985	90%	120,413	MMLS (NNN) Revolution in Motion (MG)	1,502 3,388	6/2016 2/2016	3.0 5.3	$14.40 $21.48	Modified Gross
Canwood Corporate Center II 29219 Canwood Street Agoura Hills, CA	2001	73%	45,983	Startup Tech	2,900	3/2016	3.0	$24.60	Full Service
Multi-Tenant Office 29899 Agoura Road Agoura Hills, CA	2008	67%	79,740	The LA Rams Chatsworth Products	17,462 9,367	8/2016 6/2016	5.0 6.4	$28.80 $28.80	Full Service
Multi-Tenant Office 29903 Agoura Road Agoura Hills, CA	1981	87%	103,394	PennyMac Touch Commerce	50,924 26,472	10/2015 5/2014	5.3 5.0	$29.90 $25.80	Full Service
Agoura Hills Business Park 30401-30501 Agoura Road Agoura Hills, CA	1988	50%	115,227	Heywood Friedman Northrup Schleuter	9,887 6,109	6/2017 1/2017	8.7 10.8	$28.20 $27.60	Full Service

Source: Appraisal

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Calabasas Tech Center Property:

Cash Flow Analysis
	2013	2014	2015	10/31/2016 TTM	UW	UW PSF
Gross Potential Rent	$2,983,791	$3,768,268	$4,347,008	$4,241,199(1)	$6,303,926(2)	$22.32
Total Recoveries	$538,811	$606,310	$674,512	$507,780	$629,597	$2.23
Total Other Income	$1,563	$6,053	($806)	($1,029)	$0	$0.00
Less Vacancy & Credit Loss	$10	$15	$0	$0	($945,589)	($3.35)
Effective Gross Income	$3,524,175	$4,380,646	$5,020,714	$4,747,950	$5,987,934	$21.20
Total Operating Expenses	$1,873,524	$1,951,301	$2,015,928	$1,963,255	$2,212,255	$7.83
Net Operating Income	$1,650,651	$2,429,345	$3,004,786	$2,784,695(3)	$3,775,679(3)	$13.37
Capital Expenditures	$0	$0	$0	$0	$76,261	0.27
TI/LC	$0	$0	$0	$0	$478,176	$1.69
Net Cash Flow	$1,650,651	$2,429,345	$3,004,786	$2,784,695	$3,221,242	$11.41

Occupancy %	73.3%	77.3%	75.5%	89.9%(4)	85.0%
NOI DSCR	1.02x	1.49x	1.85x	1.71x	2.32x
NCF DSCR	1.02x	1.49x	1.85x	1.71x	1.98x
NOI Debt Yield	5.0%	7.4%	9.1%	8.4%	11.4%
NCF Debt Yield	5.0%	7.4%	9.1%	8.4%	9.8%

(1)	Gross Potential Rent in the October 31, 2016 TTM period reflects $619,793 of abated rent and deferred rent from February 1, 2016 to June 30, 2016 totaling $283,946 attributable to Grant & Weber.

(2)	Gross Potential Rent has been underwritten based on the November 15, 2016 rent roll and includes contractual rent escalations of $132,889 through September 1, 2017 and $46,432 of rent increases for Intel Corporation, an investment-grade tenant.

(3)	The increase in UW NOI from the October 31, 2016 TTM is primarily attributable to $619,793 of abated rent in the October 31, 2016 TTM period and contractual rent escalations of $132,889 through September 1, 2017 and $46,432 of rent increases for Intel Corporation that are included in the UW Gross Potential Rent.

(4)	Occupancy is based on the November 15, 2016 rent roll.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

BACM 2017-BNK3	Calabasas Tech Center

Escrows and Reserves. The Calabasas Tech Center Borrower deposited $229,257 in escrow for annual real estate taxes at loan origination and is required to escrow monthly 1/12th of the annual estimated tax payments. The Calabasas Tech Center Borrower deposited $9,166 in escrow for annual estimated insurance premiums at loan origination and is required to escrow monthly 1/12th of the annual estimated insurance premiums, unless insurance is provided under a blanket policy approved by the lender in its reasonable discretion. The Calabasas Tech Center Borrower is required to make monthly deposits of $6,355 for capital expenditure reserves. The Calabasas Tech Center Borrower deposited $500,000 in escrow at loan origination for tenant improvement costs and leasing commissions reserves and is required to make monthly deposits of $40,018 to such reserves, until such time as the funds on deposit in such tenant improvement costs and leasing commissions reserve exceed $2,259,816. The Calabasas Tech Center Borrower deposited $1,167,427 in escrow at loan origination for unfunded tenant improvement costs and leasing commissions for the tenants doing business as Intel Corporation and Valley Outreach Synagogue at the Calabasas Tech Center Property. The Calabasas Tech Center Borrower deposited $134,568 in escrow for rent abatements due by the Calabasas Tech Center Borrower in connection with the lease with Valley Outreach Synagogue.

Lockbox and Cash Management. A springing soft lockbox is in place with respect to the Calabasas Tech Center Loan (i.e. a soft lockbox account is in place, into which the borrower and property manager are required to deposit all rents within five business days of receipt, and upon the commencement of a Cash Sweep Event Period for the Calabasas Tech Center Loan, the Calabasas Tech Center Borrower has agreed to direct all tenants to deposit rents directly into such lockbox). The Calabasas Tech Center Loan has springing cash management (i.e. the Calabasas Tech Center Loan has cash management only after the initial occurrence and during the continuance of a Cash Sweep Event Period). If no Cash Sweep Event Period is continuing, all funds in the lockbox are required to be remitted to the Calabasas Tech Center Borrower. After the occurrence of a Cash Sweep Event Period for the Calabasas Tech Center Loan, funds in the lockbox account are required to be applied on each monthly payment date to fund the required reserves deposits as described above under “Escrows and Reserves”, to pay debt service on the Calabasas Tech Center Loan, to disburse the monthly amount payable for operating expenses not otherwise paid or reserved for as described above under “Escrows and Reserves” and referenced in the annual budget approved by lender together with extraordinary expenses incurred by the Calabasas Tech Center Borrower in connection with the operation and maintenance of the Calabasas Tech Center Property reasonably approved by lender, and to disburse the remainder to the Calabasas Tech Center Borrower (or, during the continuance of a Cash Sweep Event Period, to an account to be held by the lender as additional security for the Calabasas Tech Center Loan).

A “Cash Sweep Event Period” will:

(i) commence upon the occurrence of an event of default under the Calabasas Tech Center Loan and continue until the date on which the event of default under the Calabasas Tech Center Loan is cured, or

(ii) commence upon the date the debt service coverage ratio on the Calabasas Tech Center Loan is less than 1.15x for six consecutive calendar months and continue until the date the debt service coverage ratio on the Calabasas Tech Center Loan has been equal to or greater than 1.20x for the immediately preceding six consecutive calendar months, or

(iii) commence upon the date any tenant under a Major Lease (as defined below) avails itself of any creditor’s rights laws and continue until such tenant has assumed and any applicable bankruptcy court has affirmed such assumption of the applicable Major Lease, and such tenant continuously operates its business at the Calabasas Tech Center Property for a period of no less than 45 consecutive days and is paying full rent as is required under the Major Lease to which it is a party, or

(iv) commence upon the date any tenant under a Major Lease goes dark, vacates or otherwise ceases to operate at the Calabasas Tech Center Property beyond all applicable cure periods or grace periods under the lease or applicable law, subject to force majeure and continue until the applicable tenant under the Major Lease or a replacement tenant acceptable to the lender continuously operates its business at the Calabasas Tech Center Property for a period of no less than 45 consecutive days under the applicable Major Lease, or

(v) commence upon the earlier of (i) the date a tenant under a Major Lease gives notice of its intention to vacate, and (ii) six months prior to the expiration of any Major Lease, and continue until (x) the tenant under the applicable Major Lease has renewed or extended its lease on terms and conditions acceptable to lender or (y) the space occupied by the applicable tenant is re-leased to an acceptable replacement tenant on terms and conditions approved by the lender, and such replacement tenant has opened for business and commenced paying full, unabated rent.

A “Major Lease” means any lease which, individually or when aggregated with all other leases at the Calabasas Tech Center Property with the same tenant or its affiliate, either (i) accounts for 20% or more of the Calabasas Tech Center Property’s aggregate total rental income, or (ii) demises 20% or more of the Calabasas Tech Center Property’s gross leasable area.

Additional Secured Indebtedness (not including trade debts). Not permitted.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. Not permitted.

Terrorism Insurance. The Calabasas Tech Center Borrower is required to obtain insurance against acts of terrorism or other similar acts or events (or “fire following”) to the extent such insurance is available in form and substance satisfactory to lender (but in no event more than the sum of 100% of full replacement cost and 12 months of business interruption insurance). Notwithstanding the foregoing, for so long as the Terrorism Risk Insurance Program Reauthorization Act of 2015 (or any extension thereof or other federal government program relating to “acts of terrorism” with substantially similar protection) is in effect, the Calabasas Tech Center Borrower is required to maintain, and lender is required to accept, terrorism insurance which covers “covered acts” (as defined by such statute or other program), as full compliance as it relates to the risks required to be covered pursuant to the preceding sentence, so long as such statute or other program covers both domestic and foreign acts of terrorism.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

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BACM 2017-BNK3	East Market

Mortgage Loan No. 10 – East Market

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

BACM 2017-BNK3	East Market

Mortgage Loan No. 10 – East Market

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

BACM 2017-BNK3	East Market

Mortgage Loan No. 10 – East Market

East Market
4461-4501 Market Commons Drive,
1285-12599 Fair Lakes Circle
Fairfax, VA 22033
VIRGINIA
MD
Sterling
Herndon
Herndon Centre
Reston Hospital Center
Reston Town Center
SILVER LINE METRO
Great Falls
Great Falls Park
Madeira School
Lake Fairfax Park
McLean
Washington, DC 14 miles
Washington Dulles International Airport
LOUDOUN COUNTY
DULLES
Village Center at Dulles
Sunrise Valley Dr
HERNDON-MONROE
RESTON PARKWAY
WIEHLE-RESTON EAST
Dulles Toll Road
US Geological Survey
Reston National Golf Course
Difficult Run Stream Valley Park
Wolf Trap Natl. Park for the Performing Arts
Reston
Wolf Trap
Tysons Corner
Tysons Galleria
SPRING HILL
TYSONS CORNER
GREENSBORO
Westwood Country Club
Pike 7 Plaza
Tysons Corner Center
Natl. Air and Space Museum/ Steven F. Udvar-Hazy Center
McLearen Rd
Centreville Rd
Fairfax County Pkwy
Reston Pkwy
Lawyers Rd
Fox Mill District Park
Franklin Farm
West Ox Rd
Hunter Mill Rd
Vienna
Dunn Loring
DUNN LORING-MERRIFIELD
Maple Ave
Chantilly Crossing
Sully Place
Dulles Expo and Conference Center
Natl. Reconnaissance Office Headquarters
Lee-Jackson Mem. Hwy
International Country Club
Inova Fair Oaks Hospital
Fox Mill Rd
Oakton
VIENNA-FAIRFAX-GMU
METRO ORANGE LINE
Blake Ln
Chantilly
Tattersall Park
ICF Intl.
Lee Hwy
MOSAIC DISTRICT
Merrifield
Penderbrook Golf Club
Fair Oaks
Fair Oaks Mall
Fairfax Co. Pkwy
Stringfellow Rd
Ellanor C. Lawrence Park
Fair Lakes Center
Fairfax Towne Center
Arlington Blvd
Social Security Administration
Fairfax Corner
Fairfax Court Shopping Center
Fairfax Co. Government Center
Old Lee Hwy
Army Navy Country Club-Fairfax
Prosperity Ave
Inova Fairfax Hospital
Capital Beltway
Centreville
Fairfax
Lee Hwy
Fairfax County Courthouse
OLD TOWN FAIRFAX
Mantua
Fair City Mall
Virginia International University
Stone Rd
Little River Tpke
FAIRFAX COUNTY
George Mason University
Braddock Rd
Centreville Rd
EagleBank Arena
Annandale
Twin Lakes Golf Course
Country Club of Fairfax
Popes Head Rd
Popes Head Stream Valley Park
Zion Dr
Burke Centre Shopping Center
Kings Park
Lake Accotink
Lake Accotink Park
Fairfax Station
Burke Centre Pkwy
Rolling Rd
Pohick Stream Valley Park
Chapel Rd
Burke Lake Rd
Rolling Valley Mall
Old Keene Mill Rd
Springfield Golf and Country Club
Ox Rd
Fairfax County Pkwy
Burke Lake Golf Center
Burke Lake
Burke
West Springfield
Wolf Run Shoals Rd
South Run Park
Pohick Rd
Fountainhead Regional Park
Newington
Damascus
Clarksburg
Columbia
Germantown
Montgomery Village
Olney
Gaithersburg
Poolesville
Darnestown
North Potomac
Rockville
MARYLAND
Laurel
Wheaton
Ashburn
Sterling
VIRGINIA
Potomac
Great Falls
Herndon
Reston
Bethesda
Silver Spring
McLean
WASHINGTON D.C.
Oakton
Vienna
ARLINGTON
Chantilly
Centreville
Fairfax
Annandale
ALEXANDRIA
Burke
Springfield
Manassas

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

BACM 2017-BNK3	East Market

Mortgage Loan No. 10 – East Market

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	BANA			Single Asset/Portfolio:	Single Asset
Original Balance:	$30,000,000			Location:	Fairfax, VA 22033
Cut-off Date Balance:	$30,000,000			General Property Type:	Retail
% of Initial Pool Balance:	3.1%			Detailed Property Type:	Anchored
Loan Purpose:	Refinance			Title Vesting:	Fee
Sponsor:	The Peterson Companies			Year Built/Renovated:	2006/N/A
Mortgage Rate:	4.1690%			Size:	89,313 SF
Note Date:	12/1/2016			Cut-off Date Balance per SF:	$336
First Payment Date:	1/1/2017			Maturity Date Balance per SF:	$336
Maturity Date:	12/1/2026			Property Manager:	Peterson Management L.C. (borrower-related)
Original Term to Maturity:	120 months
Original Amortization Term:	0 months			Underwriting and Financial Information
IO Period:	120 months			UW NOI:	$3,024,561
Seasoning:	2 months			UW NOI Debt Yield:	10.1%
Prepayment Provisions:	LO (26); DEF (90); O (4)			UW NOI Debt Yield at Maturity:	10.1%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NCF DSCR:	2.25x
Additional Debt Type:	N/A			Most Recent NOI:	$2,870,358 (9/30/2016 TTM)
Additional Debt Balance:	N/A			2nd Most Recent NOI:	$2,909,339 (12/31/2015)
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI:	$2,918,488 (12/31/2014)
Reserves(1)				Most Recent Occupancy:	100.0% (10/1/2016)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	98.7% (12/31/2015)
RE Tax:	$119,791	$39,930	N/A	3rd Most Recent Occupancy:	100.0% (12/31/2014)
Insurance:	$0	Springing	N/A	Appraised Value (as of):	$62,000,000 (10/20/2016)
Recurring Replacements:	$0	$1,116	N/A	Cut-off Date LTV Ratio:	48.4%
TI/LC:	$0	$9,303	$400,000	Maturity Date LTV Ratio:	48.4%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$30,000,000	72.4%	Loan Payoff:	$40,995,092	99.0%
Borrower Equity:	$11,417,155	27.6%	Reserves:	$119,791	0.3%
			Closing Costs:	$302,271	0.7%
Total Sources:	$41,417,155	100.0%	Total Uses:	$41,417,155	100.0%

(1)	See “Escrows and Reserves” below for further discussion of reserve requirements.

The Mortgage Loan. The tenth largest mortgage loan (the “East Market Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $30,000,000 and secured by a first priority fee mortgage encumbering a multi-tenant anchored retail property located in Fairfax, Virginia (the “East Market Property”). The proceeds of the East Market Mortgage Loan, together with $11,417,155 of borrower equity, were used to refinance a previous loan of approximately $40,995,092 secured by the East Market Property, pay closing costs and fund upfront reserves. The most recent prior financing of the East Market Property was included in the BACM 2007-4 transaction.

The Borrower and the Sponsor. The borrowers are tenants in common, East Market Retail L.C., East Market 25 Retail LLC and East Market 15 Retail LLC (collectively, the “East Market Borrower”), a single-purpose Virginia limited liability company and two single-purpose Delaware limited liability companies, respectively, each with at least one independent director. The nonrecourse carve-out guarantor is the Cragmere Family Trust. Both the East Market Borrower and the Cragmere Family Trust are indirectly held by members of the Peterson family group namely: Milton V. Peterson, Lauren E. Peterson, Jon M. Peterson, William E. Peterson, Steven B. Peterson and/or the spouses or descendants of such individuals or a family trust for their benefit.

The sponsor is The Peterson Companies. The Peterson Companies is headquartered in Northern Virginia and since the early 1970’s has developed, acquired, managed and leased more than 26,000 residential lots and approximately 34 million SF of retail, hotel and office space throughout Virginia, Maryland and Washington, D.C., becoming one of the largest privately owned development companies in the region. The Peterson Companies has extensive involvement in mixed use suburban development, leading projects including Fair Lakes, Washingtonian, the redevelopment of Downtown Silver Spring, Virginia Gateway, National Harbor, Tysons McLean Office Park and Fairfax Corner.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

BACM 2017-BNK3	East Market

The Property. The East Market Property is an 89,313 SF retail shopping center located in Fairfax, Virginia, anchored by a Whole Foods Market plus a diverse mix of thirteen other tenants. Other than the anchor tenant, no tenant occupies more than 5.0% of NRA or represents more than 5.2% of base rent and only a total of 31.2% of NRA expires during the East Market Mortgage Loan term. The East Market Property was 100.0% occupied as of October 1, 2016. Historical occupancy at the East Market Property was 98.7% in December 2015, and previously since 2011 was 100.0% occupied.

The East Market Property was built in 2006 by the East Market Mortgage Loan sponsor and consists of a free standing building 100% occupied by Whole Foods Market, and two multi-tenant strip retail buildings. The site size is 10.13 acres, and there are 565 surface parking spaces (6.3 spaces per 1,000 sf). The East Market Property is shadow anchored by Kohl’s (95,624 SF) and Dick’s Sporting Goods (105,957 SF) and is adjacent to the East Market Condominium complex.

Major Tenants.

Whole Foods Market (61,424 SF, 68.8% of NRA, 62.5% of underwritten base rent). Whole Foods Market (“Whole Foods”) leases 61,424 SF at the East Market Property. The lease began September 9, 2006, expires January 31, 2027 and has five, five-year extension options. At the East Market Property, Whole Foods achieved sales of $62,052,850 ($1,010 PSF) in 2015, $59,411,510 ($967 PSF) in 2014, $54,307,908 ($884 PSF) in 2013 and $47,720,979 ($777 PSF) in 2012. The East Market Property is the only Whole Foods location within Fairfax Center, with the next nearest locations being in Reston and the Tysons Corner area of Falls Church. Whole Foods is the world’s leading natural foods supermarket chain, with 431 supermarkets in the United States, Canada and the United Kingdom. Whole Foods (NASDAQ: WFM) (rated NR/Baa3/ BBB- by Fitch/Moody’s/S&P) was founded in 1980 and is based in Austin, Texas. The company had sales of $15.4 billion in fiscal year 2015, which grew 8.4% over fiscal year 2014 with a net income of $536 million.

UFC Gym (4,488 SF, 5.0% of NRA, 5.2% of underwritten base rent). UFC Gym leases 4,488 SF at the East Market Property. The lease began August 9, 2011 and was recently renewed through August 8, 2021 with no remaining extension options. UFC Gym is the largest boxing, kickboxing and mixed martial arts franchise network in the world, with almost 130 open locations in the United States and Australia. UFC Gym mixes martial arts, personal training, specialized equipment and attention to healthy eating to help customers reach their fitness goals. The gyms provide a full range of group fitness classes, private coaching, personal and group dynamic training plus MMA-style youth programs.

Massage Envy (3,121 SF, 3.5% of NRA, 4.0% of underwritten base rent). Massage Envy leases 3,121 SF at the East Market Property. The lease began December 13, 2010 and was recently renewed through December 12, 2020 with no remaining extension options. Massage Envy was founded in 2002 and offers therapeutic massage services and skin care solutions to a network of more than 1.65 million members in franchised locations across the United States. The company employs more than 25,000 massage therapists and estheticians throughout the nation and has 1,150 nationwide franchised locations.

Pei Wei Asian Diner (3,080 SF, 3.4% of NRA, 4.9% of underwritten base rent). Pei Wei Asian Diner leases 3,080 SF at the East Market Property. The lease began August 14, 2006 and was recently renewed through August 13, 2021 with no remaining extension options. Pei Wei Asian Diner is a Pan-Asian chain restaurant.

Radiance Med Spa (2,588 SF, 2.9% of NRA, 2.8% of underwritten base rent). Radiance Med Spa leases 2,588 SF at the East Market Property. The lease began February 19, 2007, expires February 18, 2021 and has one, five-year extension option remaining. Radiance Med Spa offers cosmetic services such as Botox, Liposuction, and Laser Hair Removal.

The following table presents a summary regarding the major tenants at the East Market Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(2)	Tenant SF	Approx % of SF	Annual UW Rent	Annual UW Rent PSF(3)		Sales (12/31/2015)(4)
						App. % of Total Annual UW Rent	$	PSF	Occ. Cost %(5)	Lease Expiration
Whole Foods Market	NR/Baa3/BBB-	61,424	68.8%	$2,012,668	$32.77	62.5%	$62,052,850	$1,010	4.0%	1/31/2027
UFC Gym(5)	NR/NR/NR	4,488	5.0%	$166,505	$37.10	5.2%	$521,283	$116	41.2%	8/8/2021
Massage Envy	NR/NR/NR	3,121	3.5%	$130,427	$41.79	4.0%	NAV	NAV	NAV	12/12/2020
Pei Wei Asian Diner	NR/NR/NR	3,080	3.4%	$156,526	$50.82	4.9%	$1,572,509	$511	12.1%	8/13/2021
Radiance Med Spa	NR/NR/NR	2,588	2.9%	$89,157	$34.45	2.8%	$975,750	$377	12.1%	2/18/2021
Subtotal/Wtd. Avg.		74,701	83.6%	$2,555,282	$34.21	79.3%

Other Tenants		14,612	16.4%	$665,194	$45.52	20.7%	$2,148,467
Vacant Space		0	0.0%	$0	$0.00	0.0%	$0
Total/Wtd. Avg.		89,313	100.0%	$3,220,475	$36.06	100.0%	$67,270,859

(1)	Information is based on the underwritten rent roll.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Wtd. Avg. Annual UW Rent PSF excludes vacant space.

(4)	Sales $ and Sales PSF only include tenants reporting sales.

(5)	UFC Gym does not carry inventory and as a result normal occupancy cost calculations may not reflect their performance.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

BACM 2017-BNK3	East Market

The following table presents certain information relating to the lease rollover at the East Market Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Annual UW Rent PSF Rolling(3)	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
2017	2	3,629	4.1%	4.1%	$42.91	$155,734	4.8%	4.8%
2018	0	0	0.0%	4.1%	$0.00	$0	0.0%	4.8%
2019	1	1,553	1.7%	5.8%	$42.77	$66,422	2.1%	6.9%
2020	2	4,566	5.1%	10.9%	$41.80	$190,850	5.9%	12.8%
2021	6	15,931	17.8%	28.8%	$44.45	$708,113	22.0%	34.8%
2022	1	1,050	1.2%	29.9%	$42.77	$44,909	1.4%	36.2%
2023	1	1,160	1.3%	31.2%	$36.02	$41,779	1.3%	37.5%
2024	0	0	0.0%	31.2%	$0.00	$0	0.0%	37.5%
2025	0	0	0.0%	31.2%	$0.00	$0	0.0%	37.5%
2026	0	0	0.0%	31.2%	$0.00	$0	0.0%	37.5%
2027	1	61,424	68.8%	100.0%	$32.77	$2,012,668	62.5%	100.0%
2028 & Beyond	0	0	0.0%	100.0%	$0.00	$0	0.0%	100.0%
Vacant	0	0	0.0%	100.0%	$0.00	$0	0.0%	100.0%
Total/Wtd. Avg.	14	89,313	100.0%		$36.06	$3,220,475	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases which are not considered in the lease rollover schedule.

(3)	Wtd. Avg. Annual UW Rent PSF Rolling excludes vacant space.

The Market. The East Market Property is located in the Fairfax Center (a/k/a Fair Oaks or Fair Lakes) area of Fairfax, Virginia, just off of the intersection of I-66 and U.S. Route 50, five miles west of the Capital Beltway (I-495) and approximately 15 miles west of the Washington, D.C. central business district. Fairfax Center is a well-established, densely developed area which includes most notably the Fair Oaks Hospital, the Fair Oaks Mall, a 1.6 million SF enclosed super regional mall, and Fair Lakes, a large mixed-use development with 15-20 suburban office buildings, a 1.0 million SF power center, multifamily communities, townhomes and single family residences, a hotel, and child care centers. Surrounding Fairfax Center is an abundance of neighborhood shopping centers, nationally franchised restaurants and additional residential, office and government buildings. Major employers in Fairfax Center include CGI, General Dynamics, Northrop Grumman, Argon ST, SRA International, Inc. and the National Rifle Association.

According to the appraisal, the estimated 2015 population within a one-, three- and five-mile radius was 16,606, 97,344 and 247,566, respectively. The estimated 2015 average household income within a one-, three- and five-mile radius was $116,454, $151,778 and $156,838, respectively with the distribution of household income at the level of $150,000 or more within a one-, three- and five-mile radius being 21.0%, 33.3% and 35.1%, respectively.

According to the appraisal, the East Market Property is within the Suburban Fairfax County retail submarket which had a second quarter 2016 retail inventory of approximately 12.9 million SF, a vacancy rate of 4.5% and an average asking rent of $33.69 PSF. Over the past few years, new construction activity in the submarket has trailed absorption. Between 2011 and 2015, an annual average of 9,800 SF was completed while 30,000 SF was absorbed. In 2015, retail sales in Fairfax County reached $28.2 billion with average retail sales per household of $68,691.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

BACM 2017-BNK3	East Market

The following table presents certain competitive shopping center properties to the East Market Property:

Competitive Property Summary
Property	Type	Year Built/ Renovated	Size (SF)	Occupancy	Anchor Ratio	Anchor Tenants	Distance to Subject (mi.)
East Market Property	Community Center	2006/N/A	89,313	100%(1)	69%	Whole Foods	N/A
Fair Lakes Promenade Fairfax, VA	Community Center	1995/N/A	140,407	100%	73%	Barnes & Noble, Old Navy, hhgregg, Nordstrom Rack	0.7
Fair Lakes Center Fairfax, VA	Power Center	1993/N/A	1,013,563	99%	75%	Wal-Mart, Target, BJ’s Wholesale Club, Best Buy, Toys R’ Us	0.9
Fairfax Town Center Fairfax, VA	Community Center	1994/N/A	253,941	100%	82%	Safeway, TJ Maxx, Regal Cinema, Jo-Ann Fabrics	1.0
Costco Plaza Fairfax, VA	Community Center	1998/N/A	317,670	100%	77%	Costco, Home Depot	1.1
Pender Village Center Fairfax, VA	Mixed-Use	2009/N/A	192,437	99%	25%	Harris Teeter	1.6
Greenbriar Town Center Fairfax, VA	Community Center	1970/1992	345,935	99%	36%	Giant Food, Marshall’s, Petco, Ross, Bob’s Discount Furniture, Total Wine	2.2
Total/Wtd. Avg.(2)			2,263,953	99%

Source: Appraisal

(1)	Occupancy as of October 1, 2016.

(2)	Total/Wtd. Avg. excludes East Market Property.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the East Market Property:

Cash Flow Analysis
	2013	2014	2015	9/30/2016 TTM	UW	UW PSF
Base Rent	$2,889,453	$2,988,011	$2,978,491	$2,930,901	$3,326,140(1)	$37.24
Total Recoveries	$691,955	$755,849	$853,292	$875,973	$839,597	$9.40
Percentage Rent	$8,335	$13,108	$14,334	$13,788	$0	$0.00
Other Income(2)	$7,244	$7,043	$4,704	$26,158	$6,330	$0.07
Less Vacancy & Credit Loss	$0	$0	$0	$0	($208,287)	(5.0%)
Effective Gross Income	$3,596,987	$3,764,011	$3,850,821	$3,846,820	$3,963,780	$44.38
Total Expenses	$792,824	$845,523	$941,482	$976,462	$939,219	$10.52
Net Operating Income	$2,804,163	$2,918,488	$2,909,339	$2,870,358	$3,024,561	$33.86
Capital Expenditures	$0	$0	$0	$0	$13,397	$0.15
TI/LC	$0	$0	$0	$0	$154,769	$1.73
Net Cash Flow	$2,804,163	$2,918,488	$2,909,339	$2,870,358	$2,856,395	$31.98

Occupancy %	100.0%	100.0%	98.7%	100.0%(3)	95.0%
NOI DSCR	2.21x	2.30x	2.29x	2.26x	2.39x
NCF DSCR	2.21x	2.30x	2.29x	2.26x	2.25x
NOI Debt Yield	9.3%	9.7%	9.7%	9.6%	10.1%
NCF Debt Yield	9.3%	9.7%	9.7%	9.6%	9.5%

(1)	Underwritten Base Rent is based on the rent roll dated October 1, 2016 and includes rent steps through December 1, 2017 and average rent in place over the loan term for Whole Foods Market.

(2)	Other Income includes late fees and miscellaneous income.

(3)	Occupancy as of October 1, 2016.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

BACM 2017-BNK3	East Market

Escrows and Reserves. The East Market Borrower deposited $119,791 in escrow for annual real estate taxes and is required to escrow monthly 1/12 of the annual estimated tax payments. The East Market Borrower is required to escrow monthly 1/12 of the annual estimated insurance premiums (unless the East Market Borrower maintains insurance under an acceptable blanket insurance policy and no event of default has occurred). The East Market Borrower is required to make monthly deposits of $1,116 for replacement reserves and monthly deposits of $9,303 for TI/LC reserves subject to a cap of $400,000.

Lockbox and Cash Management. A hard lockbox is in place with respect to the East Market Mortgage Loan. The East Market Mortgage Loan has springing cash management upon the commencement of a Trigger Period (as defined below). Also during the continuance of a Trigger Period, the East Market Borrower will be required to deposit all excess cash with respect to the East Market Mortgage Loan to an account to be held by the lender as additional security for the East Market Mortgage Loan.

A “Trigger Period” will commence upon the earlier of (i) an event of default, (ii) when the NOI as of the end of any twelve month period ending on the last day of a fiscal quarter being less than $2,337,694 and (iii) a Whole Foods Trigger Event. A Trigger Period will end upon, as applicable, (i) the cure of such event of default or (ii) the date that the NOI is equal to or greater than $2,337,694 for two consecutive quarters, or (iii) the occurrence of a Whole Foods Trigger Event Cure.

A “Whole Foods Trigger Event” will commence upon the earlier of (i) Whole Foods vacating or giving notice to the East Market Borrower of its intention to vacate; (ii) the date which is twelve months prior to their lease expiration; (iii) Whole Foods defaults in the payment of rent after any applicable notice and cure period, or (iv) Whole Foods or its guarantor files or is the subject of any material bankruptcy action. A Whole Foods Trigger Event will end once, as applicable, (i) the East Market Borrower has re-let the entire space under the Whole Foods lease to one or more replacement tenant(s) (a “Replacement Tenant”), (ii) either (a) Whole Foods has renewed its lease on terms acceptable to the lender or (b) a Replacement Tenant Lease is in place; (iii) Whole Foods has cured their default; or (iv) the Whole Foods lease is assumed without alteration of any material terms or Whole Foods or its guarantor are no longer subject to the jurisdiction of the bankruptcy court and the applicable obligations under the Whole Foods lease remain unaltered (each, a “Whole Foods Trigger Event Cure”).

Additional Secured Indebtedness (not including trade debts). Not Permitted.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. Not permitted.

Terrorism Insurance. The East Market Borrower is required to obtain and maintain property insurance, public liability insurance and rental loss and/or business interruption insurance that covers perils of terrorism and acts of terrorism, provided that the East Market Mortgage Loan documents provide for an annual terrorism premium cap of 200% of the cost of the premium for a separate “Special Form” or “All Risks” policy or equivalent policy insuring only the East Market Property on a stand-alone basis.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

BACM 2017-BNK3	ExchangeRight Portfolio 14

Mortgage Loan No. 11 – ExchangeRight Portfolio 14

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	BANA			Single Asset/Portfolio:	Portfolio
Original Balance:	$28,110,000			Location:	Various
Cut-off Date Balance:	$28,110,000			General Property Type:	Retail
% of Initial Pool Balance:	2.9%			Detailed Property Type:	Free-Standing
Loan Purpose:	Acquisition			Title Vesting:	Fee
Sponsors:	David Fisher; Joshua Ungerecht;			Year Built/Renovated:	Various/Various
	Warren Thomas			Size:	179,788 SF
Mortgage Rate:	4.0605%			Cut-off Date Balance per SF:	$156
Note Date:	12/1/2016			Maturity Date Balance per SF:	$156
First Payment Date:	1/1/2017			Property Manager:	ExchangeRight Asset
Maturity Date:	12/1/2026				Management, LLC (borrower-related)
Original Term to Maturity:	120 months
Original Amortization Term:	0 months			Underwriting and Financial Information
IO Period:	120 months			UW NOI:	$2,832,675
Seasoning:	2 months			UW NOI Debt Yield:	10.1%
Prepayment Provisions:	LO (26); DEF (90); O (4)			UW NOI Debt Yield at Maturity:	10.1%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NCF DSCR:	2.32x
Additional Debt Type:	N/A			Most Recent NOI(3):	N/A
Additional Debt Balance:	N/A			2nd Most Recent NOI(3):	N/A
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI(3):	N/A
Reserves				Most Recent Occupancy:	100.0% (2/1/2017)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy(3):	N/A
RE Tax:	$57,914	$13,972	N/A	3rd Most Recent Occupancy(3):	N/A
Insurance(1):	$136	Springing	N/A	Appraised Value (as of):	$49,300,000 (Various)
Recurring Replacements:	$0	$1,048	N/A	Cut-off Date LTV Ratio:	57.0%
Immediate Repairs	$85,000	$0	N/A	Maturity Date LTV Ratio:	57.0%
TI/LC	$0	Springing	N/A
Other(2)	$273,406	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$28,110,000	56.2%	Purchase Price:	$48,893,423	97.8%
Borrower Equity:	$21,893,379	43.8%	Reserves:	$416,456	0.8%
			Closing Costs:	$693,500	1.4%
Total Sources:	$50,003,379	100.0%	Total Uses:	$50,003,379	100.0%

(1)	The ExhangeRight Portfolio 14 Borrower is required to escrow monthly $136 for flood insurance premiums.

(2)	Other Reserve includes $168,750 for immediate repairs at the Walgreens – Naperville, IL property, $69,068 for a gap rent reserve at the Fresenius Medical Care – El Paso, TX property and $35,588 for a gap rent reserve at the MedSpring – Dallas, TX property.

(3)	Due to the ExchangeRight Portfolio 14 Properties being recent acquisitions, historical operating statements and occupancy history are unavailable.

The Mortgage Loan. The eleventh largest mortgage loan (the “ExchangeRight Portfolio 14 Mortgage Loan”) is evidenced by a promissory note in the principal amount of $28,110,000, secured by the first priority fee mortgages encumbering 17 single tenant retail properties located in seven different states (collectively, the “ExchangeRight Portfolio 14 Properties”). The proceeds of the ExchangeRight Portfolio 14 Mortgage Loan with additional borrower equity of $21,893,379 were used to acquire the ExchangeRight Portfolio 14 Properties for a purchase price of $48,893,423.

The Borrowers and the Sponsors. The borrower is ExchangeRight Net Leased Portfolio 14, DST (the “ExchangeRight Portfolio 14 Borrower”), a Delaware Statutory Trust (“DST”) that is a single purpose bankruptcy remote entity, with one independent director.

The sponsors and non-recourse carveout guarantors of the ExchangeRight Portfolio 14 Mortgage Loan are David Fisher, Joshua Ungerecht and Warren Thomas. All three are founders and managing members of ExchangeRight Real Estate, an investment firm that specializes in the acquisition of single tenant net leased properties backed by investment grade corporations. The guarantors are required to maintain 1.0% of the DST interests in the ExchangeRight Portfolio 14 Borrower at all times. ExchangeRight and its affiliates have aggregated more than $600 million of assets under management primarily through its net-leased DST 1031 investment platform. The platform is diversified across 195 properties located in 150 distinct markets across 27 states, and is leased to national tenants that operate successfully in the necessity retail and medical services industries.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

BACM 2017-BNK3	ExchangeRight Portfolio 14

The Properties. The ExchangeRight Portfolio 14 Properties consist of 17 single tenant retail properties totaling 179,788 SF. No single property represents more than 13.0% of the portfolio’s underwritten net cash flow. In addition, 82.4% of total SF and 86.8% of the total underwritten net cash flow is generated from investment grade tenants. The properties were built between 1959 and 2016 with eight of the 17 properties in the portfolio built within the past three years. Additionally, nine properties were built in the last five years and all but seven properties were built in the past ten years. All tenants are on long term leases with an average remaining lease term on the properties of 13 years. None of the leases have termination options other than in the case of a violation of exclusivity.

The following table sets forth further information regarding the ExchangeRight Portfolio 14 Properties:

Property Summary

Property Name	Total SF	% of Total	Allocated Loan Amount	% of Total	Year Built	Appraised Value	Tenant Lease Expiration	UW Net Cash Flow	% of Total
Walgreens - Chicago, IL	15,120	8.4%	$3,706,187	13.2%	2001	$6,500,000	12/31/2030	$349,523	13.0%
Walgreens - Napverville, IL	15,120	8.4%	$3,044,775	10.8%	2000	$5,340,000	10/31/2027	$297,618	11.1%
Walgreens - Montgomery, AL	14,820	8.2%	$2,850,913	10.1%	2006	$5,000,000	3/31/2032	$265,291	9.9%
Fresenius Medical Care - Sumter, SC	10,155	5.6%	$2,736,876	9.7%	2015	$4,800,000	3/9/2030	$260,097	9.7%
Fresenius Medical Care - El Paso, TX	6,961	3.9%	$2,622,840	9.3%	2016	$4,600,000	9/17/2031	$254,356	9.5%
Tractor Supply Co. - LaPlace, LA	19,097	10.6%	$2,166,694	7.7%	2016	$3,800,000	9/30/2031	$195,946	7.3%
MedSpring - Dallas, TX	4,634	2.6%	$1,653,529	5.9%	2016	$2,900,000	2/28/2027	$158,626	5.9%
Advance Auto Parts - Eau Claire, WI	12,130	6.7%	$1,465,369	5.2%	2001	$2,570,000	8/31/2031	$132,376	4.9%
Dollar General - Slidell, LA	12,406	6.9%	$1,322,824	4.7%	2014	$2,320,000	6/30/2028	$129,442	4.8%
Napa Auto Parts - Iowa City, IA	10,000	5.6%	$980,714	3.5%	1997	$1,720,000	10/31/2036	$94,350	3.5%
O’Reilly Auto Parts - South Holland, IL	7,225	4.0%	$929,398	3.3%	2011	$1,630,000	11/25/2026	$81,692	3.0%
Dollar General – Huntsville (Montgomery), TX	9,026	5.0%	$929,398	3.3%	2016	$1,630,000	5/31/2031	$90,514	3.4%
Dollar General – Huntsville (FM), TX	9,026	5.0%	$866,677	3.1%	2015	$1,520,000	2/28/2031	$83,596	3.1%
Dollar General – Birmingham (3rd), AL	10,566	5.9%	$841,019	3.0%	2012	$1,475,000	6/30/2027	$83,471	3.1%
Dollar General – Birmingham (Jefferson), AL	9,002	5.0%	$726,983	2.6%	2016	$1,275,000	8/31/2031	$70,108	2.6%
Dollar General - Rockford, IL	12,000	6.7%	$684,218	2.4%	1959	$1,200,000	4/30/2025	$70,890	2.6%
Athletico Physical Therapy - Chicago, IL	2,500	1.4%	$581,586	2.1%	2000	$1,020,000	9/30/2026	$62,721	2.3%
Total	179,788	100.0%	$28,110,000	100.0%		$49,300,000		$2,680,617	100.0%

Major Portfolio Tenants.

Dollar General (62,026 SF, 34.5% of portfolio NRA, 19.7% of portfolio underwritten net cash flow). Dollar General (NYSE:DG) is a bargain retail chain selling a range of consumables, home products, apparel and accessories, seasonal items and electronics. Dollar General is among the largest retailers of top-quality products made by trusted manufacturers such as Procter & Gamble, Kimberly Clark, Unilever, Kellogg’s, General Mills, Nabisco, Hanes, PepsiCo and Coca-Cola. They are also the largest discount retailer in the United States by number of stores with 12,500 neighborhood stores in 43 states. Dollar General Corporation guarantees all six Dollar General leases within ExchangeRight Portfolio 14. Dollar General Corporation is rated “Baa2” by Moody’s and “BBB” by S&P.

Walgreens (45,060 SF, 25.1% of portfolio NRA, 34.0% of portfolio underwritten net cash flow). Walgreens (NYSE:WBA) is the nation’s largest drugstore chain, formed when US-based Walgreen Co. bought its European counterpart Alliance Boots, includes nearly 13,200 retail pharmacies in 11 countries, mostly the US and its territories and the UK, selling prescription and OTC drugs along with health and beauty products and general merchandise. The Alliance Boots part of the company also includes wholesale operations serving more than 230,000 pharmacies, hospitals, and clinics in a dozen countries. Walgreens is rated “BBB” by Fitch, “Baa2” by Moody’s and “BBB” by S&P.

Fresenius Medical Care (21,750 SF, 12.1% of portfolio NRA, 25.1% of portfolio underwritten net cash flow). Fresenius Medical Care (NYSE:FMS) is one of the largest dialysis providers in the world. Its staff treats over 290,000 patients a year at some 3,400 clinics worldwide. In addition to performing dialysis, Fresenius Medical Care makes dialysis machines, dialyzers, and other supplies that are sold to hospitals and clinics through internal sales efforts and independent distributors. It also offers dialysis support services including laboratory testing, renal drug distribution, and disease management programs. Fresenius Medical Care Holdings, Inc. guarantees all three Fresenius Medical Care leases within ExchangeRight Portfolio 14. Fresenius Medical Care Holdings, Inc. is rated “BBB-” by Fitch, “Ba1” by Moody’s and “BBB-” by S&P.

Tractor Supply Co. (19,097 SF, 10.6% of portfolio NRA, 7.3% of portfolio underwritten net cash flow). Tractor Supply Company (NYSE:TSCO) is the largest operator of rural lifestyle retail stores in the United States. The company operates over 1,500 retail stores in 49 states, employs more than 23,000 team members and is headquartered in Brentwood, Tennessee.

Advance Auto Parts (12,130 SF, 6.7% of portfolio NRA, 4.9% of portfolio underwritten net cash flow). Advance Auto Parts (NYSE:AAP), through its subsidiaries, operates as a specialty retailer of automotive replacement parts, accessories, batteries, and maintenance items. Advance Auto Parts was founded in 1932 and is headquartered in Roanoke, Virginia. The Company operates over 5,200 total stores and over 100 branches, which operate in the United States, Canada, Puerto Rico and the United States Virgin Islands under the names Advance Auto Parts, Autopart International (AI), Carquest and Worldpac. Advance Auto Parts is rated “Baa2” by Moody’s and “BBB-” by S&P.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

BACM 2017-BNK3	ExchangeRight Portfolio 14

The following table presents a summary regarding the tenants at the ExchangeRight Portfolio 14 Properties:

Tenant Summary
Tenant Name	Credit Rating (Fitch/Moody’s /S&P)(1)	# of Properties	Total SF	% of Total	Total UW NCF	% of Total	Competitive Set Rent Range PSF(2)	Property UW Rent Range PSF	2016 Sales PSF
Dollar General	NR/Baa2/BBB	6	62,026	34.5%	$528,021	19.7%	$5.86 - $13.74	$7.29 - $12.18	N/A
Walgreens	BBB/Baa2/BBB	3	45,060	25.1%	$912,432	34.0%	$20.08 - $39.47	$20.24 - $25.87	N/A
Fresenius Medical Care(3)	BBB-/Ba1/BBB-	3	21,750	12.1%	$673,079	25.1%	$23.00 - $64.00	$28.57 - $39.69	N/A
Tractor Supply Co.	NR/NR/NR	1	19,097	10.6%	$195,946	7.3%	$9.74 - $14.37	$11.99	N/A
Advance Auto Parts	NR/Baa2/BBB-	1	12,130	6.7%	$132,376	4.9%	$11.92 - $15.26	$12.70	N/A
Napa Auto Parts	NR/NR/NR	1	10,000	5.6%	$94,350	3.5%	$7.40 - $19.21	$11.10	N/A
O’Reilly Auto Parts	NR/ Baa1/BBB+	1	7,225	4.0%	$81,692	3.0%	$7.57 - $22.53	$13.12	N/A
Athletico Physical Therapy	NR/NR/NR	1	2,500	1.4%	$62,721	2.3%	$15.71 - $28.66	$28.00	N/A

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)	Competitive Set Rent Range PSF is based on the appraisal.

(3)	Fresenius Medical Care information includes the MedSpring - Dallas, TX Property. Fresenius Medical Care acquired MedSpring Urgent Care Centers in 2014.

The following table presents certain information relating to the lease rollover at the ExchangeRight Portfolio 14 Properties:

Lease Rollover Schedule(1)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Annual UW Rent PSF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
2017	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2018	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2019	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2020	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2021	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2022	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2023	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2024	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2025	1	12,000	6.7%	6.7%	$7.29	$87,500	2.9%	2.9%
2026	2	9,725	5.4%	12.1%	$16.95	$164,800	5.4%	8.2%
2027	3	30,320	16.9%	28.9%	$20.13	$610,264	20.0%	28.2%
2028 & Beyond	11	127,743	71.1%	100.0%	$17.19	$2,195,654	71.8%	100.0%
Vacant	0	0	0.0%	100.0%	$0.00	$0	0.0%	100.0%
Total/Wtd. Avg.	17	179,788	100.0%		$17.01	$3,058,218	100.0%

(1)	Information is based on the underwritten rent roll.

The Markets. The ExchangeRight Portfolio 14 Properties are geographically diversified throughout seven states, consisting of Illinois, Texas, Alabama, Louisiana, South Carolina, Wisconsin and Iowa. According to the appraisal, there are a limited number of directly competitive properties to the ExchangeRight Portfolio 14 Properties and no expected new supply in each of their respective markets.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

BACM 2017-BNK3	ExchangeRight Portfolio 14

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the Underwritten Net Cash Flow at the ExchangeRight Portfolio 14 Properties:

Cash Flow Analysis
	2013	2014	2015	2016	UW	UW PSF
Base Rent(1)	N/A	N/A	N/A	N/A	$3,058,218	$17.01
Total Recoveries	N/A	N/A	N/A	N/A	$0	$0.00
Less Vacancy & Credit Loss	N/A	N/A	N/A	N/A	($152,910)	(5.0%)
Effective Gross Income	N/A	N/A	N/A	N/A	$2,905,308	$16.16
Total Expenses	N/A	N/A	N/A	N/A	$72,633	$0.40
Net Operating Income	N/A	N/A	N/A	N/A	$2,832,675	$15.76
Capital Expenditures	N/A	N/A	N/A	N/A	$17,967	$0.10
TI/LC	N/A	N/A	N/A	N/A	$134,091	$0.75
Net Cash Flow	N/A	N/A	N/A	N/A	$2,680,617	$14.91

Occupancy %	N/A	N/A	N/A	N/A	95.0%
NOI DSCR	N/A	N/A	N/A	N/A	2.45x
NCF DSCR	N/A	N/A	N/A	N/A	2.32x
NOI Debt Yield	N/A	N/A	N/A	N/A	10.1%
NCF Debt Yield	N/A	N/A	N/A	N/A	9.5%

(1)	Due to the ExchangeRight Portfolio 14 Properties being recent acquisitions, historical operating statements are unavailable.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

BACM 2017-BNK3	Shoreline Office Center

Mortgage Loan No. 12 – Shoreline Office Center

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	WFB			Single Asset/Portfolio:	Single Asset
Original Balance:	$23,500,000			Location:	Mill Valley, CA 94941
Cut-off Date Balance:	$23,500,000			General Property Type:	Office
% of Initial Pool Balance:	2.4%			Detailed Property Type:	Suburban
Loan Purpose:	Refinance			Title Vesting:	Leasehold
Sponsor:	Matthew T. White			Year Built/Renovated:	1984/N/A
Mortgage Rate:	4.5000%			Size:	98,861 SF
Note Date:	11/15/2016			Cut-off Date Balance per SF:	$238
First Payment Date:	1/11/2017			Maturity Date Balance per SF:	$203
Maturity Date:	12/11/2026			Property Manager:	Basin Street Properties (borrower-related)
Original Term to Maturity:	120 months
Original Amortization Term:	360 months
IO Period:	24 months			Underwriting and Financial Information
Seasoning:	2 months			UW NOI:	$2,480,493
Prepayment Provisions:	LO (26); DEF (89); O (5)			UW NOI Debt Yield:	10.6%
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NOI Debt Yield at Maturity:	12.3%
Additional Debt Type:	N/A			UW NCF DSCR:	2.07x (IO) 1.55x (P&I)
Additional Debt Balance:	N/A			Most Recent NOI:	$2,530,283 (11/30/2016 TTM)
Future Debt Permitted (Type):	No (N/A)			2nd Most Recent NOI:	$2,685,851 (12/31/2015)
Reserves				3rd Most Recent NOI:	$688,172 (12/31/2014)
Type	Initial	Monthly	Cap	Most Recent Occupancy:	95.0% (12/31/2016)
RE Tax:	$85,113	$28,371	N/A	2nd Most Recent Occupancy:	100.0% (1/1/2016)
Insurance:	$0	Springing	N/A	3rd Most Recent Occupancy:	98.0% (1/1/2015)
Recurring Replacements:	$0	$1,648	N/A	Appraised Value (as of)(2):	$36,400,000 (9/7/2016)
TI/LC:	$0	$12,357	$444,875	Cut-off Date LTV Ratio:	64.6%
Other(1):	$2,780,658	$8,901	$1,000,000	Maturity Date LTV Ratio:	55.3%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$23,500,000	100.0%	Loan Payoff:	$18,469,442	78.6%
			Reserves:	$1,551,566	6.6%
			Closing Costs:	$416,262	1.8%
			Return of Equity:	$3,062,730	13.0%
Total Sources:	$23,500,000	100.0%	Total Uses:	$23,500,000	100.0%

(1)	Other reserve represents $53,325 in gap rent for Brouwer & Janachowski, LLC, $211,680 in tenant improvements and leasing commissions for Brouwer & Janachowski, LLC, $166,147 in tenant improvements for Urban Chalet, $35,301 in tenant improvements for Glassdoor Inc. and $1,000,000 to cover re-tenanting costs for space occupied by Glassdoor Inc. Additionally, Glassdoor Inc. has provided a single letter of credit (“LOC”) in the amount of $1,314,205 which is assigned to the lender. Per the Glassdoor Inc. leases, the LOC may be decreased annually starting in the third year of the leases, down to $430,060 by the fifth year. If drawn, the LOC funds will be placed into a separate reserve fund held by lender to be used for re-tenanting costs associated with the Glassdoor Inc. space.

(2)	Represents the stabilized value assuming that Urban Chalet and Brouwer & Janachowski, LLC, who have executed leases, have taken occupancy with unabated rental payments and all outstanding tenants improvements are paid by the Shoreline Office Center Borrower. Due to the fact that remaining rent concessions along with all outstanding tenant improvement costs were impounded at origination for these two tenants, the stabilized value is used.

The Mortgage Loan. The twelfth largest mortgage loan (the “Shoreline Office Center Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $23,500,000 and is secured by a first priority leasehold mortgage encumbering a suburban office property located in Mill Valley, California (the “Shoreline Office Center Property”). The proceeds of the Shoreline Office Center Mortgage Loan were primarily used to refinance existing debt on the Shoreline Office Center Property, fund reserves, pay closing costs and return equity to the Shoreline Office Center Borrower (“as defined below”).

The Borrower and the Sponsor. The borrower is Shoreline Office Center DE LLC (the “Shoreline Office Center Borrower”), a single-purpose Delaware limited liability company with one independent director. The loan sponsor is Matthew T. White and non-recourse carveout guarantors are Matthew T. White, William C. White, Matthew White Family Trust and The White Family Trust. Matthew T. White is the CEO of Basin Street Properties, one of northern California’s and northern Nevada’s prominent developers, investors and managers of commercial properties founded over 40 years ago. Basin Street Properties has a more than 4.0 million SF portfolio of office, light-industrial, retail, multifamily and hospitality properties in the North Bay, Sacramento area and Reno, Nevada, and more than 2.0 million SF in the North Bay alone.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

BACM 2017-BNK3	Shoreline Office Center

The Property. The Shoreline Office Center Property, located at 100 Shoreline Highway in Mill Valley, California, consists of the leasehold interest in a 2-building office complex totaling 98,861 SF. The Shoreline Office Center Property was built in 1984 and is situated on a 9.8-acre site. The portion of the site where the improvements are situated is 6.5 acres and is subject to a ground lease with a term extending to March 31, 2039, with one 20-year renewal option. Additionally, the leasehold also includes an adjacent 3.3-acre site that is used for parking and is leased from the State of California Department of Transportation (CalTrans) extending to March 31, 2024 with two renewal options totaling 15 years. The Shoreline Office Center Property has 401 parking spaces (which equates to 4.06 parking spaces per 1,000 SF of net rentable area). The sponsor has invested $3.7 million into the Shoreline Office Center Property since acquisition in October 2013. Building A is a two-story, 37,203 SF building which is 100% occupied by Glassdoor Inc. Building B is a three-story, 61,658 SF multi-tenant building. Glassdoor Inc., which is headquartered at the Shoreline Office Center Property, operates an online jobs and career community with a database of more than 8.0 million company reviews, CEO approval ratings, salary reports, interview reviews and questions, benefits reviews and office photos. Since initially taking occupancy of 37,203 SF in Building A, Glassdoor Inc. has recently expanded its footprint at the Shoreline Office Center Property into 19,016 SF in Building B.

The following table presents a summary regarding major tenants at the Shoreline Office Center Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(2)	Tenant SF	Approximate % of SF	Annual UW Rent(3)	% of Total Annual UW Rent	Annual UW Rent PSF(3)	Lease Expiration
Glassdoor Inc.	NR/NR/NR	56,219	56.9%	$2,397,361(4)	57.9%	$42.64(4)	Various(4)
Technology Partners Svc Corp	NR/NR/NR	5,172	5.2%	$244,480	5.9%	$47.27	6/30/2018
California Evolution LLC	NR/NR/NR	4,838	4.9%	$238,030	5.8%	$49.20	12/31/2019
Brouwer & Janachowski, LLC	NR/NR/NR	4,500	4.6%	$213,300	5.2%	$47.40	2/28/2027
S&P Company	NR/NR/NR	3,379	3.4%	$133,646	3.2%	$39.55	5/31/2021
Subtotal/Wtd. Avg.		74,108	75.0%	$3,226,818	78.0%	$43.54

Other Tenants		19,855	20.1%	$912,309	22.0%	$45.95
Vacant Space		4,898	5.0%	$0	0.0%	$0.00
Total/Wtd. Avg.		98,861	100.0%	$4,139,127	100.0%	$44.05

(1)	Information is based on the underwritten rent roll.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Wtd. Avg. Annual UW Rent PSF figures exclude vacant space.

(4)	Glassdoor Inc. occupies 56,219 SF, of which 5,505 SF (5.6% of NRA) at an Annual UW Rent of $47.76 PSF expires in December 31, 2019, 37,203 SF (37.6% of NRA) at an Annual UW Rent of $39.84 PSF expires January 31, 2021, 9,350 SF (9.5% of NRA) at an Annual UW Rent of $47.76 PSF expires in December 31, 2021 and 4,161 SF (4.2% of NRA) at an Annual UW Rent of $49.44 PSF expires April 30, 2022.

The following table presents certain information relating to the lease rollover at the Shoreline Office Center Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	UW Rent PSF Rolling(3)	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2017	4	6,811	$40.82	6.9%	6.9%	$278,040	6.7%	6.7%
2018	1	5,172	$47.27	5.2%	12.1%	$244,480	5.9%	12.6%
2019	7	16,064	$47.68	16.2%	28.4%	$765,921	18.5%	31.1%
2020	2	4,440	$50.84	4.5%	32.9%	$225,724	5.5%	36.6%
2021	5	52,815	$41.77	53.4%	86.3%	$2,205,942	53.3%	89.9%
2022	4	4,161	$49.44	4.2%	90.5%	$205,720	5.0%	94.8%
2023	0	0	$0.00	0.0%	90.5%	$0	0.0%	94.8%
2024	0	0	$0.00	0.0%	90.5%	$0	0.0%	94.8%
2025	0	0	$0.00	0.0%	90.5%	$0	0.0%	94.8%
2026	0	0	$0.00	0.0%	90.5%	$0	0.0%	94.8%
2027	1	4,500	$47.40	4.6%	95.0%	$213,300	5.2%	100.0%
2028 & Beyond	0	0	$0.00	0.0%	95.0%	$0	0.0%	100.0%
Vacant	0	4,898	$0.00	5.0%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.	24	98,861	$44.05	100.0%		$4,139,127	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the related lease and are not considered in the rollover schedule.

(3)	UW Rent PSF Rolling figures exclude vacant space.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

BACM 2017-BNK3	Shoreline Office Center

The Market. The Shoreline Office Center Property is located in Mill Valley, Marin County, California, and offers proximate access and visibility with frontage along Highway 101, 5.8 miles north of the Golden Gate Bridge and 11 miles north of the San Francisco central business district. The Sausalito/Mill Valley area is nearly fully developed with essentially no vacant commercial sites available for development. According to the appraisal, the 2016 population within a one-, three- and five-mile radius of the Shoreline Office Center Property was 8,576, 54,729 and 83,699 people, respectively. The 2016 average household income within a one-, three- and five-mile radius of the Shoreline Office Center Property was $128,564, $166,142 and $162,527, respectively. The Marin County office market is experiencing positive absorption, lower vacancy levels and increasing rents, albeit still much less expensive than San Francisco. The Shoreline Office Center Property is located in the North Bay/Santa Rosa Office market. According to a third party market report, the market’s fourth quarter 2016 vacancy rate was 10.0%. The Shoreline Office Center Property is located within the Corte Madera/Mill Valley Office submarket, which features approximately 2.2 million SF of office space with a vacancy rate of 6.4% as of the fourth quarter of 2016, while average asking submarket rent was $49.07 per SF, full service gross. For comparison, according to the same third party market report and same period, the San Francisco Downtown South displayed an office submarket rent of $60.48 per SF, full service gross.

The following table reflects the recent leasing data at competitive retail properties with respect to the Shoreline Office Center Property:

Competitive Property Summary
Property Name/Location	Year Built	Occ.	Size (SF)	Tenant Name	Tenant Lease Area (SF)	Rent PSF	Lease Type
Shoreline Office Center Property 100 Shoreline Highway Mill Valley, CA	1984	95%	98,861	Glassdoor Inc.	56,219	$42.64	Full Service Gross
Drakes Landing Office Park 100 Drakes Landing Road Larkspur, CA	1986	96%	130,200	National Rice Co.	4,030	$60.00	Full Service Gross
Drakes Landing Office Park 100 Drakes Landing Road Larkspur, CA	1986	96%	130,200	Marin General Hospital	9,454	$58.80	Full Service Gross
Wood Island Office Complex 60 & 80 E. Sir Francis Drake Blvd. Larkspur, CA	1976	96%	82,700	Returnly Technologies	1,861	$57.00	Full Service Gross
Shelter Point Business Center 591 Redwood Highway Mill Valley, CA	1982	91%	84,000	Bostwick & Peterson	2,540	$35.40	Full Service Gross
1 and 3 Harbor Drive Sausalito, CA	1981	81%	114,300	Coastal International	3,198	$45.00	Full Service Gross
1 and 3 Harbor Drive Sausalito, CA	1981	81%	114,300	Aperio Group	13,756	$45.00	Full Service Gross
Marina Office Plaza 2330 Marinship Way Sausalito, CA	1985	95%	73,700	Advice Company	1,088	$49.80	Full Service Gross

Source: Appraisal and underwritten rent roll.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

BACM 2017-BNK3	Shoreline Office Center

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Shoreline Office Center Property:

Cash Flow Analysis
	2014(1)	2015	11/30/2016 TTM	UW	UW PSF
Base Rent(2)	$1,944,004	$4,006,333	$3,935,333	$4,376,913	$44.27
Free Rent Adjustment	$0	$0	($17,775)	$0	$0.00
Total Recoveries	$6,343	$27,731	$48,629	$58,317	$0.59
Other Income	$291	$15,344	$4,809	$0	$0.00
Less Vacancy & Credit Loss	$0	$0	$0	($437,691)	($4.43)
Effective Gross Income	$1,950,638	$4,049,408	$3,970,996	$3,997,539	$40.44
Total Operating Expenses	$1,262,466	$1,363,557	$1,440,713	$1,517,045	$15.35
Net Operating Income	$688,172	$2,685,851	$2,530,283	$2,480,493	$25.09
Capital Expenditures	$0	$0	$0	$19,772	$0.20
TI/LC	$0	$0	$0	$240,817	$2.44
Net Cash Flow	$688,172	$2,685,851	$2,530,283	$2,219,904	$22.45

Occupancy %	98.0%	100.0%	95.0%(3)	90.0%

NOI DSCR (P&I)	0.48x	1.88x	1.77x	1.74x
NOI DSCR (IO)	0.64x	2.51x	2.36x	2.31x
NCF DSCR (P&I)	0.48x	1.88x	1.77x	1.55x
NCF DSCR (IO)	0.64x	2.51x	2.36x	2.07x
NOI Debt Yield	2.9%	11.4%	10.8%	10.6%
NCF Debt Yield	2.9%	11.4%	10.8%	9.4%

(1)	Operating Statements prior to 2014 are not available as the Shoreline Office Center Borrower did not acquire the Shoreline Office Center Property until October 2013.

(2)	The 2014 Base Rent is lower than other periods because Glassdoor Inc. (56.9% of NRA) did not take occupancy until February 2014 and did not commence rent payments until July 2014.

(3)	Based on occupancy as of 12/31/2016.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

BACM 2017-BNK3	Rio West Business Park

Mortgage Loan No. 13 – Rio West Business Park

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	WFB			Single Asset/Portfolio:	Single Asset
Original Balance(1):	$21,500,000			Location:	Tempe, AZ 85281
Cut-off Date Balance(1):	$21,500,000			General Property Type:	Office
% of Initial Pool Balance:	2.2%			Detailed Property Type:	Suburban
Loan Purpose:	Refinance			Title Vesting:	Fee
Sponsor:	Fritz H. Wolff			Year Built/Renovated:	2005,2007/N/A
Mortgage Rate:	4.6100%			Size:	296,663 SF
Note Date:	11/3/2016			Cut-off Date Balance per SF(1):	$140
First Payment Date:	12/11/2016			Maturity Date Balance per SF(1):	$128
Maturity Date:	11/11/2026			Property Manager:	Dynamic Asset Management LLC
Original Term to Maturity:	120 months
Original Amortization Term:	360 months			Underwriting and Financial Information
IO Period:	60 months			UW NOI:	$4,013,638
Seasoning:	3 months			UW NOI Debt Yield(1):	9.7%
Prepayment Provisions(2):	LO (27); YM1 (89); O (4)			UW NOI Debt Yield at Maturity(1):	10.5%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NCF DSCR(1):	2.03x (IO) 1.54x (P&I)
Additional Debt Type(3):	Pari Passu			Most Recent NOI:	$3,977,910 (TTM 9/30/2016)
Additional Debt Balance(3):	$20,000,000			2nd Most Recent NOI:	$4,529,866 (12/31/2015)
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI:	$3,565,030 (12/31/2014)
Reserves				Most Recent Occupancy:	100.0% (9/19/2016)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	100.0% (12/31/2015)
RE Tax:	$182,180	$91,090	N/A	3rd Most Recent Occupancy:	100.0% (12/31/2014)
Insurance:	$0	Springing	N/A	Appraised Value (as of):	$64,000,000 (9/21/2016)
Recurring Replacements:	$200,000	$4,944	$200,000(4)	Cut-off Date LTV Ratio(1):	64.8%
TI/LC(5):	$1,600,000	Springing	$3,300,000	Maturity Date LTV Ratio(1):	59.5%
Other(6):	$2,258,310	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount(1):	$41,500,000	93.8%	Loan Payoff(7):	$39,416,138	89.1%
Borrower Equity:	$2,747,432	6.2%	Reserves:	$4,240,490	9.6%
			Closing Costs:	$590,804	1.3%
Total Sources:	$44,247,432	100.0%	Total Uses:	$44,247,432	100.0%

(1)	The Rio West Business Park Mortgage Loan (as defined below) is part of the Rio West Business Park Whole Loan (as defined below), which is comprised of two pari passu notes with an aggregate original principal balance of $41,500,000. The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NCF DSCR, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the Rio West Business Park Whole Loan.

(2)	Yield maintenance is permitted at any time on and after the earlier to occur of (a) the end of the two-year period commencing on the closing date of the securitization of the last Rio West Business Park Whole Loan promissory note to be securitized and (b) December 11, 2020.

(3)	See “The Mortgage Loan” below for further discussion of additional debt.

(4)	The replacement reserve is capped at $200,000 as long as (i) no event of default has occurred and is continuing and (ii) the lender determines that the Rio West Business Park Property is being adequately maintained.

(5)	Upon the occurrence of the earlier of (i) American Airlines renewing its lease for 56,389 SF of space under terms and conditions acceptable to lender; or (ii) October 1, 2017, ongoing monthly TI/LC reserves of $24,722 will be required.

(6)	Other reserves represent $58,310 for outstanding tenant improvements and leasing commissions for HotChalk Inc. and $2,200,000 related to an American Airlines lease renewal. Upon the receipt of an acceptable lease renewal of American Airlines’ 56,389 square foot (19.0% of net rentable area) space, this reserve shall be disbursed into the TI/LC reserve, with any remaining amount above $3.3 million to be disbursed to the Rio West Business Park Borrower. American Airlines has delivered this renewal and the remainder above $3.3 million was disbursed to the borrower.

(7)	The Rio West Business Park Whole Loan was used to pay off two separate loans on Phase I (as defined below), which was previously securitized in the JPMCC 2006-CB17 transaction, and Phase II (as defined below), which was previously held on a bank balance sheet.

The Mortgage Loan. The thirteenth largest mortgage loan (the “Rio West Business Park Mortgage Loan”) is part of a whole loan (the “Rio West Business Park Whole Loan”) evidenced by two pari passu notes in the aggregate original principal amount of $41,500,000 secured by a first priority fee mortgage encumbering a five-building, 296,663 square foot office complex in Tempe, Arizona (the “Rio West Business Park Property”). The Rio West Business Park Mortgage Loan is evidenced by one pari passu note (Note A-1) with an outstanding principal balance as of the Cut-off Date of $21,500,000. Note A-2 in the original principal amount of $20,000,000 represents the serviced pari passu companion loan (the “Rio West Business Park Pari Passu Companion Loan”), and is currently held by the WFCM 2016-LC25 securitization trust. The Rio West Business Park Whole Loan will be serviced pursuant to the pooling and servicing agreement for this securitization transaction. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the Preliminary Prospectus.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

BACM 2017-BNK3	Rio West Business Park

The proceeds of the Rio West Business Park Whole Loan, along with borrower equity, were used to refinance a previous mortgage loans totaling approximately $39,416,138 secured by the Rio West Business Park Property, fund reserves and pay closing costs. The previous mortgage loans secured by the Rio West Business Park Property were previously securitized in the JPMCC 2006-CB17 transaction and previously held on a bank balance sheet.

The Borrower and the Sponsor. The borrower is Tempe Rio West Business Park, LLC (the “Rio West Business Park Borrower”), a newly formed single-purpose Delaware limited liability company. The Rio West Business Park Borrower is owned by Fritz H. Wolff (the “Rio West Business Park Sponsor”), Chief Executive Officer and Managing General Partner of The Wolff Company, a fully-integrated real estate private equity firm, founded over 65 years ago, which has more than $3.0 billion in discretionary capital. Headquartered in Arizona, with five regional offices throughout the United States, The Wolff Company has over100 employees.

The Property. The Rio West Business Park Property represents five, one-story suburban office buildings located in Tempe, Arizona approximately 2.8 miles east of the Phoenix Sky Harbor International Airport and 9.3 miles east of the Phoenix central business district. The Rio West Business Park Property was constructed in two phases, 147,673 SF (“Phase I”) was built in 2005 and the remaining 148,990 SF (“Phase II”) was completed in 2007. The Rio West Business Park Property has averaged 95.0% occupancy since 2008. The Rio West Business Park Property is situated on a 23.9-acre site and features 1,514 surface parking spaces, resulting in a parking ratio of 5.1 spaces per 1,000 SF of rentable area. As of September 19, 2016, the Rio West Business Park Property was 100.0% occupied by American Airlines (86.2% of NRA) and HotChalk Inc. (13.8% of NRA). American Airlines has been in occupancy since construction in 2005. In December 2013, American Airlines merged with US Airways and subsequently relocated employees from the former US Airways Headquarters in downtown Tempe to the Rio West Business Park Property. Additionally, American Airlines has invested capital into their space, including the renovation of 48,066 SF (which was recently completed in September 2016). Renovations of an additional 56,389 SF were completed in December 2016 along with the addition of covered parking for the entire Rio West Business Park Property for a cost of approximately $1.5 million. American Airlines renewed 147,673 SF (49.8% of NRA) in May 2014, expanded into 51,789 SF (17.5% of NRA) in September 2016 and renewed an additional 56,389 SF (19.0% of NRA) in November 2016 through September 2022. The Rio West Business Park Property houses American Airlines’ information technology, accounting and customer service groups.

The following table presents certain information relating to the leases at the Rio West Business Park Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(2)	Tenant SF	Approx. % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Lease Expiration
American Airlines(2)	BB-/Ba3/BB-	255,851	86.2%	$4,030,850	86.4%	$15.75	Various(3)
HotChalk Inc.	NR/NR/NR	40,812	13.8%	$632,586	13.6%	$15.50	8/31/2023
Vacant		0	0.0%	$0	0%	$0.00
Total/Wtd. Avg.		296,663	100.0%	$4,663,436	100%	$15.72

(1)	Information is based on the underwritten rent roll.

(2)	The entity on the lease is American Airlines, Inc, the rated entity.

(3)	American Airlines leases multiple suites under multiple leases with 147,673 SF (49.8% of NRA) expiring in April 2019; 51,789 SF (17.5% of NRA) expiring in August 2021; and 56,389 SF (19.0% of NRA) expiring in September 2022.

The following table presents certain information relating to the lease rollover at the Rio West Business Park Property:

Lease Rollover Schedule(1)
Year	# of Leases Rolling	SF Rolling(3)	UW Rent PSF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2017	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2018	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2019	2	147,673	$15.50	49.8%	49.8%	$2,288,932	49.1%	49.1%
2020	0	0	$0.00	0.0%	49.8%	$0	0.0%	49.1%
2021	1	51,789	$16.00	17.5%	67.2%	$828,417	17.8%	66.8%
2022	1	56,389	$16.20	19.0%	86.2%	$913,502	19.6%	86.4%
2023	1	40,812	$15.50	13.8%	100.0%	$632,586	13.6%	100.0%
2024	0	0	$0.00	0.0%	100.0%	$0	0.0%	100.0%
2025	0	0	$0.00	0.0%	100.0%	$0	0.0%	100.0%
2026	0	0	$0.00	0.0%	100.0%	$0	0.0%	100.0%
2027	0	0	$0.00	0.0%	100.0%	$0	0.0%	100.0%
2028 and Beyond	0	0	$0.00	0.0%	100.0%	$0	0.0%	100.0%
Vacant	0	0	$0.00	0.0%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.	5	296,663	$15.72	100.0%		$4,663,436	100.0%

(1)	Information is based on the underwritten rent roll.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

BACM 2017-BNK3	Rio West Business Park

The Market. The Rio West Business Park Property is located at the intersection of Priest Drive and Rio Salado Parkway, approximately one-half mile from Loop 202 (Red Mountain Freeway), which provides primary access to the neighborhood. The Rio West Business Park Property is centrally located approximately three miles east of Sky Harbor International Airport, the nation’s 10th busiest airport, and Arizona State University. The 2016 estimated population within a one-, three- and five-mile radius of the Rio West Business Park Property was 6,929, 85,440 and 308,805, respectively, while the 2016 estimated average household income within the same radii was $43,922, $49,501 and $56,290, respectively. According to the appraisal, the Rio West Business Park Property is located in the Tempe submarket of the Phoenix market.

According to a third-party market research report, as of third quarter 2016, the Tempe submarket contained a total inventory of 24 buildings totaling approximately 5.2 million square feet exhibiting a vacancy rate of approximately 6.2% and an average asking rental rate of $31.67 per square foot gross.

The following table presents recent leasing data at competitive office buildings to the Rio West Business Park Property:

Competitive Building Summary
Property Name/Location	Year Built/ Renovated	Stories	Net Rentable Area (SF)	Percent Leased	Primary Tenant	Tenant Annual Base Rent	Tenant Leased Area
Rio West Business Park Property Tempe, AZ	2005,2007/NAP	1	296,663	100.0%	American Airlines	$15.75	255,851
Liberty Center at Rio Salado, Bldg I Tempe, AZ	2015/NAP	1	155,000	100.0%	Centene	$17.50	77,867
Liberty Center at Rio Salado, Bldg III Tempe, AZ	2016/NAP	2	135,663	50.0%	Prosper Marketplace	$18.25	69,774
Liberty Center at Rio Salado, Bldg II Tempe, AZ	2015/NAP	2	156,027	75.0%	DHL	$17.50	117,593
Liberty Center at Rio Salado, Bldg VI Tempe, AZ	2015/NAP	2	96,000	100.0%	DriveTime Automotive	$18.35	96,000
Centrica Mesa, AZ	1978/2015	1	117,000	100.0%	Santander	$19.00	117,000
One Papago Hills Tempe, AZ	1999/NAP	2	91,000	100.0%	Willis Towers Watson, PLC	$17.41	91,000
The Circuit Tempe, AZ	1982/2015	1	185,000	51.0%	Oscar Health	$16.75	93,481

Source: Appraisal and underwritten rent roll.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the operating history and Underwritten Net Cash Flow at the Rio West Business Park Property:

Cash Flow Analysis
	2013	2014	2015	TTM 9/30/2016	UW	UW PSF
Base Rent	$4,692,370	$3,669,591	$4,455,325	$3,743,051	$4,663,436	$15.72
Total Recoveries	$627,064	$790,815	$1,094,034	$1,267,624	$1,650,986	$5.57
Other Income	$0	$0	$0	$0	$0	$0.00
Less Vacancy & Credit Loss	$0	$0	$0	$0	($466,344)	(10.0%)
Effective Gross Income	$5,319,434	$4,460,405	$5,549,359	$5,010,675	$5,848,078	$19.71
Total Operating Expenses	$696,153	$895,375	$1,019,492	$1,032,765	$1,834,440	$6.18
Net Operating Income	$4,623,281(1)	$3,565,030(1)(2)	$4,529,866(2)(3)	$3,977,910(3)	$4,013,638	$13.53
Capital Expenditures	$0	$0	$0	$0	$59,333	$0.20
TI/LC	$0	$0	$0	$0	$358,663	$1.21
Upfront TI/LC Credit	$0	$0	$0	$0	($350,000)	($1.18)
Net Cash Flow	$4,623,281	$3,565,030	$4,529,866	$3,977,910	$3,945,643	$13.30

Occupancy %	86.9%	100.0%	100.0%	100.0%	90.0%
NOI DSCR (P&I)(4)	1.81x	1.39x	1.77x	1.56x	1.57x
NOI DSCR (IO)(4)	2.38x	1.84x	2.34x	2.05x	2.07x
NCF DSCR (P&I)(4)	1.81x	1.39x	1.77x	1.56x	1.54x
NCF DSCR (IO)(4)	2.38x	1.84x	2.34x	2.05x	2.03
NOI Debt Yield(4)	11.1%	8.6%	10.9%	9.6%	9.7%
NCF Debt Yield(4)	11.1%	8.6%	10.9%	9.6%	9.5%

(1)	The decrease in net operating income from 2013 to 2014 was due to rent reductions, three months of free rent totaling $516,856 for American Airlines’ renewal of 147,673 square feet, and free rent for a former tenant.

(2)	The increase in net operating income from 2014 to 2015 was due to free rent for American Airlines and a prior tenant burning off.

(3)	The decrease in net operating income from 2015 to TTM 9/30/2016 was due to five months of free rent totaling $255,075 for HotChalk Inc. and a rent reduction for a prior tenant.

(4)	Debt service coverage ratios and debt yields are based on the Rio West Business Park Whole Loan.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

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BACM 2017-BNK3	Potomac Mills

Mortgage Loan No. 14 – Potomac Mills

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	BANA			Single Asset/Portfolio:	Single Asset
Credit Assessment (DBRS/Fitch/Moody’s):	A(low)/BBBsf/Baa1			Location:	Woodbridge, VA 22192
Original Balance(1):	$20,750,000			General Property Type:	Retail
Cut-off Date Balance(1):	$20,750,000			Detailed Property Type:	Super Regional Mall
% of Initial Pool Balance:	2.1%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	1985/2005, 2012
Sponsor:	Simon Property Group, L.P.			Size(3):	1,459,997 SF
Mortgage Rate:	2.988213%			Cut-off Date Balance per SF(1):	$199
Note Date:	10/5/2016			Maturity Date Balance per SF(1):	$199
First Payment Date:	12/1/2016			Property Manager:	Simon Management Associates II, LLC (borrower-related)
Maturity Date:	11/1/2026
Original Term to Maturity:	120 months
Original Amortization Term:	0 months
IO Period:	120 months			Underwriting and Financial Information
Seasoning:	3 month			UW NOI:	$40,325,888
Prepayment Provisions:	LO (27); DEF (86); O (7)			UW NOI Debt Yield(1):	13.9%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI Debt Yield at Maturity(1):	13.9%
Additional Debt Type(2):	Pari Passu / B-Note			UW NCF DSCR(1):	4.39x
Additional Debt Balance(1)(2):	$270,250,000 / $125,000,000			Most Recent NOI:	$40,298,052 (8/31/2016 TTM)
Future Debt Permitted (Type):	No (N/A)			2nd Most Recent NOI:	$38,949,641 (12/31/2015)
				3rd Most Recent NOI:	$37,395,215 (12/31/2014)
Reserves				Most Recent Occupancy:	97.7% (9/20/2016)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy(4):	98.8% (12/31/2015)
RE Tax:	$0	Springing	N/A	3rd Most Recent Occupancy(4):	99.6% (12/31/2014)
Insurance:	$0	Springing	N/A	Appraised Value (as of):	$765,000,000 (9/12/2016)
Recurring Replacements:	$0	Springing	N/A	Cut-off Date LTV Ratio(1):	38.0%
TI/LC:	$0	Springing	N/A	Maturity Date LTV Ratio(1):	38.0%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount(1):	$416,000,000	100.0%	Loan Payoff:	$411,992,396	99.0%
			Closing Costs:	$2,011,635	0.5%
			Return of Equity:	$1,995,969	0.5%
Total Sources:	$416,000,000	100.0%	Total Uses:	$416,000,000	100.0%

(1)	The Potomac Mills Mortgage Loan is part of the Potomac Mills Whole Loan, which is comprised of ten pari passu senior promissory notes with an aggregate principal balance of $291,000,000 and ten pari passu junior promissory notes with an aggregate principal balance of $125,000,000. The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the aggregate principal balance of the promissory notes comprising the Potomac Mills Senior Loan, without regard to the Potomac Mills Subordinate Companion Loan. The Cut-off Date Balance per SF, UW NOI Debt Yield, UW NCF DSCR and Cut-off Date LTV Ratio numbers based on the entire $416,000,000 Potomac Mills Whole Loan are $285, 9.7%, 2.65x and 54.4%, respectively.

(2)	See “The Mortgage Loan” below for further discussion of additional debt.

(3)	The Potomac Mills Property is part of a larger super regional mall with a total of 1,839,997 SF, which includes non-collateral anchor tenants IKEA and Burlington Coat Factory.

(4)	Historical occupancy is inclusive of temporary tenants.

The Mortgage Loan. The fourteenth largest mortgage loan (the “Potomac Mills Mortgage Loan”) is part of a whole loan (the “Potomac Mills Whole Loan”) in the total original principal amount of $416,000,000, evidenced by ten pari passu senior promissory notes in the aggregate original principal amount of $291,000,000 (together, the “Potomac Mills Senior Loan”) and ten pari passu junior promissory notes in the aggregate original principal amount of $125,000,000 (together, the “Potomac Mills Subordinate Companion Loan”). The Potomac Mills Whole Loan is secured by a first priority fee mortgage encumbering 1,459,997 SF of a super regional outlet mall in Woodbridge, Virginia known as Potomac Mills (the “Potomac Mills Property”). The Potomac Mills Whole Loan was co-originated by Bank of America, N.A., Société Générale, Cantor Commercial Real Estate Lending, L.P. and Barclays Bank PLC. The Potomac Mills Mortgage Loan is evidenced by non-controlling senior Promissory Note A-5, in the original principal amount of $20,750,000. Controlling senior Promissory Note A-1 and senior Promissory Note A-6 was contributed to the CFCRE 2016-C6 securitization trust. Non-controlling senior Promissory Note A-7 was contributed to the CGCMT 2016-C3 securitization trust. Non-controlling senior Promissory Note A-2, A-3 and A-8 were contributed to the CFCRE 2016-C7 securitization trust. Non-controlling senior Promissory Note A-4 was contributed to the MSBAM 2016-C32 securitization trust. Non-controlling senior Promissory Note A-9 was contributed to the CGCMT 2016-P6 securitization trust. Non-controlling senior Promissory Note A-10 was contributed to the WFCM 2016-C37 securitization trust. The Potomac Mills Subordinate Companion Loan is currently held by Teachers Insurance and Annuity Association of America, or an affiliate thereof, and may be otherwise transferred at any time. The Potomac Mills Whole Loan is expected to be serviced pursuant to the pooling and servicing agreement for the CFCRE 2016-C6 securitization. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans—The Potomac Mills Whole Loan” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the Preliminary Prospectus.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

BACM 2017-BNK3	Potomac Mills

Potomac Mills Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
Note A-1	$40,000,000	$40,000,000	CFCRE 2016-C6	No(1)
Note A-2	$20,000,000	$20,000,000	CFCRE 2016-C7	No
Note A-3	$12,750,000	$12,750,000	CFCRE 2016-C7	No
Note A-4	$52,000,000	$52,000,000	MSBAM 2016-C32	No
Note A-5	$20,750,000	$20,750,000	BACM 2017-BNK3	No
Note A-6	$30,000,000	$30,000,000	CFCRE 2016-C6	No
Note A-7	$35,000,000	$35,000,000	CGCMT 2016-C3	No
Note A-8	$7,750,000	$7,750,000	CFCRE 2016-C7	No
Note A-9	$36,375,000	$36,375,000	CGCMT 2016-P6	No
Note A-10	$36,375,000	$36,375,000	WFCM 2016-C37	No
Potomac Mills Subordinate Companion Loan	$125,000,000	$125,000,000	Teachers Insurance and Annuity Association of America	Yes(1)
Total Debt	$416,000,000	$416,000,000

(1)	The Potomac Mills Whole Loan is expected to be serviced pursuant to the CFCRE 2016-C6 pooling and servicing agreement. The initial controlling noteholder for the Potomac Mills Whole Loan is the holder of the Potomac Mills Subordinate Companion Loan. If the outstanding principal amount of the Potomac Mills Subordinate Companion Loan, as notionally reduced by any appraisal reduction amounts or realized losses allocated to such Subordinate Companion Loan, is less than 25% of the initial principal amount of such Subordinate Companion Loan less any payments of principal (whether as principal prepayments or otherwise) allocated to, and received by, the holder of the Potomac Mills Subordinate Companion Loan, the controlling noteholder will be the CFCRE 2016-C6 controlling class representative. At all other times, the controlling noteholder for the Potomac Mills Whole Loan will be the holder of the Potomac Mills Subordinate Companion Loan. The initial holder of the Potomac Mills Subordinate Companion Loan is Teachers Insurance and Annuity Association of America.

The proceeds of the Potomac Mills Whole Loan were used to refinance a previous loan of $411,992,396 secured by the Potomac Mills Property, return equity of $1,995,969 to the Potomac Mills Borrower and pay closing costs. The most recent prior financing of the Potomac Mills Property was included in the LBUBS 2007-C6 and WBCMT 2007-C33 transactions.

The Borrower and the Sponsor. The borrower is Mall at Potomac Mills, LLC (the “Potomac Mills Borrower”), a single purpose entity with two independent directors. The sponsor and the non-recourse carveout guarantor for the Potomac Mills Whole Loan is Simon Property Group, L.P. Simon Property Group, L.P. is the operating partnership of Simon Property Group, Inc. (“Simon”) (NYSE: SPG). Simon is a publicly-traded self-administered and self-managed real estate investment trust focused on retail property ownership and management. Simon is one of the largest publicly-traded owners, operators and developers of retail assets in the United States. As of December 31, 2015, Simon owned or had an interest in 209 properties consisting of 108 malls, 71 Premium Outlet-branded centers, 14 Mills-branded centers, four lifestyle centers and twelve other retail properties in 37 states and Puerto Rico, containing an aggregate of approximately 184 million SF of gross leasable area.

The Potomac Mills Whole Loan will be recourse to the guarantor pursuant to standard non-recourse carveouts, however, the non-recourse carveout guaranty and the environmental indemnity agreement provide that for so long as Simon Property Group, L.P. is the guarantor under the non-recourse carveout guaranty and the indemnitor under the environmental indemnity agreement, the guarantor’s liability thereunder may not exceed $83.2 million in the aggregate, plus all reasonable out-of-pocket costs and expenses (including court costs and reasonable attorneys’ fees) incurred by the lender in the enforcement of the guaranty and the environmental indemnity agreement or the preservation of the lender’s rights thereunder.

The Property. The Potomac Mills Property consists of a super regional outlet mall located in Woodbridge, Virginia along the I-95 corridor between Washington, D.C. and Richmond, Virginia. Built in 1985, the Potomac Mills Property contains 1,839,997 SF of retail space, of which 1,459,997 SF serves as collateral for the Potomac Mills Whole Loan. The Potomac Mills mall, including the non-collateral tenants, features over 200 specialty retailers comprised of outlet, full-price, entertainment, and restaurant options. The Potomac Mills Property is anchored by Costco Warehouse, J.C. Penney, Buy Buy Baby/and That!, Marshalls and an 18-screen AMC Theatres with IMAX. Other major tenants include Nordstrom Rack, T.J. Maxx, Last Call Neiman Marcus, Sears Appliance Outlet, XXI Forever, Saks Fifth Avenue Off 5th, Group USA, Bloomingdales The Outlet, H&M, Off Broadway Shoes, The Children’s Place, Modell’s Sporting Goods, Nike Factory Store, Books-A-Million, Polo Ralph Lauren Factory Store, Gap Outlet and Victoria’s Secret. Non-collateral anchors include IKEA and Burlington Coat Factory. The Potomac Mills Property contains 7,292 parking spaces (approximately 5.0 spaces per 1,000 SF).

Since 2012, Simon has invested approximately $30 million in the Potomac Mills Property for the addition of four freestanding restaurants, exterior renovations to the mall and main entrances, relocation of Saks Fifth Avenue Off 5th and the addition of Buy Buy Baby/and That! in 2012.

Since 2007, the Potomac Mills Property has had an average occupancy of 97.6% including temporary tenants (95.1% excluding temporary tenants). In the trailing 12-month period ending June 30, 2016, in-line tenants in occupancy reported annual sales of $452 PSF with an occupancy cost of 14.4%. From year-end 2013 to the trailing 12-month period ending August 31, 2016, net operating income increased from $34,999,313 to $40,298,052.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

BACM 2017-BNK3	Potomac Mills

The following table presents a summary regarding the tenants at the Potomac Mills Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(2)	Tenant SF	Approx. % of SF	Annual UW Rent(3)	Annual UW Rent PSF(3)		Sales (6/30/2016 TTM)(4)
						Approx. % of Annual UW Rent	$(000’s)	PSF	Occ. Cost %(4)	Lease Expiration
Anchor Tenants
Costco Warehouse	A+/A1/A+	148,146	10.1%	$650,943	$4.39	2.0%	$116,000	$783	NAV	5/31/2032
J.C. Penney	B+/B1/B	100,140	6.9%	$733,824	$7.33	2.3%	$11,188	$112	7.4%	2/28/2022
AMC Theatres(5)	B+/NR/B+	75,273	5.2%	$1,731,279	$96,182.17	5.4%	$14,486	$804,794	12.7%	2/28/2019
Buy Buy Baby/and That!	NR/Baa1/BBB+	73,432	5.0%	$779,114	$10.61	2.4%	NAV	NAV	NAV	1/31/2025
Marshalls	NR/A2/A+	61,763	4.2%	$602,189	$9.75	1.9%	$18,001	$291	3.8%	1/31/2019
Subtotal/Wtd. Avg.		458,754	31.4%	$4,497,349	$9.80	13.9%

Major Tenants (≥ 10,000 SF)
Nordstrom Rack	BBB+/Baa1/BBB+	41,321	2.8%	$361,559	$8.75	1.1%	$18,500	$448	NAV	9/30/2020
T.J. Maxx	NR/A2/A+	40,857	2.8%	$449,427	$11.00	1.4%	$9,138	$224	6.1%	5/31/2019
Last Call Neiman Marcus	NR/B3/NR	34,000	2.3%	$498,780	$14.67	1.5%	$4,242	$125	12.1%	1/31/2020
Sears Appliance Outlet	CC/Caa1/CCC+	33,103	2.3%	$380,685	$11.50	1.2%	$3,700	$112	NAV	6/30/2019
XXI Forever	NR/NR/NR	30,428	2.1%	$730,337	$24.00	2.3%	$6,005	$197	12.0%	1/31/2020
Saks Fifth Avenue Off 5	NR/NR/NR	28,000	1.9%	$581,560	$20.77	1.8%	$5,171	$185	11.2%	10/31/2023
Group USA	NR/NR/NR	27,068	1.9%	$216,000	$7.98	0.7%	$2,754	$102	15.7%	3/31/2018
Bloomingdales The Outlet	NR/NR/NR	25,038	1.7%	$529,053	$21.13	1.6%	$3,443	$138	14.7%	1/31/2021
H&M	NR/NR/NR	22,686	1.6%	$657,499	$28.98	2.0%	$7,020	$309	9.4%	1/31/2023
Off Broadway Shoes	NR/NR/NR	22,013	1.5%	$360,573	$16.38	1.1%	$3,461	$157	13.7%	8/31/2019
The Children’s Place	NR/NR/NR	20,004	1.4%	$540,108	$27.00	1.7%	$5,759	$288	7.5%	5/31/2022
Modell’s Sporting Goods	NR/NR/NR	17,265	1.2%	$362,565	$21.00	1.1%	$1,949	$113	30.0%	1/31/2024
Nike Factory Store	NR/A1/AA-	16,319	1.1%	$359,568	$22.03	1.1%	$9,117	$559	4.9%	6/30/2021
Books-A-Million	NR/NR/NR	13,981	1.0%	$154,600	$11.06	0.5%	$1,546	$111	10.0%	6/30/2018
Polo Ralph Lauren Factory Store	NR/A2/A	12,682	0.9%	$329,098	$25.95	1.0%	$8,088	$638	4.1%	1/31/2021
Gap Outlet	BB+/Baa2/BB+	11,713	0.8%	$236,134	$20.16	0.7%	$4,812	$411	9.8%	1/31/2019
Victoria’s Secret	NR/NR/NR	10,000	0.7%	$265,000	$26.50	0.8%	$7,220	$722	8.7%	1/31/2021
Subtotal/Wtd. Avg.		406,478	27.8%	$7,012,546	$17.25	21.7%

In-line Tenants (<10,000 SF)(6)		560,965	38.4%	$20,786,243	$37.05	64.4%		$452(7)	14.4%(7)

Total Occupied Collateral		1,426,197	97.7%	$32,296,138	$22.64	100.0%
Vacant		33,800	2.3%
Total Collateral		1,459,997	100.00%

Non-Collateral Anchor Tenants
IKEA(8)	NR/NR/NR	300,000	NAP		NAP		$175,000	$583	NAV	NAP
Burlington Coat Factory(9)	NR/NR/BB-	80,000	NAP		NAP		$22,317	$279	NAV	NAP
Subtotal		380,000	NAP

(1)	Information is based on rent roll as of September 20, 2016.

(2)	Certain ratings may be those of the parent company whether or not the parent company guarantees the lease.

(3)	Annual UW Rent and Annual UW Rent PSF includes rent steps through May 2017 and excludes temporary tenant income.

(4)	Sales $ and Sales PSF only include tenants reporting sales. Sales PSF and Occ. Cost % are for the trailing 12-month period ended June 30, 2016 with the exception of IKEA, Burlington Coat Factory, Costco Warehouse, Nordstrom Rack and Sears Appliance Outlet which reflect estimated sales for the twelve-month period ended December 31, 2015.

(5)	Annual UW Rent PSF and Sales PSF are calculated based on 18 screens.

(6)	In-line Tenants (<10,000 SF) include food court, kiosk, and temporary tenants.

(7)	Sales PSF and Occ. Cost % as provided by the borrower. In-line tenant sales include all tenants occupying less than 10,000 SF and in occupancy from January of the prior year.

(8)	IKEA is subject to a ground lease for which IKEA owns its improvements and has prepaid the ground rent through the term of its lease. IKEA has the right to purchase the land at any time for a purchase price of $1.00. Therefore, the IKEA tenant has been excluded from the underwriting.

(9)	The Burlington Coat Factory improvements are tenant owned and therefore the Burlington Coat Factory tenant has been excluded from the underwriting.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

BACM 2017-BNK3	Potomac Mills

The following table presents certain information relating to the lease rollover at the Potomac Mills Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Annual UW Rent PSF Rolling(3)	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM	8	11,902	$77.03	0.8%	0.8%	$916,781	2.8%	2.8%
2017	23	74,317	$39.39	5.1%	5.9%	$2,927,149	9.1%	11.9%
2018	16	81,032	$22.67	5.6%	11.5%	$1,837,124	5.7%	17.6%
2019	18	278,554	$17.96	19.1%	30.5%	$5,003,818	15.5%	33.1%
2020	19	155,373	$24.11	10.6%	41.2%	$3,746,585	11.6%	44.7%
2021	19	111,242	$27.90	7.6%	48.8%	$3,103,543	9.6%	54.3%
2022	16	170,887	$17.77	11.7%	60.5%	$3,037,142	9.4%	63.7%
2023	25	137,241	$31.23	9.4%	69.9%	$4,286,413	13.3%	77.0%
2024	16	70,806	$29.64	4.8%	74.8%	$2,098,728	6.5%	83.5%
2025	17	132,240	$21.07	9.1%	83.8%	$2,786,460	8.6%	92.1%
2026	11	33,666	$37.05	2.3%	86.1%	$1,247,258	3.9%	96.0%
2027	1	3,263	$31.65	0.2%	86.3%	$103,274	0.3%	96.3%
2028 & Beyond	3	165,674	$7.25	11.3%	97.7%	$1,201,863	3.7%	100.0%
Vacant	0	33,800	$0.00	2.3%	100.0%	$0	0.0%	100.0%
Total / Wtd. Avg.	192	1,459,997	$22.64	100.0%		$32,296,138	100.0%

(1)	Information is based on the September 20, 2016 rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the related lease or leases which are not considered in the lease rollover schedule.

(3)	Wtd. Avg. Annual UW Rent PSF Rolling excludes vacant space.

The Market. The Potomac Mills Property is situated along the north side of Smoketown Road/Opitz Boulevard within Woodbridge, Virginia, approximately 20 miles south of Washington, D.C. Potomac Mills Circle encircles the Potomac Mills Property and has multiple points of access along Smoketown Road, Gideon Drive, Telegraph Road and Worth Avenue, and extends north to Prince Williams Parkway. According to the appraisal, Smoketown Road and Prince Williams Parkway have average daily traffic counts of 33,749 and 44,512, respectively. Within a 25-mile drive of the Potomac Mills Property are Falls Church and Fairfax counties, which are two of the three wealthiest counties in the nation according to the 2014 Census Bureau Report.

The Potomac Mills Property is located within the Washington, D.C. Metropolitan Statistical Area (“MSA”), which is the seventh most populous MSA in the nation. Fourteen Fortune 500 companies have headquarters located in the Washington, D.C. MSA, including but not limited to Northrop Grumman, Lockheed Martin, General Dynamics, Fannie Mae and Freddie Mac. According to the appraisal, the Washington, D.C. MSA gross metro product increased by 2.2% in 2015 and is expected to grow by an average of 2.6% annually over the next five years. The primary economic drivers of the Washington, D.C. MSA are the federal government, defense and high technology. The Washington, D.C. MSA is home to both the Ronald Reagan Washington National Airport and Washington Dulles International Airport, which are utilized by approximately 45.0 million passengers annually, representing a passenger increase of approximately 5.8% over prior year. The unemployment rate in the Washington, D.C. MSA was 4.1% in the first quarter of 2016. In 2015, the population and average household income within the Potomac Mills Property trade area were approximately 1,076,000 and $125,000, respectively. According to the appraisal, the estimated market rent is $33.21 PSF on a triple-net basis for in-line tenants.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

BACM 2017-BNK3	Potomac Mills

The following table presents leasing data at competitive retail properties with respect to the Potomac Mills Property:

Competitive Retail Property Summary
Property	Property Type	Year Built/ Renovated	Occupancy	Total Size (SF)	Anchor Size (SF)	Anchor Tenants	Distance
Potomac Mills Property	Super Regional Mall	1985 / 2005, 2012	97.7%(1)	1,459,997(2)	458,754(2)	J.C. Penney, Costco Warehouse, Buy Buy Baby/and That!, Marshalls, AMC Theatres	NAP
Manassas Mall Manassas, VA	Super Regional Center/Mall	1972 / 2015	94%	906,463	654,249	Macy’s, At Home, Sears, Walmart	15.0 miles
Fair Oaks Mall Fairfax, VA	Super Regional Center/Mall	1980 / NAP	93%	1,550,434	993,981	J.C. Penney, Lord & Taylor, Macy’s, Macy’s Home, Sears	15.0 miles
Springfield Town Center Springfield, VA	Super Regional Center/Mall	1973 / 2014	87%	1,300,000	600,000	Macy’s, Target, J.C. Penney, Dick’s Sporting Goods, Regal Cinema, LA Fitness	11.0 miles
Stonebridge At Potomac Town Center Woodbridge, VA	Lifestyle Center	2008 / NAP	87%	485,611	164,718	Wegmans	1.0 miles
Tanger Outlet Center Fort Washington, MD	Outlet Center	2013 / NAP	100%	221,765	0	NAP	19.0 miles
St. Charles Town Center Waldorf, MD	Super Regional Center/Mall	1990 / 2015	97%	960,618	652,265	Macy’s, Macy’s Home, J.C. Penney, Sears, Kohl’s, Dick’s Sporting Goods	20.0 miles
Spotsylvania Towne Centre Fredericksburg, VA	Super Regional Center/Mall	1980 / 2008	95%	1,600,000	863,269	Belk, Costco, Dick’s Sporting Goods, J.C. Penney, Macy’s, Sears	27.0 miles

Source: Appraisal and underwritten rent roll.

(1)	Occupancy for the Potomac Mills Property is based on only the collateral square footage of 1,459,997 as of September 20, 2016 and includes temporary tenants.

(2)	Anchor Size (SF) and Total Size (SF) exclude non-collateral tenants.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Potomac Mills Property:

Cash Flow Analysis
	2014	2015	8/31/2016 TTM	UW	UW PSF
Base Rent(1)	$31,014,331	$31,707,142	$32,164,075	$34,330,601	$23.51
Total Recoveries	$17,019,559	$16,706,267	$17,076,158	$17,154,584	$11.75
Other Income(2)	$4,050,543	$4,001,498	$4,254,633	$4,254,633	$2.91
Percentage Rent	$1,084,831	$942,235	$1,184,702	$1,018,596	$0.70
Less Vacancy & Credit Loss	($172,799)	($20,883)	($40,554)	($2,837,921)	(5.0%)
Effective Gross Income	$52,996,465	$53,336,259	$54,639,014	$53,920,492	$36.93
Total Expenses	$15,601,250	$14,386,618	$14,340,962	$13,594,604	$9.31
Net Operating Income	$37,395,215	$38,949,641	$40,298,052	$40,325,888	$27.62
Capital Expenditures	$0	$0	$0	$322,385	$0.22
TI/LC	$0	$0	$0	$1,289,527	$0.88
Net Cash Flow	$37,395,215	$38,949,641	$40,298,052	$38,713,977	$26.52

Occupancy %(3)	99.6%	98.8%	97.7%	95.0%
NOI DSCR(4)	4.24x	4.42x	4.57x	4.57x
NCF DSCR(4)	4.24x	4.42x	4.57x	4.39x
NOI Debt Yield(4)	12.9%	13.4%	13.8%	13.9%
NCF Debt Yield(4)	12.9%	13.4%	13.8%	13.3%

(1)	UW Base Rent includes vacancy gross up of $2,034,462 and contractual rent steps through May 2017, totaling $548,234.

(2)	Other Income includes specialty leasing, temporary tenant income and other rents, miscellaneous income and non-rental income items, such as local media income, sponsorships and food court digital rent.

(3)	Historical occupancy is inclusive of temporary tenants. TTM Occupancy as of September 20, 2016.

(4)	Debt service coverage ratios and debt yields are based on the Potomac Mills Senior Loan totaling $291,000,000 and exclude the Potomac Mills Subordinate Companion Loan.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

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BACM 2017-BNK3	Plaza at Legacy

Mortgage Loan No. 15 – Plaza at Legacy

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Single Asset
Original Balance:	$18,500,000			Location:	Plano, TX 75024
Cut-off Date Balance:	$18,500,000			General Property Type:	Retail
% of Initial Pool Balance:	1.9%			Detailed Property Type:	Anchored
Loan Purpose:	Refinance			Title Vesting:	Fee
Sponsor:	Jay Schuminsky			Year Built/Renovated:	1995-2007/N/A
Mortgage Rate:	4.5300%			Size:	177,185 SF
Note Date:	12/30/2016			Cut-off Date Balance per SF:	$104
First Payment Date:	2/1/2017			Maturity Date Balance per SF:	$92
Maturity Date:	1/1/2027			Property Manager:	Quine & Associates, Inc.
Original Term to Maturity:	120 months
Original Amortization Term:	360 months			Underwriting and Financial Information
IO Period:	36 months			UW NOI:	$1,947,608
Seasoning:	1 month			UW NOI Debt Yield:	10.5%
Prepayment Provisions:	LO (25); DEF (90); O (5)			UW NOI Debt Yield at Maturity:	12.0%
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NCF DSCR:	2.20x (IO) 1.66x (P&I)
Additional Debt Type:	N/A			Most Recent NOI:	$2,135,871 (8/31/2016 TTM)
Additional Debt Balance:	N/A			2nd Most Recent NOI:	$2,091,342 (12/31/2015)
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI:	$2,095,556 (12/31/2014)
Reserves(1)				Most Recent Occupancy:	100.0% (11/30/2016)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	100.0% (12/31/2015)
RE Tax:	$38,978	$38,978	N/A	3rd Most Recent Occupancy:	99.3% (12/31/2014)
Insurance:	$3,718	$3,718	N/A	Appraised Value (as of):	$29,860,000 (11/23/2016)
Recurring Replacements:	$0	$2,215	$106,311	Cut-off Date LTV Ratio:	62.0%
TILC:	$500,000	Springing	$500,000	Maturity Date LTV Ratio:	54.4%
Other:	$6,500	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$18,500,000	100.0%	Loan Payoff:	$8,314,368	44.9%
			Reserves:	$549,196	3.0%
			Closing Costs:	$294,404	1.6%
			Return of Equity:	$9,342,032	50.5%
Total Sources:	$18,500,000	100.0%	Total Uses:	$18,500,000	100.0%

(1)	At closing, the Plaza at Legacy Borrower deposited $6,500 into a reserve to be used for amounts related to environmental remediation costs. The $500,000 TI/LC reserve will be held for general leasing obligations related to the tenant rollover.

The Mortgage Loan. The fifteenth largest mortgage loan (the “Plaza at Legacy Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $18,500,000 and secured by a first priority fee mortgage encumbering a multi-tenant anchored retail property located in Plano, Texas (the “Plaza at Legacy Property”). Proceeds of the Plaza at Legacy Mortgage Loan were primarily used to refinance a previous loan of approximately $8,314,368 secured by the Plaza at Legacy Property, return equity of approximately $9,342,032 to the Plaza at Legacy Borrower and fund upfront reserves.

The Borrower and the Sponsor. The borrower is COIT/Legacy Limited Partnership (the “Plaza at Legacy Borrower”), an existing Texas limited partnership. The Plaza at Legacy Borrower is owned by CL LP General Partner, Inc. (1%, general partner) and Phil & Helen Schuminsky Irrevocable Great Grandchildren Trust (99%, limited partner). The sole member of CL LP General Partner, Inc. is Phil & Helen Schuminsky Irrevocable Great Grandchildren Trust (the “Trust”), for which Jay Schuminsky serves as the trustee. Jay Schuminsky is the non-recourse carveout guarantor.

Jay Schuminsky, along with his family members, maintains a portfolio of real estate holdings in California, Texas, Oklahoma, Nevada and Kansas which includes self-storage, retail, office, multifamily and land. The Schuminsky family developed and manages the “All Storage” brand of self-storage facilities which currently includes 42 properties with over 4.0 million SF, has ownership interest in more than 70 retail properties comprised of approximately 4.0 million SF located in Texas, Kansas, Nevada, California and Oklahoma and approximately 350,000 SF of office space located in the greater Los Angeles area in addition to multifamily units.

The Plaza at Legacy Borrower is affiliated with the borrowers under the mortgage loans identified on Annex A-1 to the Preliminary Prospectus as Harwood Hills and Village at Duncanville.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

BACM 2017-BNK3	Plaza at Legacy

The Property. The Plaza at Legacy Property is a 177,185 SF anchored retail shopping center located in Plano, Texas, approximately 25 miles north of downtown Dallas, Texas, located at the southwest corner of the Coit Road and Legacy Drive intersection. The Dallas North Tollway, located approximately three miles west of the Plaza at Legacy Property, and Interstate 75, located approximately five miles east of the Plaza at Legacy Property, are the primary north-south arterials serving northern Dallas submarkets. The Plaza at Legacy Property is located on the south side of Legacy Drive at the intersection of Coit Road. According to the appraisal, average traffic count is approximately 31,900 vehicles per day along Legacy Drive and approximately 41,100 vehicles per day along Coit Road. The site has frontage and visibility, as well as multiple ingress/egress points along both Legacy Drive and Coit Road. The immediate neighborhood surrounding the Plaza at Legacy Property consists of a mixture of single family and multifamily residential developments with commercial uses, including office, retail, and industrial uses concentrated along primary corridors. Single family residential housing is located across from the Plaza at Legacy Property on the north side of Legacy Drive and commercial development is located across from the Plaza at Legacy Property on the east side of Coit Road. A local high school and additional residential housing are located immediately west of the Plaza at Legacy Property.

The Plaza at Legacy Property was built in multiple phases between 1995 and 2007 and is anchored by Hobby Lobby, Sprouts Farmers Market, QD Academy, Walgreens and Pet Supplies Plus. There are three pads occupied by Walgreens, Taco Bueno and Jack in the Box situated along Legacy Drive. As of November 30, 2016, the Plaza at Legacy Property was 100.0% leased to a mix of 31 local and national tenants. The anchor tenants comprise 71.8%of the NRA and account for 54.4% of underwritten rent. Other than the anchor tenants, no tenant represents more than 3.9% of NRA or accounts for more than 6.0% of underwritten rent. Twenty-two tenants have extended their lease at the Plaza at Legacy Property at least once and 19 tenants representing 79.0% of NRA, have been in occupancy at the Plaza at Legacy Property for at least 10 years. Four tenants totaling 6.7% of NRA renewed in 2016.

Major Tenants.

Hobby Lobby (51,516 SF, 29.1% of NRA, 20.2% of underwritten rent). Hobby Lobby leases 51,516 SF at the Plaza at Legacy Property. The lease began September 4, 1999, expires September 30, 2019 and has two, five-year extension options. Hobby Lobby is the largest privately owned craft retailer in the United States operating more than 700 stores across the country with approximately 32,000 employees. Hobby Lobby sells various craft and home décor products including art and craft related supplies as well as home decorating accessories.

Sprouts Farmers Market (34,000 SF, 19.2% of NRA, 15.3% of underwritten rent). Sprouts Farmers Market (“Sprouts”) leases 34,000 SF at the Plaza at Legacy Property. The lease began August 1, 2005, expires July 31, 2020 and has four, five-year extension options. Sprouts is a grocery retailer of fresh, natural and organic food. As of November 3, 2016, Sprouts operated over 250 stores across 13 states.

QD Academy (15,530 SF, 8.8% of NRA, 2.1% of underwritten rent). QD Academy leases 15,530 SF at the Plaza at Legacy Property. The original lease began May 1, 2007, expires June 30, 2020 and has no extension options. QD Academy was established in 2006 to provide after school educational programs aimed at providing assistance with homework and learning to children.

Walgreen’s (13,905 SF, 7.9% of NRA, 11.8% of underwritten rent). Walgreen’s occupies 13,905 SF on a ground lease at the Plaza at Legacy Property. The lease began October 1, 1998, expires September 30, 2058 and no extension options. Walgreen’s (NYSE: WAG) (rated NR/Baa2/BBB by Fitch/Moody’s/S&P) is one of the largest drug store chains in the United States with over 8,000 locations. Walgreens has the option to terminate its lease effective November 2018, and each date that is five years thereafter, upon nine months’ notice.

Pet Supplies Plus (12,254 SF, 6.9% of NRA, 5.0% of underwritten rent). Pet Supplies Plus leases 9,750 SF at the Plaza at Legacy Property. The original lease began April 12, 2006 and expires April 30, 2018 and has one five-year extension option. Founded in 1988, Pet Supplies Plus is a retailer of pet supplies and pet care products, and provides services such as adoption events and grooming.

The following table presents a summary regarding the largest tenants at the Plaza at Legacy Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(2)	Tenant SF	Appr. % of SF	Annual UW Rent	Annual UW Rent PSF(3)		Most Recent Sales(3)
						App. % of Total Annual UW Rent	$	PSF	Occ. Cost %(4)	Lease Expiration
Hobby Lobby(5)	NR/NR/NR	51,516	29.1%	$450,765	$8.75	20.2%	$4,742,366	$92	12.9%	9/30/2019
Sprouts Farmers Market	NR/NR/NR	34,000	19.2%	$340,000	$10.00	15.3%	NAV	NAV	NAV	7/31/2020
QD Academy	NR/NR/NR	15,530	8.8%	$46,590	$3.00	2.1%	NAV	NAV	NAV	6/30/2020
Walgreen’s(6)	NR/Baa2/BBB	13,905	7.8%	$262,805	$18.90	11.8%	$2,507,642	$180	12.1%	(7)
Pet Supplies Plus	NR/NR/NR	12,254	6.9%	$112,258	$9.16	5.0%	NAV	NAV	NAV	4/30/2018
Subtotal/Wtd. Avg.		127,205	71.8%	$1,212,418	$9.53	54.4%	$7,250,008	$111	12.7%

Other Tenants		49,980	28.2%	$1,016,555	$20.34	45.6%	$2,176,385
Vacant Space		0	0%	$0		0%	$0
Total/Wtd. Avg.		177,185	100.0%	$2,228,973	$12.58	100.0%	$9,426,393

(1)	Information is based on the underwritten rent roll.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Sales $ and Sales PSF only include tenants reporting sales.

(4)	Occ. Cost % is based on Annual UW Rent and the respective tenant’s 2015 reimbursement allocation. Subtotal is based on tenants reporting sales and includes top five tenants only.

(5)	Most Recent Sales reported for Hobby Lobby is as of December 31, 2015. Historical Sales per SF for Hobby Lobby for 2012, 2013, 2014 and 2015 were $91.18, $94.07, $92.96 and $92.06, respectively.

(6)	Most Recent Sales reported for Walgreens is December 31, 2016. Historical Sales per SF for Walgreens for 2012, 2013, 2014, 2015 and 2016 were $204.97, $197.48, $199.66, $186.57 and $180.34, respectively.

(7)	Walgreen’s has the option to terminate its lease effective November 2018, and each date that is five years thereafter, upon nine months’ notice.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

BACM 2017-BNK3	Plaza at Legacy

The following table presents certain information relating to the lease rollover at the Plaza at Legacy Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Annual UW Rent PSF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM	1	1,506	0.8%	0.8%	$21.00	$31,626	1.4%	1.4%
2017	7	12,422	7.0%	7.9%	$19.86	$246,759	11.1%	12.5%
2018	10	25,294	14.3%	22.1%	$15.38	$389,018	17.5%	29.9%
2019	6	65,716	37.1%	59.2%	$10.35	$680,475	30.5%	60.5%
2020	3	51,181	28.9%	88.1%	$8.20	$419,614	18.8%	79.3%
2021	2	3,239	1.8%	89.9%	$15.78	$51,108	2.3%	81.6%
2022	1	1,352	0.8%	90.7%	$28.00	$37,856	1.7%	83.3%
2023	1	2,570	1.5%	92.2%	$42.69	$109,713	4.9%	88.2%
2024	0	0	0.0%	92.2%	$0.00	$0	0.0%	88.2%
2025	0	0	0.0%	92.2%	$0.00	$0	0.0%	88.2%
2026	0	0	0.0%	92.2%	$0.00	$0	0.0%	88.2%
2027	0	0	0.0%	92.2%	$0.00	$0	0.0%	88.2%
2028 & Beyond	1	13,905	7.8%	100.0%	$18.90	$262,805	11.8%	100.0%
Vacant	0	0	0.0%	100.0%	$0.00	$0	0.0%	100.0%
Total/Wtd. Avg.	32	177,185	100.0%		$12.58	$2,228,973	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases which are not considered in the lease rollover schedule.

The Market. The Plaza at Legacy Property is located in the Dallas/Fort Worth retail market. As of the third quarter of 2016, the Dallas/Fort Worth retail market had approximately 287.6 million SF of retail space, a vacancy rate of 6.0% and average asking rents of $14.69 per SF. The Plaza at Legacy Property is located in the North Central Dallas submarket, the second largest submarket by net rentable square feet. As of the third quarter of 2016, the North Central Dallas submarket had approximately 33.3 million SF of retail space, a vacancy rate of 5.3% and asking rents of $17.83 per SF.

According to the appraisal, the Plaza at Legacy Property is considered to be a community center, and concludes a primary trade area of approximately five miles. The estimated 2016 population within a one-, three- and five-mile radius of the Plaza Legacy Property is 16,151, 135,831 and 299,783, respectively. The annual population growth within the five-mile trade area was 2.32% between 2000 and 2010 and 1.49% from 2010 to 2016. The population within a five-mile radius of the Plaza at Legacy Property is projected to grow 1.72% annually over the next five-year period. The estimated average household income within a one-, three- and five-mile radius of the Plaza at Legacy Property is $144,934, $129,164 and $124,604, respectively.

According to the appraisal, the Plaza at Legacy Property is located approximately five miles from the “Five Billion Dollar Mile,” which is an approximately one-mile stretch of $5.4 billion of real estate investment and development along the Dallas North Tollway from Warren Parkway north to Lebanon Road in Frisco, Texas. The “Five Billion Dollar Mile” development includes the new Dallas Cowboys’ Headquarters, The Gate, Wade Park, Frisco Station and the new Corporate Headquarters for Toyota, JP Morgan Chase and Liberty Mutual. The Gate, Wade Park and Frisco Station are mixed use developments that are anticipated to collectively deliver a mix of class A office space, luxury apartments, dining and luxury retail space.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

BACM 2017-BNK3	Plaza at Legacy

The following table presents recent leasing data at competitive retail properties with respect to the Plaza at Legacy Property:

Competitive Retail Property Summary
Property Name / City. State	Built/ Renovated	Occ.	GLA	Tenant Name	Lease Area (SF)	Lease Date	Lease Term (Yrs)	Base Rent PSF
The Plaza at Legacy 4120 Legacy Drive Plano, TX	1995-2007/N/A	100%	177,185	Various	Various	Various	Various	$17.01(1)
Hunters Glen Crossing 3945 Legacy Drive Plano, TX	1994	97%	93,545	Legacy Liquor Jersey Mike’s Contract In-line	1,700 1,700 -	Jun 2014 Jun 2014 -	6.6 10.0 5.0-10.0	$22.15 $22.0 $18.00-$26.00
Legacy Drive Village 7000-7200 Independence Parkeway Plano, TX	1994	91%	138,266	Brick & Minifgs Mathnasium Lita’s La Mexicana Zalat Contract In-line	3,554 2,234 2,750 1,500 -	Oct 2016 Jul 2016 Apr 2016 Dec 2015 -	4.2 4.4 5.3 5.0 5.0-10.0	$17.50 $17.50 $25.00 $23.00 $17.00-$26.00
Marketplace at Plano 6205 Coit Road Plano, TX	1999	100%	109,603	Nails U Love Neo Beauty Supply Contract In-line	1,125 2,137 -	May 2016 Jul 2015 -	5.0 5.0 5.0-10.0	$21.00 $19.25 $18.00-$23.00
Coit Crossing 3825-3829 Spring Creek Parkway Plano, TX	1997	98%	77,527	Yoga with Carlos Contract In-line	1,050 -	Jun 2015 -	3.0 3.0-10.0	$18.00 $15.00-$18.00

Source: Appraisal

(1)	Base Rent PSF for the Plaza at Legacy Property is based on the weighted average base rent of the in-line tenants.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance  and the Underwritten Net Cash Flow at the Plaza at Legacy Property:

Cash Flow Analysis
	2012	2013	2014	2015	8/31/2016 TTM	UW	UW PSF
Base Rent(1)	$2,078,711	$2,117,280	$2,143,061	$2,141,758	$2,233,860	$2,228,973	$12.58
Total Recoveries	$670,315	$660,075	$709,306	$737,527	$765,742	$765,742	$4.32
Other Income(2)	$540	$540	$1,438	$11,296	$815	$540	$0.00
Discounts Concessions	$0	$0	$0	$0	$0	$0	$0.00
Less Vacancy & Credit Loss	$0	$0	$0	$0	$0	($149,736)	($0.85)
Effective Gross Income	$2,749,566	$2,777,895	$2,853,806	$2,890,580	$3,000,417	$2,845,519	$16.06
Total Expenses	$712,919	$830,292	$758,250	$799,238	$864,545	$897,911	$5.07
Net Operating Income	$2,036,647	$1,947,603	$2,095,556	$2,091,342	$2,135,871	$1,947,608	$10.99
Capital Expenditures	$0	$0	$0	$0	$0	$17,719	$0.10
TI/LC(4)	$0	$0	$0	$0	$0	$59,855	$0.34
Net Cash Flow	$2,036,647	$1,947,603	$2,095,556	$2,091,342	$2,135,871	$1,870,035	$10.55

Occupancy %	100.0%	99.3%	100.0%	100.0%	100.0%(3)	95.0%
NOI DSCR (P&I)	1.80x	1.73x	1.86x	1.85x	1.89x	1.73x
NOI DSCR (IO)	2.40x	2.29x	2.47x	2.46x	2.51x	2.29x
NCF DSCR (P&I)	1.80x	1.73x	1.86x	1.85x	1.89x	1.66x
NCF DSCR (IO)	2.40x	2.29x	2.47x	2.46x	2.51x	2.20x
NOI Debt Yield	11.0%	10.5%	11.3%	11.3%	11.5%	10.5%
NCF Debt Yield	11.0%	10.5%	11.3%	11.3%	11.5%	10.1%

(1)	Underwritten Base Rent is based on the rent roll dated November 30, 2016 and includes rent steps through October 1, 2017 totaling $19,158 and a mark to market adjustment to five tenants (Great Clips, Legacy Grooming, Papa Johns, Plaza Dental Center and Legacy Tailor) totaling $10,269.

(2)	Other Income includes the income from pylon signage.

(3)	Occupancy is based on the November 30, 2016 rent roll.

(4)	Underwritten TI/LC’s reflect a deduction of $50,000 to reflect one tenth (1/10) credit for the general upfront TI/LC escrow reserved at closing.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

This Term Sheet was prepared by sales, trading, banking or other non-research personnel of one of the following (or an affiliate thereof): Merrill Lynch, Pierce, Fenner & Smith Incorporated (together with affiliates, “BofA Merrill Lynch”), Morgan Stanley & Co. LLC, Morgan Stanley & Co. International Limited, Morgan Stanley Japan Limited and/or Morgan Stanley Dean Witter Asia Limited (together with affiliates, “Morgan Stanley”), Wells Fargo Securities, LLC (together with affiliates, “Wells Fargo”) or Drexel Hamilton, LLC (together with affiliates, “Drexel” and, collectively with BofA Merrill Lynch, Morgan Stanley, and Wells Fargo, the “Underwriters”). This Term Sheet was not produced by an Underwriter’s research analyst, although it may refer to and Underwriter’s research analyst or research report. Unless otherwise indicated, these views (if any) are the author’s and may differ from those of the fixed income or equity research departments of the Underwriters or others in those firms.

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Notwithstanding anything herein to the contrary, the Underwriters and each recipient hereof (and their employees, representatives, and other agents) may disclose to any and all persons, without limitation of any kind from the commencement of discussions, the U.S. federal and state income tax treatment and tax structure of the transaction and all materials of any kind (including opinions or other tax analyses) that are provided to it relating to the tax treatment and tax structure (as such terms are defined in Treasury Regulation 1.6011-4). For this purpose, “tax structure” is limited to facts relevant to the U.S. federal and state income tax treatment of the transaction and does not include information relating to the identity of the parties, their affiliates, agents or advisors. This authorization of tax disclosure is retroactively effective to the commencement of discussions with prospective investors regarding the transactions contemplated herein.

In the United Kingdom, this Term Sheet is only being distributed to, and is directed only at, persons who (i) have professional experience in matters relating to investments and who qualify as investment professionals in accordance with Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”)), or (ii) are high net worth companies, unincorporated associations, partnerships or trustees in accordance with Article 49(2) of the Order (all such persons together being referred to as “relevant persons”). This Term Sheet must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this Term Sheet relates is available only to relevant persons and will be engaged in only with relevant persons.

THE OFFERED CERTIFICATES HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE FINANCIAL INSTRUMENTS

EXCHANGE ACT OF JAPAN (LAW NO. 25 OF 1948, AS AMENDED (THE “FIEL”)), AND EACH OF MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED, MORGAN STANLEY & CO. LLC, CIBC WORLD MARKETS CORP. AND DREXEL HAMILTON, LLC HAS AGREED THAT IT WILL NOT OFFER OR SELL ANY OFFERED CERTIFICATES, DIRECTLY OR INDIRECTLY, IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY JAPANESE PERSON, OR TO OTHERS FOR RE-OFFERING OR RESALE, DIRECTLY OR INDIRECTLY, IN JAPAN OR TO ANY JAPANESE PERSON, EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF, AND OTHERWISE IN COMPLIANCE WITH, THE FIEL AND ANY OTHER APPLICABLE LAWS AND REGULATIONS. FOR THE PURPOSES OF THIS PARAGRAPH, “JAPANESE PERSON” SHALL MEAN ANY PERSON RESIDENT IN JAPAN, INCLUDING ANY CORPORATION OR OTHER ENTITY ORGANIZED UNDER THE LAWS AND REGULATIONS OF JAPAN.